FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-282099-15

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

 This preliminary prospectus, dated June 10, 2026, may be amended or completed prior to the time of sale.

$475,241,000 (Approximate)

Wells Fargo Commercial Mortgage Trust 2026-5C10
(Central Index Key Number 0002136440)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

as Depositor

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Argentic Real Estate Finance 2 LLC
(Central Index Key Number 0001968416)

LMF Commercial, LLC

(Central Index Key Number 0001592182)

Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

Citi Real Estate Funding Inc.
(Central Index Key Number 0001701238)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

BSPRT CMBS Finance, LLC

(Central Index Key Number 0001722518)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)
UBS AG New York Branch

(Central Index Key Number 0001685185)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2026-5C10

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2026-5C10 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2026-5C10. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in July 2026. The rated final distribution date for the certificates is the distribution date in June 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$ 3,945,000	[__]%	(6)	January 2031
Class A-2	(7)	[__]%	(6)	(7)
Class A-3	(7)	[__]%	(6)	(7)
Class X-A	$382,378,000(8)	[__]%	Variable(9)	NAP
Class X-B	$ 92,863,000(10)	[__]%	Variable(11)	NAP
Class A-S	$ 39,603,000	[__]%	(6)	June 2031
Class B	$ 30,045,000	[__]%	(6)	June 2031
Class C	$ 23,215,000	[__]%	(6)	June 2031

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 65 and page 69, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, and Siebert Williams Shank & Co., LLC, will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and UBS Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 82.4% of each class of offered certificates, SG Americas Securities, LLC is acting as sole bookrunning manager with respect to approximately 5.0% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 4.7% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 4.6% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 3.3% of each class of offered certificates and UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 0.0% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 29, 2026. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from June 1, 2026, before deducting expenses payable by the depositor.

Wells Fargo Securities	Société Générale	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager
June [_], 2026

Wells Fargo Commercial Mortgage Trust 2026-5C10

Geographic Overview of Mortgage Pool

Nebraska
1 property
$49,000,000
9.0% of total
Missouri
10 properties
$50,000,000
9.2% of total
Illinois
1 property
$12,000,000
2.2% of total
Indiana
1 property
$6,200,000
1.1% of total
Michigan
1 property
$8,500,000
1.6% of total
Pennsylvania
1 property
$28,250,000
5.2% of total
New York
6 properties
$88,433,118
16.2% of total
Oregon
1 property
$2,600,000
0.5% of total
Ohio
1 property
$6,500,000
1.2% of total
Connecticut
1 property
$4,000,000
0.7% of total
New Jersey
3 properties
$11,800,000
2.2% of total
California
3 properties
$89,900,000
16.5% of total
Virginia
2 properties
$18,750,000
3.4% of total
Georgia
23 properties
$55,250,000
10.1% of total
Colorado
1 property
$8,000,000
1.5% of total
Kansas
1 property
$5,400,000
1.0% of total
Texas
3 properties
$70,600,000
12.9% of total
Mississippi
1 property
$6,071,875
1.1% of total
Tennessee
1 property
$25,000,000
4.6% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 5.0%
> 5.0%

Mortgaged Properties by Property Type

Self Storage 0.7%
Hospitality 3.4%
Manufactured Housing 0.5%
Mixed Use 5.2%
Retail 31.7%
Industrial 9.9%
Office 22.0%
Multifamily 26.6%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)(2)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)
Offered Certificates
Class A-1	$3,945,000		$3,863,000		$82,000		30.000%	[_]%	(6)	January 2031	2.37	07/26 – 01/31
Class A-2	(7)		(7)		(7)		30.000%	[_]%	(6)	(7)	(7)	(7)
Class A-3	(7)		(7)		(7)		30.000%	[_]%	(6)	(7)	(7)	(7)
Class X-A	$382,378,000	(8)	$374,500,000	(8)	$7,878,000	(8)	NAP	[_]%	Variable(9)	NAP	NAP	NAP
Class X-B	$92,863,000	(10)	$90,949,000	(10)	$1,914,000	(10)	NAP	[_]%	Variable(11)	NAP	NAP	NAP
Class A-S	$39,603,000		$38,787,000		$816,000		22.750%	[_]%	(6)	June 2031	4.96	06/31 – 06/31
Class B	$30,045,000		$29,426,000		$619,000		17.250%	[_]%	(6)	June 2031	4.96	06/31 – 06/31
Class C	$23,215,000		$22,736,000		$479,000		13.000%	[_]%	(6)	June 2031	4.96	06/31 – 06/31
Non-Offered Certificates
Class X-D	$21,851,000	(12)	$21,400,000	(12)	$451,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class X-E	$13,656,000	(12)	$13,374,000	(12)	$282,000	(12)	NAP	[_]%	Variable(13)	NAP	NAP	NAP
Class D	$21,851,000		$21,400,000		$451,000		9.000%	[_]%	(6)	June 2031	4.96	06/31 – 06/31
Class E	$13,656,000		$13,374,000		$282,000		6.500%	[_]%	(6)	June 2031	4.96	06/31 – 06/31
Class F-RR	$9,559,000		$9,362,000		$197,000		4.750%	[_]%	(6)	June 2031	4.96	06/31 – 06/31
Class G-RR	$25,947,993		$25,412,993		$535,000		0.000%	[_]%	(6)	July 2031	4.98	06/31 – 07/31
Class R(14)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (7) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-E certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 2.06% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class F-RR and Class G-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 2.97% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention”. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention”.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate. See “Credit Risk Retention”.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(6)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances (and corresponding available and retained portions thereof), assumed final distribution dates, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $378,433,000, subject to a variance of plus or minus 5%. The available certificate balance of each class of the Class A-2 and Class A-3 certificates will
3

be equal to approximately 97.94% of the certificate balance of such class of certificates. In the event that the Class A-3 certificates are issued with an initial certificate balance of $378,433,000, the Class A-2 certificates will not be issued.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Initial Retained Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $175,000,000	$0 – $171,395,000	$0 – $3,605,000	NAP – May 2031	NAP – 4.76	NAP / 01/31 – 05/31
Class A-3	$203,433,000 - $378,433,000	$199,242,000 – $370,637,000	$4,191,000 – $7,796,000	June 2031 – June 2031	4.83 – 4.90	01/31 – 06/31 / 05/31 – 06/31

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D and Class X-E certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning these certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	65
Risk Factors	68
Risks Related to Market Conditions and Other External Factors	68
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	68
Risks Relating to the Mortgage Loans	69
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	69
Risks of Commercial and Multifamily Lending Generally	70
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	72
Retail Properties Have Special Risks	76
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	77
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	78
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	78
Multifamily Properties Have Special Risks	80
Office Properties Have Special Risks	84
Industrial Properties Have Special Risks	85
Mixed Use Properties Have Special Risks	87
Hospitality Properties Have Special Risks	87
Self Storage Properties Have Special Risks	89
Manufactured Housing Properties Have Special Risks	90
Risks Relating to Affiliation with a Franchise or Hotel Management Company	92
Mortgaged Properties Leased to Government Tenants Have Special Risks	93
Condominium Ownership May Limit Use and Improvements	94
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	95
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	96
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	98
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	99
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	100
Risks Related to Zoning Non-Compliance and Use Restrictions	102
Risks Relating to Inspections of Properties	104
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	104
Insurance May Not Be Available or Adequate	104
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	106
Terrorism Insurance May Not Be Available for All Mortgaged Properties	106
Risks Associated with Blanket Insurance Policies or Self-Insurance	108
5

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	108
Limited Information Causes Uncertainty	108
Historical Information	108
Ongoing Information	109
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	109
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	110
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	111
Static Pool Data Would Not Be Indicative of the Performance of this Pool	112
Appraisals May Not Reflect Current or Future Market Value of Each Property	112
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	114
The Borrower’s Form of Entity May Cause Special Risks	114
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	117
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	117
Other Financings or Ability to Incur Other Indebtedness Entails Risk	119
Tenancies-in-Common May Hinder Recovery	120
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	121
Risks Associated with One Action Rules	121
State Law Limitations on Assignments of Leases and Rents May Entail Risks	121
Various Other Laws Could Affect the Exercise of Lender’s Rights	121
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	122
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	123
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	125
Risks Related to Ground Leases and Other Leasehold Interests	125
Increases in Real Estate Taxes May Reduce Available Funds	127
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	127
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	128
Risks Related to Conflicts of Interest	128
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	128
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	131
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	131
Potential Conflicts of Interest of the Master Servicer and Special Servicer	133
Potential Conflicts of Interest of the Operating Advisor	135
Potential Conflicts of Interest of the Asset Representations Reviewer	136
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	137
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	140
6

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	141
Other Potential Conflicts of Interest May Affect Your Investment	141
Other Risks Relating to the Certificates	142
EU SR Rules and UK Securitization Framework	142
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	145
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	148
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	152
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	152
Risks Relating to Modifications of the Mortgage Loans	159
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	160
Risks Relating to Interest on Advances and Special Servicing Compensation	161
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	161
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	162
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	163
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	163
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	164
General Risks	168
The Certificates May Not Be a Suitable Investment for You	168
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	169
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	169
Other Events May Affect the Value and Liquidity of Your Investment	169
The Certificates Are Limited Obligations	170
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	170
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	171
Description of the Mortgage Pool	173
General	173
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	174
Certain Calculations and Definitions	175
Definitions	175
Mortgage Pool Characteristics	188
7

Overview	188
Property Types	190
Retail Properties	190
Multifamily Properties	191
Office Properties	192
Industrial Properties	192
Mixed Use Properties	193
Hospitality Properties	193
Manufactured Housing Properties	194
Specialty Use Concentrations	194
Significant Obligors	194
Mortgage Loan Concentrations	195
Top Fifteen Mortgage Loans	195
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	195
Geographic Concentrations	196
Mortgaged Properties With Limited Prior Operating History	197
Tenancies-in-Common and Crowd-Funded Entities	197
Condominium and Other Shared Interests	197
Fee & Leasehold Estates; Ground Leases	198
Environmental Considerations	199
Redevelopment, Renovation and Expansion	201
Assessment of Property Value and Condition	202
Litigation and Other Considerations	202
Condemnations	204
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	204
Tenant Issues	206
Tenant Concentrations	206
Lease Expirations and Terminations	206
Expirations	206
Terminations	207
Other	209
Purchase Options and Rights of First Refusal	210
Affiliated Leases	213
Competition from Certain Nearby Properties	213
Insurance Considerations	213
Use Restrictions	215
Appraised Value	216
Non-Recourse Carveout Limitations	216
Real Estate and Other Tax Considerations	217
Delinquency Information	218
Certain Terms of the Mortgage Loans	218
Amortization of Principal	218
Due Dates; Mortgage Rates; Calculations of Interest	219
Single-Purpose Entity Covenants	220
Prepayment Protections and Certain Involuntary Prepayments	220
Voluntary Prepayments	221
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	222
Defeasance	223
Releases; Partial Releases; Property Additions	224
Escrows	227
Mortgaged Property Accounts	227
Exceptions to Underwriting Guidelines	229
Additional Indebtedness	230
8

General	230
Whole Loans	230
Mezzanine Indebtedness	230
Other Secured Indebtedness	232
Preferred Equity	232
Other Unsecured Indebtedness	233
The Whole Loans	233
General	233
The Serviced Pari Passu Whole Loans	237
Intercreditor Agreement	238
The Non-Serviced Pari Passu Whole Loans	240
Intercreditor Agreement	241
Additional Information	244
Transaction Parties	245
The Sponsors and Mortgage Loan Sellers	245
Wells Fargo Bank, National Association	245
General	245
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	245
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	246
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	251
Compliance with Rule 15Ga-1 under the Exchange Act	254
Retained Interests in This Securitization	259
Argentic Real Estate Finance 2 LLC	259
General	259
Argentic’s Securitization Program	259
Argentic’s Underwriting Standards and Processes	260
Review of Mortgage Loans for Which Argentic is the Sponsor	266
Compliance with Rule 15Ga-1 under the Exchange Act	267
Retained Interests in This Securitization	267
LMF Commercial, LLC	268
General	268
LMF’s Securitization Program	268
LMF’s Underwriting Standards and Loan Analysis	269
Review of Mortgage Loans for Which LMF is the Sponsor	273
Compliance with Rule 15Ga-1 under the Exchange Act	275
Retained Interests in This Securitization	277
Societe Generale Financial Corporation	277
General	277
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	277
Societe Generale Financial Corporation’s Underwriting Standards	278
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	282
Compliance with Rule 15Ga-1 under the Exchange Act	284
Retained Interests in This Securitization	285
Citi Real Estate Funding Inc.	285
General	285
CREFI’s Commercial Mortgage Origination and Securitization Program	285
Review of the CREFI Mortgage Loans	286
CREFI’s Underwriting Guidelines and Processes	291
Exceptions to CREFI’s Disclosed Underwriting Guidelines.	295
Compliance with Rule 15Ga-1 under the Exchange Act	295
9

Retained Interests in This Securitization	295
Goldman Sachs Mortgage Company	296
General	296
GSMC’s Commercial Mortgage Securitization Program	296
Review of GSMC Mortgage Loans	296
The Goldman Originator	298
Goldman Originator’s Underwriting Guidelines and Processes	299
Servicing	305
Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines	305
Compliance with Rule 15Ga-1 under the Exchange Act	305
BSPRT CMBS Finance, LLC	307
General	307
BSPRT’s Loan Origination and Acquisition History	307
Review of BSPRT Mortgage Loans	308
BSPRT’s Underwriting Standards	309
Compliance with Rule 15Ga-1 under the Exchange Act	315
Retained Interests in This Securitization	315
JPMorgan Chase Bank, National Association	315
General	315
JPMCB’s Securitization Program	316
Review of JPMCB Mortgage Loans	317
JPMCB’s Underwriting Standards and Processes	319
Compliance with Rule 15Ga-1 under the Exchange Act	324
Retained Interests in This Securitization	327
UBS AG New York Branch	327
General	327
UBS AG New York Branch’s Securitization Program	327
Review of the UBS AG New York Branch Mortgage Loans	328
UBS AG New York Branch’s Underwriting Standards	330
Exceptions	332
Compliance with Rule 15Ga-1 under the Exchange Act	333
Retained Interests in This Securitization	336
The Depositor	336
The Issuing Entity	337
The Trustee	338
The Certificate Administrator	341
Certificate Administrator	341
Custodian	342
The Master Servicer	344
General	344
CMS Transaction	348
The Special Servicer	350
The Operating Advisor and Asset Representations Reviewer	353
Credit Risk Retention	355
General	355
Qualifying CRE Loans; Required Credit Risk Retention Percentage	356
The VRR Interest	356
Material Terms of the VRR Interest	356
The HRR Interest	356
Material Terms of the HRR Interest	356
Determination of Amount of Required Horizontal Credit Risk Retention	357
General	357
Treasury-Priced Principal Balance Certificates	358
10

Treasury Yield Curve	358
Credit Spread Determination for Treasury-Priced Principal Balance Certificates	358
Discount Yield Determination for Treasury-Priced Principal Balance Certificates	359
Determination of Class Sizes for Treasury-Priced Principal Balance Certificates	359
Target Price or Target Coupon Determination for Treasury-Priced Principal Balance Certificates	360
Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates	361
Determination of Expected Price for Treasury-Priced Principal Balance Certificates	361
Treasury Priced Class X Certificates	362
Determination of Treasury Yield Curve for Treasury Priced Class X Certificates	362
Credit Spread Determination for Treasury Priced Class X Certificates	362
Discount Yield Determination for Treasury Priced Class X Certificates	363
Determination of Scheduled Certificate Interest Payments for Treasury Priced Class X Certificates	363
Determination of Interest-Only Expected Price	363
Yield Priced Certificates	364
Determination of Class Sizes of the Yield Priced Certificates	364
Weighted Average Life of Certificates	364
Calculation of Fair Value of All ABS Interests	364
Fair Value of the Certificates (other than the Class R Certificates)	364
Range of Fair Values	364
Hedging, Transfer and Financing Restrictions	365
Operating Advisor	366
Representations and Warranties	367
Description of the Certificates	372
General	372
Distributions	373
Method, Timing and Amount	373
Available Funds	374
Priority of Distributions	375
Pass-Through Rates	378
Interest Distribution Amount	380
Principal Distribution Amount	380
Certain Calculations with Respect to Individual Mortgage Loans	382
Application Priority of Mortgage Loan Collections or Whole Loan Collections	383
Allocation of Yield Maintenance Charges and Prepayment Premiums	387
Assumed Final Distribution Date; Rated Final Distribution Date	389
Prepayment Interest Shortfalls	389
Subordination; Allocation of Realized Losses	391
Reports to Certificateholders; Certain Available Information	393
Certificate Administrator Reports	393
Information Available Electronically	400
Voting Rights	405
Delivery, Form, Transfer and Denomination	405
Book-Entry Registration	406
Definitive Certificates	409
Certificateholder Communication	409
Access to Certificateholders’ Names and Addresses	409
Requests to Communicate	409
List of Certificateholders	410
Description of the Mortgage Loan Purchase Agreements	411
11

General	411
Dispute Resolution Provisions	421
Asset Review Obligations	421
Pooling and Servicing Agreement	422
General	422
Assignment of the Mortgage Loans	422
Servicing Standard	423
Subservicing	424
Advances	425
P&I Advances	425
Servicing Advances	426
Nonrecoverable Advances	427
Recovery of Advances	428
Accounts	430
Withdrawals from the Collection Account	432
Servicing and Other Compensation and Payment of Expenses	435
General	435
Master Servicing Compensation	440
Special Servicing Compensation	443
Disclosable Special Servicer Fees	447
Certificate Administrator and Trustee Compensation	448
Operating Advisor Compensation	448
Asset Representations Reviewer Compensation	449
CREFC® Intellectual Property Royalty License Fee	450
Appraisal Reduction Amounts	450
Maintenance of Insurance	457
Modifications, Waivers and Amendments	461
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	466
Inspections	468
Collection of Operating Information	469
Special Servicing Transfer Event	469
Asset Status Report	472
Realization Upon Mortgage Loans	476
Sale of Defaulted Loans and REO Properties	478
The Directing Certificateholder	481
General	481
Major Decisions	484
Asset Status Report	489
Replacement of the Special Servicer	489
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	489
Servicing Override	492
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	492
Rights of the Holders of Serviced Pari Passu Companion Loans	493
Limitation on Liability of Directing Certificateholder	493
The Risk Retention Consultation Party	494
General	494
Limitation on Liability of Risk Retention Consultation Party	494
The Operating Advisor	495
General	495
Duties of Operating Advisor at All Times	495
12

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	498
Recommendation of the Replacement of the Special Servicer	499
Eligibility of Operating Advisor	499
Other Obligations of Operating Advisor	500
Delegation of Operating Advisor’s Duties	501
Termination of the Operating Advisor With Cause	501
Rights Upon Operating Advisor Termination Event	502
Waiver of Operating Advisor Termination Event	503
Termination of the Operating Advisor Without Cause	503
Resignation of the Operating Advisor	503
Operating Advisor Compensation	504
The Asset Representations Reviewer	504
Asset Review	504
Eligibility of Asset Representations Reviewer	509
Other Obligations of Asset Representations Reviewer	510
Delegation of Asset Representations Reviewer’s Duties	511
Asset Representations Reviewer Termination Events	511
Rights Upon Asset Representations Reviewer Termination Event	512
Termination of the Asset Representations Reviewer Without Cause	512
Resignation of Asset Representations Reviewer	513
Asset Representations Reviewer Compensation	513
Replacement of Special Servicer Without Cause	513
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	515
Termination of the Master Servicer or Special Servicer for Cause	517
Servicer Termination Events	517
Rights Upon Servicer Termination Event	518
Waiver of Servicer Termination Event	520
Resignation of the Master Servicer or Special Servicer	520
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	521
Limitation on Liability; Indemnification	522
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	525
Dispute Resolution Provisions	526
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	526
Repurchase Request Delivered by a Party to the PSA	526
Resolution of a Repurchase Request	527
Mediation and Arbitration Provisions	530
Servicing of the Servicing Shift Mortgage Loans	531
Servicing of the Non-Serviced Mortgage Loans	532
General	532
Servicing of The Towers at Cupertino City Center Mortgage Loan and the West Memorial Place Mortgage Loan	535
Rating Agency Confirmations	536
Evidence as to Compliance	539
Limitation on Rights of Certificateholders to Institute a Proceeding	540
Termination; Retirement of Certificates	541
Amendment	542
Resignation and Removal of the Trustee and the Certificate Administrator	544
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	546
13

Certain Legal Aspects of Mortgage Loans	547
General	549
Types of Mortgage Instruments	550
Leases and Rents	550
Personalty	551
Foreclosure	551
General	551
Foreclosure Procedures Vary from State to State	551
Judicial Foreclosure	551
Equitable and Other Limitations on Enforceability of Certain Provisions	552
Nonjudicial Foreclosure/Power of Sale	552
Public Sale	552
Rights of Redemption	554
Anti-Deficiency Legislation	554
Leasehold Considerations	554
Cooperative Shares	555
Bankruptcy Laws	555
Environmental Considerations	563
General	563
Superlien Laws	563
CERCLA	563
Certain Other Federal and State Laws	564
Additional Considerations	564
Due-on-Sale and Due-on-Encumbrance Provisions	565
Subordinate Financing	565
Default Interest and Limitations on Prepayments	565
Applicability of Usury Laws	566
Americans with Disabilities Act	566
Servicemembers Civil Relief Act	566
Anti-Money Laundering, Economic Sanctions and Bribery	567
Potential Forfeiture of Assets	567
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	568
Pending Legal Proceedings Involving Transaction Parties	570
Use of Proceeds	571
Yield and Maturity Considerations	571
Yield Considerations	571
General	571
Rate and Timing of Principal Payments	571
Losses and Shortfalls	572
Certain Relevant Factors Affecting Loan Payments and Defaults	573
Delay in Payment of Distributions	574
Yield on the Certificates with Notional Amounts	574
Weighted Average Life	574
Pre-Tax Yield to Maturity Tables	579
Material Federal Income Tax Considerations	582
General	582
Qualification as a REMIC	582
Status of Offered Certificates	584
Taxation of Regular Interests	585
General	585
Original Issue Discount	585
Acquisition Premium	587
14

Market Discount	588
Premium	589
Election To Treat All Interest Under the Constant Yield Method	589
Treatment of Losses	590
Yield Maintenance Charges and Prepayment Premiums	591
Sale or Exchange of Regular Interests	591
3.8% Medicare Tax on “Net Investment Income”	592
Backup Withholding	592
Information Reporting	592
Taxation of Certain Foreign Investors	592
FATCA	593
Backup Withholding	593
Taxes That May Be Imposed on a REMIC	594
Prohibited Transactions	594
Contributions to a REMIC After the Startup Day	594
Net Income from Foreclosure Property	594
Administrative Matters	595
REMIC Partnership Representative	595
Reporting Requirements	595
Certain State and Local Tax Considerations	596
Plan of Distribution (Conflicts of Interest)	596
Incorporation of Certain Information by Reference	600
Where You Can Find More Information	600
Financial Information	601
Certain ERISA Considerations	601
General	601
Plan Asset Regulations	602
Administrative Exemptions	602
Insurance Company General Accounts	605
Legal Investment	605
Legal Matters	606
Ratings	607
Index of Defined Terms	610

ANNEXES

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT

17

WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
18

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the Wells Fargo Commercial Mortgage Trust 2026-5C10 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of

19

methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR MORE OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

20

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION (AND FOR THE PURPOSES OF THE PRECEDING SECTION OF THIS PROSPECTUS), THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR BOTH OF THE FOLLOWING: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED) AND AS AMENDED, OR (II) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED, THE “POATRS”). CONSEQUENTLY, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK (AS AMENDED, “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY (AS AMENDED, THE “FCA HANDBOOK”) FOR OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE POATRS OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

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UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN

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INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

(A) IT HAS NOT OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL, DISTRIBUTE OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION AND THE PRECEDING SECTION OF THIS PROSPECTUS, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO BUY OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK” IN THIS PROSPECTUS.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR

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INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF

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SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2026-5C10.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	Wells Fargo Commercial Mortgage Trust 2026-5C10, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	LMF Commercial, LLC, a Delaware limited liability company
●	Societe Generale Financial Corporation, a Delaware corporation
●	Citi Real Estate Funding Inc., a New York corporation
●	Goldman Sachs Mortgage Company, a New York limited partnership
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	JPMorgan Chase Bank, National Association, a national banking association

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●	UBS AG New York Branch, an Officer of the Comptroller of the Currency regulated branch of a foreign bank

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	LMF Commercial, LLC, a Delaware limited liability company
●	Societe Generale Financial Corporation, a Delaware corporation
●	Citi Real Estate Funding Inc., a New York corporation
●	Goldman Sachs Bank USA, a New York limited partnership
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	JPMorgan Chase Bank, National Association, a national banking association
●	UBS AG New York Branch, an Officer of the Comptroller of the Currency regulated branch of a foreign bank

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

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Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	6	$108,250,000	19.8%
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	9	254,071,875	46.5
LMF Commercial, LLC	LMF Commercial, LLC	5	65,300,000	12.0
Societe Generale Financial Corporation	Societe Generale Financial Corporation	2	27,123,118	5.0
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	2	25,760,000	4.7
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	1	25,000,000	4.6
BSPRT CMBS Finance, LLC	BSPRT CMBS Finance, LLC	1	18,750,000	3.4
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	2	18,000,000	3.3
UBS AG New York Branch	UBS AG New York Branch	1	4,000,000	0.7
Total		29	$546,254,993	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Trimont LLC, a Georgia limited liability company, is expected to act as the master servicer under the pooling and servicing agreement with respect to the mortgage loans. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to act as the initial special servicer with respect to the mortgage loans (other than any excluded special servicer loan and any non-serviced mortgage loan (except as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”)) and the related companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other actions of the master servicer relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Argentic Services Company LP was selected to be the special servicer by Argentic Securities Income USA 2 LLC or an affiliate thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. The principal servicing office of Argentic Services Company LP is located at 740 E. Campbell Road, Suite 600, Richardson, Texas 75081, and its telephone number is (469) 609-2000. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

The special servicer with respect to each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage

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loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below

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entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Deutsche Bank National Trust Company, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices) and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing

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agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan, servicing shift whole loan or any related REO property (each of which will be serviced pursuant to the related non-serviced pooling and servicing agreement). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) any servicing shift mortgage

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loans and (iii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

The controlling class will be the most subordinate class of the Class F-RR and Class G-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class G-RR certificates.

It is anticipated that (i) Argentic Securities Holdings 2 Cayman Limited or its affiliate will purchase the VRR Interest and the HRR Interest and, on the closing date, will appoint Argentic Securities Income USA 2 LLC, its affiliate, as the initial directing certificateholder, and (ii) Argentic CMBS Holdings II Limited will purchase the Class X-E and Class E certificates.

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related

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intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as special servicer, is processing any action that requires

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consultation with the risk retention consultation party, Argentic Services Company LP, as special servicer, will not be required to consult with the risk retention consultation party. See “Pooling and Servicing Agreement—The Risk Retention Consultation Party”.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the holder of the VRR Interest entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of the mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2026 (or, in the case of any mortgage loan that has its first due date after June 2026, the date that would have been its due date in June 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about June 29, 2026.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

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Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Georgia, New York, North Carolina, Pennsylvania, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	January 2031
Class A-2	NAP – May 2031(1)
Class A-3	June 2031 - June 2031(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2031
Class B	June 2031
Class C	June 2031

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $175,000,000 and the initial certificate balance of the Class A-3 certificates ranging from $203,433,000 to $378,433,000.

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The rated final distribution date will be the distribution date in June 2059.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2026-5C10: Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C.

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

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Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$3,945,000	0.722%	30.000%
Class A-2	$(2)	(2)	30.000%
Class A-3	$(2)	(2)	30.000%
Class X-A	$382,378,000	NAP	NAP
Class X-B	$92,863,000	NAP	NAP
Class A-S	$39,603,000	7.250%	22.750%
Class B	$30,045,000	5.500%	17.250%
Class C	$23,215,000	4.250%	13.000%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-2 and Class A-3 certificates are presented in the aggregate. See “Credit Risk Retention”.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balance of the Class A-2 certificates is expected to be within the range of $0 - $175,000,000 (0.000% - 32.036% of the Initial Pool Balance), and the initial certificate balance of the Class A-3 certificates is expected to be within the range of $203,433,000 - $378,433,000 (37.241% - 69.278% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $378,433,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

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Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[__]%
Class A-2	[__]%
Class A-3	[__]%
Class X-A	[__]%
Class X-B	[__]%
Class A-S	[__]%
Class B	[__]%
Class C	[__]%

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates for any distribution date will equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

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For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.071250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See

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“Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01726%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $1,250 per month.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (including any non-serviced mortgage loan but excluding any related companion loans) at a per annum rate equal to 0.00225%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (including any non-serviced mortgage loan but excluding any related companion loans) at a per annum rate equal to 0.00046%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor

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reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
The Towers at Cupertino City Center	0.00125% per annum	0.25% per annum(1)
535 & 545 5th Avenue	0.00125% per annum	0.25% per annum
West Memorial Place	0.00125% per annum	0.25% per annum(1)

(1)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.
(2)	Does not reflect the Hamilton Place mortgage loan, which is a servicing shift mortgage loan. After the related servicing shift securitization date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.

Distributions

A. Amount and Order of
Distributions on

Certificates	On each distribution date, funds available for distribution from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates;

Second, to the Class A-1, Class A-2 and Class A-3 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, and (c) third, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates,

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applicable funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates, as follows: (a)  in respect of interest, up to an amount equal to the interest entitlement for that class of certificates; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such class;

Fifth, to the Class B certificates, as follows: (a)  in respect of interest, up to an amount equal to the interest entitlement for that class of certificates; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such class;

Sixth, to the Class C certificates, as follows: (a)  in respect of interest, up to an amount equal to the interest entitlement for that class of certificates; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated

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thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the offered certificates as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of

47

certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-E and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates and, therefore, the amount of interest they accrue.

Class A-1, Class A-2, Class A-3, Class X-A(1), Class X-B(1), Class X-D(1)(2), Class X-E(1)(2)

Class A-S

Class B

Class C

Non-offered certificates(3)

(1)	The Class X-A, Class X-B, Class X-D and Class X-E certificates are interest-only certificates.
(2)	The Class X-D and Class X-E certificates are non-offered certificates.
(3)	Other than the Class X-D, Class X-E and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

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E. Shortfalls in Available

Funds	Shortfalls will reduce the available funds and will correspondingly reduce the amount allocated to the certificates. The reduction in amounts available for distribution to the certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities.

Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among all of the classes of certificates entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by the master servicer, unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be

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required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will not have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be required

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to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

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The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be twenty-nine (29) commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in sixty-two (62) commercial, multifamily and/or manufactured housing properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $546,254,993.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(3)
Westroads Mall	$49,000,000	9.0%	$18,000,000	NAP	53.3%	53.3%	2.20x	2.20x
The Towers at Cupertino City Center	$25,000,000	4.6%	$120,000,000	NAP	63.6%	63.6%	1.69x	1.69x
Hamilton Place	$25,000,000	4.6%	$46,900,000	NAP	67.6%	67.6%	2.03x	2.03x
535 & 545 5th Avenue	$19,973,118	3.7%	$289,610,215	NAP	63.2%	63.2%	1.30x	1.30x
West Memorial Place	$10,000,000	1.8%	$96,000,000	NAP	56.4%	56.4%	1.42x	1.42x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	In the case of the West Memorial Place mortgage loan (1.8%), the cut-off date LTV ratio was calculated based on a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.
(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

Each of the Westroads Mall whole loan and the Hamilton Place whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling

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and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”).

Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, the Hamilton Place whole loan is a servicing shift whole loan.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)(2)(3)

Whole Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
The Towers at Cupertino City Center	BANK5 2026-5YR22	4.6%	Trimont LLC	KeyBank National Association	Deutsche Bank National Trust Company
535 & 545 5th Avenue	Benchmark 2026-V20	3.7%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
West Memorial Place	BANK5 2026-5YR22	1.8%	Trimont LLC	KeyBank National Association	Deutsche Bank National Trust Company

Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
The Towers at Cupertino City Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	CMBS 4 Sub 16, LLC
535 & 545 5th Avenue	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services, LLC	RREF V – D AIV RR L, LLC
West Memorial Place	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	CMBS 4 Sub 16, LLC

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	Does not reflect the Hamilton Place mortgage loan, which is a servicing shift mortgage loan that will constitute a non-serviced whole loan after the related servicing shift securitization date.
(3)	With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder.

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Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged

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properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$546,254,993
Number of mortgage loans	29
Number of mortgaged properties	62
Range of Cut-off Date Balances	$2,600,000 to $50,000,000
Average Cut-off Date Balance	$18,836,379
Range of Mortgage Rates	5.1600% to 7.4780%
Weighted average Mortgage Rate	6.7897%
Range of original terms to maturity(2)	60 months to 61 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity	55 months to 61 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	360 months to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)	33.3% to 74.8%
Weighted average Cut-off Date LTV Ratio(4)(5)	62.8%
Range of LTV Ratios as of the maturity date(4)(5)	33.3% to 74.8%
Weighted average LTV Ratio as of the maturity date(4)(5)	62.4%
Range of U/W NCF DSCRs(5)(6)	1.20x to 4.87x
Weighted average U/W NCF DSCR(5)(6)	1.66x
Range of U/W NOI Debt Yields(5)	7.0% to 26.9%
Weighted average U/W NOI Debt Yield(5)	12.3%
Percentage of Initial Pool Balance consisting of:
Interest Only	81.3%
Amortizing Balloon	18.7%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) mortgage loan (1.3%), the initial payment due date for such mortgage loan occurs after July 2026. On the closing date, the related mortgage loan seller will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to such mortgage loan at the related interest rate with respect to the assumed July 2026 payment date (the “Closing Date Deposit Amount”). Information presented in this prospectus reflects the contractual loan terms, however, such mortgage loan is being treated as having an initial due date in July 2026.
(3)	Excludes 25 mortgage loans (81.3%) identified on Annex A-1, which are interest-only for the entire term and the 535 & 545 5th Avenue mortgage loan (3.7%), which is on a planned amortization schedule. The 535 & 545 5th Avenue whole

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loan is subject to monthly debt service payments equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower will pay the outstanding principal balance of the 535 & 545 5th Avenue whole loan by $999,999.96 on an annual basis, therefore, its original amortization term reflects an amortizing period of approximately 3,720 months. The 535 & 545 5th Avenue whole loan is excluded from the “Range of original amortization terms”, “Weighted average original amortization term”, “Range of remaining amortization terms” and “Weighted average remaining amortization term” calculations in the table above.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan.
(6)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, other than as described in the following paragraph, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan.

With respect to the 535 & 545 5th Avenue mortgage loan (3.7%), such mortgage loan refinanced a prior mortgage loan that matured on March 6, 2025 and was transferred to special servicing on March 20, 2025. The lender with respect to such prior mortgage loan filed a foreclosure action on July 9, 2025. The related borrower refinanced such prior mortgage loan with the 535 & 545 5th Avenue mortgage loan on January 9, 2026. Proceeds from the 535 & 545 5th Avenue mortgage loan were used to repay the prior mortgage loan in full, inclusive of default and

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liquidation fees, net of $500,000 of default interest waived by the prior lender.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	Two (2) of the mortgaged properties (5.4%) (i) were constructed or the subject of a major renovation or were in leaseup that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property, (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property or (iv) are secured by the related borrower’s leased fee interest in land and the related mortgage loan was underwritten based on the triple net ground lease.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

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Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained by Argentic Securities Holdings 2 Cayman Limited, a “majority-owned affiliate” (as defined under Regulation RR) of Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined under Regulation RR), in the form of a combination of (i) an “eligible vertical interest” comprised of the percentage of each class of certificates (other than the Class R certificates) retained as described under “Credit Risk Retention” (collectively, the “VRR Interest”) and (ii) an “eligible horizontal residual interest” in the form of the Class F-RR and Class G-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”).

The retaining sponsor is permitted under Regulation RR to transfer the HRR Interest to a “third-party purchaser”

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(as defined in Regulation RR) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules.

For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” and “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules” in this prospectus.

EU SR Rules and

UK Securitization Framework	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the offered certificates are not a suitable investment for any person that is now or may in the future be subject to any requirement of the EU SR Rules or the UK Securitization Framework (each as defined below). See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited,

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Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealX and Recursion Co.;

●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at cmsview.trimont.com.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates), and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the

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mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling

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and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount, the Class [_] certificates will represent regular interests issued with de minimis original issue discount and that the Class [_] certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption

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from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, multifamily, office, industrial, mixed use, hospitality, self storage and manufactured housing) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce
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cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services.  There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely

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affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

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In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have asset sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

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●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

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Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more

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generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

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Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

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Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
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●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in

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shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs)

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could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

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If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments, or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however,

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so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
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●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain multifamily properties may have a significant percentage of units leased to companies or non-profit organizations that use such units to provide short term housing to transient tenants, including but not limited to corporate or leisure travelers, or transitional housing for people undergoing various types of rehabilitation. Such leases to companies or non-profits may pose additional risks, including the risk that a large block of units may be vacated at once if the short-term housing provider elects to stop leasing at the mortgaged property, as well as less ability to vet the ultimate tenants.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or

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similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. To qualify for CityFHEPS, a tenant’s income must be at or below 200% of the federal poverty level. Tenants under the CityFHEPS program must qualify for individual vouchers under the program. Eligible families can participate in the CityFHEPS program for up to five years, and

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they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. The tenants participating in the CityFHEPS program pay no more than 30% of their income as rent with the subsidy payments covering the remaining portion of the rent, but many families will have their entire rent covered by CityFHEPS and a cash assistance shelter allowance. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties as to which the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be limited in exchange for certain tax abatements and temporary transfer of ownership of such mortgaged properties to the HFC. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. “Traveling HFCs” are HFCs that are sponsored by one municipality or county and own real property in another municipality or county that are nevertheless exempted from taxation in the municipality or county where the real property is located. House Bill 21 generally restricts HFC ownership of real property to the boundaries of the municipalities and/or counties sponsoring the HFC. In addition, while House Bill 21 provides that multifamily residential developments that have entered into agreements with traveling HFCs prior to May 28, 2025 will generally be governed by the law that was in effect on the date the real property was acquired by the HFC, it also provides that such residential developments must obtain the consents of the municipalities and counties in which such real property is located, as well as HFCs sponsored by such municipalities and counties, by January 1, 2027 or lose the benefits of the ad valorem tax exemptions.

In addition, House Bill 21 imposes various additional requirements for a multifamily residential development owned by an HFC to qualify for ad valorem tax exemptions, including (i) more specific requirements as to the percentages of units that must be reserved for very low, low, moderate and middle income housing units, (ii) a requirement that generally at least 50% of the tax saving be passed through as rent reductions allocated to income-restricted housing units, (iii) caps on rent that may be charged to income-restricted housing units and (iv) audit requirements to ensure compliance. Although House Bill 21 requires compliance with certain administrative requirements by January 1, 2026, many of the more substantive requirements such as those described in clauses (i) through (iii) of the preceding sentence do not require compliance until the end of 2036 or, if earlier, the year following the year in which the mortgage indebtedness is refinanced, title to the real property is conveyed, or there is a sale or other transfer of a majority of the beneficial ownership interests in the HFC. Compliance with the audit requirements will be required as early as June 2026. Each of these

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requirements may have an adverse impact on the ability of borrowers to refinance underlying mortgage loans benefiting from HFC-related tax abatements.

We cannot predict what effect, if any, House Bill 21 will have on the continued viability of the current housing finance corporation programs or the tax abatements currently enjoyed by certain of the mortgaged properties. We cannot assure you that House Bill 21 will not adversely affect cash flow at the related mortgaged property, whether through potential loss of tax abatements, costs associated with compliance with House Bill 21 or reductions in rental income. In addition, we cannot assure you that House Bill 21 will not adversely affect the ability of the related borrowers to refinance their underlying mortgage loan prior to maturity or sell the mortgaged property for a price sufficient to repay the underlying mortgage loan at maturity.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant period of time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

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In addition, WeWork, which filed for Chapter 11 bankruptcy on November 6, 2023, may cancel leases in certain locations in which they had been operating, which cancellations could in turn produce downward pressure on office rents in those locations.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
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●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

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Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Retail Properties Have Special Risks” as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer

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amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower, including but not limited to certain tax liabilities related to a REIT borrower structure that is commonly utilized in connection with hospitality properties. Under the master lease or operating lease structure, an operating lessee (typically affiliated with the borrower) pays rent to the fee owner borrower. In addition, the operating lessee may also be an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

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Certain hospitality properties may receive significant revenue from one or more corporate customers, which book multiple room nights for employees travelling to or staying in the local area for business purposes. For example, hospitality properties located near airports may have multiple room nights booked for airlines on behalf of their flight crews. In the event that such a corporate customer determines to instead book rooms at a competing hospitality property, experiences a change in its business such that fewer room nights are needed, or ceases or reduces its business at the hospitality property for any other reason, such hospitality property may lose significant revenue.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
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●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In addition, in certain cases, self storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

In addition, one of the mortgage loans is secured by an art storage facility. Art storage facilities are subject to certain risks that may be different from those of other types of storage facilities, including the need to maintain climate controlled environments and enhanced security systems, increased risk of liability for loss, theft or destruction due to the value of the items stored, and lack of a large market for such facilities.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

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●	the number of competing residential developments in the local market, such as: other manufactured housing properties, apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a non-conforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Some manufactured housing properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related

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borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing mortgaged property.

Certain of the manufactured housing mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

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The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, franchise, license or management agreements may contain limitations on the financing of a Mortgaged Property, including but not limited to, maximum loan-to-value ratio and/or minimum debt service coverage ratio requirements, or requirements regarding the qualifications of the lender. Such limitations may make it more difficult for a Mortgage Loan secured by a hospitality property that is subject to a franchise, license or management agreement to be refinanced.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

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Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D 2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents

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governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

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●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: retail, multifamily, office, industrial, hospitality and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

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Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Texas, Georgia, Missouri, Nebraska and Pennsylvania. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties
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(subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a

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recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” and “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions

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may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
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●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, television studios, arcades, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection

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of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal

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non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws, the improvements cannot be used for the current use, or the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and

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limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g. LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and

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thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2026. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result,

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the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

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Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

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Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net

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operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

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In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate

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balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” and “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

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As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

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Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” and “—UBS AG New

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York Branch—UBS AG New York Branch’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose

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entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account

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structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged

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property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged

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properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other

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Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the

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mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants in common under the mortgage loans will be single-purpose entities. Each tenant in common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities”.

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Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws

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may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrades. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the mortgage loan documents.

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Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing real estate projects, which fluctuate over time;
●	the prevailing interest rates;
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●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

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In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines unless they are able to bring their building into timely compliance by retrofitting their buildings.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Tenants at certain properties may also be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest

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in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure

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you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed,

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reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

In addition, certain union employees working at a borrower’s premises may participate in multiemployer pension plans. In the event that the borrower or property manager, as applicable, were to withdraw from one or more of these pension plans with respect to the employees working at the borrower’s premises, the borrower could be subject to substantial withdrawal liability under ERISA, including without limitation for any unfunded or underfunded pension liability. Members of a borrower’s controlled group could also be liable for the borrower’s pension obligations.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator and a mortgage loan seller, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates.

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The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

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In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC or its “majority-owned affiliate(s)” (as defined under Regulation RR) will be required to retain the VRR Interest and the HRR Interest as described in “Credit Risk Retention” in this prospectus, and Argentic Real Estate Finance 2 LLC, as retaining sponsor, has the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, and subject to the limitations described in this prospectus, consult with the special servicer and recommend that such special servicer take certain actions that may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, Argentic Real Estate Finance 2 LLC is affiliated with the b-piece buyer and Argentic Services Company LP, the special servicer. While the risk retention consultation party only has consultation rights, the b-piece buyer and the special servicer have rights which are not merely consultive. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any such party or an affiliate thereof holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party, the retaining sponsor or the holder of the majority of the VRR Interest (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention” in this prospectus.

There can be no assurance that the retaining sponsor, the holder of the majority of the VRR Interest or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

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In addition, Argentic Real Estate Finance 2 LLC, a mortgage loan seller, originator, sponsor and the retaining sponsor is an affiliate of (i) Argentic Services Company LP, the special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the HRR Interest, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the closing date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, the Hamilton Place whole loan will be a servicing shift whole loan.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial

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institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions

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(including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

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In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Wells Fargo Commercial Mortgage Trust 2026-5C10 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are

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performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Trimont LLC is expected to act as the master servicer, and it serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Similarly, the master servicer for this transaction may act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may

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have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

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Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA 2 LLC will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer or the applicable special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing

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of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its

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representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

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Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F-RR and Class G-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder. Argentic Services Company LP is expected to act as the special servicer and it or an affiliate assisted Argentic Securities Income USA 2 LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

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Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, with respect to a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, or if applicable, with respect to a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of such non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-

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recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU SR Rules and UK Securitization Framework

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)       in the European Economic Area (the “EEA”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”); and

(b)       in the United Kingdom (“UK”), pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU SR Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EEA; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Securitization Framework imposes certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Framework), being: (a) insurance undertakings and reinsurance undertakings each as defined in the FSMA; (b) trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorised for the purposes of the FSMA; (c) AIFMs (as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”)) with permission under Part 4A of FSMA (in respect of managing an AIF, as defined in the AIFM Regulations), which market or manage AIFs in the UK (and additionally, small registered UK AIFMs as defined in the AIFM Regulations); (d) UCITS as defined in the FSMA, which are authorized open ended investment

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companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (b) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (c) a “third country” is (i) under the EU SR Rules, a country other than an EEA member state, or (ii) under the UK Securitization Framework, a country other than the UK. A reference to the “applicable” SR Investor Requirements means, in relation to any SR Institutional Investor, the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the EU SR Rules or the UK Securitization Framework (as applicable)) only if, amongst other things:

(a)	where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains on an ongoing basis (or, for purposes of the UK Investor Requirements applicable to certain types of UK Institutional Investor, continually retains) a material net economic interest of not less than 5% in the securitization determined in accordance with (i) Article 6 of the EU Securitization Regulation (in respect of EU Institutional Investors) or (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR or chapter 5 of the SECN (in respect of UK Institutional Investors), and in each case the risk retention is disclosed to the SR Institutional Investor in accordance with the EU SR Rules or the UK Securitization Framework (as applicable);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in such Article 7;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has made available sufficient information to enable such UK Institutional Investor to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, such information, in each case, including at least the documents and information prescribed for such purpose by the UK Investor Requirements to which the UK Institutional Investor is subject and being made available at the times prescribed by such UK Investor Requirements; and
(d)	where the originator or original lender is established in a third country, the SR Institutional Investor has verified (except with regard to trade receivables not originated in the form of a loan) that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending,
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renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting in accordance with the applicable SR Investor Requirements; and (d) being able to demonstrate to its regulator, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the EU SR Rules or the UK Securitization Framework (as applicable).

Failure on the part of an SR Institutional Investor to comply with the applicable SR Investor Requirements may result in various penalties, including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable SR Investor Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person (i) undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable SR Investor Requirements, or (ii) assumes any liability whatsoever in connection with any SR Institutional Investor’s non-compliance with the applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any SR Investor Requirements.

Consequently, the certificates are not a suitable investment for any person that is now or may in the future be an SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Certain reforms have been proposed to the EU SR Rules and the UK Securitization Framework. It is expected that, if such reforms are implemented, they will result in (amongst other things) changes to the EU Investor Requirements and the UK Investor Requirements,

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respectively. In each case, such changes may be substantive. However, it is not yet known whether, when, or in what terms the relevant reforms will be implemented (or what their implications may be for existing or future securitisations).

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU SR Rules or the UK Securitization Framework (as applicable) and any equivalent or similar requirements, the implications of any future changes thereto and their compliance (where applicable) with the SR Investor Requirements or any such other requirements.
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of

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such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the

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policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing

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Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in

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a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend

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upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks,

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including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the

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respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B and Class C certificates to receive payments of principal and interest and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced

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mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

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With respect to any AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any AB whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such AB whole loan as it does for the other mortgage loans in the issuing entity.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer or special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take

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actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, any applicable controlling companion loan holder with respect to any non-serviced whole loan, any servicing shift whole loan, the risk retention consultation party and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)            may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)         may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person, and in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party do not have any duties to any other person;

(iv)       may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)          will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or any applicable controlling noteholder of a non-serviced mortgage loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a control termination event has occurred and is continuing (either such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as such operating advisor consultation event has occurred and is continuing, the operating advisor will have

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certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement

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of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding certificate balance of all principal balance Certificates whose holders voted on the matter, provided that the holders of principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the outstanding certificate balance of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlled serviced pari passu companion loan) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances, prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordination companion loan, to approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could

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adversely affect your ability to protect your interest with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender may have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

Any purchase option that the holder of mezzanine debt may hold pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
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●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully

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completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT mortgage loans. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that trust and servicing agreement or pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or in the case of BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

A financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the Trust’s enforcement of the mortgage loan seller’s obligation to repurchase, cure or indemnify.

Each sponsor (or in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you

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that a sponsor (or in the case of BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

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The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the

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FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Master Servicer”, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) transferred its third-party master servicing and primary servicing business (exclusive of Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae) to Trimont LLC (“Trimont”) on March 1, 2025. A business combination transaction of the size and nature of the transaction between Wells Fargo and Trimont may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo of this master and primary servicing business to Trimont, will not cause disruptions in

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the performance by Trimont of its duties and obligations as master servicer under the pooling and servicing agreement.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any

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year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special

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servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Changes in Tax Law; No Gross Up in Respect of the Certificates

Although no withholding tax is currently imposed on the payments of interest on or principal of the Certificates in respect of the Mortgage Loans to a holder of such Certificates that provides the appropriate forms and documentation to the Certificate Administrator and with respect to whom interest on the Mortgage Loans is “portfolio interest,” we cannot assure you that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the Certificates in respect of the Mortgage Loans would not in the future become subject to withholding taxes. To the extent that any withholding tax is imposed on payments of interest or other payments on any Certificates, neither any Borrower nor the Issuing Entity has an obligation to make any “gross up” payments to Certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected Certificateholders.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

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The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC (“Argentic”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR Interest will be purchased in order for Argentic to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause Argentic, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Wells Fargo Bank, National Association, LMF Commercial, LLC, Societe Generale Financial Corporation, Citi Real Estate Funding Inc., Goldman Sachs Mortgage Company, BSPRT CMBS Finance, LLC, JPMorgan Chase Bank, National Association or UBS AG New York Branch makes any representation as to the compliance of Argentic or Argentic Securities 2 Holdings Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which Argentic is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause Argentic to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and Argentic are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller, Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance

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facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such Argentic. Repo Seller In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although, under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Credit Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in Argentic, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, Argentic or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings 2 Cayman Limited, Argentic or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view Argentic as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or Argentic); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates

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will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

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●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates;
●	The imposition of economic tariffs, or the threat of such tariffs, by the United States may have adverse economic effects on the economy. Similarly, any retaliatory actions taken by countries affected by those tariffs, both threatened and actual, may have adverse economic effects. The impact of any tariffs is uncertain, but may result in inflation in the United States, which may affect consumer demand for products, as well as increased cost of operations at the mortgaged properties. Certain tariffs may have significant or disproportionate impacts on specific tenants at the mortgaged properties. Any of the foregoing impacts on the economy, the supply chain or tenants may negatively impact the tenants at the mortgaged properties, which may adversely affect a borrower’s ability to pay a mortgage loan; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered

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certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be
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implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged
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property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of twenty-nine (29) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $546,254,993 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in June 2026 (or, in the case of any Mortgage Loan that has its first payment due date after June 2026, the date that would have been its payment due date in June 2026 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Five (5) Mortgage Loans (23.6%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or “Companion Loans”). Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

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The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	6	6	$108,250,000	19.8%
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	9	39	254,071,875	46.5
LMF Commercial, LLC	LMF Commercial, LLC	5	5	65,300,000	12.0
Societe Generale Financial Corporation	Societe Generale Financial Corporation	2	3	27,123,118	5.0
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	2	3	25,760,000	4.7
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	1	1	25,000,000	4.6
BSPRT CMBS Finance, LLC	BSPRT CMBS Finance, LLC	1	2	18,750,000	3.4
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	2	2	18,000,000	3.3
UBS AG New York Branch	UBS AG New York Branch	1	1	4,000,000	0.7
Total		29	62	$546,254,993	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The 535 & 545 5th Avenue Mortgage Loan (3.7%) is part of a Whole Loan that was co-originated by DBR Investments Co. Limited and Societe Generale Financial
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Corporation. Such Mortgage Loan was underwritten pursuant to Societe Generale Financial Corporation’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 29, 2026 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the St. Louis Portfolio Mortgage Loan or the St. Louis Portfolio Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the St. Louis Portfolio Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Westroads Mall Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In addition, investors should be aware

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that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;
●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and
●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on

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the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity (“As-Is”)	“As-Is” Appraised Value
Aloft Chesapeake(1)	1.9%	51.0%	51.0%	$20,500,000	61.4%	61.4%	$17,000,000
Fairfield Inn & Suites Williamsburg(1)	1.5%	53.6%	53.6%	$15,500,000	75.5%	75.5%	$11,000,000
West Memorial Place(2)	1.8%	56.4%	56.4%	$188,000,000	57.3%	57.3%	$185,000,000
Golden Hill(3)	1.5%	53.7%	50.7%	$14,900,000	55.6%	52.4%	$14,400,000

(1)	The Other Than “As-Is” Appraised Value represents a “Prospective Market Value Upon Completion of Renovation ” value as of February 1, 2027, which assumes that the budgeted amount for each PIP is sufficient to maintain brand standards and following the completion of the anticipated PIP, reserves for replacement would cover all future required renovations. At origination, the related borrower deposited $6,433,928 into a PIP reserve, which is equal to 110% of the estimated cost to complete each PIP. See “—Redevelopment, Renovation and Expansion” below for a description of the related PIPs.
(2)	The Other Than “As-Is” Appraised Value represents a “Prospective Market Value Upon Funded Reserve Account” value as of March 27, 2026, which is subject to the extraordinary assumption that a reserve was fully funded at the origination of the West Memorial Place Whole Loan to cover capital expenditure and speculative lease-up costs such as tenant improvements and leasing commissions (“TI/LCs”). At loan origination, the borrower deposited $5,149,153 into a rollover reserve for TI/LCs for speculative leasing.
(3)	The Other Than “As-Is” Appraised Value represents a “Prospective Market Value Upon Funded Reserve Account” value as of April 30, 2026, which assumes that a TI/LC allowance of $500,000 is fully funded. At loan origination, the borrower deposited $531,877 into a rollover reserve.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow”
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below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

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With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s).

The LTV Ratio as of the related maturity date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s).

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for

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the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, unless otherwise expressly indicated.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) as of the stated maturity date.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of industrial/warehouse, office and retail properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the

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15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
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●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as an industrial/warehouse facility, office, retail center, self storage, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in

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certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and

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(v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of industrial/warehouse, office, retail and self storage properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property

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performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

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“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds”, “Spaces” or “Pads” means (a) in the case of a Mortgaged Property operated as a multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, (e) in the case of certain Mortgaged Properties operated as a parking garage property, the number of spaces or (d) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$546,254,993
Number of Mortgage Loans	29
Number of Mortgaged Properties	62
Range of Cut-off Date Balances	$2,600,000 to $50,000,000
Average Cut-off Date Balance	$18,836,379
Range of Mortgage Rates	5.1600% to 7.4780%
Weighted average Mortgage Rate	6.7897%
Range of original terms to maturity(2)	60 months to 61 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity	55 months to 61 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	360 months to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)	33.3% to 74.8%
Weighted average Cut-off Date LTV Ratio(4)(5)	62.8%
Range of LTV Ratios at Maturity(4)(5)	33.3% to 74.8%
Weighted average LTV Ratio at Maturity(4)(5)	62.4%
Range of U/W NCF DSCRs(5)(6)	1.20x to 4.87x
Weighted average U/W NCF DSCR(5)(6)	1.66x
Range of U/W NOI Debt Yields(5)	7.0% to 26.9%
Weighted average U/W NOI Debt Yield(5)	12.3%
Percentage of Initial Pool Balance consisting of:
Interest Only	81.3%
Amortizing Balloon	18.7%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) Mortgage Loan (1.3%), the initial payment due date for such Mortgage Loan occurs after July 2026. On the Closing Date, the related Mortgage Loan Seller will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to such Mortgage Loan at the related interest rate with respect to the assumed July 2026 payment date (the “Closing Date
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Deposit Amount”). Information presented in this prospectus reflects the contractual loan terms, however, such mortgage loan is being treated as having an initial due date in July 2026.

(3)	Excludes twenty-five (25) Mortgage Loans (81.3%) identified on Annex A-1, which are interest-only for the entire term and the 535 & 545 5th Avenue Mortgage Loan (3.7%), which is on a planned amortization schedule. The 535 & 545 5th Avenue Whole Loan is subject to monthly debt service payments equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower will pay the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan by $999,999.96 on an annual basis, therefore, its original amortization term reflects an amortizing period of approximately 3,720 months. The 535 & 545 5th Avenue Whole Loan is excluded from the “Range of original amortization terms”, “Weighted average original amortization term”, “Range of remaining amortization terms” and “Weighted average remaining amortization term” calculations in the table above.
(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.
(6)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	7	$173,350,000	31.7%
Anchored	5	99,350,000	18.2
Super Regional Mall	2	74,000,000	13.5
Multifamily	21	$145,471,875	26.6%
Garden	4	54,071,875	9.9
Mid Rise	8	51,569,829	9.4
Low Rise	8	30,939,384	5.7
High Rise	1	8,890,787	1.6
Office	6	$120,038,000	22.0%
Suburban	5	118,600,000	21.7
Medical	1	1,438,000	0.3
Industrial	22	$53,812,000	9.9%
Flex	4	25,334,000	4.6
Warehouse/Distribution	16	23,603,000	4.3
Warehouse	2	4,875,000	0.9
Mixed Use	2	$28,233,118	5.2%
Retail/Office	1	19,973,118	3.7
Multifamily/Office	1	8,260,000	1.5
Hospitality	2	$18,750,000	3.4%
Select Service	1	10,446,000	1.9
Limited Service	1	8,304,000	1.5
Self Storage	1	$4,000,000	0.7%
Self Storage	1	4,000,000	0.7
Manufactured Housing	1	$2,600,000	0.5%
Manufactured Housing	1	2,600,000	0.5
Total	62	$546,254,993	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic or otherwise.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

●	With respect to the Palms to Pines Shopping Center Mortgage Loan (3.1%), the second largest tenant, Grocery Outlet, announced in March 2026 that it will be closing 36
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stores nationwide that are underperforming, including nine in California. The brand includes approximately 480 independently-operated stores across ten states. The tenant’s location at the Mortgaged Property was not on the closure list, but we cannot assure you that it might not be so identified in the future. The lease for the largest tenant at the Mortgaged Property, Ross Dress for Less, provides for a co-tenancy remedy if Grocery Outlet were to close and not be replaced by a qualifying national or regional tenant within 6 months, including substitute rent based on the lesser of 2% of gross sales or existing minimum rent for the ensuing twelve months and a termination option thereafter.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart, we note the following:

●	With respect to the 150 Erasmus and 1520 Prospect Mortgage Loan (3.2%), in connection with Section 421-a real estate tax exemptions, 10 of the 32 units at the 150 Erasmus Street Mortgaged Property and 3 of the 10 units at the 1520 Prospect Place Mortgaged Property are affordable units, which in each case must be leased to households earning not more than 130% of the area median income (“AMI”), at rents which are not more than 30% of 130% AMI, less a utility allowance. In addition, all 10 affordable units at the 150 Erasmus Street Mortgaged Property and 5 of the units at the 1520 Prospect Place Mortgaged Property (the 3 affordable units plus two others) are rent stabilized. Further all of the affordable units are leased to CityFHEPs tenants, generally at above market levels. 2026 CityFHEPs payment standards are lower than those issued in 2025. If a current CityFHEPs tenant vacates due to changes made by the New York City Department of Housing Preservation and Development, the related unit would no longer be eligible to collect CityFHEPs rent at the level currently received for the unit, but rather would be eligible to collect CityFHEPs rent (if the program is then available) at the then current levels, which are expected to be lower, or Section 8 rents. See “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Loans Have Special Risks”.
●	With respect to the French Quarter Apartments Mortgage Loan (1.6%), the Mortgaged Property is assessed as part of a single tax parcel that includes an approximately 1-acre wetland area (the “Wetland Parcel”) that is not part of the collateral, and the apartment complex parcel, which is the collateral Mortgaged Property. There is a break in the chain of title to the Wetland Parcel that appears to stem from a foreclosure in the mid 1980s, at which time the apartment complex parcel (which is the Mortgaged Property) was transferred through the foreclosure while the Wetland Parcel was not. As a result, the apartment complex parcel and the Wetland Parcel remain assessed as a single tax parcel. At origination, the borrower acquired title to the apartment complex parcel by warranty deed and acquired whatever interest the seller of the apartment complex parcel held in the Wetland Parcel by quitclaim deed, and the lender recorded its Mortgage against both the apartment complex parcel and the Wetland Parcel (to the extent of the borrower’s interest therein). The Mortgage Loan documents require that the borrower pursue a quiet title action to obtain fee simple ownership, free and clear of all adverse claims, of the Wetland Parcel within six months of the origination date, with a reasonably necessary extension if the quiet title action cannot be completed within such six-month period and the borrower is actively pursuing resolution of the quiet title action. In the event the quiet title action is unsuccessful or the lender determines that the quiet title action will not result in insurable title for the Wetland Parcel, the borrower is required to pursue a tax parcel subdivision and
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reconfiguration to split the Mortgaged Property and Wetland Parcel into separate tax parcels. Additionally, 27 of the 105 units at the Mortgaged Property are leased by tenants utilizing Section 8 vouchers.

●	With respect to the 97 Fort Washington Mortgage Loan (1.5%), as to which the Mortgaged Property is a mixed use property that includes 42 multifamily apartments and one commercial unit, all of the related multifamily apartments are rent stabilized. In addition, one multifamily unit is leased to a tenant that utilizes a Section 8 voucher to pay rent.
●	With respect to the Northern NJ Multifamily Portfolio Mortgage Loan (1.3%), each of the related Mortgaged Properties are subject to local rent control regulations and any increases in rent for the related units are subject to such regulations.
●	With respect to the Hayes House Apartments Mortgage Loan (1.2%), the Mortgaged Property includes 66 units, of which 65 are subject to rent controls determined annually by the Nassau County Rent Guidelines Board and 1 unit is occupied by a tenant using a Section 8 tenant voucher.
●	With respect to the Long Beach Apartments Mortgage Loan (1.1%), 11 of the 100 units at the Mortgaged Property are leased by tenants utilizing Section 8 vouchers.
●	With respect to the Grizzly Villas Mortgage Loan (1.0%), 39 of the 84 constituent units (46%) at the Mortgaged Property are leased to students. The leases are executed on a per-unit basis, and the Mortgaged Property is operated as a conventional multifamily project.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the West Memorial Place Mortgage Loan (1.8%), the related Mortgaged Property is comprised of (i) 682,395 square feet of office space (approximately 95.3% of the net rentable area) and (ii) 33,540 square feet of restaurant and amenity space (approximately 4.7% of the net rentable area) for which no rental income is underwritten.
●	With respect to the Golden Hill Mortgage Loan (1.5%), approximately 21.7% of the net rentable area at the Mortgaged Property is vacant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the Northwest Atlanta Industrial Portfolio Mortgage Loan (9.0%), the 120/130 Hickory Springs Industrial Drive Mortgaged Property and the 115 Hickory Springs Industrial Drive Mortgaged Property each benefit from a payment-in-lieu-of-
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taxes (“PILOT”) agreement. In connection with each PILOT agreement, the related borrower deeded the applicable Mortgaged Property to the Cherokee County Development Authority and is entitled to certain tax abatements that terminate at the expiration date of the related ground lease. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

See “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the 535 & 545 5th Avenue Mortgage Loan (3.7%), a number of employees at the Mortgaged Property are covered by a collective bargaining agreement. In addition, employees at the Mortgaged Property participate in a multiemployer pension plan. To the extent the plan is underfunded, ERISA may subject the borrower to substantial liabilities under the plan if the borrower or other applicable party withdraws from the plan or the plan is terminated or experiences a mass withdrawal.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

Certain of the hospitality Mortgaged Properties are subject to seasonal changes in revenues, such that such Mortgage Loans may not cover debt service during the off-seasons for such Mortgaged Properties. In certain cases, seasonality reserves may be required under the related Mortgage Loan documents.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	$18,750,000	3.4%	5/6/2041	5/6/2031

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

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Manufactured Housing Properties

In the case of the manufactured housing community and RV Park properties set forth in the above chart, we note the following:

●	With respect to the Eco Midway MHC Mortgage Loan (0.5%), the Mortgaged Property is subject to rent control statutes which, among other things, cap the annual permissible rent increases for lease renewals on apartments and mobile home pads. Subject to certain exceptions relating to renovations, among other things, the maximum allowable rent increase is (i) with respect to mobile home parks with over thirty spaces, 6% and (ii) with respect to apartment units, the lesser of (x) the consumer price index plus 7% (which is equal to 9.5% for 2026) and (y) 10%. Prior to January 2026, mobile home parks, regardless of the number of spaces, were permitted rent increases using the same consumer price index calculation set forth above resulting in increases up to a cap of 10%. According to the borrower sponsor, the borrower has a set cap of 6% for rent increases for the apartment units and the mobile homes. The City of Portland has additional limitations which (i) limit rent increases to 5% without providing tenants at least 90 days’ notice and (ii) provide that any increase of more than 10% permit the tenant to demand a cash relocation assistance stipend from the borrower. The rent regulations also prohibit no-cause terminations of leases after a tenant has been in occupancy for over one year. The borrower has represented in the Mortgage Loan agreement that it has compiled with the rent regulations, has covenanted to continue to comply and the Mortgage Loan documents provide for recourse to the borrower and the guarantor for losses for any failure to do so.

Specialty Use Concentrations

Certain Mortgaged Properties (or portfolios of Mortgaged Properties) have one of the five largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties or portfolio of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Restaurant	4	16.5%
Movie Theater/Entertainment Venue	1	9.0%
Bank Branch	1	6.6%
Medical	5	5.5%
Grocery Store	1	3.1%

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit/ Room(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
St. Louis Portfolio	$50,000,000	9.2%	$88,496	1.36x	67.7%	Multifamily
Westroads Mall	$49,000,000	9.0%	$125	2.20x	53.3%	Retail
Northwest Atlanta Industrial Portfolio	$49,000,000	9.0%	$126	1.46x	65.3%	Various
2020 Main Street	$48,000,000	8.8%	$177	1.97x	59.8%	Office
Astor Place Retail	$36,000,000	6.6%	$1,298	1.20x	74.8%	Retail
Rayford's Edge Apartments	$33,000,000	6.0%	$87,766	1.20x	65.4%	Multifamily
The Shops at Rockvale	$28,250,000	5.2%	$97	1.57x	65.9%	Retail
Frontera Crossing	$27,600,000	5.1%	$167	1.49x	62.0%	Office
The Towers at Cupertino City Center	$25,000,000	4.6%	$405	1.69x	63.6%	Office
Hamilton Place	$25,000,000	4.6%	$187	2.03x	67.6%	Retail
535 & 545 5th Avenue	$19,973,118	3.7%	$610	1.30x	63.2%	Mixed Use
Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	$18,750,000	3.4%	$66,021	1.80x	52.1%	Hospitality
150 Erasmus and 1520 Prospect	$17,500,000	3.2%	$416,667	1.40x	67.0%	Multifamily
Palms to Pines Shopping Center	$16,900,000	3.1%	$211	1.31x	67.3%	Retail
Rock River Plaza	$12,000,000	2.2%	$31	4.87x	33.3%	Retail
Top 3 Total/Weighted Average	$148,000,000	27.1%		1.67x	62.1%
Top 5 Total/Weighted Average	$232,000,000	42.5%		1.66x	63.6%
Top 15 Total/Weighted Average	$455,973,118	83.5%		1.68x	63.0%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit/ Room, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment, appraised value and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.
(2)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In

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such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
St. Louis Portfolio	$50,000,000	9.2
Northwest Atlanta Industrial Portfolio	49,000,000	9.0
Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	18,750,000	3.4
150 Erasmus and 1520 Prospect	17,500,000	3.2
Northern NJ Multifamily Portfolio	7,150,000	1.3
Total	$142,400,000	26.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	3	$ 89,900,000	16.5%
New York	6	$ 88,433,118	16.2%
Texas	3	$ 70,600,000	12.9%
Georgia	23	$ 55,250,000	10.1%
Missouri	10	$ 50,000,000	9.2%
Nebraska	1	$ 49,000,000	9.0%
Pennsylvania	1	$ 28,250,000	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twelve (12) other states with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

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●	Six (6) Mortgaged Properties (29.4%) located in California and Texas, among others, are more susceptible to wildfires than properties in other parts of the country.
●	Four (4) Mortgaged Properties (16.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 16.0%.
●	[DT NOTE: Aloft Chesapeake; Fairfield Inn & Suites Williamsburg; Long Beach Apartments]Three (3) Mortgaged Properties (4.5%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties With Limited Prior Operating History

Two (2) of the mortgaged properties (5.4%) (i) were constructed or the subject of a major renovation or were in leaseup that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property, (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property or (iv) are secured by the related borrower’s leased fee interest in land and the related Mortgage Loan was underwritten based on the triple net ground lease.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common and Crowd-Funded Entities

With respect to the Rayford's Edge Apartments Mortgage Loan and the French Quarter Apartments Mortgage Loan (collectively, 7.6%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The Mortgage Loans identified on Annex A-1 as the St. Louis Portfolio Mortgage Loan (9.2%), the Astor Place Retail Mortgage Loan (6.6%), The Shops at Rockvale Mortgage Loan (5.2%) and Revi Columbus East Mortgage Loan (1.2%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to such Mortgage Loans, the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the

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condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to the Astor Place Retail Mortgage Loan (6.6%), the Mortgaged Property is located in a building that is comprised of two condominium units: a residential unit (which is not collateral) and a commercial unit (which is the Mortgaged Property). Cooper Union for the Advancement of Science and Art (“Cooper Union”) owns the fee interests in both condominium units, ground leases the Mortgaged Property to the borrower pursuant to a 99-year ground lease with a term expiring on December 31, 2102, and ground leases the residential unit to an affiliate of the borrower. For so long as at least one of the ground leases remains in effect, the affairs of the condominium are governed by a board consisting of five members, three designated by the ground lessee of the residential unit and two designated by the borrower as the ground lessee of the commercial unit. All determinations to be made by the board that affect only the commercial unit, and do not affect the residential unit or use thereof, will only be made by the board members designated by the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	59	$494,292,993	90.5%
Leasehold	2	39,591,000	7.2
Fee/Leasehold	1	12,371,000	2.3
Total	62	$546,254,993	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Northwest Atlanta Industrial Portfolio Mortgage Loan (9.0%), the 115 Hickory Springs Industrial Drive Mortgaged Property and the 120/130 Hickory Springs

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Industrial Drive Mortgaged Property are subject to ground leases related to a PILOT structure. In connection with each PILOT structure, the related borrower deeded the applicable property to the Cherokee County Development Authority and is entitled to certain tax abatements that terminate at the expiration date of the related ground lease, which is December 1, 2031 with respect to the 115 Hickory Springs Industrial Drive Mortgaged Property and December 1, 2027 with respect to the 120/130 Hickory Springs Industrial Drive Mortgaged Property. There is no rent due during the term of either ground lease. Upon termination of either ground lease, the related borrower has the right to purchase the related Mortgaged Property and, pursuant to the Mortgage Loan documents, is required to purchase the fee interest in the related Mortgaged Property for $100.

With respect to the Astor Place Retail Mortgage Loan (6.6%), the Mortgaged Property is leased from Cooper Union pursuant to a 99-year ground lease expiring on December 31, 2102, subject to an option to extend the term for an additional 99 years, which would result in an extended term expiring on December 31, 2201. Ground rent is $1.00 per annum, payable on or before January 5th of each year. The borrower prepaid $1.65 million as base rent under the ground lease at the commencement of the ground lease in 2003.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than fourteen (14) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the St. Louis Portfolio Mortgage Loan (9.2%), the Phase I ESA for the Fountain Row Mortgaged Property identified a REC due to proximity to a groundwater plume from an adjacent former dry-cleaning facility. The environmental consultant reported that the adjacent facility entered the Brownfields Voluntary Cleanup Program in 1997 (currently inactive) and that prior subsurface testing at the adjacent site confirmed groundwater contaminants above applicable regulatory limits, with potential migration to the Fountain Row Mortgaged Property. Based on groundwater flow direction and the results of the prior subsurface testing at the adjacent property, the environmental consultant concluded the plume constitutes a REC and presents a potential vapor encroachment condition at the Fountain Row Mortgaged Property. At origination, the borrower deposited $381,250 into an environmental reserve. Pursuant
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to the Mortgage Loan documents: (i) within 15 days of origination, the borrower must submit, for the lender’s approval, a scope of work by a lender-approved environmental professional for a limited vapor encroachment investigation to assess vapor intrusion risk; (ii) within 45 days of origination, the investigation must be conducted; and (iii) if volatile organic compound levels exceed applicable thresholds, within 120 days of the borrower’s receipt of the results, the borrower must implement mitigation measures recommended by the environmental professional or required by law, which may include installing a sub-slab depressurization system. The environmental issue has been resolved and the environmental reserve funds have been returned to the borrower following the origination of the Mortgage Loan.

●	With respect to the Westroads Mall Mortgage Loan (9.0%), the Phase I ESA identified a REC due to a leaking underground storage tank associated with a former Texaco retail petroleum fueling station located at the Mortgaged Property. The environmental consultant reported that a large-scale excavation was completed in 1997 in response to contamination of soil and perched groundwater. Additionally, the environmental consultant reported that, while no further evaluation has been conducted, the open case affiliated with the former on-site Texaco station represents a REC, and recommends the borrower consult with the Nebraska Department of Environment and Energy to determine what steps need to be taken to secure closure of the open case and submit a Tier 1 Pre-Investigation Work Plan Form, if necessary. At origination of the Mortgage Loan, the lender obtained an environmental insurance policy, with limits of $2 million and a $25,000 deductible. The environmental insurance policy is scheduled to expire on May 13, 2034.
●	With respect to the Northwest Atlanta Industrial Portfolio Mortgage Loan (9.0%), the Phase I ESA for the 202 Univeter Court Mortgaged Property and the 206 Univeter Court Mortgaged Property identified a REC due to the release of contaminants from the historical use at such Mortgaged Properties. The environmental consultant reported that the 206 Univeter Court Mortgaged Property previously supported automotive service uses during the 1990s and noted evidence of historical asphalt mixing or handling activities at the 206 Univeter Court Mortgaged Property. The environmental consultant additionally noted a stormwater drop inlet in the central portion of the 206 Univeter Court Mortgaged Property, presenting a potential pathway for the migration of hazardous substances or petroleum produces. Based on the documented historical uses, observed asphaltic staining, suspected aboveground storage tank locations and the presence of stormwater infrastructure that could facilitate subsurface migration, the environmental consultant concluded the possibility of the presence of hazardous substances in soil or subsurface media beneath such Mortgaged Properties constitutes a REC. At origination of the Mortgage Loan, the lender obtained an environmental insurance policy, with limits of $6.5 million and a $25,000 deductible. The environmental insurance policy is scheduled to expire on May 14, 2034.
●	In addition, the Phase I ESA for the 2085 Redmond Circle Mortgaged Property identified a CREC due to historical use of the 2085 Redmond Circle Mortgaged Property. The environmental consultant reported that the 2085 Redmond Circle Mortgaged Property was previously developed as a parking lot as part of a General Electric facility. The environmental consultant noted that the General Electric facility recorded several historical releases of hazardous chemicals and petroleum products. While groundwater sampling data from February 2024 did not identify hazardous materials in nearby monitoring wells, previous assessment activities conducted at the 2085 Redmond Circle Mortgaged Property identified subsurface soil concentrations of polychlorinated biphenyls. The environmental consultant reported than an environmental covenant
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was recorded at the 2085 Redmond Circle Mortgaged Property restricting use of the 2085 Redmond Circle Mortgaged Property to non-residential uses only. Pursuant to the Mortgage Loan documents, the borrower is required to comply with all provisions set forth in the environmental covenant. The environmental consultant concluded that, due to ongoing remedial activities being conducted at the General Electric facility, further assessment is not required.

●	With respect to the Grizzly Villas Mortgage Loan (1.0%), the Phase I environmental site assessment obtained in connection with origination identified a controlled recognized environmental condition (CREC) on the Mortgaged Property associated with its adjacency to an oil field and several oil wells. The former golf course that included the Mortgaged Property was impacted by petroleum-related contamination from an up-gradient source during rain events and was investigated as a Brownfields site beginning in 2009. The petroleum-impacted areas were not located on the Mortgaged Property and the Mortgaged Property was outside the area of an Environmental Use Control Agreement that was concluded with Kansas Department of Health and Environment (KDHE) as an incident of regulatory closure. However, the Phase I ESA consultant characterized the Mortgaged Property as having a CREC, noting that KDHE is required to be contacted prior to future development or other activities involving significant ground disturbance.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan (3.4%), at origination, the related borrowers escrowed $6,433,928 into a PIP reserve for a franchise-mandated PIP at each Mortgaged Property, each of which is required to be completed by September 2027. Each PIP is expected to begin in November 2026 and be completed by April 2027, and will include upgrades to the lobby, guest rooms, hotel amenities, landscaping/parking lot and signage, among other things. The related borrowers budgeted approximately $2.25 million for the PIP at the Aloft Chesapeake Mortgaged Property and approximately $3.6 million for the PIP at the Fairfield Inn & Suites Williamsburg Mortgaged Property.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

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Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than fourteen (14) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

●	With respect to the St. Louis Portfolio Mortgage Loan (9.2%), the borrower sponsor disclosed that he served as CEO of a network testing and security products company from 2012 to 2013, when he departed following an internal investigation. The SEC subsequently alleged that he directed improper revenue recognition practices in violation of GAAP and signed SEC filings he knew to be false. The borrower sponsor resolved the matter, without admitting or denying the allegations, by consenting to a five-year officer/director bar and paying a $100,000 civil penalty. Related shareholder class actions filed in 2013 were settled, with preliminary court approval granted in 2016.
●	With respect to the Northwest Atlanta Industrial Portfolio Mortgage Loan (9.0%), the borrower sponsor reported pending litigation in connection with a dispute with the prior
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tenant at the 88 Hickory Springs Industrial Drive Mortgaged Property. The tenant alleges that it had a right of first refusal (“88 Hickory Springs Industrial Drive ROFR”) that it was not offered and the borrower sponsor claims that the applicable borrower purchased the 88 Hickory Springs Industrial Drive Mortgaged Property under the assumption that the 88 Hickory Springs Industrial Drive ROFR was unenforceable. The borrower sponsor further reported that it evicted the prior tenant and was awarded summary judgment with respect to the prior tenant’s claims and thereafter, the prior tenant appealed the summary judgment decision and filed a lis pendens against the 88 Hickory Springs Industrial Drive Mortgaged Property. Pursuant to the Mortgage Loan documents, in the event the prior tenant is granted the 88 Hickory Springs Industrial Drive ROFR and purchases the Mortgaged Property, the 88 Hickory Springs Industrial Drive Mortgaged Property will be released and the applicable borrower will be required to pay 100% of the allocated loan amount for the 88 Hickory Springs Industrial Drive Mortgaged Property, among other conditions pursuant to the Mortgage Loan documents. See additionally, “—Releases; Partial Releases; Property Additions” below. In addition, the Mortgage Loan is recourse to the guarantors for any losses to the lender arising from such litigation and/or the related borrower's ownership of the 88 Hickory Springs Industrial Drive Mortgaged Property and it is an event of default under the Mortgage Loan documents if a judgment is enforced against the related borrower or the 88 Hickory Springs Industrial Drive Mortgaged Property and the related borrower is unable to fulfill its obligations pursuant to the Mortgage Loan documents, including the release of the 88 Hickory Springs Industrial Drive Mortgaged Property and payment of 100% of the allocated loan amount.

●	With respect to the Palms to Pines Shopping Center Mortgage Loan (3.1%), a co-manager of the borrower (Joel Farkas) was a named defendant in an action unrelated to the Mortgaged Property brought by VP Fruition Holdings LLC, as lender, involving a defaulted construction loan for which Mr. Farkas was a guarantor. The trial court entered judgment in December 2025 against Mr. Farkas in the amount of approximately $41.6 million, together with attorneys’ fees and costs. The judgment has been appealed. Patrick M. Wood, the other co-manager of the borrower and sole guarantor of Palms to Pines Shopping Center Mortgage Loan, is not involved in the related litigation. Future capital contributions on the borrower’s behalf must be made through co-manager-controlled Class B members. If the Farkas-controlled Class B member were unable to make future capital calls, the borrower’s formation documents provide that the Woods-controlled Class B member could do so on its behalf. Circumstances such as a control party bankruptcy are grounds for removal of a co-manager.
●	With respect to the Top Value Storage Mortgage Loan (0.7%), one of the two borrower sponsors (Yaakov Brenner), a 49.9% owner of the borrower and counsel for borrower-related parties, disclosed that he was audited and agreed to a censure by the Supreme Court of New Jersey in late 2020 with respect to (1) charging clients a set fee for the recording of closing documents, which fee sometimes exceeded the actual cost of recording and was set forth on the HUD statements and (2) keeping the excess funds as part of a service fee for post-closing matters. Prior to such audit, Mr. Brenner promptly returned all excess recording fees retained by his firm ($1,580 among 17 clients) and the audit found that he was in full compliance with his obligations from January 2017.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and

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warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-seven (27) Mortgage Loans (97.3%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Two (2) Mortgage Loans (2.7%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Astor Place Retail Mortgage Loan, the Frontera Crossing Mortgage Loan, the Hamilton Place Mortgage Loan, the 535 & 545 5th Avenue Mortgage Loan, the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan, the Palms to Pines Shopping Center Mortgage Loan, the West Memorial Place Mortgage Loan, the Revi Columbus East Mortgage Loan and the Mountain Park Place Mortgage Loan (collectively, 30.6%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Astor Place Retail Mortgage Loan (6.6%), the borrower sponsor disclosed that affiliates of the borrower sponsor have experienced certain defaults
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and foreclosures unrelated to the Mortgaged Property, including the following during the last ten years: (i) a securitized commercial mortgage loan in the amount of approximately $26,000,000 that was secured by a mixed use retail/office center in Highland Park, Illinois, was foreclosed in August 2021; (ii) a $31,800,000 mortgage loan secured by a mixed income multifamily development in New Haven, Connecticut, defaulted in 2015 and was subject to a forbearance agreement until the eventual sale of the property in May 2019; and (iii) a $150,000,000 securitized loan that was secured by a retail property in West Palm Beach, Florida defaulted in February of 2016 (which loan was previously modified after a default in 2011), which was later refinanced in December of 2018.

●	With respect to the Frontera Crossing Mortgage Loan (5.1%), the borrower sponsor disclosed prior defaults on (i) a $305,000,000 commercial mortgage loan secured by an office property in Chicago, Illinois, originated in 2018 and (ii) a $37,300,000 commercial mortgage loan secured by an office property in Denver, Colorado, originated in 2021, each unrelated to the Mortgaged Property. The borrower sponsor reported that, in each case, the related lender took title to the related property pursuant to a deed-in-lieu of foreclosure, no claims were made under any personal guarantees or other recourse obligations and that there are no outstanding obligations or liabilities of the borrower sponsor with respect to such prior loans.
●	With respect to the Hamilton Place Mortgage Loan (4.6%), the related borrower sponsor, along with other borrower sponsor affiliates, filed a voluntary Chapter 11 bankruptcy on November 1, 2020. On November 1, 2021 the borrower sponsor emerged from bankruptcy with all matters in the bankruptcy having been resolved, except for the resolution of some disputed claims, which claims have been separately reserved for with an independent third party. As a result of the bankruptcy, outstanding loans guaranteed by the borrower sponsor were deemed to be in default; however, the borrower sponsor worked with servicers to obtain waiver agreements with regard to all loans deemed to have been in default due to the bankruptcy filing.
●	With respect to the 535 & 545 5th Avenue Mortgage Loan (3.7%), the borrower sponsor, who is also the non-recourse carveout guarantor for the Mortgage Loan, is the subject of prior defaults, foreclosures and other litigation, including: (i) a July 2025 foreclosure action on a defaulted $375,000,000 loan secured by an office property and a lawsuit against the borrower sponsor for full repayment of the defaulted loan as a result of alleged bad acts involving the transfer of funds from tenants in breach of the loan documents; (ii) a 2025 lawsuit by a ground lessee for a residential property resulting in termination of a ground lease and foreclosure action filed by Fannie Mae against a borrower sponsor-owned entity; (iii) a 2025 lawsuit for full repayment of two loans, which as of December 2024, included an outstanding principal balance of $4,035,000, plus over $1,239,739 in accrued interest and default interest; (iv) a June 2025 UCC foreclosure by a mezzanine lender on a $25,000,000 mezzanine loan for a hotel property; and (v) an August 2025 foreclosure action on a $27,500,000 loan secured by a hotel property and a lawsuit against the borrower sponsor for full repayment of the defaulted loan, both of which were dismissed after the sale of the collateral on December 31, 2025. In addition, the 535 & 545 5th Avenue Mortgage Loan refinanced a prior mortgage loan that matured on March 6, 2025 and was transferred to special servicing on March 20, 2025. The lender with respect to such prior mortgage loan filed a foreclosure action on July 9, 2025. The related borrower refinanced such prior
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mortgage loan with the 535 & 545 5th Avenue Mortgage Loan on January 9, 2026. Proceeds from the 535 & 545 5th Avenue Mortgage Loan were used to repay the prior mortgage loan in full, inclusive of default and liquidation fees, net of $500,000 of default interest waived by the prior lender.

●	With respect to the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan (3.4%), the related borrower sponsor was the borrower sponsor of loan secured by a non-collateral hotel property located in Illinois, which entered monetary default in March 2021 due to COVID-19 impacts. A court-appointed receiver was put in place in July 2021 and the property was sold in July 2023.
●	With respect to the Palms to Pines Shopping Center Mortgage Loan (3.1%), the loan guarantor (Patrick M. Wood) or affiliates were the subject of a mortgage loan default in connection with a San Bernardino, California shopping center that ultimately resulted in a May 2025 UCC foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twenty-one (21) Mortgaged Properties (8.7%) are each leased entirely to a single tenant.
●	Two (2) Mortgaged Properties (3.3%) are leased (or marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that

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expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

●	With respect to the Frontera Crossing Mortgage Loan (5.1%), tenants representing an aggregate of 24.6% of the net rentable square footage at the Mortgaged Property, including the third largest tenant, Micron Technology, Inc., and the fifth largest tenant, Aspen University, have lease terms that expire in 2028. In addition, tenants representing an aggregate of 27.6% of the net rentable square footage at the Mortgaged Property, including the second largest tenant, BGE, Inc., have lease terms that expire in 2029.

In addition, each of the Mortgaged Properties identified in the table below is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgage Loan/Property Portfolio Names	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Northwest Atlanta Industrial Portfolio	9.0%	No(1)	Various(2)	6/6/2031

(1)	None of the related Mortgaged Properties are owner occupied, except for the 120/130 Hickory Springs Industrial Drive Mortgaged Property and the 101 East 18th Street Mortgaged Property.
(2)	See Annex A-1.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination

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Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the Westroads Mall Mortgage Loan (9.0%), the third largest tenant, Toys R Us (approximately 5.7% of the NRA), has the right to terminate its lease at any time after January 31, 2027 by providing 30 days’ written notice to the borrower.
●	With respect to the Northwest Atlanta Industrial Portfolio Mortgage Loan (9.0%), Ferguson Enterprises LLC, the sole tenant at the 115 Hickory Springs Industrial Drive Mortgaged Property, has a one-time option to terminate its lease effective December 31, 2032 (the “115 Hickory Springs Industrial Drive Lease Termination Date”), provided that (i) no event of default has occurred and is continuing, (ii) the tenant delivers written notice of termination to the borrower not less than nine months and no more than 12 months prior to 115 Hickory Springs Industrial Drive Lease Termination Date and (iii) the tenant reimburses the borrower for the unamortized portion of the tenant improvement allowance and real estate commissions paid by the borrower in accordance with the lease agreement. In addition, MasTec Inc., the sole tenant at the 180 Hickory Springs Industrial Drive Mortgaged Property, has the right to terminate its lease at any time following April 30, 2027 or any time during an extension period, provided that the tenant gives at least 90 days’ written notice to the borrower and pays three months’ rent and additional rent as a penalty for early termination.
●	With respect to the 2020 Main Street Mortgage Loan (8.8%), (i) the third largest tenant, New York Life Insurance Company, has one-time right to terminate its lease effective February 28, 2028 with notice on or before February 28, 2027 and payment of a termination fee equal to two months of base rent (including CAM), plus unamortized tenant improvement, leasing costs and free rent, and (ii) the fifth largest tenant, GSA, Public Buildings Service, has an ongoing right to terminate its lease at any time effective on or after January 29, 2029 with 90 days’ notice (no termination fee).
●	With respect to the Frontera Crossing Mortgage Loan (5.1%), the fourth largest tenant, US Marine Corps (approximately 7.8% of the NRA), may terminate its lease in whole or in part at any time, in the event sufficient funds are not appropriated by the United States government and upon providing 180 days’ prior written notice to the borrower.
●	With respect to The Towers at Cupertino City Center Mortgage Loan (4.6%), the largest tenant, Apple, has the right to terminate up to two contiguous floors per year on April 30, 2030 and April 30, 2031 with 12 months’ notice and payment of termination fee equal to three months of base rent, plus the unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space. In addition, the third largest tenant, Morgan Stanley, has a one-time right to terminate its lease effective November 30, 2030 by providing notice on or before January 31, 2030 and payment of a termination fee of $1,134,332.
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With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

●	With respect to the West Memorial Place Mortgage Loan (1.8%), Petroleum Geo-Services, Inc. (“PGS”) (i) has subleased 28,718 of its 125,033 square feet (the “PGS Space”) of leased space to nVent, which comprises approximately 4.0% of the net rentable area, pursuant to a sublease that is co-terminus with the prime lease, and (ii) is currently dark with respect to the remaining 96,315 square feet (approximately 13.5% of the net rentable area), which is underwritten as vacant, but is expected to continue to pay rent through the lease term. We cannot assure you that PGS will continue to pay rent and honor the remainder of its lease term as expected or at all. On each monthly payment date through and including the payment date occurring in December 2027, the borrower is required to make a deposit equal to $2.54 multiplied by the square footage attributable to the space demised to PGS, as reduced from time to time by the square footage of any replacement lease for any portion of the PGS Space, resulting in an initial deposit of approximately $317,584, for tenant improvements and leasing commissions outstanding associated with any replacement lease for all or a portion of the PGS Space.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of, or represent 50% or more of the underwritten revenues of, the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Westroads Mall Mortgage Loan (9.0%), the second largest tenant, AMC Westroads (approximately 13.6% of the NRA), pays a percentage rent of 50% of its earnings before interest, taxes, depreciation, amortization and rent in lieu of base rent.
●	With respect to the 2020 Main Street Mortgage Loan (8.8%), the rent for the third largest tenant, New York Life Insurance Company, was underwritten on a straight line rent averaging basis.
●	With respect to the Astor Place Retail Mortgage Loan (6.6%), Cha of Yulin (Jurian Tea House), the second largest tenant at the Mortgaged Property (representing approximately 3.7% of the NRA), is currently completing its space build-out and is expected to open in early July 2026, with rent payments expected to commence in July 2026.
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●	With respect to The Shops at Rockvale Mortgage Loan (5.2%), the largest tenant, Reading China&Glass (approximately 8.2% of the NRA), subleases 593 square feet of its space to Nissley Wine. The sublease is co-terminus with the prime lease, which expires on January 31, 2029.
●	With respect to Frontera Crossing Mortgage Loan (5.1%), the largest tenant, Celink (approximately 22.7% of the NRA), subleases its entire leased space to three subtenants, including (i) 16,977 square feet to Riot Platforms, Inc., (ii) 8,440 square feet to WONIK IPS USA, Inc. and (iii) 12,122 square feet to BookedBy, Inc. Each of the Celink subleases are co-terminus with the prime lease, which expires on December 31, 2027. In addition, the second largest tenant, BGE, Inc. (approximately 21.6% of the NRA), subleases 9,781 square feet to Crossroads Utility Services, LLC and such sublease is co-terminus with the prime lease, which expires on April 30, 2029. In addition, the fifth largest tenant, Aspen University (approximately 7.4% of the NRA), subleases 12,193 square feet to Galen Health Institutes, Inc. and such sublease is co-terminous with the prime lease, which expires on October 31, 2028.
●	With respect to The Towers at Cupertino City Center Mortgage Loan (4.6%), (i) the largest tenant, Apple, has a rent commencement date of July 1, 2026 for Suite 220, which is a recent expansion space and comprises 3,457 square feet of its aggregate 121,351 square foot premises, and (ii) the fourth largest tenant, Aptiv Services US, LLC, has a rent commencement date of November 1, 2026. In each of the forgoing cases, a rent concession reserve was obtained by the lender. In addition, the rent for the largest tenant, Apple, and the second largest tenant, Amazon, has been underwritten on a straight-line rent averaging basis.
●	With respect to the 535 & 545 5th Avenue Mortgage Loan (3.7%), the largest tenant at the Mortgaged Property, Empire Offices 535 Fifth Holdings LLC, leasing approximately 9.6% of the net rentable square footage at the Mortgaged Property as a co-working space, has not yet taken occupancy of approximately 60.8% of its space (the “Empire Expansion Space”) pending the completion of the related build out. There can be no assurance that Empire Offices 535 Fifth Holdings LLC will take occupancy of the Empire Expansion Space as expected or at all.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Northwestern Atlanta Industrial Portfolio, Rock River Plaza, 97 Fort Washington and Hayes House Apartments (collectively, 13.9%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this
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prospectus. See representation and warranty nos. 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Northwest Atlanta Industrial Portfolio Mortgage Loan (9.0%), Impact Partnerships, the sole tenant at the 1688 White Circle Mortgaged Property, has a ROFO to purchase the 1688 White Circle Mortgaged Property pursuant to the terms of its lease. Prior to marketing the 1688 White Circle Mortgaged Property for sale, the applicable borrower is required to offer the 1688 White Circle Mortgaged Property to the tenant on terms established in the applicable borrower’s sole discretion. The tenant will have 30 days to accept the offer or make a counteroffer. If the tenant does not accept the offer or negotiate an acceptable purchase price within 30 calendar days, the applicable borrower will be free to market the 1688 White Circle Mortgaged Property to third-parties and to enter into an agreement with any third-party at the applicable borrower’s sole discretion. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, Impact Partnerships waived its ROFO in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the lender.

In addition, HEM Leasing LLC, the sole tenant at both the 206 Univeter Court Mortgaged Property and the 202 Univeter Court Mortgaged Property, has an option to purchase both the 206 Univeter Court Mortgaged Property and the 202 Univeter Court Mortgaged Property pursuant to the terms of its lease at any time during the term of its lease upon providing written notice to the applicable borrower (the “206 & 202 Univeter Court Purchase Option Notice”), which notice must specify the date on which the tenant intends to close on the purchase (the “206 & 202 Univeter Court Purchase Option Closing Date”), which must be no later than 90 days from the date of the 206 & 202 Univeter Court Purchase Option Notice. The purchase price will be (i) $4,235,000, if the 206 & 202 Univeter Court Purchase Option Closing Date occurs on or after July 1, 2025 and on or before June 30, 2026, (iii) $4,270,000, if the 206 & 202 Univeter Court Purchase Option Closing Date occurs on or after July 1, 2026 and on or before June 30, 2027, and (iii) $4,300,000, if the 206 & 202 Univeter Court Purchase Option Closing Date occurs on or after July 1, 2027 and on or before June 30, 2034. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, HEM Leasing LLC waived its purchase option in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the lender.

In addition, Elite Radon, the sole tenant at the 45 Hickory Springs Industrial Drive Mortgaged Property, has a ROFO to purchase the 45 Hickory Springs Industrial Drive Mortgaged Property pursuant to the terms of its lease. Prior to marketing the 45 Hickory Springs Industrial Drive Mortgaged Property for sale, the applicable borrower is required to provide the tenant with written notice of the availability of the 45 Hickory Springs Industrial Drive Mortgaged Property for sale and offer the 45 Hickory Springs Industrial Drive Mortgaged Property to the tenant on such terms and conditions as the applicable borrower would offer to third parties, as determined by the applicable borrower in its sole and absolute discretion. The tenant will have 30 days from the applicable borrower’s written notice to respond in writing to the same and if the parties agree on a purchase price, the tenant is required to close on the sale within 45 days after the expiration of the 30-day notice period. If the applicable borrower has not received a written response by the 30-day notice period or if the tenant declines to

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accept the applicable borrower’s offer or makes a counteroffer which the applicable borrower rejects, in writing, as unacceptable in the applicable borrower’s sole and absolute discretion, the applicable borrower will thereafter be free to market and sell the 45 Hickory Springs Industrial Drive Mortgaged Property; if the tenant makes a counteroffer that the applicable borrower has rejected, the applicable borrower may sell the 45 Hickory Springs Industrial Drive Mortgaged Property for not less than the counteroffer submitted by the tenant. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, Elite Radon waived its ROFO in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the lender.

In addition, Enrichment Plus LLC, the sole tenant at the 182 Hickory Springs Industrial Drive Mortgaged Property, has a ROFO to purchase the 182 Hickory Springs Industrial Drive Mortgaged Property pursuant to the terms of its lease. Prior to marketing the 182 Hickory Springs Industrial Drive Mortgaged Property for sale, the applicable borrower is required to provide the tenant with written notice of the availability of the 182 Hickory Springs Industrial Drive Mortgaged Property for sale and offer the 182 Hickory Springs Industrial Drive Mortgaged Property in its entirety to the tenant on such terms and conditions as the applicable borrower would offer to third parties, as determined by the applicable borrower in its sole and absolute discretion. The tenant will have 30 days from the applicable borrower’s written notice to respond in writing to the same and if the parties agree on a purchase price, the tenant is required to close on the sale within 45 days after the expiration of the 30-day notice period. If the applicable borrower has not received a written response by the 30-day notice period or if the tenant declines to accept the applicable borrower’s offer or makes a counteroffer which the applicable borrower rejects, in writing, as unacceptable in the applicable borrower’s sole and absolute discretion, the applicable borrower will thereafter be free to market and sell the 182 Hickory Springs Industrial Drive Mortgaged Property; if the tenant makes a counteroffer that the applicable borrower has rejected, the applicable borrower may sell the 182 Hickory Springs Industrial Drive Mortgaged Property for not less than the counteroffer submitted by the tenant. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, Enrichment Plus LLC waived its ROFO in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the lender.

●	With respect to the Rock River Plaza Mortgage Loan (2.2%), Lowe’s, the second largest tenant at the Mortgaged Property representing approximately 33.8% of the net rentable area, has a ROFO to purchase its premises if the borrower desires to sell the leased premises separate from the rest of the adjacent shopping center (a portion of which includes the Mortgaged Property or assign its rights in only the Lowe’s lease to a third party. Lowe’s has 30 days after the date of receipt of the borrower’s offer to accept the same. If Lowe’s rejects the borrower’ offer, the borrower can proceed with a third party sale at a price no less than the price contained in the borrower’s offer and on the terms and conditions stated in the borrower’ offer within 120 days after the date of the borrower’s offer. At the end of such 120 day period, the Lowe’s ROFO will be restored.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty

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no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Northwest Atlanta Industrial Portfolio Mortgage Loan (9.0%), Cobb Industrial Inc. (approximately 32.2% of the NRA on a portfolio basis), the sole tenant at the 120/130 Hickory Springs Industrial Drive Mortgaged Property and the 101 East 18th Street Mortgaged Property, is an affiliate of the borrower sponsor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the 535 & 545 5th Avenue Mortgage Loan (3.7%), the related borrower sponsor owns one or more competing properties in the market where the related Mortgaged Property is located.
●	With respect to the West Memorial Place Mortgage Loan (1.8%), the related borrower sponsor or its affiliates own other properties in the related market within a five-mile radius that may compete with the Mortgaged Property.
●	With respect to the Golden Hill Mortgage Loan (1.5%), the related borrower sponsor or its affiliates own other properties in the related market within a five-mile radius that may compete with the Mortgaged Property.
●	With respect to the Northern NJ Multifamily Portfolio Mortgage Loan (1.3%), the related borrower sponsor or its affiliates own other multifamily properties in the related market that may compete with the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if

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applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Four (4) Mortgaged Properties (16.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties and, based on those reports, no Mortgaged Property has a probable maximum loss greater than 16.0%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

●	With respect to the Hamilton Place Mortgage Loan (4.6%), an outparcel ground lease tenant, PF Changs, representing approximately 0.7% of the net rentable area at the Mortgaged Property, is required to maintain and insure the improvements of the ground leased property.
●	With respect to the West Memorial Place Mortgage Loan (1.8%), at origination of the Mortgage Loan, the borrower’s existing blanket insurance coverage provided for a named windstorm sublimit of $100,000,000, which is less than the original principal balance of the Mortgage Loan and the total insurable value of the Mortgaged Property. The related Mortgage Loan documents require the borrower to, upon the earlier of (x) the policy renewal date (and each policy renewal date thereafter) or (y) 60 days following closing of the Mortgage Loan, (a) deliver or cause to be delivered to lender and its insurance consultant, a blanket portfolio named wind-storm modeling report (a “Portfolio Report”) together with a single-asset collateral named wind-storm modeling report (a “Standalone Report”) prepared by a third party firm qualified to perform such risk analysis and utilizing the most current RMS software or its equivalent, in each case, in form and substance acceptable to lender and the rating agencies, each in its sole discretion (any such report, the “PML Report”) and (b) obtain and maintain named windstorm coverage with a limit that is equal to at least the PML for the 10,000 year return period based on the Portfolio Report or the Standalone Report. The borrower’s failure to comply with the foregoing requirements results in an event of default and until the required named windstorm coverage is obtained, the related Mortgage Loan documents provide for a loss carveout for any amounts incurred after the occurrence of a named windstorm event in excess of any in-place insurance policy sublimit.
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Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a borrower party, a sole or significant tenant or the property manager, or with respect to a condominium unit Mortgaged Property, the related condominium association, elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

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In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan

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must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Northwest Atlanta Industrial Portfolio Mortgage Loan (9.0%), the 120/130 Hickory Springs Industrial Drive Mortgaged Property and the 115 Hickory Springs Industrial Drive Mortgaged Property each benefit from a PILOT agreement between the applicable borrower the Cherokee County Development Authority. Pursuant to the terms of the PILOT agreements, in lieu of property taxes and for the period of time that title to the related Mortgaged Property is vested in the Cherokee County Development Authority, the related borrower is required to pay annually a percentage of the property taxes that would have been due if title to the related Mortgaged Property was vested in the related borrower. With respect to the 120/130 Hickory Springs Industrial Drive Mortgaged Property, such percentage is equal to (i) 75% of the assessed value for new improvements and equipment and 100% of the assessed value for site and existing improvements for the 2026 tax year and (ii) 100% of the assessed value for new improvements and equipment and 100% of the assessed value for site and existing improvements for the 2027 tax year and each tax year thereafter. With respect to the 115 Hickory Springs Industrial Drive Mortgaged Property, such percentage is equal to (i) 15% of the assessed value for new improvements and equipment and 100% of the assessed value for site and existing improvements for the 2026 tax year, (ii) 30% of the assessed value for new improvements and equipment and 100% of the assessed value for site and existing improvements for the 2027 tax year, (iii) 45% of the assessed value for new improvements and equipment and 100% of the assessed value for site and existing improvements for the 2028 tax year, (iv) 60% of the assessed value for new improvements and equipment and 100% of the assessed value for site and existing improvements for the 2029 tax year, (v) 75% of the assessed value for new improvements and equipment and 100% of the assessed value for site and existing improvements for the 2030 tax year and (vi) 100% of the assessed value for new improvements and equipment and 100% of the assessed value for site and existing improvements for the 2031 tax year and each tax year thereafter. Real estate taxes were underwritten on a full, unabated basis for each of the 120/130 Hickory Springs Industrial Drive Mortgaged Property and the 115 Hickory Springs Industrial Drive Mortgaged Property.
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●	With respect to the 150 Erasmus and 1520 Prospect Mortgage Loan (3.2%), both Mortgaged Properties benefit from a 421-a real estate tax abatement. The 150 Erasmus Street Mortgaged Property is in the third year of a 35 year 421-a tax abatement. The abatement provides for a 100% exemption from taxes on the Mortgaged Property’s increase in assessed value due to its redevelopment through the 25th year of the abatement (the 2047/2048 tax year) and an approximately 30% exemption through the 2057/2058 tax year. According to the appraisal, estimated unabated taxes for the 2025/2026 tax year would be $216,904, while abated taxes would be $5,608. The 1520 Prospect Place Mortgaged Property is in the 8th year of a 35-year 421-a tax abatement. The abatement provides for a 100% exemption from taxes on the Mortgaged Property’s increase in assessed value due to its construction through the 25th year of the abatement (the 2042/2043 tax year) and a 30% exemption through the 2052/2053 tax year. According to the appraisal, estimated unabated taxes for the 2025/2026 tax year would be $55,250, while abated taxes would be $663. The Mortgage Loan was underwritten based on estimated abated taxes of $6,246 (based on tax bills) for the 2025/2026 tax year for both Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-five (25) Mortgage Loans (81.3%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Four (4) Mortgage Loans (18.7%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	25	$ 444,281,875	81.3%
Amortizing Balloon	4	101,973,118	18.7
Total	29	$ 546,254,993	100.0%

(1)	The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

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Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	19	$ 392,881,875	71.9%
11	6	108,250,000	19.8
1	3	25,150,000	4.6
9	1	19,973,118	3.7
Total	29	$ 546,254,993	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	28	$ 539,104,993	98.7%
5	1	7,150,000	1.3
Total	29	$ 546,254,993	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in a fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying component interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which would increase the debt

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service and may have an adverse effect on the borrower’s ability to make payments under the applicable Componentized Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

Single-Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the St. Louis Portfolio Mortgage Loan (9.2%), the guarantor provided a payment guaranty for a portion of the indebtedness in the amount of $10,000,000, representing 20% of the original principal balance of the Mortgage Loan. Pursuant to the Mortgage Loan documents, such payment guaranty will be reduced to $5,000,000, representing 10% of the original principal balance of the Mortgage Loan, upon the Mortgaged Property achieving a debt yield of 9.75%.
●	With respect to the 97 Fort Washington Mortgage Loan (1.5%), the guarantor provided a payment guaranty for a portion of the indebtedness in the amount of $2,560,329, representing approximately 31.0% of the original principal balance of the Mortgage Loan.

There can be no assurance that the guarantors of any such payment guaranties will have the resources to perform their obligations under such guaranties. Further, the existence of such guaranties may increase the likelihood of consolidation of the assets and liabilities of the guarantor with those of the borrower in the event of a bankruptcy of the guarantor.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums

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or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-three (23) Mortgage Loans (80.8%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.
●	Five (5) Mortgage Loans (15.5%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	One (1) Mortgage Loan (3.7%) prohibits voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment
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Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
2	1	4.6%
3	2	2.0
4	12	43.0
5	2	4.5
6	2	3.3
7	9	33.4
8	1	9.2
Total	29	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

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●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of twenty-four (24) Mortgage Loans (collectively, 84.5%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an

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opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the St. Louis Portfolio Mortgage Loan (9.2%), any borrower may obtain the release of any Mortgaged Property or Mortgaged Properties owned by such borrower(s) in connection with a bona fide third-party sale of such Mortgaged Property (provided that the Kenmore Court Mortgaged Property and the Sherwood Court Mortgaged Property may only be released together and not individually), subject to the satisfaction of the following conditions, among others: (i) immediately prior to and immediately after the release, no event of default will be continuing; (ii) if such release is prior to the date that is two years after the closing date of this securitization (the “St. Louis Portfolio Release Date”), prepayment of an amount of principal equal to 105% of the allocated loan amount for such Mortgaged Property (provided that with respect to the release of the Kenmore Court Mortgaged Property and the Sherwood Court Mortgaged Property, the release amount will be the aggregate of the release amount of the Kenmore Court Mortgaged Property and the Sherwood Court Mortgaged Property), together with payment of the applicable yield maintenance premium calculated in accordance with the loan documents; (iii) if such release is after the St. Louis Portfolio Release Date, defeasance of an amount of principal equal to 105% of the allocated loan amount for such Mortgaged Property (provided that with respect to the release of the Kenmore Court Mortgaged Property and the Sherwood Court Mortgaged Property, the release amount will be the aggregate of the release amount of the Kenmore Court Mortgaged Property and the Sherwood Court Mortgaged Property); (iv) after giving effect to such release and prepayment, the remaining Mortgaged Properties achieve a debt yield no less than the greater of the debt yield immediately prior to such release and 10.5%; and (v) compliance with REMIC related conditions.

In addition, with respect to the Fountain Row Mortgaged Property (0.8%), the applicable borrower may subdivide the Fountain Row Mortgaged Property into four or fewer separate parcels and obtain the release of a portion of the Fountain Row Mortgaged Property into not more than four separate properties (each, an “Individual

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Fountain Row Parcel”) in connection with a bona fide third-party sale of such Individual Fountain Row Parcel(s), subject to the satisfaction of the conditions in the immediately preceding paragraph and the following conditions, among others: (i) immediately prior to and immediately after the release, no event of default will be continuing; (ii) at the time of the release, each of the Individual Fountain Row Parcels is a separate legally subdivided parcel; (iii) the conveyance of the Individual Fountain Row Parcel does not (a) materially and adversely affect the use or operation of, or access to or from the remaining parcels at the Fountain Row Mortgaged Property, (b) cause any remaining parcels at the Fountain Row Mortgaged Property to be in violation of any legal requirements or (c) violate the terms of any document or instrument relating to the Fountain Row Mortgaged Property, including any lease or any permitted encumbrance and does not cause the reduction or abatement of any rental payments under any lease at the Fountain Row Mortgaged Property or violate any provisions related to parking; (iv) if such release is prior to the St. Louis Portfolio Release Date, prepayment of an amount of principal equal to 105% of the allocated loan amount for such Individual Fountain Row Parcel determined by the lender in its sole discretion in accordance with what would be acceptable to a prudent lender of securitized commercial mortgage loans (the “Individual Fountain Row Parcel Allocated Loan Amount”), together with payment of the applicable yield maintenance premium calculated in accordance with the loan documents; (v) if such release is after the St. Louis Portfolio Release Date, defeasance of an amount of principal for such Individual Fountain Row Parcel equal to 105% of the Individual Fountain Row Parcel Allocated Loan Amount; and (vi) compliance with REMIC related conditions.

●	With respect to the Northwest Atlanta Industrial Portfolio Mortgage Loan (9.0%), in the event any tenant exercises a purchase option with respect to the 202 Univeter Court Mortgaged Property, the 206 Univeter Court Mortgaged Property, the 182 Hickory Springs Industrial Drive Mortgaged Property, the 45 Hickory Springs Industrial Drive Mortgaged Property, the 1688 White Circle Mortgaged Property or the prior tenant with respect to the 88 Hickory Springs Industrial Drive Mortgaged Property, the applicable borrower may request the release of such Mortgaged Property at any time after the date that is two years after the closing date of this securitization in connection with a bona fide third party sale of such Mortgaged Property, provided that the following conditions, among others, are satisfied: (i) immediately before such sale and immediately thereafter, no event of default will be continuing; (ii) other than with respect to 88 Hickory Springs Industrial Drive Mortgaged Property, defeasance of an amount of principal equal to the greater of (a) 100% of the net proceeds from the sale of such Mortgaged Property and (b) 120% of the allocated loan amount for such Mortgaged Property; (iii) with respect to the 88 Hickory Springs Industrial Drive Mortgaged Property, defeasance of an amount of principal equal to 100% of the allocated loan amount for the 88 Hickory Springs Industrial Drive Mortgaged Property; (iv) after giving effect to such release and defeasance, (a) the remaining Mortgaged Properties achieve a debt yield no less than the lesser of the debt yield immediately prior to such release and 9.46%, (b) the debt service coverage ratio is no less than the lesser of the debt service coverage ratio immediately prior to such release and 1.43x and (c) the loan-to-value ratio for the remaining Mortgaged Properties is no more than the lesser of loan-to-value ratio immediately prior to such release and 65.3%; and (v) compliance with REMIC related conditions.
●	With respect to the Hamilton Place Mortgage Loan (4.6%), the related borrower may obtain the release of a non-income producing portion of the Mortgaged Property in connection with a transfer to a third party or borrower affiliate without the payment of a release price, subject to the satisfaction of certain conditions, including, among
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others: (1) if the loan-to-value ratio immediately after the completion of the partial release is more than 125%, the principal balance of the Hamilton Place Whole Loan must be paid down by a "qualified amount" as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, modified or supplemented from time to time or, alternatively, an opinion of counsel, acceptable to the lender in its reasonable discretion, that if such amount is not paid, this securitization will not fail to meet applicable federal income tax qualification requirements or subject this securitization to tax, and (2) the lender has received a REMIC opinion. Additionally, the related borrower may acquire the real property and related improvements of any one or more anchor tenants and the appurtenant interests therein (the “Hamilton Place Additional Property”), and such Hamilton Place Additional Property will be added as collateral of the Hamilton Place Whole Loan and subject to the related lien, provided certain condition precedents are satisfied, including, among others: (1) the related anchor tenant has vacated its leased premises on a permanent basis, on a date that is not within the period commencing 30 days prior to and terminating 30 days after the Closing Date, and there is no credible evidence of a replacement party planning to take occupancy of such property; (2) the lender has obtained a rating agency confirmation with respect to such acquisition; (3) the lender has received acceptable third party reports with respect to the Hamilton Place Additional Property as reasonably required by the lender; and (4) the lender has received a REMIC opinion.

●	With respect to the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan (3.4%), at any time after the date that is two years after the closing date of this securitization until January 5, 2031, the related borrowers may obtain the release of either Mortgaged Property from the lien of the mortgage, subject to the satisfaction of certain conditions, including, among others, (1) partial defeasance of an amount equal to the greater of (i) 120% of the allocated loan amount of such Mortgaged Property being released and (ii) the net sales proceeds attributable to such Mortgaged Property being released; (2) after giving effect to such release and defeasance, (a) the debt service coverage ratio for the remaining Mortgaged Property is not less than the greater of the debt service coverage ratio at origination and the debt service coverage ratio immediately prior to release, (b) the debt yield for the remaining Mortgaged Property is not less than the greater of the debt yield at origination and the debt yield immediately prior to release, and (c) the loan-to-value ratio for the remaining Mortgaged Property is not greater than the lesser of the loan-to-value ratio at origination and the loan-to-value ratio immediately prior to release; and (3) compliance with customary REMIC requirements.

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-seven (27) of the Mortgage Loans (91.2%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirteen (13) of the Mortgage Loans secured in whole or in part by office, retail, industrial and mixed use properties (85.0%) provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. The foregoing percentage has been calculated as a percentage only of office, retail, industrial and mixed use properties only.

Twenty-five (25) of the Mortgage Loans (78.6%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirteen (13) of the Mortgage Loans (37.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	8	$230,250,000	42.2%
Springing	15	$164,281,875	30.1
Soft/Springing Cash Management	4	$104,150,000	19.1
Hard/In Place Cash Management	2	$47,573,118	8.7
Total:	29	$546,254,993	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

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●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash
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management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines other than as set forth below. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” and “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”.

With respect to The Towers at Cupertino City Center Mortgage Loan (4.6%), the fourth largest tenant, Aptiv Services US, LLC, is not yet fully occupying 11,778 SF of space at the Mortgaged Property, and the space was underwritten as in-place, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include The Towers at Cupertino City Center Mortgage Loan notwithstanding this exception is supported by the following: (i) the loan metrics for The Towers at Cupertino City Center Mortgage Loan are an U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio of 11.3%, 1.69x and 63.6%, respectively; and (ii) the full amount of gap rent ($418,826) through the anticipated date Aptiv Services US, LLC is expected to take occupancy in June 2026 is held in an escrow account with the title company. In addition, certain characteristics of The Towers at Cupertino City Center Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of The Towers at Cupertino City Center Mortgage Loan into this transaction.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of

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ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan U/W NCF DSCR	Cut-off Date Total Debt U/W NCF DSCR
Westroads Mall	$49,000,000	9.0%	$12,000,000	$18,000,000	N/A	7.97%(1)	53.3%	62.8%(1)	2.20x	1.81x(1)

(1)	Calculated including the mezzanine debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt U/W NCF DSCR is calculated based on such initial interest rates.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan, except with respect to the Westroads Mall Mortgage Loan (9.0%), for which the maturity date of the mezzanine loan is June 1, 2031 and the maturity date of the Westroads Mall Mortgage Loan is June 6, 2031. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances

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made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan. The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall

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and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Westroads Mall, The Towers at Cupertino City Center, Hamilton Place, 535 & 545 5th Avenue and West Memorial Place (collectively, 23.6%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BANK5 2026-5YR22 PSA” means the pooling and servicing agreement that governs the servicing of The Towers at Cupertino City Center Whole Loan and the West Memorial Place Whole Loan.

“Benchmark 2026-V20 PSA” means the pooling and servicing agreement that governs the servicing of the 535 & 545 5th Avenue Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

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“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan and each Servicing Shift Mortgage Loan (after the related Servicing Shift Securitization Date).

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“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and each Servicing Shift Whole Loan (after the related Servicing Shift Securitization Date).

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the related trust and servicing agreement or pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above, and (ii) with respect to The Hamilton Place Mortgage Loan, after the securitization of the related note A-1 Companion Loan, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the (i) Non-Serviced Pari Passu Whole Loans and (ii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to any Serviced Companion Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to any Serviced Companion Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of such Serviced Companion Loan.

“Other Special Servicer” means, with respect to any Serviced Companion Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan and each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

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“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Hamilton Place will be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Hamilton Place Whole Loan will be a Servicing Shift Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
Westroads Mall	Serviced	Note A-1	Control	$40,000,000	WFCM 2026-5C10
		Note A-2	Non-Control	$12,000,000	Argentic Real Estate Finance 2 LLC
		Note A-3	Non-Control	$9,000,000	WFCM 2026-5C10
		Note A-4	Non-Control	$6,000,000	Argentic Real Estate Finance 2 LLC
The Towers at Cupertino City Center	Non-Serviced	Note A-1-1	Control	$60,000,000	BANK5 2026-5YR22
		Note A-1-2	Non-Control	$20,000,000	BBCMS 2026-5C41
		Note A-1-3	Non-Control	$20,000,000	WFCM 2026-5C9
		Note A-2-1-1	Non-Control	$25,000,000	WFCM 2026-5C10
		Note A-2-1-2	Non-Control	$15,000,000	Wells Fargo Bank, National Association
		Note A-2-2	Non-Control	$5,000,000	WFCM 2026-5C9
Hamilton Place	Servicing Shift(2)	Note A-1	Control	$25,000,000	Goldman Sachs Bank USA
		Note A-2	Non-Control	$25,000,000	WFCM 2026-5C10
		Note A-3	Non-Control	$10,000,000	Goldman Sachs Bank USA
		Note A-4	Non-Control	$11,900,000	Goldman Sachs Bank USA
535 & 545 5th Avenue	Non-Serviced	Note A-1	Control	$75,000,000	Benchmark 2026-V20
		Note A-2-1	Non-Control	$35,000,000	DBR Investments Co. Limited
		Note A-2-2	Non-Control	$15,000,000	Benchmark 2026-V22
		Note A-3	Non-Control	$26,000,000	BBCMS 2026-5C40
		Note A-4	Non-Control	$15,000,000	Benchmark 2026-V21
		Note A-5	Non-Control	$15,000,000	Benchmark 2026-V21
		Note A-6	Non-Control	$10,000,000	BMO 2026-5C14
		Note A-7	Non-Control	$9,000,000	BBCMS 2026-5C42
		Note A-8	Non-Control	$50,000,000	WFCM 2026-5C9
		Note A-9	Non-Control	$15,000,000	BBCMS 2026-5C41
		Note A-10	Non-Control	$20,000,000	WFCM 2026-5C10
		Note A-11	Non-Control	$14,000,000	BBCMS 2026-5C40
		Note A-12-1	Non-Control	$6,000,000	BBCMS 2026-5C42
		Note A-12-2	Non-Control	$5,000,000	BMO 2026-5C14
West Memorial Place	Non-Serviced	Note A-1	Control	$65,000,000	BANK5 2026-5YR22
		Note A-2	Non-Control	$30,000,000	JPMorgan Chase Bank, National Association
		Note A-3-1	Non-Control	$10,000,000	WFCM 2026-5C10
		Note A-3-2	Non-Control	$1,000,000	JPMorgan Chase Bank, National Association

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	The Hamilton Place Whole Loan is expected to initially be serviced under the WFCM 2026-5C10 PSA. From and after the securitization of the related controlling Companion Loan, the Hamilton Place Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

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Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination

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Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the special servicer

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proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master

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servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”.

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The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of

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action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in May 2026 and ending on the hypothetical Determination Date in June 2026. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Argentic Real Estate Finance 2 LLC, LMF Commercial, LLC, Societe Generale Financial Corporation, Citi Real Estate Funding Inc., Goldman Sachs Bank USA, BSPRT CMBS Finance, LLC, JPMorgan Chase Bank, National Association and UBS AG New York Branch are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Argentic Real Estate Finance 2 LLC, LMF Commercial, LLC, Societe Generale Financial Corporation, Citi Real Estate Funding Inc., Goldman Sachs Bank USA, BSPRT CMBS Finance, LLC, JPMorgan Chase Bank, National Association and UBS AG New York Branch on or about June 29, 2026 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as

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depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2024, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.7 billion. Since the beginning of 2010 through March 31, 2026, Wells Fargo Bank originated approximately 3,116 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $77.4 billion, which were included in 291 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage

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Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank

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mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen

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or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
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●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special
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reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described

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below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

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Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2023 to March 31, 2026 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wells Fargo Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	X	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09
Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09
Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92
Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92
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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Total

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset, but where no decision has yet been made to accept or contest the demand. (For columns s-u). Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
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(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division's decisions
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2026 through March 31, 2026 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 7, 2026, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 7, 2026, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 184 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.1 billion.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction

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to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loans may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loans originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The

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committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental
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insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding
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principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve

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to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower
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or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

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Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of Argentic, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

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Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standards and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 21, 2026. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including March 31, 2026, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Argentic is an affiliate of (i) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial Directing Certificateholder, (ii) Argentic Securities Holdings 2 Cayman Limited, the expected holder of the VRR Interest and the HRR Interest, and (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates. Except as described above, neither Argentic nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the

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future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the VRR Interest and the HRR Interest) at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Wells Fargo is the purchaser under a repurchase agreement with LMF or with a wholly-owned subsidiary or other affiliate of LMF for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF and/or its respective affiliates. In the case of the repurchase facility provided to LMF, Wells Fargo has agreed to purchase mortgage loans from LMF on a revolving basis. The dollar amount of the Mortgage Loans that are expected to be subject to the repurchase facility that will be sold by LMF to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $65,300,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo the Mortgage Loan subject to that repurchase facility that are to be sold by LMF to the Depositor in connection with this securitization transaction, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

Computershare is the interim custodian with respect to the loan files for the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the 126th commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million, $716 million, $431 million, $542 million and $711 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and 2025, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

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LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be

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sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances

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particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual

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inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do

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not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each LMF Mortgage Loan. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to five (5) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of LMF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
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●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on May 7, 2026. LMF’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2023 to and including March 31, 2026, LMF has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity (a)	Check if Registered (b)	Name of Originator (c)	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Wells Fargo Commercial Mortgage Trust 2024-5C1 (CIK # 0002028411)	X	LMF Commercial, LLC	4	$67,200,000	9.2%	1	$13,000,000	1.8%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
BMO 2024-5C4 Mortgage Trust (CIK # 0002016125)	X	LMF Commercial, LLC	5	$54,100,000	6.3%	1	$15,000,000	1.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Wells Fargo Commercial Mortgage Trust 2024-5C2 (CIK # 0002039768)	X	LMF Commercial, LLC	5	$32,297,323	1.4%	1	$10,000,000	1.4%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
BBCMS Mortgage Trust 2024-C26 (CIK # 0002020017)	X	LMF Commercial, LLC	5	$47,810,000	5.9%	1	$15,000,000	0.9%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

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Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation” or “SGFC”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.
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In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2025, Societe Generale Financial Corporation securitized 306 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $12.4 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated or acquired by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will

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secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization

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periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may
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be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA””) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for

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maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise

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brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of Societe Generale Financial Corporation, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest

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Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 17, 2026. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including March 31, 2026 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under

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the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 17, 2026. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including March 31, 2026, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated each of the Mortgage Loans or portions thereof that it is contributing to this securitization transaction (the “CREFI Mortgage Loans”).

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated or co-originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of

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Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion, $13.8 billion and $16.9 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and 2025, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
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●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. The depositor or an affiliate on behalf of CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described under “—Database” above;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
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●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
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●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the Cut-Off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

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For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and none of the Certificateholders or the trustee for this securitization will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan), and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan), which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below.

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CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. However, variations from the origination procedures and underwriting guidelines described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all origination procedures and underwriting guidelines set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

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Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others, for review. After a review of the credit committee package and/or term sheet and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

In addition, CREFI may in some instances have reduced the term interest rate that CREFI would otherwise charge on a CREFI mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the CREFI mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related CREFI mortgage loan satisfied CREFI’s minimum debt service coverage ratio underwriting requirements for such CREFI mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments,
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except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if there is an institutional sponsor or the sponsor is a high net worth individual, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take
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responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (8) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (18) and (31) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (45) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. CREFI (or, in the case of a mortgage loan acquired by CREFI from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent (or, in the case of a mortgage loan acquired by CREFI from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (43) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report. CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

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Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines.

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

For any material exceptions to CREFI’s underwriting guidelines described above in respect of the CREFI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the CREFI Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2026. CREFI’s Central Index Key is 0001701238. With respect to the period from and including April 1, 2023, to and including March 31, 2026, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or acquire in the future, other certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

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Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans” for additional information.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2025, GSMC originated or acquired approximately 3,556 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $194.3 billion. As of December 31, 2025, GSMC had acted as a sponsor and mortgage loan seller on approximately 574 fixed- and floating-rate commercial mortgage-backed securitization transactions. From 2011 through 2025, GSMC securitized approximately $124.7 billion of commercial mortgage loans in public and private offerings.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were

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employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its

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securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Summaries of the Fifteen Largest Mortgage” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

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Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2025	$6.7 billion	$6.8 billion
2024	$7.2 billion	$7.3 billion
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2025	$7.7 billion	$7.7 billion
2024	$5.9 billion	$5.9 billion
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the

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borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types

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and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally
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underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1 to this prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently

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remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

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Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a
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certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 12, 2026. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2023 to and including March 31, 2026, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to

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repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$(e)	% of principal balance (f)	# (g)	$(h)	% of principal balance (i)	#(j)	$ (k)	% of principal balance (l)	# (m)	$(n)	% of principal balance (o)	#(p)	$(q)	% of principal balance (r)	# (s)	$(t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

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BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1 Madison Avenue, Suite 1600, New York, New York 10010.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of December 31, 2025.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	433	$6,415,767,894.00

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be

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appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to the BSPRT Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to the BSPRT Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding the BSPRT Mortgage Loans was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. The depositor or an affiliate on behalf of BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the BSPRT Mortgage Loans, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for the BSPRT Mortgage Loans reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

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Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for the BSPRT Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of the BSPRT Mortgage Loans, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the BSPRT Mortgage Loans to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing each BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether the BSPRT Mortgage Loans materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

The BSPRT Mortgage Loans were originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to

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another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

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A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
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Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the

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seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

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●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the
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repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A 1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2026. BSPRT’s Central Index Key Number is 0001722518. As of March 31, 2026, BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date of this prospectus, neither BSPRT nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2025, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at

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www.sec.gov. The 2025 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2025, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $210 billion. Of that amount, approximately $158 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2025, JPMCB originated approximately $13 billion of commercial mortgage loans, of which approximately $7 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

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Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

Pursuant to certain interim servicing arrangements between Trimont and JPMCB, a sponsor and a mortgage loan seller, or Trimont and certain affiliates of JPMCB, Trimont acts as primary servicer with respect to certain mortgage loans owned by JPMCB and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the JPMCB Mortgage Loans. There are currently no outstanding servicing advances made by Trimont in regard to any JPMCB Mortgage Loan that is serviced by Trimont prior to its inclusion in the trust fund.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

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●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except

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as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio,

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including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

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Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be

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written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may
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waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation

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of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on May 5, 2026, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from April 1, 2023 to March 31, 2026 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	(1)
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB50 Mortgage Trust		Basis Multifamily Capital, LLC	4	$11,500,046	2.3%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Capital One Multifamily Finance, LLC	49	$156,779,498	31.0%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		CBRE Capital Markets, Inc.	57	$138,218,839	27.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
		Greystone Servicing Corporation, Inc.	9	$34,746,480	6.9%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Hunt Mortgage Partners, LLC	16	$48,417,516	9.6%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		PennyMac Corp.	2	$5,473,341	1.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Pinnacle Bank	16	$41,659,124	8.2%	1	$1,410,611	0.652%	1	$1,403,621	0.70	0	0.00	0.00	1	$1,410,611	0.652%	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	6	$20,777,248	4.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		The Community Preservation Corporation	21	$47,604,463	9.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			180	$505,176,555	100%	1	$1,410,611	0.652%	1	1,403,621	0.70	0	0.00	0.00	1	$1,410,611	0.652%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
JPMCC Multifamily Housing Mortgage Loan Trust 2025-Q032		JPMorgan Chase Bank, National Association	246	$472,772,995	100%	8	$14,928,105	3.2%	4	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.00
Total by Issuing Entity			246	$472,772,995	100%	8	$14,928,105	3.2%	4	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.0
FRESB 2017-SB30 Mortgage Trust		CBRE Capital Markets, Inc.	47	$106,535,411	34.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Greystone Servicing Corporation, Inc.	20	$58,966,685	19.2%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	7	$18,400,875	6.0%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
		Sabal TL1, LLC	58	$123,036,491	40.1%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			132	$306,939,462	100%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
Total by Asset Class			561	$2,193,389,012		12	$660,676,060		5	$10,890,033		0	0.00		4	$645,747,945		4	$5,415,473		3	$3,918,516

(1)	A second repurchase demand with respect to the same asset still remains in dispute, as reported on the Form ABS-15Ga-1 submitted on February 7, 2025.
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(2)	The assets subject to each repurchase request were paid off in August 2022. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(3)	The asset subject to the repurchase request was paid off in March 2025. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.

Explanatory Note:

In connection with the preparation of this table, JPMCB undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. See “Credit Risk Retention”.

UBS AG New York Branch

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $24,288,524,135 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and

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supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBS AG New York Branch will make certain representations and warranties(set forth on Annex D-1 to this prospectus), subject to certain exceptions thereto (attached to this prospectus as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans or portions thereof (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape

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was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of UBS AG New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;
●	comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the

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property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one

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or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

None of the UBS AG Mortgage Loans were originated with any material exceptions from UBS AG’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2026. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2026, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)				Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG, New York Branch	20	336,586,045	47.1%	1	26,110,941.17	4.54%	0	—	—	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.
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The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced”. In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—UBS AG New York Branch” has been provided by UBS AG New York Branch.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2026-5C10 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

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The Trustee

Deutsche Bank National Trust Company, a national banking association (“DBNTC”), will act as trustee under the Pooling and Servicing Agreement. DBNTC is a national banking association with its offices for notices under the Pooling and Servicing Agreement located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration—WFCM 2026-5C10, and its telephone number is (714) 247-6000.

DBNTC and its affiliates have provided corporate trust services since 1991. DBNTC and its affiliates have previously been appointed to the role of trustee or certificate administrator for over 1,900 mortgage-backed transactions and have significant experience in this area.

In its capacity as trustee on commercial mortgage securitizations, DBNTC is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBNTC, in its capacity as trustee, has not been required to make an advance on a domestic CMBS transaction.

In 2014 and 2015, several investors sued several trustees of residential mortgage-backed securities (“RMBS”) trusts, including Deutsche Bank National Trust Company, concerning the trustees’ administration of RMBS trusts. These cases generally alleged that the RMBS trustees failed to perform purported duties, as trustees for private-label RMBS trusts, to enforce breaches of representations and warranties as to mortgage loans held by the trusts and to enforce breaches by servicers of their mortgage loan servicing obligations for the trusts. Investors have sued DBNTC in nine of these cases. DBNTC has settled two cases brought by funds managed by Blackrock Advisors, LLC, PIMCO-Advisors, L.P. and others; settled two cases brought by Royal Park Investments SA/NV settled one case brought by IKB International, S.A. in Liquidation and IKB Deutsche Industriebank A.G.; obtained summary judgment in one case, brought by certain special purpose entities including Phoenix Light SF Limited; and obtained a dismissal in one case, brought by the Western and Southern Life Insurance Company and five related entities. In addition, the two cases described below remain active.

On November 7, 2014, the National Credit Union Administration Board (“NCUA”), as an investor in 121 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of those trusts, alleging violations of the U.S. Trust Indenture Act of 1939 (“TIA”) and the New York Streit Act (“Streit Act”) for DBNTC’s alleged failure to perform certain purported statutory and contractual duties. On March 5, 2015, NCUA amended its complaint to assert claims as an investor in 97 of the 121 RMBS trusts that were the subject of its first complaint. The amended complaint alleged violations of the TIA and Streit Act, as well as breach of contract, breach of fiduciary duty, breach of the covenant of good faith, negligence, gross negligence and negligent misrepresentation. NCUA’s complaint alleged that the trusts at issue suffered total realized collateral losses of U.S. $17.2 billion, but the complaint did not include a demand for money damages in a sum certain. On May 1, 2015, DBNTC filed a motion to dismiss the amended complaint. On July 31, 2018, the court issued an order that, among other things, denied DBNTC’s motion to dismiss without prejudice to its renewal. On August 31, 2018, NCUA filed a letter informing the court that it intended to: (i) drop all of its claims as to 60 of the 97 trusts at issue; (ii) drop its claims as to certain, but not all, certificates for 3 additional trusts; and (iii) move for leave to file an amended complaint bringing claims as to the remaining 37 trusts at issue. On October 5, 2018, NCUA filed a motion for leave to file a second amended complaint that asserted claims as to only 37 of the 97 trusts that were originally at issue, and added new claims for a declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses in NCUA’s action and in other actions brought by investors against DBNTC for alleged breaches of its duties as an RMBS trustee. On

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November 5, 2018, DBNTC filed a motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. On October 15, 2019, the court: (i) granted in part NCUA’s motion for leave to file a second amended complaint; and (ii) granted DBNTC’s motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. The court permitted NCUA to file a second amended complaint asserting claims for: (i) breach of contract arising out of DBNTC’s alleged failure to perform certain purported statutory and contractual duties; and (ii) declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses. The court denied NCUA’s request to assert additional claims for: (i) negligence and gross negligence; and (ii) breach of fiduciary duty. On October 21, 2019, NCUA filed a second amended complaint. On November 15, 2019, DBNTC filed an answer to the second amended complaint. On June 11, 2021, NCUA filed a third amended complaint, the substance of which was unchanged from the second amended complaint. On July 1, 2021, DBNTC filed an answer to the third amended complaint. On October 5, 2021, NCUA filed a fourth amended complaint, the substance of which was unchanged from the third amended complaint. On October 25, 2021, DBNTC filed an answer to the fourth amended complaint. On February 4, 2022, the parties filed a stipulation in which NCUA agreed to voluntarily dismiss with prejudice all claims as to 19 trusts. On February 28, 2022, both parties filed motions for partial summary judgment. On August 15, 2025, the court granted in part and denied in part both motions, and on October 9, 2025, the court entered the parties’ stipulation dismissing certain additional claims based on the summary judgement decision. Discovery is ongoing.

On December 23, 2015, Commerzbank AG (“Commerzbank”), as an investor in 50 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violations of the TIA and New York’s Streit Act, breach of contract, breach of fiduciary duty, negligence, and breach of the covenant of good faith, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Commerzbank alleges that DBNTC caused it to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On April 29, 2016, Commerzbank filed an amended complaint. The amended complaint asserts the same claims as did the original complaint, and, like the original complaint, alleges that DBNTC caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but does not include a demand for money damages in a sum certain. On May 27, 2016, DBNTC filed a motion to dismiss the amended complaint. On February 10, 2017, the court granted in part and denied in part DBNTC’s motion to dismiss. The court granted the motion to dismiss with respect to Commerzbank’s claim for breach of the covenant of good faith and claim under the Streit Act, dismissing those claims with prejudice. The court also granted the motion to dismiss with respect to Commerzbank’s claim under the TIA as to the 46 trusts at issue governed by pooling and servicing agreements, dismissing that claim with prejudice as to those 46 trusts. The court also granted the motion to dismiss, without prejudice, with respect to Commerzbank’s breach of contract claim as to ten trusts whose governing agreements limit the right to file suit under the governing agreements to certain specified parties, including the registered holder of a certificate issued by the trust. The court held that, although Commerzbank has not received authorization from the registered holder of the certificates at issue to file suit, it may still obtain that authorization from the registered holder. The court denied the remainder of the motion to dismiss. Therefore, with the exception of the claims relating to the ten trusts for which Commerzbank has not received authorization to file suit, Commerzbank’s claims for breach of contract, breach of fiduciary duty, and negligence will proceed. Commerzbank’s claim under the TIA as to the four trusts governed by agreements other than pooling and servicing agreements will also proceed. On May 1, 2017, DBNTC filed an answer to the amended complaint. On November 30, 2017, Commerzbank filed a second amended complaint that names Deutsche Bank Trust Company Americas (“DBTCA”) as a

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defendant in addition to DBNTC. DBTCA serves as trustee for 1 of the 50 trusts at issue. DBNTC serves as trustee for the other 49 trusts at issue. Commerzbank’s second amended complaint brings claims for violation of the TIA; breach of contract; breach of fiduciary duty; negligence; violation of the Streit Act; and breach of the covenant of good faith. However, in the second amended complaint, Commerzbank acknowledges that the court previously dismissed its TIA claims for the trusts governed by pooling and servicing agreements, as well as its Streit Act claims and claims for breach of the covenant of good faith, and Commerzbank only includes these claims to preserve any rights on appeal. The second amended complaint alleges that DBNTC and DBTCA caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On January 29, 2018, DBNTC and DBTCA filed an answer to the second amended complaint. On December 7, 2018, DBNTC and DBTCA filed a motion for summary judgment. Also on December 7, 2018, Commerzbank, jointly with the Phoenix Light plaintiffs, filed a motion for partial summary judgment. On February 8, 2022, the court issued an order in which it granted in part DBNTC and DBTCA’s motion for summary judgment and denied plaintiffs’ motion for partial summary judgment. As a result of that order, many of plaintiffs’ claims and theories were dismissed with prejudice. On September 26, 2024, DBNTC and DBTCA filed a motion for summary judgment, which has been fully briefed.

It is DBNTC’s belief that it has no pending legal proceedings (including, based on DBNTC’s current evaluation, the litigation disclosed in the foregoing paragraphs) that would materially affect its ability to perform its duties as trustee under the PSA for this transaction.

The foregoing information set forth above under “—The Trustee” has been provided by DBNTC. Other than as set forth in the above paragraphs, DBNTC has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, DBNTC and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

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The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator (in such capacity, the “Certificate Administrator”), certificate registrar and custodian under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of December 31, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,338 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $746 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

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Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 458,363 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For five CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2025 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2025 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an internal update that set certain payments to be manually processed that resulted in three classes of certificates not receiving their distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the error within seven days of the related distribution date.

For two CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to certain settings within the applicable payment model that resulted in an overpayment to one class of certificates and a corresponding aggregate underpayment to five classes of certificates for one such transaction, and an overpayment to one class of certificates and a corresponding aggregate underpayment to two classes of certificates for such other transaction, in each case, on the related distribution date. Computershare Trust Company revised the distribution for each transaction to correct the error within five days and six days, respectively, of the applicable distribution date.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to processing a pool level adjustment in the servicer’s report that resulted in an underpayment to six classes of certificates on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error the following month.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an off-cycle adjustment that resulted in one class of certificates not receiving its principal distribution on the related

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distribution date. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution date.

For each of the five CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

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The Master Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers (in such capacity, the “Master Servicer”). Trimont is also the Non-Serviced Master Servicer for The Towers at Cupertino City Center Whole Loan and the West Memorial Place Whole Loan under the BANK5 2026-5YR22 PSA.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the United States located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P2	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average	MOR CS2
Special Servicer:	CSS2	Strong	MOR CS2

[1]	The Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative” during the integration period associated with the CMS Transaction as is consistent with Fitch’s criteria and historical practice.
[2]	The S&P master servicer rating of Trimont has been placed on “Rating Watch Positive” during the integration period associated with the CMS Transaction and the S&P special servicer rating of Trimont has been placed on "RankingWatch with negative implications".
[3]	Morningstar DBRS has designated the trend for the primary servicer ranking as “Positive”, the trend for the special servicer ranking as “Stable”, and the trend for the master servicer ranking as “Stable”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025
By Approximate Number:	2,529	2,301	19,773
By Approximate Aggregate Unpaid Principal Balance (in billions):	$110.1	$114.6	$628.12

The following table sets forth information as of March 31, 2026 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

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Commercial and Multifamily Mortgage Loans	As of 3/31/2026
By Approximate Number:	19,431
By Approximate Aggregate Unpaid Principal Balance (in billions):	$631.63

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of March 31, 2026, approximately 15,163 commercial and multifamily loans with an unpaid principal balance of approximately $428.12 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master, primary and special servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

The following table sets forth information as of March 31, 2026 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)**	Approximate Outstanding Advances (P&I and PPA)**	Approximate Outstanding Advances as % of UPB
3/31/2026	$385,450,133,962	$904,185,436	0.23%

**	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in

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compliance with its internal procedures and applicable law. Trimont has entered into contracts with third-party vendors for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

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Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (cmsview.trimont.com) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Argentic (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Argentic from time to time, which may include certain of the Mortgage Loans for which Argentic is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between LMF (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by LMF from time to time, which may include certain of the Mortgage Loans for which LMF is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing agreements between Societe Generale Financial Corporation (and/or certain of its affiliates) and Trimont, Trimont acts as interim servicer with respect to certain mortgage loans, owned by Societe Generale Financial Corporation from time to time, which may include certain of the Mortgage Loans for which Societe Generale Financial Corporation is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between CREFI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage

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loans owned by CREFI from time to time, which may include certain of the Mortgage Loans for which CREFI is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing agreements between Goldman Sachs Mortgage Company (and/or certain of its affiliates) and Trimont, Trimont acts as interim servicer with respect to certain mortgage loans, owned by Goldman Sachs Mortgage Company from time to time, which may include certain of the Mortgage Loans for which Goldman Sachs Mortgage Company is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing agreements between BSPRT CMBS Finance, LLC (and/or certain of its affiliates) and Trimont, Trimont acts as interim servicer with respect to certain mortgage loans, owned by BSPRT CMBS Finance, LLC from time to time, which may include certain of the Mortgage Loans for which BSPRT CMBS Finance, LLC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing agreements between UBS AG New York Branch (and/or certain of its affiliates) and Trimont, Trimont acts as interim servicer with respect to certain mortgage loans, owned by UBS AG New York Branch from time to time, which may include certain of the Mortgage Loans for which UBS AG New York Branch is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may acquire certain classes of certificates on the Closing Date or pursuant to secondary market transactions in the future. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines (“CMS Platform”) supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

Currently, Trimont operates two loan servicing platforms, the platform that Trimont was using prior to the CMS Acquisition Closing Date (“Pre-Closing Platform”) and the CMS Platform. Each platform uses a separate instance of McCracken Financial Solutions software, Strategy CS. Trimont expects to integrate these platforms, including into one instance of Strategy CS, in the future. Until such integration occurs, Trimont expects to service most loans serviced under CMBS servicing agreements on the CMS Platform, but may continue to service the loans it was servicing prior to the CMS Acquisition Closing Date and may service some loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date, on the Pre-Closing Platform.

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The foregoing information set forth under this sub-heading regarding Trimont has been provided by Trimont.

For a description of any material affiliations, relationships and related transactions between Trimont, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Trimont will have various duties under the PSA. Certain duties and obligations of Trimont are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Trimont, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

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The Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”) and will act as the special servicer (in such capacity, the “Special Servicer”) under the PSA. ASC will be responsible for special servicing and administration if such loans were to become a “specially serviced loan” or “REO property” pursuant to the PSA. ASC maintains its principal servicing office at 740 E. Campbell Road, Suite 600, Richardson, Texas 75081 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Above Average” by S&P and a Morningstar DBRS Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of December 31, 2025, Elliott manages approximately $79.6 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the mortgage loan seller, originator, sponsor and the retaining sponsor, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest and the HRR Interest certificates, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loans or any Excluded Loan).

Except as disclosed in the previous paragraph, neither ASC nor any of its affiliates intends to retain any other certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future, after the Closing Date, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	December 31, 2023	December 31, 2024	December 31, 2025	March 31, 2026
By Approximate Number:	1,346	1,458	1,778	1,809
By Approximate Aggregate Unpaid Principal Balance (in billions):	$31.507	$38.161	$50.50	$51.92

As of March 31, 2026, ASC had twenty-seven (27) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging over 37 years of industry experience. ASC was named special servicer on 90 securitized pools (84 commercial mortgage-backed securities pools and 6 collateralized loan obligation pools) including 1,809 loans secured by 2,797 properties with an unpaid balance of approximately $51.92 billion as of March 31, 2026. As of March 31, 2026, ASC was actively managing 61

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commercial mortgage-backed securities loans, secured by 80 properties (including 21 REO properties) with an approximate unpaid balance of $1.718 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the Public Company Accounting Oversight Board, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the applicable pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the mortgage loans or the certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

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In its capacity as special servicer, ASC will not have primary responsibility for custody services of original documents evidencing the mortgage loans, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificate holders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificate holder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Special Servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the PSA and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of ASC as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” in this prospectus. ASC’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special

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servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2026, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial unpaid principal balance of $415.2 billion issued in 490 transactions.

As of March 31, 2026, Park Bridge Lender Services was acting as asset representations reviewer for 222 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial unpaid principal balance of $194.6 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and

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warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

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Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). Argentic Real Estate Finance 2 LLC, a Delaware limited liability company, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	the acquisition by Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), a Cayman Islands limited partnership and an MOA of Argentic, on the Closing Date of an “eligible horizontal residual interest” (as defined in Regulation RR) (referred to herein as the “HRR Interest”), which will consist of the Class F-RR and Class G-RR certificates (in each case, excluding the portion comprising a part of the VRR Interest), collectively expected to represent approximately 2.97% of the aggregate fair value of all applicable “ABS Interests” issued by the Issuing Entity (consisting of the Certificates (other than the Class R Certificates)), as of the Closing Date, determined in accordance with GAAP; and
●	the acquisition by the Retaining Party on the Closing Date of an “eligible vertical interest” (as defined in Regulation RR) (referred to herein as the “VRR Interest”), which is expected to represent approximately 2.06% of each class of ABS Interests and represented by approximately 2.06% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of certificates other than the Class R Certificates, as set forth below.
Class of Certificates	Approximate Initial Certificate Balance, Notional Amount or Percentage Interest to be Retained(1)
Class A-1	$82,000
Class A-2	(2)
Class A-3	(2)
Class A-S	$816,000
Class B	$619,000
Class C	$479,000
Class D	$451,000
Class E	$282,000
Class F-RR	$197,000
Class G-RR	$535,000
Class X-A	$7,878,000
Class X-B	$1,914,000
Class X-D	$451,000
Class X-E	$282,000

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising a part of the VRR Interest following the calculation of the actual fair value of all the Certificates other than the Class R certificates (i.e., ABS interests (as such term is defined in Regulation RR) for the subject securitization transaction). In order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest. The percentage of each ABS Interest retained as part of the VRR Interest may also be reduced to the extent of any excess not required for the Retaining Sponsor to satisfy the Fair Value Condition.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of the certificates. However, the respective initial certificate balances of the retained interests in such certificates that constitute a part of the VRR Interest are expected to be $0–$3,605,000 with respect to the Class A-2 certificates and $4,191,000 – $7,796,000 with respect to the Class A-3 certificates.
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The sum of (i) the percentage of the aggregate Certificate Balance of all Certificates (other than the Class R Certificates) as of the Closing Date that is represented by the VRR Interest and (ii) the percentage of the fair value of all Certificates (other than the Class R Certificates) that is represented by the HRR Interest must (and will) equal at least 5% as of the Closing Date (the “Fair Value Condition”).

“MOA” means a “majority-owned affiliate”, as defined in Regulation RR.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the HRR Interest, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) at any time on or after the date that is 5 years after the Closing Date. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this transaction, 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The HRR Interest

Material Terms of the HRR Interest

The Retaining Party is expected to purchase the HRR Interest (consisting of the portions of the Class F-RR and Class G-RR certificates set forth below) for cash on the Closing Date at the price set forth in the table below:

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Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value (in % and $)(2)	Expected Purchase Price (in % and $)(3)
Class F-RR	$9,362,000	0.80%/$4,460,459	47.6443%/$4,460,459
Class G-RR	$25,412,993	2.17%/$12,076,788	47.5221%/$12,076,788

(1)	Indicates the expected initial Certificate Balance of the portion of the applicable Class of Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes a part of the HRR Interest.
(2)	The fair value of the applicable portion of each Class that constitutes a part of the HRR Interest (expressed as a percentage of the fair value of all of the ABS Interests and as a dollar amount). The fair value of the HRR Interest is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the certificates is unknown and an estimate thereof has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	Expressed as a percentage of the expected initial Certificate Balance of the portion of the Class F-RR and Class G-RR Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes part of the HRR Interest, and as a dollar amount, in each case excluding accrued interest.

The fair value of the HRR Interest is expected to be equal to approximately 2.97% of the aggregate fair value of all ABS Interests.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $27,873,309, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

For a description of payment and other material terms of the Class F-RR and Class G-RR certificates see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the principal balance certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-E, Class E, Class F-RR and Class G-RR certificates (the “Yield Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield Priced Certificates as described below; provided, that with respect to the Class X-E certificates the Retaining Sponsor calculated the Scheduled Certificate Principal Payments on the related class, as described below. CMBS such as the Class X Certificates (other than the Class X-E certificates) (collectively, the “Treasury Priced Class X Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates, Yield Priced Certificates and the Treasury Priced Class X Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated (i.e., variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for

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each applicable input or assumption at any given point in time or as a result of any particular market condition). For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	3.8589%	4.0780%	4.4200%
3Y	3.9280%	4.1290%	4.4887%
5Y	3.9799%	4.2110%	4.5671%

Based on the treasury yield curve, the Retaining Sponsor will determine for each Class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Treasury Curve Interpolated Yield”) that corresponds to that class’s weighted average life by using a linear straight-line interpolation (using the treasury yield curve with 2, 3 and 5 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced

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Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.69%	0.74%	0.79%
Class A-2	0.72%	0.77%	0.82%
Class A-3	0.74%	0.79%	0.84%
Class A-S	1.00%	1.10%	1.20%
Class B	1.15%	1.30%	1.45%
Class C	1.65%	1.85%	2.05%
Class D	4.25%	4.50%	4.75%

Discount Yield Determination for Treasury-Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Treasury Curve Interpolated Yield for such class and the related credit spread established at pricing. The actual Discount Yield for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each class of Treasury-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.5744%	4.8368%	5.2354%
Class A-2	4.6923%	4.9690%	5.3756%
Class A-3	4.7167%	4.9959%	5.4022%
Class A-S	4.9789%	5.3094%	5.7656%
Class B	5.1289%	5.5094%	6.0156%
Class C	5.6289%	6.0594%	6.6156%
Class D	8.2289%	8.7094%	9.3156%

Determination of Class Sizes for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate certificate balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in

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order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Principal Balance Certificates (the “Constraining Level”). In certain circumstances the Retaining Sponsor, in consultation with the other sponsors, may have elected not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-1, Class A-2 and Class A-3 certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.3. The Certificate Balance for the Class A-S certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates. For each other subordinate class of Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Principal Balance Certificates and such subordinate class’s Constraining Level, subject in each case to nominal variations related to rounding.

For purposes of the calculations in this “Credit Risk Retention” section, the Certificate Balances of the Class A-2 and Class A-3 certificates are assumed to be $100,000,000 and $278,433,000, respectively.

Target Price or Target Coupon Determination for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Treasury-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon, as applicable, that was utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Price(1)
Class A-1	100%
Class A-2	101%
Class A-3	103%
Class A-S	103%
Class B	103%
Class C	100%

(1)	The Target Price with respect to a Class of certificates may not be achieved if such Class accrues interest at the WAC Rate.
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Target Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Coupon
Class D	4.75%

Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates

With respect to each class of Treasury-Priced Principal Balance Certificates (other than the Class D Certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon with respect to the Class D certificates is equal to the related Target Coupon. The Assumed Certificate Coupon for each class of certificates and range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons
for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.612%	4.875%	5.273%
Class A-2	4.929%	5.205%	5.609%
Class A-3	5.408%	5.689%	6.098%
Class A-S	5.661%	5.993%	6.451%
Class B	5.811%	6.194%	6.702%
Class C	5.614%	6.039%	6.586%
Class D	4.750%	4.750%	4.750%

Determination of Expected Price for Treasury-Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Treasury-Priced Expected Price for each class of Treasury-Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of certificates will be, therefore, the low range of fair values of the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

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Treasury Priced Class X Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Treasury Priced Class X Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Treasury Priced Class X Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Treasury Priced Class X Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Treasury Priced Class X Certificates.

Determination of Treasury Yield Curve for Treasury Priced Class X Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury Priced Class X Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Priced Class X Certificates is not known at this time, and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Priced Class X Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3Y	3.9280%	4.1290%	4.4887%
5Y	3.9799%	4.2110%	4.5671%

For each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Notional Amount of such class of Treasury Priced Class X Certificates by using a straight-line interpolation.

Credit Spread Determination for Treasury Priced Class X Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury Priced Class X Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Treasury Priced Class X Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury Priced Class X Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates.

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Range of Credit Spreads for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	-1.40%	-1.15%	-0.90%
Class X-B	-1.00%	-0.75%	-0.50%
Class X-D	-1.00%	-0.75%	-0.50%

Discount Yield Determination for Treasury Priced Class X Certificates

The Discount Yield for each class of Treasury Priced Class X Certificates is the sum of the Yield Curve Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Treasury Priced Class X Certificates, see the table below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Priced Class X Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.5646%	3.0368%	3.6440%
Class X-B	2.9711%	3.4471%	4.0538%
Class X-D	2.9724%	3.4492%	4.0558%

Determination of Scheduled Certificate Interest Payments for Treasury Priced Class X Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Treasury Priced Class X Certificates based on difference between the WAC Rate in effect from time to time, over the Pass-Through Rate or the weighted average of the Pass-Through Rate(s), as applicable, of the Underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such class of Treasury Priced Class X Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Treasury Priced Class X Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury Priced Class X Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a lower Interest-Only Expected Price.

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Yield Priced Certificates

The Yield Priced Certificates include the Class X-E, Class E, Class F-RR and Class G-RR Certificates, and the valuation of each such class of Yield Priced Certificates was based on the price (based on (a) a targeted discount yield of (i) 15.0000% for the Class X-E and Class E Certificates and (ii) 26.8389% for the Class F-RR and Class G-RR Certificates, (b) a targeted coupon equal to (x) 5.000% with respect to the Class E Certificates, (y) the WAC Rate minus 5.000% with respect to the Class X-E Certificates and (z) the WAC Rate with respect to the Class F-RR and Class G-RR Certificates, (c) the Structuring Assumptions and (d) 0% CPR for the Class X-E, Class E, Class F-RR and Class G-RR certificates) each as agreed to between the sponsors and the Retaining Party, as set forth under “—Material Terms of the HRR Interest” above (the “Yield Priced Expected Price” and, together with the Treasury-Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices”), expressed as a percentage of the Certificate Balance or Notional Amount of that class.

Determination of Class Sizes of the Yield Priced Certificates

The Retaining Sponsor determined the Certificate Balance or Notional Amount of each class of Yield Priced Certificates in the same manner described above in “—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments and corresponding Certificate Balances or Notional Amounts, as applicable, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates (based on 0% CPR), Treasury Priced Class X Certificates (based on 100% CPY) and Yield Priced Certificates (based on 0% CPR).

Calculation of Fair Value of All ABS Interests

Fair Value of the Certificates (other than the Class R Certificates)

Based on the Expected Prices, the Retaining Sponsor determined the fair value of each class of certificates (other than the Class R certificates) by multiplying the Expected Price by the related Certificate Balance or Notional Amount.

Range of Fair Values

Based on the Expected Prices, the Retaining Sponsor determined the fair value or range of fair values set forth in the table below for each class of certificates (other than the Class R certificates). For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value”, the Retaining Sponsor determined the fair value for the related class of certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. In each of the preceding cases, the Certificate Balance or Notional Amount used for such calculation is the amount shown under “Summary of Certificates” in this prospectus, subject to the assumptions set forth under “—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates” above.

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Range of Fair Values(1)

Class of Certificates	Low Estimate of Fair Value	Base Case Fair Value	High Estimate of Fair Value
Class A-1	$3,944,996	$3,944,993	$3,944,938
Class A-2	$100,997,764	$100,999,770	$100,997,993
Class A-3	$286,785,161	$286,779,086	$286,779,665
Class X-A	$13,815,681	$20,366,329	$24,991,151
Class X-B	$1,173,843	$3,156,955	$4,681,003
Class A-S	$40,790,454	$40,790,489	$40,791,000
Class B	$30,946,230	$30,946,026	$30,945,166
Class C	$23,214,158	$23,214,799	$23,214,480
Class X-D	$1,969,904	$1,997,734	$2,020,033
Class X-E	$886,816	$886,816	$886,816
Class D	$17,996,032	$18,458,549	$18,835,340
Class E	$9,039,301	$9,039,301	$9,039,301
Class F-RR	$4,554,315	$4,554,315	$4,554,315
Class G-RR	$12,331,021	$12,331,021	$12,331,021

(1)	With respect to any scenario set forth in the above table that results in the Fair Value Condition not being satisfied, in order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest.

The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $548,445,678 to $564,012,223.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in Regulation RR) and to hold or cause the VRR Interest and the HRR Interest to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the HRR Interest. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in Regulation RR and in accordance with the Credit Risk Retention Rules) and may transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) (a “Successor Third-Party Purchaser”) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the HRR Interest and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the HRR Interest and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the HRR Interest as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33%

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of the sum of the total outstanding Certificate Balance of the certificates as of the Closing Date; and (iii) two years after the Closing Date, (B) solely with respect to the HRR Interest to the extent that the HRR Interest has been transferred to a Successor Third-Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with paragraph (b)(8)(i) of Rule 7 under Regulation RR and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans or Serviced Whole Loans:

●	review the actions of the special servicer with respect to Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer; and
●	issue an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan and a Final Asset Status Report was delivered to the operating advisor at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally setting forth, among other things, its assessment of the special servicer’s performance of its duties under the PSA with respect to Specially Serviced Loans and whether the special servicer is operating in compliance with the Servicing Standard.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer with respect to the Serviced Mortgage Loans. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” and “—Operating Advisor—Recommendation of the Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan, Servicing Shift Whole Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

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The operating advisor is required to be an Eligible Operating Advisor. For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Wells Fargo will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Wells Fargo Mortgage Loans. At the time of its decision to include each of the Wells Fargo Mortgage Loans in this transaction, Wells Fargo determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Argentic will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Argentic Mortgage Loans. At the time of its decision to include each of the Argentic Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant

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insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Argentic that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Argentic that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of JPMCB’s decision to include each of its Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

CREFI will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the CREFI Mortgage Loans. At the time of its decision to include each of the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the

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mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of UBS AG New York Branch’s decision to include each of its Mortgage Loans in this transaction, UBS AG New York Branch determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG New York Branch that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG New York Branch that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG New York Branch based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of LMF’s decision to include each of its Mortgage Loans in this transaction, LMF determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances,

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such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by LMF that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by LMF that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which LMF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of SGFC’s decision to include each of its Mortgage Loans in this transaction, SGFC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SGFC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SGFC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SGFC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of GSMC’s decision to include each of its Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance

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by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of BSPRT’s decision to include each of its Mortgage Loans in this transaction, BSPRT determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BSPRT that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BSPRT that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BSPRT based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

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Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2026-5C10 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D and Class X-E certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates and the Subordinate Certificates (in each case, other than the Class X Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A-1, Class A-2, Class A-3, Class A-S, Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such

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recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in July 2026.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class R Certificate will be set forth on the face thereof.

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The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date as described under “—Priority of Distributions” below (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the
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extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA;

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date; and

(f)   solely with respect to the Distribution Date occurring in July 2026, the Closing Date Deposit Amount.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Certificates that would remain unpaid as of the close of business on the Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, and (ii) any outstanding Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

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First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(a)  prior to the Cross-Over Date:

(i)              to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(ii)            to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero; and

(iii)         to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(b)  on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then in an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to, the Interest Distribution Amount for such class;

Fifth, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Eighth, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Eleventh, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Twentieth, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-First, to the Class F-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal

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to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-Second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such class;

Twenty-Third, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-Fourth, to the Class G-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-Fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will be equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

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The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable; provided further, that with respect to the Mortgage Loan for which the Closing Date Deposit Amount was made, the Closing Date Deposit Amount will be included in determining the Mortgage Rate relating to the initial Distribution Date. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or revised rate or (ii) any Mortgage Loan or related Companion Loan after its maturity date, the annual rate described in clause (i) above determined without regard to the passage of such maturity date.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. As of the Closing Date, there is no Componentized Mortgage Loan related to the Trust.

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Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date;

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(a)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(b)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are

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subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any

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P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                  the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)               all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)             the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)            any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                  the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)                the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

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With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid

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additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

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Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees

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previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

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Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1) to each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for that Distribution Date,

(2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above,

(3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, and

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(4) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

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“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in June 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due

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date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)                  the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)               the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in

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connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall”. The Excess Prepayment Interest Shortfall will be allocated on each Distribution Date among the classes of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise have the benefit of the subordination of the Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates. The Class B certificates will likewise have the benefit of the subordination of the Class C, Class D, Class E, Class F-RR and Class G-RR certificates. The Class C certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F-RR and Class G-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, second, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, and third, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates, in each case, that are still

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outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class G-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G-RR certificates;

second, to the Class F-RR certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

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Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” and “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the

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calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2) a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3) a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4) a CREFC® advance recovery report;

(5) a CREFC® total loan report;

(6) a CREFC® operating statement analysis report;

(7) a CREFC® comparative financial status report;

(8) a CREFC® net operating income adjustment worksheet;

(9) a CREFC® real estate owned status report;

(10)                a CREFC® servicer watch list;

(11)                a CREFC® loan level reserve and letter of credit report;

(12)                a CREFC® property file;

(13)                a CREFC® financial file;

(14)                a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)                a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, the master servicer, the special servicer, the trustee and the certificate administrator will not be
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responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2026, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA
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to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

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In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower

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Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding and any Class X-E, Class E, Class F-RR or Class G-RR certificate registered in the name of or beneficially owned by the holder of the VRR Interest will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or

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increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealX and Recursion Co., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files;
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and
o	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator; and
o	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
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●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
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o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
o	any notice or documents provided to the certificate administrator by the depositor or any master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that the Retaining Sponsor determines that the Retaining Parties or a Successor Third-Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the certificate administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the

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master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct

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communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such

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action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of the existence or cessation of any Control Termination Event, Operating Advisor Consultation Event or any Consultation Termination Event.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of

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authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners

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have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).

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The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under

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the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Administration Group – Wells Fargo Commercial Mortgage Trust
2026-5C10

With a copy to:
TrustAdministrationGroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator, based on information in its possession, is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                      the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(iii)                an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                 the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(v)                  an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                 the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)             originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or

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provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)           the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)               any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                  an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)             the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)          the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)             the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)           the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)        the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)     the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other

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than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to each Joint Seller Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

Notwithstanding anything to the contrary contained herein, with respect to each Joint Seller Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to each such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)                      the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                   the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)               any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)               all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

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(v)                  the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)             any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)           any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                  any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)               any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)             any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          all related environmental reports; and

(xiv)          all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property(ies);

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(h)  for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of all zoning reports;

(l)    a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)  a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of any origination settlement statement;

(r)     a copy of the insurance summary report;

(s)  a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)  a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)  a copy of any closure letter (environmental); and

(w)  a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be

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made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(i)                such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)             in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x)         discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y)         receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the

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reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (and Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the

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mortgage loan seller (and Franklin BSP Realty Trust, Inc., in the case of BSPRT CMBS Finance, LLC) and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller (or, Franklin BSP Realty Trust, Inc., in the case of BSPRT CMBS Finance, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or, in the case of BSPRT CMBS Finance, LLC, by Franklin BSP Realty Trust, Inc.) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to a Joint Seller Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage

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Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either

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the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have

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not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s (or, in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc.’s) remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to a Joint Seller Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights

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and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loans (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

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(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and

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special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

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(1) all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2) in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to nonrecoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be nonrecoverable. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or with respect to any Companion Loan.

The special servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect

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of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith and reasonable judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to the master servicer or special

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servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such nonrecoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a

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Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that

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could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”), subject to a floor of 2.0% per annum, accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name for the benefit of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by

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foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be another account, or a subaccount or written ledger (which subaccount or written ledger will be an eligible account) of (1) the Collection Account, (2) if the master servicer is also the Other Master Servicer with respect to a related Serviced Companion Loan, the collection account established under the Other PSA with respect to such Serviced Companion Loan or (3) if the master servicer is not also the Other Master Servicer with respect to a related Serviced Companion Loan, another segregated account receiving or holding funds which will be remitted to the Other Master Servicer with respect to such Serviced Companion Loan), in each case of (1), (2) or (3), created and maintained by the master servicer pursuant to the PSA on behalf of the holders of such Serviced Whole Loan. The master servicer will be required to deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account and in respect of the Mortgage Loans, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account, which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name for the benefit of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such

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Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name for the benefit of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Gain-on-Sale Reserve Account and applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

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(i)                       to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date;

(ii)                    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                 to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                 to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                 to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)               to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)            to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                 to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                   to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation”;

(xi)                 to recoup any amounts deposited in the Collection Account in error;

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(xii)              to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)           to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)           to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)              to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)           to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)        to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)      to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)          to reimburse the operating advisor for any Operating Advisor Expenses incurred by and reimbursable to it by the issuing entity pursuant to the PSA;

(xx)             to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)          to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially

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Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans, REO Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan, REO Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and REO Loan or any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator Fee/ Certificate Administrator	With respect to each Distribution Date, an amount equal to (i) the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan,	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
less (ii) the $1,250 monthly Trustee Fee paid to the Trustee.
Trustee Fee / Trustee	With respect to each Distribution Date, $1,250.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding each related Companion Loan) and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $22,500 multiplied by the number of Subject Loans, plus (ii) $2,250 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $3,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,750 per Mortgaged Property relating to a	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.071250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced
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Companion Loan) to the extent such beneficiary statement or demand charges are prepared by such master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer. For the avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the Master Servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation, provided that any amounts collected in respect of penalty charges and available as additional servicing compensation will be distributed pro rata between the Master Servicer and the Special Servicer based upon the amounts they otherwise would have been entitled to.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

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See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Trimont will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Trimont may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Trimont will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees

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payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to, the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with

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any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)                    the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)                 the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)                 with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                  if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents (which fees must (i) be reasonable in the context of the CMBS industry, (ii) correspond to the actual work, if any, performed by the special servicer in connection with such refinancing or pay-off, and (iii) be consistent with fees customarily charged by the special servicer for similar work). Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The special servicer will also be entitled to additional servicing compensation to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

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(i)                      100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)                   100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)                100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)                 100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)                    50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision,

(vi)                   with respect to the accounts held by such special servicer, 100% of charges by such special servicer collected for checks returned for insufficient funds; and

(vii)              100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer.

The special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any

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fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation, provided that any amounts collected in respect of penalty charges and available as additional servicing compensation will be distributed pro rata between the master servicer and the special servicer based upon the amounts they otherwise would have been entitled to.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received

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or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $1,250 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01726% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00225% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the

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applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fees not specified in the Mortgage Loan documents owed to any third party and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00046% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $22,500 multiplied by the number of Subject Loans, plus (ii) $2,250 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $3,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,750 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that

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notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1) 120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2) the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3) 30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4) 30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

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(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6) 90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7) immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer, as of the first Determination Date that is at least 10 business days following the date on which the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

(i)                the sum of

(A) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

(B) all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

(ii)         the sum as of the Due Date occurring in the month of the date of determination of

(A) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

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(B) all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

(C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the master servicer delivered in accordance with the PSA.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the master servicer (or the special servicer if the related Whole Loan is a Specially Serviced Loan) to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and

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receipt of information from the master servicer necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 5 business days of such special servicer’s reasonable request; provided, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 5 business days following such special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the master servicer that is reasonably requested by the special servicer from the master servicer and necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related

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Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates). See “—Advances” in this prospectus.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to

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promptly notify the master servicer thereof. None of the master servicer (other than with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor (except to the extent set forth in the PSA) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer (other than with respect to Non-Serviced Mortgage Loans), the operating advisor (except to the extent set forth in the PSA) and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount (other than with respect to a Non-Serviced Mortgage Loan). The special servicer, the certificate administrator and the operating advisor will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be

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allocated to each class of Principal Balance Certificates, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-3 certificates).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR certificates, and then, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as

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described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be

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maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance

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policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the master servicer, and the master servicer (in the case of a Specially Serviced Loan, after notice from the special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the master servicer (with respect to a Non-Specially Serviced Loan) or special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the issuing entity) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure

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to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

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No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or consultation with the Risk Retention Consultation Party or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or that otherwise does not cause any Trust REMIC to fail to qualify as a REMIC or cause any Trust REMIC to be subject to tax. With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent or deemed consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder, and such objection is communicated to the special servicer) within 10 business days of such party’s receipt from the special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or such Major Decision. The master servicer will deliver any additional

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information in such master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision.

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or the Risk Retention Consultation Party:

(i)                       grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements, (except that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                    consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)                approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                 grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases)(provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                    consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value

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of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)                  consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000);

(vii)              approve annual operating budgets for Mortgage Loans;

(viii)           consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)               grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)                  any modification, amendment, consent to a modification or waiver of any non-material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (including amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement); provided that, if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)               any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)              approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xiii)          any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

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(xiv)           grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate

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(or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan for which it is acting as special servicer if that extension, modification, waiver, amendment or forbearance would:

(1) extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2) provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

In connection with the processing by the special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such special servicer will be required to deliver notice thereof to the master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the special servicer (and such special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the operating advisor, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage

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File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and special servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable

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rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). The master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the master servicer will be required to promptly provide the special servicer with written notice of any such request for such matter and, unless the master servicer and the special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance, except as provided in the next sentence. The master servicer is required to continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such consent or waiver with respect to such “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of

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such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case commencing in the calendar year 2027 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2028) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced

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Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan, the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2026 and the calendar year ending on December 31, 2026. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1) the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or

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the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2) the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3) the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is

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continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4) there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6) the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7) the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8) the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9) the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as

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described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced
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Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
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●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the special servicer, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report

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with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified as being final.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Holder Approval Process. See “—The Directing Certificateholder” and “—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report. If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable (but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder), and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating

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advisor will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Specially Serviced Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion

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Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the

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rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion

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Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for

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any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its

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representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is

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continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan) and, (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that:

(1)                                             absent that selection, or

(2)                                             until a Directing Certificateholder is so selected, or

(3)                                             upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be Argentic Securities Income USA 2 LLC or its affiliate.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column

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“Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

The “Control Eligible Certificates” will be any of the Class F-RR and Class G-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to

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such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, of written request for input on any required consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by such special servicer within 10 business days (or 30 days with respect to clause (xii) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the special servicer in order to grant or withhold such consent, which report may (in the sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or Controlling Class.

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“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)                   any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of any Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decisions”;

(iii)                 following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                 any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                 any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vii)              any property management company changes with respect to a Mortgage Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party;

(viii)           any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(ix)                releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves as identified

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on a schedule to the PSA, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(x)                  any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)               agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xii)             other than with respect to a Non-Specially Serviced Loan, any determination of Acceptable Insurance Default;

(xiii)         any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

(xiv)           other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xv)              other than in the case of a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of such master servicer as a condition to its effectiveness; provided, further, than any amendment to split notes or re-allocate note balances of Pari Passu Companion Loans effected in accordance with the terms of the related Intercreditor Agreement will not constitute a “Major Decision”;

(xvi)           requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to

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condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (ix) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xvii)       other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xviii)     determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xix)        other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xx)           other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xxi)         the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer, unless the master servicer and the special servicer mutually agree that such master servicer will process such request, and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in

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accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the VRR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party (on a non-binding basis) in connection with any Major Decision to be taken or refrained from being taken.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—

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Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable

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Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, and only with respect to a Specially Serviced Loan, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to the related Major Decision, and (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder (without regard to the occurrence of a Control Termination Event and otherwise assuming that the Directing Certificateholder is entitled to receive such documentation). With respect to any Non-Specially Serviced Loan, no Major Decision Reporting Package will be required to be delivered prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, that (x) a Major Decision Reporting Package is required to be included in the special servicer’s initial request and (y) the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary

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contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes of Certificates that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso or any other contrary provision of to each of the definitions of “Control Termination Event”, and “Consultation Termination Event” and “Operating Advisor Consultation Event,”, in respect of the servicing of any such Excluded Loan, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

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The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer within 10 business days of its determination of the commencement or cessation of any Operating Advisor Consultation Event.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority

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of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

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Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan or a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the Closing Date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the Retaining Sponsor or the holders of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d)  may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director,

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officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

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(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA, and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan as described below; and

(d)  preparing an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan and a Final Asset Status Report was delivered to the operating advisor at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)              after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials that is either in the special servicer’s possession or reasonably obtainable by the special servicer and necessary in support thereof (reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)              if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)              if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor),

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and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interests of, or for the benefit of, holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report. Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the PSA and the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on any Non-Specially Serviced Loans) during the prior calendar year on a “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan that such special servicer is responsible for servicing under the PSA

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or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution or liquidation of the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) under the PSA, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to provide or obtain a legal opinion, legal review, or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is

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continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                  that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                that can and will make the representations and warranties of the operating advisor set forth in the PSA;

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(iii)            that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)             that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)             that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in Regulation RR.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder or the Risk Retention Consultation Party in connection with the Directing Certificateholder’s or the Risk Retention Consultation Party’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within an Asset Status Report or Final Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by such special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other

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parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days

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after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification

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by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that

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is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the

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outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that, if applicable, the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2017, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between April 2021 and March 2026 was 17.6%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger (or, if the Trust’s obligation to file reports on Form 10-D has been suspended, within 90 days after the date of the posting of the notice of an Asset Review Trigger on the Certificate Administrator’s Website), a written direction requesting a

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vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)                   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)                a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

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(iv)                 a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)                 a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)               copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

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Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any

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Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or Franklin BSP Realty Trust, as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special

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servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the Successor Third-Party Purchaser (if any), the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party, a Successor Third-Party Purchaser, or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations

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reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)                any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)                 a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

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(v)                     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)                  the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor,

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the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any rating agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of

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those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable

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depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a special servicer, and (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal of securities in a transaction serviced by the applicable servicer prior to the time of determination).

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the

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certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other.

In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

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With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to

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such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   Moody's (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody's (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)  such master servicer or such special servicer, as applicable, has failed to maintain a rating by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such rating is not reinstated within 60 days of such event or (b) if such master servicer or such special servicer, as applicable, has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates in this securitization or placed one or more Classes of Certificates in this securitization on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with such master servicer or such special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event); or

(h) such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control

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Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

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In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the

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appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by such party. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, (i) any Successor Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, any sponsor and any originator of 10% or more of the Mortgage Pool, and (ii) the operating advisor is prohibited from being Risk Retention Affiliated with any Successor Third-Party Purchaser, any sponsor and any other party to the PSA.  Under the Securities Act, the Asset Representations Reviewer is also prohibited from being affiliated with any sponsor, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any affiliate of the foregoing.  As long as the applicable

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prohibition under the Credit Risk Retention Rules or the Securities Act exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that such master servicer, the certificate administrator or the trustee, as applicable, is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, the certificate administrator or the trustee receiving written notice from any other party to the PSA, any Successor Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that such master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, (iii) an officer or manager of the operating advisor that is responsible for performing the duties of the operating advisor obtaining actual knowledge that it is or has become a Risk Retention Affiliate of a Successor Third-Party Purchaser, any sponsor or any party to the PSA other than itself or the asset representations reviewer (an “Impermissible Operating Advisor Affiliate”) or (iv) an officer or manager of the asset representations reviewer that is responsible for performing the duties of the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser or an affiliate of any sponsor, any party to the PSA other than itself or the operating advisor or any affiliate of the foregoing (an “Impermissible Asset Representations Reviewer Affiliate”; and any of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Affiliate”), such Impermissible Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA.  The resigning Impermissible Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, that if the affiliation causing an Impermissible Affiliate is the result of any Successor Third-Party Purchaser acquiring an interest in such Impermissible Affiliate or an affiliate of such Impermissible Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be

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imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with

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respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

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The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as

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described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the

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related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of

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determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing

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Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

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Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to

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communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●       Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●       Following the related Servicing Shift Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●       Until the related Servicing Shift Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●       Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●       The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events,

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in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.

●       The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).

●       Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2026-5C10 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
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●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
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●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2026-5C10 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-
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Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of The Towers at Cupertino City Center Mortgage Loan and the West Memorial Place Mortgage Loan

The Towers at Cupertino City Center Mortgage Loan and the West Memorial Place Mortgage Loan are being serviced pursuant to the BANK5 2026-5YR22 PSA. The servicing terms of the BANK5 2026-5YR22 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BANK5 2026-5YR22 PSA earns a primary servicing fee with respect to each of The Towers at Cupertino City Center Mortgage Loan and the West Memorial Place Mortgage Loan equal to 0.02000% per annum and 0.00125% per annum, respectively.
●	Upon The Towers at Cupertino City Center Mortgage Loan or the West Memorial Place Mortgage Loan becoming a specially serviced loan under the BANK5 2026-5YR22 PSA, the related Non-Serviced Special Servicer under the BANK5 2026-5YR22 PSA will earn a special servicing fee payable monthly with respect to such Mortgage Loan accruing at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month until the Special Servicing Loan Event (as defined in the BANK5 2026-5YR22 PSA) no longer exists.
●	In connection with a workout of The Towers at Cupertino City Center Whole Loan or the West Memorial Place Whole Loan, the related Non-Serviced Special Servicer
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under the BANK5 2026-5YR22 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00% of each payment of principal and interest (other than default interest) made on such Whole Loan for so long as another Special Servicing Loan Event does not occur.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor equal to the lesser of (a) $25,000 and (b) 3.00% of the related payments or proceeds received in connection with the liquidation of such Whole Loan or REO Property.

Prospective investors are encouraged to review the full provisions of the BANK5 2026-5YR22 PSA, which is available via request from the underwriters.

Servicing of the 535 & 545 5th Avenue Mortgage Loan

The 535 & 545 5th Avenue Mortgage Loan is being serviced pursuant to the Benchmark 2026-V20 PSA. The servicing terms of the Benchmark 2026-V20 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the 535 & 545 5th Avenue Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the 535 & 545 5th Avenue Whole Loan becoming a specially serviced loan under the Benchmark 2026-V20 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the 535 & 545 5th Avenue Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 with respect to any particular liquidation of such Whole Loan.

Prospective investors are encouraged to review the full provisions of the Benchmark 2026-V20 PSA, which is available via request from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents

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or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer, as applicable, has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, if Morningstar DBRS is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action

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otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“Morningstar DBRS”), and Moody's Investors Service, Inc. (“Moody's”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating

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agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
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●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset-backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

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Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, which will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding certificates (other than the Class R certificates) (provided, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates

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being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such

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amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply

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with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, in the case of the trustee, and to accept the trust conferred under the PSA, having a combined capital and

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surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) in the case of the trustee, an institution (A) whose long-term senior unsecured debt rating or issuer rating is at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if (1) the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, maintains a long-term senior unsecured debt rating or issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, (B) whose long-term senior unsecured debt or issuer default rating is rated at least “A” by Fitch (or short-term rating of at least “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, has a rating on its long-term senior unsecured debt or issuer default rating of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch and (C) if rated by Morningstar DBRS, whose long-term senior unsecured debt or issuer credit rating is at least “A” by Morningstar DBRS (provided that the trustee may maintain a long-term senior unsecured debt or issuer credit rating of “BBB(low)” by Morningstar DBRS as long as (1) the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, has a long term unsecured debt rating of “A” by Morningstar DBRS, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “Baa3” by Moody’s and long-term unsecured debt or issuer credit rating is at least “BBB(low)” by Morningstar DBRS (or if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or (iv) in the case of each of clause (ii) and (iii), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (v) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be

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authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Three (3) Mortgaged Properties (16.5%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Six (6) Mortgaged Properties (16.2%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a

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statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Texas. Three (3) Mortgaged Properties (12.9%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Georgia. Twenty-three (23) Mortgaged Properties (10.1%) are located in Georgia. Real property loans in Georgia are customarily secured by deeds to secure debt and are generally foreclosed pursuant to a private, non-judicial sale under the power of sale remedy, which must be contained in the deed to secure debt. Judicial foreclosure is also an available, but

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rarely exercised, remedy. In the power of sale foreclosure, the lender must provide notice of the sale by advertisement in a newspaper in which sheriff’s notices of sale are published in the county in which the property is located once a week for four (4) consecutive weeks immediately preceding the date of sale. The advertisement must contain certain information, including a description of the property and the instrument pursuant to which the sale is being conducted, and the name, address, and telephone number of the individual or entity who shall have full authority to negotiate, amend, and modify all terms of the mortgage with the debtor (provided that the lender is under no obligation to negotiate, amend or modify the terms of the deed to secure debt). A copy of the notice of sale to the public must be given to the debtor not less than (30) days prior to the date of the proposed foreclosure sale. If the loan has been assigned, the assignment vesting title to the deed to secure debt must be filed for record prior to the time of the sale. The foreclosure sale is conducted by the lender or its representatives, must occur between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday of a month (except, if the first Tuesday of a month falls on New Year’s Day or Independence Day, then the sale must be conducted on the immediately following Wednesday) and is held on the courthouse steps of the court in the county in which the property is located. At the sale the property is sold to the highest bidder, and the lender may “credit bid” the amount of its debt at the sale, so long as the loan documents permit the lender to bid at the sale. The debtor’s right of redemption is extinguished by the power of the sale foreclosure. In order to obtain a deficiency judgment for a recourse loan, the lender must first report the foreclosure sale to a judge of the Superior Court of the county in which the property is located within thirty (30) days after the date of sale. The judge will then conduct a “confirmation hearing,” notice of which must be served at least five (5) days prior to the hearing on all obligors. The purpose of the confirmation hearing is to prove that (a) the real property sold for its “true market value” (which has been interpreted to mean “fair market value”) and (b) the foreclosure sale was conducted in accordance with law. The judge may (a) confirm the sale (in which case the creditor may pursue the deficiency claim in a separate action against the obligors), (b) set the sale aside (in which case the parties are returned to their respective positions immediately prior to the sale and a new foreclosure sale must be conducted) or (c) deny confirmation of the sale and refuse to permit a resale (in which case the sale stands as completed but the creditor may not pursue a deficiency claim against the obligors). Georgia has no “one action” rule or statute.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

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Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

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Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure

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proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

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Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of

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these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay

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caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are

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used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may

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also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if

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the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

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Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and

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certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a

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debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is

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a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational

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affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the

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property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service

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(including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.
Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or

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was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

Argentic, the retaining sponsor, a mortgage loan, an originator and the holder of the companion loans for which the noteholder is identified as “Argentic Real Estate Finance 2 LLC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General, is affiliated with (i) Argentic Services Company LP, the special servicer under the PSA, (ii) Argentic Securities Income USA 2 LLC, the entity which is expected to be appointed as the initial Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity which is expected to be the holder of the VRR Interest and the HRR Interest on the Closing Date, and (iv) Argentic CMBS Holdings II Limited, the entity which is expected to purchase the Class X-E and Class E certificates.

SGFC and its affiliates are playing several roles in this transaction. SG Americas Securities, LLC, an underwriter, is an affiliate of SGFC, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “SGFC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters.

CREFI and its affiliates are playing several roles in this transaction. CREFI, a sponsor, a mortgage loan seller, an originator and the holder of the companion loans for which the noteholder is identified as “Citi Real Estate Funding Inc.” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the certificates.

GSMC and its affiliates are playing several roles in this transaction. Goldman Sachs & Co. LLC, an underwriter, is an affiliate of GSMC, a mortgage loan seller, a sponsor and the holder of the companion loans for which the noteholder is identified as “Goldman Sachs Mortgage Company” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and GS Bank, an originator.

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “JPMorgan Chase Bank, National Association” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

UBS AG New York Branch and its affiliates are playing several roles in this transaction. UBS Securities LLC, an underwriter, is an affiliate of UBS AG New York Branch, a mortgage loan seller, a sponsor and an originator.

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In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Trimont, the master servicer, is also the Non-Serviced Master Servicer with respect to The Towers at Cupertino City Center Whole Loan and the West Memorial Place Whole Loan under the BANK5 2026-5YR22 PSA.

Trimont is expected to enter into one or more agreements with the sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to an interim servicing agreement between Trimont and Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, Trimont acts as primary servicer with respect to certain mortgage loans owned by Wells Fargo Bank from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Wells Fargo Bank will transfer to the depositor.

Pursuant to certain interim servicing arrangements between Trimont and Argentic or certain of its affiliates, Trimont acts as interim servicer with respect to certain mortgage loans owned by Argentic or its affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the Argentic Mortgage Loans.

Pursuant to certain interim servicing arrangements between LMF (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by LMF from time to time, which may include certain of the Mortgage Loans for which LMF is acting as mortgage loan seller.

Pursuant to certain interim servicing arrangements between Trimont and BSPRT or certain of its affiliates, BSPRT acts as interim servicer with respect to certain mortgage loans owned by BSPRT or its affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the BSPRT Mortgage Loans.

SGFC and its affiliates are playing several roles in this transaction. SG Americas Securities, LLC, an underwriter, is an affiliate of SGFC, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “SGFC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Pursuant to interim custodial arrangements between Computershare Trust Company and Argentic, Computershare Trust Company acts as interim custodian with respect to all of the Argentic Mortgage Loans (46.5%).

Pursuant to interim custodial arrangements between Computershare Trust Company and CREFI, Computershare Trust Company acts as interim custodian with respect to all of the CREFI Mortgage Loans (4.7%).

Pursuant to interim custodial arrangements between Computershare Trust Company and LMF, Computershare Trust Company acts as interim custodian with respect to all of the LMF Mortgage Loans (12.0%).

Pursuant to interim custodial arrangements between Computershare Trust Company and BSPRT, Computershare Trust Company acts as interim custodian with respect to all of the BSPRT Mortgage Loans (3.4%).

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Deutsche Bank National Trust Company, the trustee, is also expected to be the trustee under the BANK5 2026-5YR22 PSA, pursuant to which The Towers at Cupertino City Center Whole Loan and the West Memorial Place Whole Loan are serviced.

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the retaining sponsor, a mortgage loan seller, an originator, a sponsor and the holder of the companion loans, (ii) Argentic Securities Income 2 USA LLC, the entity that is expected to be appointed as the Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to purchase the VRR Interest and the HRR Interest and (iv) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates.

Computershare Trust Company, the certificate administrator and custodian, is also (x) the trustee, certificate administrator and custodian under the Benchmark 2026-V20 PSA, which governs the servicing and administration of the 535 & 545 5th Avenue Whole Loan, and (y) expected to be the certificate administrator and custodian under the BANK5 2026-5YR22 PSA, which is expected to govern the servicing and administration of The Towers at Cupertino City Center Whole Loan and the West Memorial Place Whole Loan.

Park Bridge Lender Services LLC, the operating advisor and the asset representations reviewer, is also expected to be the operating advisor and the asset representations reviewer under the Benchmark 2026-V20 PSA, pursuant to which the 535 & 545 5th Avenue Whole Loan is expected to be serviced.

In the case of the repurchase facility provided by Wells Fargo Bank to Argentic, Wells Fargo Bank has agreed to purchase mortgage loans from Argentic on a revolving basis. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $82,250,000. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Argentic Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings currently pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

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Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach

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of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

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Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws

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(which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

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Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-2 and Class A-3 certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which
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they are assumed to be due or paid as described in the immediately preceding bullet;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	with respect to the 535 & 545 5th Avenue Mortgage Loan, principal payments of $5,376.34 will be received each month;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in July 2026; and
●	the Offered Certificates are settled with investors on June 29, 2026.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting

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weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	80%	80%	80%	80%	80%
June 2028	59%	59%	59%	59%	59%
June 2029	37%	37%	37%	37%	37%
June 2030	13%	13%	13%	13%	13%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.37	2.36	2.36	2.36	2.36

Percent of the Maximum Initial Certificate Balance ($175,000,000)(1)
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.76	4.69	4.63	4.55	4.32
(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

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Percent of the Maximum Initial Certificate Balance ($378,433,000)(1)
of the Class A-3 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.83	4.80	4.75	4.69	4.43

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($203,433,000)(1)
of the Class A-3 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.88	4.86	4.82	4.52

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.95	4.88	4.63

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.96	4.67

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Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.96	4.71

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2026 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

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Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
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Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class X-A, Class X-B, Class X-D, Class X-E, Class D, Class E, Class F-RR and Class G-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than

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“qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the

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release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by

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mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-one (21) Mortgaged Properties (26.6%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a class of regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the

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absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of

586

the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross

587

income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years)

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from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the

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taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

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Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

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3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a

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partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 unless the Non-U.S. Person either (i) provides IRS Form W-8BEN or

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W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the related Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

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In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the related Trust REMIC. Holders through nominees must request such information from the nominee.

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Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

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Underwriter	Class A-1	Class A-2	Class A-3	Class X-A
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
SG Americas Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Citigroup Global Markets Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Goldman Sachs & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
J.P. Morgan Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
UBS Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC
Total	$ [__]	$ [__]	$ [__]	$ [__]
Underwriter	Class X-B	Class A-S	Class B	Class C
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
SG Americas Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Citigroup Global Markets Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Goldman Sachs & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
J.P. Morgan Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
UBS Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC
Total	$ [__]	$ [__]	$ [__]	$ [__]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2026, before deducting expenses payable by the depositor (estimated at approximately $[___], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior

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to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer of securities such as the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Bank, which is a sponsor, an originator and a mortgage loan seller. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (an originator, a mortgage loan seller and a sponsor). Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GSMC, which is a sponsor and a mortgage loan seller, and Goldman Sachs Bank USA, which is an originator. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an originator and a mortgage loan seller. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG New York Branch, which is a sponsor, an originator and a mortgage loan seller. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of Goldman Sachs & Co. LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, and affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect

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of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)  the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)  the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Societe Generale Financial Corporation;

(3)  the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc. in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Citi Real Estate Funding Inc.;

(4)  the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by GSMC;

(5)  the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB; and

(6)  the payment by the depositor to UBS AG New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG New York Branch.

As a result of the circumstances described above, each of Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and UBS Securities LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Société Générale is the marketing name for SG Americas Securities, LLC.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the SIPC and the New York Stock Exchange.

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Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-282099-15)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-282099) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

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Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or gives, investment advice within the meaning of ERISA and Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable.

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Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to Citigroup Global Markets Inc., PTE 91-23, 56 Fed. Reg. 15,936 (April 18, 1991), to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), and to UBS Securities LLC, PTE 91-22, 56 Fed. Reg. 15,933 (April 18, 1991), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007), PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) and to Goldman Sachs & Co. LLC PTE 89-88, 54 Federal Register 42,582 (October 17, 1989) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Goldman Sachs & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they

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would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the

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depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

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Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

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Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

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Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in June 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to

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meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any

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NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

@%(#)	182
115 Hickory Springs Industrial Drive Lease Termination Date	208
17g-5 Information Provider	404
1986 Act	584
1996 Act	563
206 & 202 Univeter Court Purchase Option Closing Date	211
206 & 202 Univeter Court Purchase Option Notice	211
30/360 Basis	442
401(c) Regulations	605
88 Hickory Springs Industrial Drive ROFR	203
AB Modified Loan	455
Accelerated Mezzanine Loan Lender	397
Acceptable Insurance Default	459
Acting General Counsel’s Letter	162
Actual/360 Basis	219
Actual/360 Loans	431
ADA	566
Additional Exclusions	459
Administrative Fee Rate	379
ADR	176
Advances	426
Affirmative Asset Review Vote	506
AIFM Regulations	142
AIM	350
ALTA	281
Annual Debt Service	176
Appraisal Institute	248
Appraisal Reduction Amount	451
Appraisal Reduction Event	450
Appraised Value	176
Appraised-Out Class	456
AREF Repo Seller	167
Argentic	167, 259
Argentic Data Tape	266
Argentic Mortgage Loans	259
Argentic Review Team	266
ASC	350
ASR Consultation Process	475
Assessment of Compliance	539
Asset Representations Reviewer Asset Review Fee	449
Asset Representations Reviewer Fee	449
Asset Representations Reviewer Fee Rate	449

Asset Representations Reviewer Termination Event	511
Asset Representations Reviewer Upfront Fee	449
Asset Review	508
Asset Review Notice	506
Asset Review Quorum	506
Asset Review Report	509
Asset Review Report Summary	509
Asset Review Standard	508
Asset Review Trigger	504
Asset Review Vote Election	506
Asset Status Report	472
Assumed Certificate Coupon	361
Assumed Final Distribution Date	389
Assumed Scheduled Payment	381
ASTM	199
Attestation Report	540
Available Funds	374
Balloon Balance	177
Balloon LTV Ratio	180
Balloon Payment	181
BANK5 2026-5YR22 PSA	233
Bankruptcy Code	555
Base Interest Fraction	388
Beds	187
Benchmark 2026-V20 PSA	233
Borrower Party	397
Borrower Party Affiliate	397
Breach Notice	416
Bridge Bank	122
BSCMI	316
BSPRT	307
BSPRT Data Tape	308
BSPRT Mortgage Loans	307
C(WUMP)O	24
Cash Flow Analysis	177
CERCLA	563
Certificate Administrator	341
Certificate Administrator/Trustee Fee	448
Certificate Administrator/Trustee Fee Rate	448
Certificate Balance	372
Certificate Owners	407
Certificateholder	398
Certificateholder Quorum	514
Certificateholder Repurchase Request	526

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Certifying Certificateholder	409
CGMRC	286
CityFHEPS	82
Class A Certificates	372
Class X Certificates	372
Clearstream	406
Clearstream Participants	408
Closing Date	175, 245
Closing Date Deposit Amount	56
CMBS	169
CMS	344, 348
CMS Acquisition Closing Date	344
CMS Platform	348
CMS Transaction	344
Code	164, 582
Collateral Deficiency Amount	455
Collection Account	430
Collection Period	375
Commerzbank	339
Communication Request	410
Companion Distribution Account	431
Companion Holder	233
Companion Holders	233
Companion Loan Rating Agency	233
Companion Loans	173
Compensating Interest Payment	390
Componentized Mortgage Loan	379
Computershare	341
Computershare Limited	341
Computershare Trust Company	341
Constant Prepayment Rate	575
Constraining Level	360
Consultation Termination Event	491
Control Eligible Certificates	483
Control Note	234
Control Termination Event	491
Controlling Class	483
Controlling Class Certificateholder	483
Controlling Holder	234
Corrected Loan	472
CPP	575
CPR	358, 575
CPY	575
CRE Loans	254
Credit Risk Retention Rules	355
CREFC®	394
CREFC® Intellectual Property Royalty License Fee	450
CREFC® Intellectual Property Royalty License Fee Rate	450
CREFC® Reports	394
CREFI	285
CREFI Data File	287

CREFI Mortgage Loans	285
CREFI Securitization Database	286
Cross-Over Date	378
CTS	341
Cumulative Appraisal Reduction Amount	455, 456
Cure/Contest Period	509
Cut-off Date	173
Cut-off Date Balance	178
Cut-off Date Loan-to-Value Ratio	179
Cut-off Date LTV Ratio	179
D(#)	182
D/@%(#)	182
DBNTC	338
DBTCA	339
Debt Service Coverage Ratio	179
Defaulted Loan	479
Defeasance Deposit	223
Defeasance Loans	223
Defeasance Lock-Out Period	223
Defeasance Option	223
Definitive Certificate	406
Delegated Directive	20
Delinquent Loan	505
Demand Category	334
Depositories	406
Determination Date	373
Diligence File	413
Directing Certificateholder	482
Directing Holder Approval Process	474
DISC	21
Disclosable Special Servicer Fees	447
Discount Rate	388
Discount Yield	359
Dispute Resolution Consultation	528
Dispute Resolution Cut-off Date	528
Distribution Accounts	431
Distribution Date	373
Distribution Date Statement	394
Dodd-Frank Act	171
DOL	602
DorYM(#)	182
DorYM@%(#)	183
DSCR	179
DTC	406
DTC Participants	406
DTC Rules	407
Due Date	219, 375
Due Diligence Questionnaire	287
EDGAR	600
EEA	20, 142
Effective Gross Income	177

611

Eligible Asset Representations Reviewer	510
Eligible Operating Advisor	499
Elliott	350
Empire Expansion Space	210
Enforcing Party	526
Enforcing Servicer	526
ESA	199, 321
Escrow/Reserve Mitigating Circumstances	323
EU CRR	142
EU Institutional Investor	142
EU Investor Requirements	142
EU PRIIPS Regulation	20
EU Prospectus Regulation	20
EU Qualified Investor	20
EU Retail Investor	20
EU Securitization Regulation	142
EU SR Rules	142
Euroclear	406
Euroclear Operator	408
Euroclear Participants	408
Excess Modification Fee Amount	443
Excess Modification Fees	442
Excess Prepayment Interest Shortfall	391
Exchange Act	146, 244
Excluded Controlling Class Holder	396
Excluded Controlling Class Loan	397
Excluded Information	397
Excluded Loan	397
Excluded Plan	604
excluded special servicer	32
Excluded Special Servicer	514
excluded special servicer loan	32
Excluded Special Servicer Loan	514
Exemption	602
Exemption Rating Agency	603
Expected Prices	364
Fair Value Condition	356
FATCA	593
FCA HANDBOOK	21
FDIA	161
FDIC	122, 162
FIEL	26
Final Asset Status Report	474
Final Dispute Resolution Election Notice	529
Financial Promotion Order	22
FINRA	599
FIRREA	163, 320
Fitch	510, 538
Flagstar	122

FPO Persons	22
FSMA	22, 142
GAAP	19
Gain-on-Sale Entitlement Amount	375
Gain-on-Sale Remittance Amount	375
Gain-on-Sale Reserve Account	432
Garn Act	565
GLA	180
Goldman Originator	298
Government Securities	221
GS Bank	296
GSMC	296
GSMC Data Tape	297
GSMC Deal Team	296
GSMC Mortgage Loans	296
Hamilton Place Additional Property	226
HFC	83
House Bill 21	83
HRR Interest	3, 59, 355
HSTP Act	82
Impermissible Affiliate	522
Impermissible Asset Representations Reviewer Affiliate	522
Impermissible Operating Advisor Affiliate	522
Impermissible TPP Affiliate	522
indemnity payment	334
Indirect Participants	406
Individual Fountain Row Parcel	225
Individual Fountain Row Parcel Allocated Loan Amount	225
Initial Pool Balance	173
Initial Requesting Certificateholder	526
Initial Subordinate Companion Loan Holder	483
In-Place Cash Management	180
Institutional Investor	25
Insurance and Condemnation Proceeds	430
Intercreditor Agreement	233
Interest Accrual Amount	380
Interest Accrual Period	380
Interest Distribution Amount	380
Interest Reserve Account	431
Interest Shortfall	380
Interested Person	480
Interest-Only Expected Price	363
Investor Certification	397
IRS	165
Japanese Retention Requirement	26
JFSA	26
JPMC	315
JPMCB	315

612

JPMCB Data Tape	317
JPMCB Deal Team	317
JPMCB Mortgage Loans	317
JPMCB’s Qualification Criteria	319
JPMCCMSC	316
JRR Rule	26
KBRA	510
L(#)	182
Lennar	268
Liquidation Fee	444
Liquidation Fee Rate	444
Liquidation Proceeds	431
LMF	268
LMF Data Tape	273
LMF Mortgage Loans	268
LMF Review Team	273
Loan Per Unit	180
Local Law 97	125
Lock-out Period	221
Loss of Value Payment	418
Lower-Tier Regular Interests	582
Lower-Tier REMIC	373, 582
LTV Ratio	178
LTV Ratio at Maturity	180
MAI	419
Major Decision	485
Major Decision Reporting Package	484
MAS	25
Master Servicer	344
Master Servicer Decision	462
Material Defect	416
Maturity Date Balloon Payment	181
MIFID II	20
MLPA	411
MOA	356
Modification Fees	442
Moody’s	510
Moody's	538
Morningstar DBRS	510, 538
Mortgage	174
Mortgage File	411
Mortgage Loans	173
Mortgage Note	174
Mortgage Pool	173
Mortgage Rate	379
Mortgaged Property	174
NCUA	338
Net Mortgage Rate	379
Net Operating Income	181
NFA	599
NFIP	105
NI 33-105	27
NOI Date	181

Non-Control Note	234
Non-Controlling Holder	234
Nonrecoverable Advance	427
Non-Serviced Certificate Administrator	234
Non-Serviced Companion Loan	53, 234
Non-Serviced Custodian	234
Non-Serviced Directing Certificateholder	234
Non-Serviced Master Servicer	234
Non-Serviced Mortgage Loan	53, 234
Non-Serviced Pari Passu Companion Loan	234
Non-Serviced Pari Passu Mortgage Loan	234
Non-Serviced Pari Passu Whole Loan	235
Non-Serviced PSA	235
Non-Serviced Special Servicer	235
Non-Serviced Trustee	235
Non-Serviced Whole Loan	53, 235
Non-Specially Serviced Loan	487
Non-U.S. Person	593
Notional Amount	373
NRA	181
NRSRO	396
NRSRO Certification	399
O(#)	182
OCC	245
Occupancy Date	182
Occupancy Rate	181
Offered Certificates	372
OID Regulations	585
OLA	162
Operating Advisor Annual Report	497
Operating Advisor Consultation Event	491
Operating Advisor Consulting Fee	448
Operating Advisor Expenses	449
Operating Advisor Fee	448
Operating Advisor Fee Rate	448
Operating Advisor Standard	497
Operating Advisor Termination Event	501
Operating Advisor Upfront Fee	448
Other Master Servicer	235
Other PSA	235
Other Special Servicer	235
P&I Advance	425
P&I Advance Date	425
PACE	122
Pads	187
PAR	321

613

Par Purchase Price	479
Pari Passu Companion Loans	173
Pari Passu Mortgage Loan	235
Park Bridge Financial	353
Park Bridge Lender Services	353
Participants	406
Parties in Interest	601
Pass-Through Rate	378
Patriot Act	567
PCR	281, 294, 304
Percentage Interest	373
Periodic Payments	374
Permitted Investments	374, 432
Permitted Special Servicer/Affiliate Fees	447
PGS	209
PGS Space	209
PILOT	193
PIPs	201
PL	249
Plan Fiduciary	604
Plans	601
PML	249, 305
PML Report	214
POATRS	21
Portfolio Report	214
PRASR	142
PRC	24
Pre-Closing Platform	348
Preliminary Dispute Resolution Election Notice	528
Prepayment Assumption	587
Prepayment Interest Excess	390
Prepayment Interest Shortfall	390
Prepayment Premium	389
Prepayment Provisions	182
Prime Rate	430
Principal Balance Certificates	372
Principal Distribution Amount	380
Principal Shortfall	382
Privileged Information	500
Privileged Information Exception	501
Privileged Person	396
Professional Investors	24
PROFESSIONAL INVESTORS	24
Prohibited Prepayment	390
Promotion of Collective Investment Schemes Exemptions Order	22
Proposed Course of Action	527
Proposed Course of Action Notice	527
PSA	372
PSA Party Repurchase Request	526
PTCE	605

PTE	602
Purchase Price	418
Qualification Criteria	253, 274, 284
Qualified Replacement Special Servicer	515
Qualified Substitute Mortgage Loan	418
Qualifying CRE Loan Percentage	356
RAC No-Response Scenario	537
Rated Final Distribution Date	389
Rating Agencies	538
Rating Agency Confirmation	538
REA	79
RealINSIGHT	351
Realized Loss	392
REC	199
Record Date	373
Registration Statement	600
Regular Certificates	372
Regular Interestholder	585
Regular Interests	582
Regulation AB	540
Regulation RR	355
Reimbursement Rate	430
Related Proceeds	429
Release Date	223
Relevant Investor	25
Relevant Persons	22
Relief Act	566
Remaining Term to Maturity	183
REMIC	582
REMIC LTV Test	165
REMIC Provisions	582
REO Account	432
REO Loan	383
REO Property	472
Repurchase Request	526
Requesting Certificateholder	528
Requesting Holders	456
Requesting Investor	410
Requesting Party	537
Required Credit Risk Retention Percentage	356
Requirements	567
Residual Certificates	372
Resolution Failure	527
Resolved	527
Restricted Group	603
Restricted Party	501
Retaining Party	355
Retaining Sponsor	355
Review Materials	506
RevPAR	183
Risk Retention Affiliate	500

614

Risk Retention Affiliated	500
Risk Retention Consultation Party	494
RMBS	338
ROFO	210
ROFR	210
Rooms	187
Rule 15Ga-1 Reporting Period	254, 324
Rule 17g-5	399
S&P	510
Scheduled Certificate Interest Payments	362
Scheduled Certificate Principal Payments	357
Scheduled Principal Distribution Amount	381
SEC	244
SECN	142
Securities Act	539
Securitization Accounts	372, 432
securitizer	334
SEL	249, 305
Senior Certificates	372
Serviced Companion Loan	52, 235
Serviced Mortgage Loan	235
Serviced Mortgage Loans	422
Serviced Pari Passu Companion Loan	235
Serviced Pari Passu Companion Loan Securities	518
Serviced Pari Passu Whole Loan	236
Serviced Whole Loan	52, 236
Servicer Termination Event	517
Servicing Advances	426
Servicing Fee	440
Servicing Fee Rate	440
Servicing Shift Mortgage Loan	236
Servicing Standard	424
SF	183
SFA	25
SFO	24
SGFC	277
SGFC Entities	277
SGNY	277
Similar Law	601
SIPC	599
SMMEA	605
Société Générale	277
Societe Generale Financial Corporation	277
Societe Generale Financial Corporation Data Tape	283
Societe Generale Financial Corporation Deal Team	282

Societe Generale Financial Corporation Mortgage Loans	278
Spaces	187
Special Servicer	350
Special Servicing Fee	443
Special Servicing Fee Rate	443
Specially Serviced Loans	469
Sq. Ft.	183
Square Feet	183
SR Institutional Investors	143
SR Investor Requirements	143
St. Louis Portfolio Release Date	224
Standalone Report	214
Startup Day	582
Stated Principal Balance	382
Streit Act	338
Structured Product	24
Structuring Assumptions	575
Subject 2025 Computershare CMBS Annual Statement of Compliance	342
Subject Loan	449
Subordinate Certificates	372
Sub-Servicing Agreement	425
Successor Third-Party Purchaser	365
SVB	122
T-12	183
Target Coupon	360
Target Price	360
Term to Maturity	183
Termination Purchase Amount	541
Terms and Conditions	408
Tests	508
third country	143
Third Party Report	175
TI/LC	227
TI/LCs	177
TIA	338
Title V	566
Total Operating Expenses	178
Treasury Curve Interpolated Yield	358
Treasury Priced Class X Certificates	357
Treasury-Priced Expected Price	361
Treasury-Priced Principal Balance Certificates	357
Trimont	163, 344
TRIPRA	106, 11
Trust	337
Trust REMICs	373, 582
TTM	183
U.S. Person	593
U/W DSCR	179
U/W Expenses	183

615

U/W NCF	183
U/W NCF Debt Yield	186
U/W NCF DSCR	179
U/W NOI	186
U/W NOI Debt Yield	187
U/W NOI DSCR	186
U/W Revenues	187
UBS AG, New York Branch Data Tape	328
UBS AG, New York Branch Deal Team	328
UBS AG, New York Branch Mortgage Loans	328
UBS Qualification Criteria	330
UBSRES	327
UCC	550
UK	21, 142
UK CRR	143
UK Institutional Investor	143
UK Investor Requirements	142
UK MIFIR Product Governance Rules	22
UK Qualified Investor	21
UK Retail Investor	21
UK Securitization Framework	142
Underwriter Entities	131
Underwriting Agreement	596
Underwritten Debt Service Coverage Ratio	179
Underwritten Expenses	183
Underwritten NCF	183
Underwritten NCF Debt Yield	186
Underwritten NCF DSCR	179
Underwritten Net Cash Flow	183
Underwritten Net Cash Flow Debt Service Coverage Ratio	179

Underwritten Net Operating Income	186
Underwritten Net Operating Income Debt Service Coverage Ratio	186
Underwritten NOI	186
Underwritten NOI Debt Yield	187
Underwritten NOI DSCR	186
Underwritten Revenues	187
Units	187
Unscheduled Principal Distribution Amount	381
Unsolicited Information	507
Upper-Tier REMIC	373, 582
Volcker Rule	172
Voting Rights	405
VRR Interest	3, 59, 355
WAC Rate	379
Wachovia Bank	245
Weighted Average Mortgage Rate	187
Weighted Averages	188
Wells Fargo Bank	163, 245, 341
Wells Fargo Bank Data Tape	252
Wells Fargo Bank Deal Team	251
Wetland Parcel	191
Whole Loan	173
Withheld Amounts	432
Workout Fee	443
Workout Fee Rate	443
Workout-Delayed Reimbursement Amount	430
Yield Curve Interpolated Yield	362
Yield Maintenance Charge	389
Yield Priced Certificates	357
Yield Priced Expected Price	364
YM(#)	182
YM@(#)	183

616

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
1.00	Loan	6, 7	10	St. Louis Portfolio	9.2%		AREF2	AREF2	NAP	NAP	Various
1.01	Property		1	Hampden Hall	1.6%	17.8%					4400 McPherson Avenue
1.02	Property		1	Triumph on the Park	1.6%	17.2%					5528-5540 Pershing Avenue
1.03	Property		1	Sherwood Court	1.1%	11.9%					4501 McPherson Avenue
1.04	Property		1	Gates at Forest Park	1.0%	10.9%					605 Clara Avenue
1.05	Property		1	Park Lux	0.9%	9.8%					5560 Pershing Avenue
1.06	Property		1	Fountain Row	0.8%	8.4%					5592-5608 Pershing Avenue
1.07	Property		1	Central Park	0.7%	7.5%					5386 Pershing Avenue
1.08	Property		1	Maryland Lofts	0.6%	6.5%					4340 Maryland Avenue
1.09	Property		1	Kenmore Court	0.5%	5.9%					4931 McPherson Avenue
1.10	Property		1	Maryland Gardens	0.4%	4.0%					4366 Maryland Avenue
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	9.0%	100.0%	AREF2	AREF2	NAP	NAP	10000 California Street
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	9.0%		AREF2	AREF2	NAP	NAP	Various
3.01	Property		1	120/130 Hickory Springs Industrial Drive	2.3%	25.2%					120 & 130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle	1.2%	13.0%					1688 White Circle
3.03	Property		1	1686 White Circle	0.9%	9.8%					1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive	0.7%	7.3%					115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle	0.5%	5.3%					2085 Redmond Circle
3.06	Property		1	101 East 18th Street	0.4%	4.6%					101 East 18th Street
3.07	Property		1	1705 White Circle	0.4%	4.3%					1705 White Circle
3.08	Property		1	980 Kenmill Drive	0.4%	3.9%					980 Kenmill Drive Northwest
3.09	Property		1	90 Hickory Springs Industrial Drive	0.3%	3.7%					90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive	0.3%	3.3%					145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive	0.3%	2.9%					3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive	0.2%	2.6%					105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	0.2%	2.5%					51, 55, and 220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court	0.2%	1.9%					206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive	0.1%	1.6%					88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway	0.1%	1.4%					100 Saber Parkway
3.17	Property		1	202 Univeter Court	0.1%	1.3%					202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive	0.1%	1.2%					45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive	0.1%	1.1%					108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive	0.1%	1.1%					195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive	0.1%	1.0%					182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive	0.1%	1.0%					180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street	8.8%	100.0%	WFB	WFB	NAP	NAP	2020 Main Street
5.00	Loan	16, 17, 18	1	Astor Place Retail	6.6%	100.0%	LMF	LMF	NAP	NAP	26 Astor Place
6.00	Loan	19	1	Rayford's Edge Apartments	6.0%	100.0%	AREF2	AREF2	NAP	NAP	25650 Interstate 45
7.00	Loan	20	1	The Shops at Rockvale	5.2%	100.0%	AREF2	AREF2	NAP	NAP	35 South Willowdale Drive
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	5.1%	100.0%	AREF2	AREF2	NAP	NAP	101 West Louis Henna Boulevard
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	4.6%	100.0%	WFB	WFB	NAP	NAP	20400 & 20450 Stevens Creek Boulevard
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	4.6%	100.0%	GSBI	GSMC	NAP	NAP	2100 Hamilton Place Boulevard
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	3.7%	100.0%	SGFC	SGFC	NAP	NAP	535-545 Fifth Avenue
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	3.4%		BSPRT	BSPRT	NAP	NAP	Various
12.01	Property		1	Aloft Chesapeake	1.9%	55.7%					1454 Crossways Boulevard
12.02	Property		1	Fairfield Inn & Suites Williamsburg	1.5%	44.3%					1402 Richmond Road
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	3.2%		CREFI	CREFI	NAP	NAP	Various
13.01	Property		1	150 Erasmus Street	2.7%	82.9%					150 Erasmus Street
13.02	Property		1	1520 Prospect Place	0.5%	17.1%					1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center	3.1%	100.0%	WFB	WFB	NAP	NAP	72655, 72675 and 72705 Highway 111
15.00	Loan	45	1	Rock River Plaza	2.2%	100.0%	LMF	LMF	NAP	NAP	3820-3930 44th Avenue and 3811-3937 41st Avenue
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	1.8%	100.0%	JPMCB	JPMCB	NAP	NAP	15375 and 15377 Memorial Drive
17.00	Loan	50	1	French Quarter Apartments	1.6%	100.0%	LMF	LMF	NAP	NAP	25400 Basin Street
18.00	Loan	51	1	97 Fort Washington	1.5%	100.0%	CREFI	CREFI	NAP	NAP	97 Fort Washington Avenue
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	1.5%	100.0%	JPMCB	JPMCB	NAP	NAP	12600 West Colfax Avenue
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	1.3%		SGFC	SGFC	NAP	NAP	Various
20.01	Property		1	894 Kennedy Boulevard	0.7%	52.7%					894 Kennedy Boulevard
20.02	Property		1	211 64th Street	0.6%	47.3%					211 64th Street
21.00	Loan	70	1	Hayes House Apartments	1.2%	100.0%	WFB	WFB	NAP	NAP	6 Sealey Avenue
22.00	Loan	61	1	Revi Columbus East	1.2%	100.0%	AREF2	AREF2	NAP	NAP	2084 South Hamilton Road
23.00	Loan		1	Mountain Park Place	1.1%	100.0%	WFB	WFB	NAP	NAP	1785 & 1835 East Park Place Boulevard
24.00	Loan	62, 63	1	Noble Creek Shoppes	1.1%	100.0%	LMF	LMF	NAP	NAP	451 Noble Creek Drive
25.00	Loan		1	Long Beach Apartments	1.1%	100.0%	AREF2	AREF2	NAP	NAP	203 North Cleveland Avenue
26.00	Loan		1	Grizzly Villas	1.0%	100.0%	WFB	WFB	NAP	NAP	700 South Haverhill Road
27.00	Loan	64	1	240 Columbia Avenue	0.9%	100.0%	AREF2	AREF2	NAP	NAP	240 Columbia Avenue
28.00	Loan	65	1	Top Value Storage	0.7%	100.0%	UBS AG	UBS AG	NAP	NAP	1511 Saybrook Road
29.00	Loan		1	Eco Midway MHC	0.5%	100.0%	LMF	LMF	NAP	NAP	12726 Southeast Division Street

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
1.00	Loan	6, 7	10	St. Louis Portfolio	St. Louis	St. Louis City	MO	Various	Multifamily	Various	Various	Various	565
1.01	Property		1	Hampden Hall	St. Louis	St. Louis City	MO	63108	Multifamily	High Rise	1925	2025	77
1.02	Property		1	Triumph on the Park	St. Louis	St. Louis City	MO	63112	Multifamily	Mid Rise	1918	2025	108
1.03	Property		1	Sherwood Court	St. Louis	St. Louis City	MO	63108	Multifamily	Low Rise	1904	2025	66
1.04	Property		1	Gates at Forest Park	St. Louis	St. Louis City	MO	63112	Multifamily	Mid Rise	1923	2025	69
1.05	Property		1	Park Lux	St. Louis	St. Louis City	MO	63112	Multifamily	Mid Rise	1923	2025	53
1.06	Property		1	Fountain Row	St. Louis	St. Louis City	MO	63112	Multifamily	Low Rise	1917	2025	44
1.07	Property		1	Central Park	St. Louis	St. Louis City	MO	63112	Multifamily	Mid Rise	1917	2025	40
1.08	Property		1	Maryland Lofts	St. Louis	St. Louis City	MO	63108	Multifamily	Low Rise	1966	2025	54
1.09	Property		1	Kenmore Court	St. Louis	St. Louis City	MO	63108	Multifamily	Low Rise	1907	2016	18
1.10	Property		1	Maryland Gardens	St. Louis	St. Louis City	MO	63108	Multifamily	Low Rise	1928	2025	36
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	Omaha	Douglas	NE	68114	Retail	Super Regional Mall	1968	2015	538,040
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	Various	Various	GA	Various	Various	Various	Various	Various	387,623
3.01	Property		1	120/130 Hickory Springs Industrial Drive	Holly Springs	Cherokee	GA	30115	Industrial	Flex	1987; 2022	NAP	90,600
3.02	Property		1	1688 White Circle	Marietta	Cobb	GA	30066	Industrial	Flex	2019	NAP	45,500
3.03	Property		1	1686 White Circle	Marietta	Cobb	GA	30066	Industrial	Flex	2017	NAP	38,500
3.04	Property		1	115 Hickory Springs Industrial Drive	Canton	Cherokee	GA	30115	Industrial	Warehouse/Distribution	2023	NAP	23,800
3.05	Property		1	2085 Redmond Circle	Rome	Floyd	GA	30165	Industrial	Warehouse	2024	NAP	20,000
3.06	Property		1	101 East 18th Street	Rome	Floyd	GA	30161	Industrial	Warehouse	1950	2024	34,298
3.07	Property		1	1705 White Circle	Marietta	Cobb	GA	30066	Industrial	Warehouse/Distribution	1946	2020	15,616
3.08	Property		1	980 Kenmill Drive	Marietta	Cobb	GA	30060	Industrial	Warehouse/Distribution	1994	2023	13,532
3.09	Property		1	90 Hickory Springs Industrial Drive	Canton	Cherokee	GA	30114	Industrial	Flex	1994	NAP	18,500
3.10	Property		1	145 Hickory Springs Industrial Drive	Canton	Cherokee	GA	30115	Industrial	Warehouse/Distribution	1997	2023	12,500
3.11	Property		1	3162 Acworth Forest Drive	Kennesaw	Cobb	GA	30144	Office	Medical	2024	NAP	6,050
3.12	Property		1	105 Hickory Springs Industrial Drive	Holly Springs	Cherokee	GA	30115	Industrial	Warehouse/Distribution	2000	2021	8,800
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	Canton	Cherokee	GA	30114	Industrial	Warehouse/Distribution	1990	2025	11,760
3.14	Property		1	206 Univeter Court	Canton	Cherokee	GA	30115	Industrial	Warehouse/Distribution	1998	2023	7,080
3.15	Property		1	88 Hickory Springs Industrial Drive	Canton	Cherokee	GA	30114	Industrial	Warehouse/Distribution	1999	2025	7,387
3.16	Property		1	100 Saber Parkway	Villa Rica	Carroll	GA	30180	Industrial	Warehouse/Distribution	1996	NAP	7,500
3.17	Property		1	202 Univeter Court	Canton	Cherokee	GA	30115	Industrial	Warehouse/Distribution	1998	2023	5,000
3.18	Property		1	45 Hickory Springs Industrial Drive	Canton	Cherokee	GA	30115	Industrial	Warehouse/Distribution	1988	2021	6,000
3.19	Property		1	108 Dixie Drive	Woodstock	Cherokee	GA	30189	Industrial	Warehouse/Distribution	1985	2025	4,000
3.20	Property		1	195 Hickory Springs Industrial Drive	Canton	Cherokee	GA	30114	Industrial	Warehouse/Distribution	1990	2025	4,000
3.21	Property		1	182 Hickory Springs Industrial Drive	Holly Springs	Cherokee	GA	30115	Industrial	Warehouse/Distribution	1980	2021	3,600
3.22	Property		1	180 Hickory Springs Industrial Drive	Holly Springs	Cherokee	GA	30115	Industrial	Warehouse/Distribution	1997	2024	3,600
4.00	Loan	66	1	2020 Main Street	Irvine	Orange	CA	92614	Office	Suburban	1999	NAP	271,288
5.00	Loan	16, 17, 18	1	Astor Place Retail	New York	New York	NY	10003	Retail	Anchored	2004	NAP	27,742
6.00	Loan	19	1	Rayford's Edge Apartments	Spring	Montgomery	TX	77386	Multifamily	Garden	1981	2023	376
7.00	Loan	20	1	The Shops at Rockvale	Lancaster	Lancaster	PA	17602	Retail	Anchored	1986-1994	2023	292,452
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	Austin	Travis	TX	78728	Office	Suburban	1984	2022	165,258
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	Cupertino	Santa Clara	CA	95014	Office	Suburban	1987	2024	357,838
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	Chattanooga	Hamilton	TN	37421	Retail	Super Regional Mall	1987	2011	385,318
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	New York	New York	NY	10017	Mixed Use	Retail/Office	1897-1927	2017	507,207
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	Various	Various	VA	Various	Hospitality	Various	Various	Various	284
12.01	Property		1	Aloft Chesapeake	Chesapeake	Chesapeake City	VA	23320	Hospitality	Select Service	2008	2015-2016	136
12.02	Property		1	Fairfield Inn & Suites Williamsburg	Williamsburg	Williamsburg City	VA	23185	Hospitality	Limited Service	1986	2014	148
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	Brooklyn	Kings	NY	Various	Multifamily	Mid Rise	Various	NAP	42
13.01	Property		1	150 Erasmus Street	Brooklyn	Kings	NY	11226	Multifamily	Mid Rise	2023	NAP	32
13.02	Property		1	1520 Prospect Place	Brooklyn	Kings	NY	11213	Multifamily	Mid Rise	2018	NAP	10
14.00	Loan		1	Palms to Pines Shopping Center	Palm Desert	Riverside	CA	92260	Retail	Anchored	1982	2024	80,072
15.00	Loan	45	1	Rock River Plaza	Moline	Rock Island	IL	61265	Retail	Anchored	1996	NAP	389,330
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	Houston	Harris	TX	77079	Office	Suburban	2015-2016	2024	715,935
17.00	Loan	50	1	French Quarter Apartments	Southfield	Oakland	MI	48033	Multifamily	Garden	1971	2025	105
18.00	Loan	51	1	97 Fort Washington	New York	New York	NY	10032	Mixed Use	Multifamily/Office	1920	NAP	42
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	Lakewood	Jefferson	CO	80215	Office	Suburban	1983	2024	191,259
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	Various	Hudson	NJ	Various	Multifamily	Low Rise	Various	Various	39
20.01	Property		1	894 Kennedy Boulevard	Bayonne	Hudson	NJ	07002	Multifamily	Low Rise	1931	2025	21
20.02	Property		1	211 64th Street	West New York	Hudson	NJ	07093	Multifamily	Low Rise	1920	2025	18
21.00	Loan	70	1	Hayes House Apartments	Hempstead	Nassau	NY	11550	Multifamily	Mid Rise	1955	NAP	66
22.00	Loan	61	1	Revi Columbus East	Columbus	Franklin	OH	43232	Multifamily	Garden	1986	2025	80
23.00	Loan		1	Mountain Park Place	Stone Mountain	Gwinnett	GA	30087	Industrial	Warehouse/Distribution	1987	2025	54,794
24.00	Loan	62, 63	1	Noble Creek Shoppes	Noblesville	Hamilton	IN	46060	Retail	Anchored	1985	2005	100,079
25.00	Loan		1	Long Beach Apartments	Long Beach	Harrison	MS	39560	Multifamily	Garden	1984	2019-2025	100
26.00	Loan		1	Grizzly Villas	El Dorado	Butler	KS	67042	Multifamily	Low Rise	2012	NAP	84
27.00	Loan	64	1	240 Columbia Avenue	Fort Lee	Bergen	NJ	07024	Multifamily	Mid Rise	2025	NAP	7
28.00	Loan	65	1	Top Value Storage	Middletown	Middlesex	CT	06457	Self Storage	Self Storage	2001	NAP	48,100
29.00	Loan		1	Eco Midway MHC	Portland	Multnomah	OR	97236	Manufactured Housing	Manufactured Housing	1945	NAP	38

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)
1.00	Loan	6, 7	10	St. Louis Portfolio	Units	88,495.58	50,000,000	50,000,000	50,000,000	6.99000%	0.02297%	6.96703%	NAP
1.01	Property		1	Hampden Hall	Units		8,890,787	8,890,787	8,890,787
1.02	Property		1	Triumph on the Park	Units		8,591,677	8,591,677	8,591,677
1.03	Property		1	Sherwood Court	Units		5,970,457	5,970,457	5,970,457
1.04	Property		1	Gates at Forest Park	Units		5,443,988	5,443,988	5,443,988
1.05	Property		1	Park Lux	Units		4,918,617	4,918,617	4,918,617
1.06	Property		1	Fountain Row	Units		4,212,388	4,212,388	4,212,388
1.07	Property		1	Central Park	Units		3,765,547	3,765,547	3,765,547
1.08	Property		1	Maryland Lofts	Units		3,258,790	3,258,790	3,258,790
1.09	Property		1	Kenmore Court	Units		2,971,565	2,971,565	2,971,565
1.10	Property		1	Maryland Gardens	Units		1,976,184	1,976,184	1,976,184
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	SF	124.53	49,000,000	49,000,000	46,708,899	7.47800%	0.02297%	7.45503%	341,877.25
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	SF	126.41	49,000,000	49,000,000	49,000,000	6.57000%	0.02297%	6.54703%	NAP
3.01	Property		1	120/130 Hickory Springs Industrial Drive	SF		12,371,000	12,371,000	12,371,000
3.02	Property		1	1688 White Circle	SF		6,347,000	6,347,000	6,347,000
3.03	Property		1	1686 White Circle	SF		4,795,000	4,795,000	4,795,000
3.04	Property		1	115 Hickory Springs Industrial Drive	SF		3,591,000	3,591,000	3,591,000
3.05	Property		1	2085 Redmond Circle	SF		2,620,000	2,620,000	2,620,000
3.06	Property		1	101 East 18th Street	SF		2,255,000	2,255,000	2,255,000
3.07	Property		1	1705 White Circle	SF		2,095,000	2,095,000	2,095,000
3.08	Property		1	980 Kenmill Drive	SF		1,927,000	1,927,000	1,927,000
3.09	Property		1	90 Hickory Springs Industrial Drive	SF		1,821,000	1,821,000	1,821,000
3.10	Property		1	145 Hickory Springs Industrial Drive	SF		1,635,000	1,635,000	1,635,000
3.11	Property		1	3162 Acworth Forest Drive	SF		1,438,000	1,438,000	1,438,000
3.12	Property		1	105 Hickory Springs Industrial Drive	SF		1,255,000	1,255,000	1,255,000
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	SF		1,225,000	1,225,000	1,225,000
3.14	Property		1	206 Univeter Court	SF		930,000	930,000	930,000
3.15	Property		1	88 Hickory Springs Industrial Drive	SF		770,000	770,000	770,000
3.16	Property		1	100 Saber Parkway	SF		668,000	668,000	668,000
3.17	Property		1	202 Univeter Court	SF		656,000	656,000	656,000
3.18	Property		1	45 Hickory Springs Industrial Drive	SF		568,000	568,000	568,000
3.19	Property		1	108 Dixie Drive	SF		525,000	525,000	525,000
3.20	Property		1	195 Hickory Springs Industrial Drive	SF		525,000	525,000	525,000
3.21	Property		1	182 Hickory Springs Industrial Drive	SF		512,000	512,000	512,000
3.22	Property		1	180 Hickory Springs Industrial Drive	SF		471,000	471,000	471,000
4.00	Loan	66	1	2020 Main Street	SF	176.93	48,000,000	48,000,000	48,000,000	7.10300%	0.02297%	7.08003%	NAP
5.00	Loan	16, 17, 18	1	Astor Place Retail	SF	1,297.67	36,000,000	36,000,000	36,000,000	5.68000%	0.02297%	5.65703%	NAP
6.00	Loan	19	1	Rayford's Edge Apartments	Units	87,765.96	33,000,000	33,000,000	33,000,000	6.80700%	0.02297%	6.78403%	NAP
7.00	Loan	20	1	The Shops at Rockvale	SF	96.60	28,250,000	28,250,000	28,250,000	7.00700%	0.02297%	6.98403%	NAP
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	SF	167.01	27,600,000	27,600,000	27,600,000	7.36600%	0.02297%	7.34303%	NAP
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	SF	405.21	25,000,000	25,000,000	25,000,000	6.44200%	0.04172%	6.40028%	NAP
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	SF	186.60	25,000,000	25,000,000	23,662,665	6.84700%	0.02297%	6.82403%	163,764.74
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	SF	610.37	20,000,000	19,973,118	19,682,796	7.06000%	0.02297%	7.03703%	124,373.53
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	Rooms	66,021.13	18,750,000	18,750,000	18,750,000	7.35000%	0.02297%	7.32703%	NAP
12.01	Property		1	Aloft Chesapeake	Rooms		10,446,000	10,446,000	10,446,000
12.02	Property		1	Fairfield Inn & Suites Williamsburg	Rooms		8,304,000	8,304,000	8,304,000
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	Units	416,666.67	17,500,000	17,500,000	17,500,000	6.26000%	0.02297%	6.23703%	NAP
13.01	Property		1	150 Erasmus Street	Units		14,500,000	14,500,000	14,500,000
13.02	Property		1	1520 Prospect Place	Units		3,000,000	3,000,000	3,000,000
14.00	Loan		1	Palms to Pines Shopping Center	SF	211.06	16,900,000	16,900,000	16,900,000	6.55400%	0.02297%	6.53103%	NAP
15.00	Loan	45	1	Rock River Plaza	SF	30.82	12,000,000	12,000,000	12,000,000	5.16000%	0.02297%	5.13703%	NAP
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	SF	148.06	10,000,000	10,000,000	10,000,000	7.03500%	0.02297%	7.01203%	NAP
17.00	Loan	50	1	French Quarter Apartments	Units	80,952.38	8,500,000	8,500,000	8,500,000	6.51000%	0.02297%	6.48703%	NAP
18.00	Loan	51	1	97 Fort Washington	Units	196,666.67	8,260,000	8,260,000	8,260,000	6.66000%	0.02297%	6.63703%	NAP
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	SF	41.83	8,000,000	8,000,000	7,551,820	6.62200%	0.02297%	6.59903%	51,209.01
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	Units	183,333.33	7,150,000	7,150,000	7,150,000	6.51500%	0.02297%	6.49203%	NAP
20.01	Property		1	894 Kennedy Boulevard	Units		3,770,000	3,770,000	3,770,000
20.02	Property		1	211 64th Street	Units		3,380,000	3,380,000	3,380,000
21.00	Loan	70	1	Hayes House Apartments	Units	101,515.15	6,700,000	6,700,000	6,700,000	6.06500%	0.02297%	6.04203%	NAP
22.00	Loan	61	1	Revi Columbus East	Units	81,250.00	6,500,000	6,500,000	6,500,000	6.70100%	0.09172%	6.60928%	NAP
23.00	Loan		1	Mountain Park Place	SF	114.06	6,250,000	6,250,000	6,250,000	6.96700%	0.02297%	6.94403%	NAP
24.00	Loan	62, 63	1	Noble Creek Shoppes	SF	61.95	6,200,000	6,200,000	6,200,000	6.96000%	0.02297%	6.93703%	NAP
25.00	Loan		1	Long Beach Apartments	Units	60,718.75	6,071,875	6,071,875	6,071,875	6.70300%	0.02297%	6.68003%	NAP
26.00	Loan		1	Grizzly Villas	Units	64,285.71	5,400,000	5,400,000	5,400,000	7.05200%	0.02297%	7.02903%	NAP
27.00	Loan	64	1	240 Columbia Avenue	Units	664,285.71	4,650,000	4,650,000	4,650,000	6.45000%	0.02297%	6.42703%	NAP
28.00	Loan	65	1	Top Value Storage	SF	83.16	4,000,000	4,000,000	4,000,000	7.13700%	0.02297%	7.11403%	NAP
29.00	Loan		1	Eco Midway MHC	Pads	68,421.05	2,600,000	2,600,000	2,600,000	6.92000%	0.02297%	6.89703%	NAP

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)
1.00	Loan	6, 7	10	St. Louis Portfolio	295,295.14	NAP	3,543,541.68	Interest Only	No	Actual/360	60	58	60
1.01	Property		1	Hampden Hall
1.02	Property		1	Triumph on the Park
1.03	Property		1	Sherwood Court
1.04	Property		1	Gates at Forest Park
1.05	Property		1	Park Lux
1.06	Property		1	Fountain Row
1.07	Property		1	Central Park
1.08	Property		1	Maryland Lofts
1.09	Property		1	Kenmore Court
1.10	Property		1	Maryland Gardens
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	NAP	4,102,527.00	NAP	Amortizing Balloon	No	Actual/360	0	0	60
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	272,001.04	NAP	3,264,012.48	Interest Only	No	Actual/360	60	60	60
3.01	Property		1	120/130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle
3.03	Property		1	1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle
3.06	Property		1	101 East 18th Street
3.07	Property		1	1705 White Circle
3.08	Property		1	980 Kenmill Drive
3.09	Property		1	90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway
3.17	Property		1	202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street	288,066.11	NAP	3,456,793.32	Interest Only	No	Actual/360	60	60	60
5.00	Loan	16, 17, 18	1	Astor Place Retail	172,766.67	NAP	2,073,200.04	Interest Only	No	Actual/360	60	59	60
6.00	Loan	19	1	Rayford's Edge Apartments	189,792.40	NAP	2,277,508.80	Interest Only	No	Actual/360	60	58	60
7.00	Loan	20	1	The Shops at Rockvale	167,247.52	NAP	2,006,970.24	Interest Only	No	Actual/360	60	59	60
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	171,771.03	NAP	2,061,252.36	Interest Only	No	Actual/360	60	59	60
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	136,072.34	NAP	1,632,868.08	Interest Only	No	Actual/360	60	57	60
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	NAP	1,965,176.88	NAP	Amortizing Balloon	No	Actual/360	0	0	60
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	NAP	1,492,482.36	NAP	Amortizing Balloon	No	Actual/360	0	0	60
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	116,438.80	NAP	1,397,265.60	Interest Only	No	Actual/360	60	59	60
12.01	Property		1	Aloft Chesapeake
12.02	Property		1	Fairfield Inn & Suites Williamsburg
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	92,559.61	NAP	1,110,715.32	Interest Only	No	Actual/360	60	60	60
13.01	Property		1	150 Erasmus Street
13.02	Property		1	1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center	93,584.14	NAP	1,123,009.68	Interest Only	No	Actual/360	60	59	60
15.00	Loan	45	1	Rock River Plaza	52,316.67	NAP	627,800.04	Interest Only	No	Actual/360	60	59	60
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	59,439.24	NAP	713,270.88	Interest Only	No	Actual/360	60	59	60
17.00	Loan	50	1	French Quarter Apartments	46,752.95	NAP	561,035.40	Interest Only	No	Actual/360	60	57	60
18.00	Loan	51	1	97 Fort Washington	46,479.71	NAP	557,756.52	Interest Only	No	Actual/360	60	59	60
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	NAP	614,508.12	NAP	Amortizing Balloon	No	Actual/360	0	0	60
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	39,357.69	NAP	472,292.28	Interest Only	No	Actual/360	61	61	61
20.01	Property		1	894 Kennedy Boulevard
20.02	Property		1	211 64th Street
21.00	Loan	70	1	Hayes House Apartments	34,333.23	NAP	411,998.76	Interest Only	No	Actual/360	60	57	60
22.00	Loan	61	1	Revi Columbus East	36,801.21	NAP	441,614.52	Interest Only	No	Actual/360	60	59	60
23.00	Loan		1	Mountain Park Place	36,790.44	NAP	441,485.28	Interest Only	No	Actual/360	60	59	60
24.00	Loan	62, 63	1	Noble Creek Shoppes	36,459.44	NAP	437,513.28	Interest Only	No	Actual/360	60	59	60
25.00	Loan		1	Long Beach Apartments	34,387.54	NAP	412,650.48	Interest Only	No	Actual/360	60	59	60
26.00	Loan		1	Grizzly Villas	32,174.75	NAP	386,097.00	Interest Only	No	Actual/360	60	59	60
27.00	Loan	64	1	240 Columbia Avenue	25,340.89	NAP	304,090.68	Interest Only	No	Actual/360	60	57	60
28.00	Loan	65	1	Top Value Storage	24,120.42	NAP	289,445.04	Interest Only	No	Actual/360	60	60	60
29.00	Loan		1	Eco Midway MHC	15,201.57	NAP	182,418.84	Interest Only	No	Actual/360	60	60	60

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date
1.00	Loan	6, 7	10	St. Louis Portfolio	58	0	0	4/2/2026	2	6	5/6/2026	NAP
1.01	Property		1	Hampden Hall
1.02	Property		1	Triumph on the Park
1.03	Property		1	Sherwood Court
1.04	Property		1	Gates at Forest Park
1.05	Property		1	Park Lux
1.06	Property		1	Fountain Row
1.07	Property		1	Central Park
1.08	Property		1	Maryland Lofts
1.09	Property		1	Kenmore Court
1.10	Property		1	Maryland Gardens
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	60	360	360	5/13/2026	0	6	7/6/2026	7/6/2026
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	60	0	0	5/14/2026	0	6	7/6/2026	NAP
3.01	Property		1	120/130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle
3.03	Property		1	1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle
3.06	Property		1	101 East 18th Street
3.07	Property		1	1705 White Circle
3.08	Property		1	980 Kenmill Drive
3.09	Property		1	90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway
3.17	Property		1	202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street	60	0	0	5/15/2026	0	11	7/11/2026	NAP
5.00	Loan	16, 17, 18	1	Astor Place Retail	59	0	0	5/5/2026	1	6	6/6/2026	NAP
6.00	Loan	19	1	Rayford's Edge Apartments	58	0	0	3/27/2026	2	6	5/6/2026	NAP
7.00	Loan	20	1	The Shops at Rockvale	59	0	0	4/29/2026	1	6	6/6/2026	NAP
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	59	0	0	4/22/2026	1	6	6/6/2026	NAP
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	57	0	0	2/20/2026	3	11	4/11/2026	NAP
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	60	360	360	5/29/2026	0	6	7/6/2026	7/6/2026
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	55	NAP	NAP	1/9/2026	5	9	2/9/2026	2/9/2026
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	59	0	0	5/6/2026	1	6	6/6/2026	NAP
12.01	Property		1	Aloft Chesapeake
12.02	Property		1	Fairfield Inn & Suites Williamsburg
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	60	0	0	5/29/2026	0	6	7/6/2026	NAP
13.01	Property		1	150 Erasmus Street
13.02	Property		1	1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center	59	0	0	5/5/2026	1	11	6/11/2026	NAP
15.00	Loan	45	1	Rock River Plaza	59	0	0	4/14/2026	1	6	6/6/2026	NAP
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	59	0	0	4/9/2026	1	1	6/1/2026	NAP
17.00	Loan	50	1	French Quarter Apartments	57	0	0	3/2/2026	3	6	4/6/2026	NAP
18.00	Loan	51	1	97 Fort Washington	59	0	0	5/6/2026	1	6	6/6/2026	NAP
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	60	360	360	5/12/2026	0	1	7/1/2026	7/1/2026
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	61	0	0	6/2/2026	0	1	7/1/2026	NAP
20.01	Property		1	894 Kennedy Boulevard
20.02	Property		1	211 64th Street
21.00	Loan	70	1	Hayes House Apartments	57	0	0	2/26/2026	3	11	4/11/2026	NAP
22.00	Loan	61	1	Revi Columbus East	59	0	0	4/21/2026	1	6	6/6/2026	NAP
23.00	Loan		1	Mountain Park Place	59	0	0	5/5/2026	1	11	6/11/2026	NAP
24.00	Loan	62, 63	1	Noble Creek Shoppes	59	0	0	5/8/2026	1	6	6/6/2026	NAP
25.00	Loan		1	Long Beach Apartments	59	0	0	4/30/2026	1	6	6/6/2026	NAP
26.00	Loan		1	Grizzly Villas	59	0	0	4/24/2026	1	11	6/11/2026	NAP
27.00	Loan	64	1	240 Columbia Avenue	57	0	0	2/10/2026	3	6	4/6/2026	NAP
28.00	Loan	65	1	Top Value Storage	60	0	0	5/19/2026	0	6	7/6/2026	NAP
29.00	Loan		1	Eco Midway MHC	60	0	0	5/12/2026	0	6	7/6/2026	NAP

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
1.00	Loan	6, 7	10	St. Louis Portfolio	4/6/2031	NAP	0	0	L(26),D(26),O(8)	6,763,067	2,442,856	4,320,212
1.01	Property		1	Hampden Hall						1,116,786	465,761	651,025
1.02	Property		1	Triumph on the Park						1,228,796	384,020	844,775
1.03	Property		1	Sherwood Court						835,369	242,322	593,048
1.04	Property		1	Gates at Forest Park						785,865	316,379	469,486
1.05	Property		1	Park Lux						633,279	265,925	367,354
1.06	Property		1	Fountain Row						360,214	153,908	206,306
1.07	Property		1	Central Park						544,223	177,002	367,222
1.08	Property		1	Maryland Lofts						544,115	176,974	367,141
1.09	Property		1	Kenmore Court						322,490	100,111	222,379
1.10	Property		1	Maryland Gardens						391,931	160,455	231,475
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	6/6/2031	NAP	5	0	L(24),D(32),O(4)	19,401,953	6,154,958	13,246,995
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	6/6/2031	NAP	0	0	L(24),D(32),O(4)	4,905,638	343,697	4,561,941
3.01	Property		1	120/130 Hickory Springs Industrial Drive						1,455,319	2,292	1,453,027
3.02	Property		1	1688 White Circle						664,872	77,243	587,629
3.03	Property		1	1686 White Circle						518,493	62,499	455,995
3.04	Property		1	115 Hickory Springs Industrial Drive						23,102	31,336	(8,234)
3.05	Property		1	2085 Redmond Circle						280,115	0	280,115
3.06	Property		1	101 East 18th Street						213,512	0	213,512
3.07	Property		1	1705 White Circle						190,399	202	190,197
3.08	Property		1	980 Kenmill Drive						207,004	27,948	179,055
3.09	Property		1	90 Hickory Springs Industrial Drive						221,485	26,099	195,386
3.10	Property		1	145 Hickory Springs Industrial Drive						193,229	14,152	179,078
3.11	Property		1	3162 Acworth Forest Drive						0	21,620	(21,620)
3.12	Property		1	105 Hickory Springs Industrial Drive						126,017	11,053	114,964
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive						180,000	2,940	177,060
3.14	Property		1	206 Univeter Court						109,015	12,992	96,023
3.15	Property		1	88 Hickory Springs Industrial Drive						48,622	16,698	31,925
3.16	Property		1	100 Saber Parkway						66,000	0	66,000
3.17	Property		1	202 Univeter Court						76,988	9,175	67,813
3.18	Property		1	45 Hickory Springs Industrial Drive						63,561	7,984	55,576
3.19	Property		1	108 Dixie Drive						92,732	4,079	88,653
3.20	Property		1	195 Hickory Springs Industrial Drive						64,825	4,079	60,746
3.21	Property		1	182 Hickory Springs Industrial Drive						53,595	5,630	47,965
3.22	Property		1	180 Hickory Springs Industrial Drive						56,753	5,676	51,076
4.00	Loan	66	1	2020 Main Street	6/11/2031	NAP	0	0	L(24),YM1(29),O(7)	9,805,042	3,378,221	6,426,821
5.00	Loan	16, 17, 18	1	Astor Place Retail	5/6/2031	NAP	0	0	L(25),D(28),O(7)	4,533,069	1,721,231	2,811,838
6.00	Loan	19	1	Rayford's Edge Apartments	4/6/2031	NAP	0	0	L(26),D(30),O(4)	5,651,420	3,013,453	2,637,967
7.00	Loan	20	1	The Shops at Rockvale	5/6/2031	NAP	0	0	L(25),D(31),O(4)	4,369,436	1,532,601	2,836,835
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	5/6/2031	NAP	0	0	L(25),D(28),O(7)	6,051,899	1,958,095	4,093,804
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	3/11/2031	NAP	0	0	L(27),D(31),O(2)	26,537,236	9,595,154	16,942,082
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	6/6/2031	NAP	5	0	L(24),D(29),O(7)	19,408,294	7,553,978	11,854,316
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	1/9/2031	NAP	0	0	L(23),YM1(6),DorYM1(27),O(4)	45,186,806	16,795,633	28,391,172
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	5/6/2031	NAP	0	0	L(25),D(30),O(5)	9,474,091	6,552,627	2,921,465
12.01	Property		1	Aloft Chesapeake						5,175,772	3,595,213	1,580,558
12.02	Property		1	Fairfield Inn & Suites Williamsburg						4,298,320	2,957,413	1,340,906
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	6/6/2031	NAP	0	0	L(24),D(29),O(7)	1,781,059	179,741	1,601,319
13.01	Property		1	150 Erasmus Street						1,471,987	134,079	1,337,907
13.02	Property		1	1520 Prospect Place						309,073	45,661	263,411
14.00	Loan		1	Palms to Pines Shopping Center	5/11/2031	NAP	0	0	L(25),D(31),O(4)	2,256,055	746,069	1,509,986
15.00	Loan	45	1	Rock River Plaza	5/6/2031	NAP	0	0	L(23),YM1(33),O(4)	3,936,282	649,058	3,287,224
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	5/1/2031	NAP	0	0	L(25),YM1(29),O(6)	22,211,421	11,036,610	11,174,811
17.00	Loan	50	1	French Quarter Apartments	3/6/2031	NAP	0	0	L(27),D(29),O(4)	1,528,219	798,257	729,963
18.00	Loan	51	1	97 Fort Washington	5/6/2031	NAP	0	0	L(25),D(28),O(7)	1,509,885	547,433	962,452
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	6/1/2031	NAP	0	0	L(25),YM1(29),O(6)	3,439,197	1,622,256	1,816,941
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	7/1/2031	NAP	5	5	L(24),D(30),O(7)	684,371	219,264	465,107
20.01	Property		1	894 Kennedy Boulevard						447,499	124,117	323,382
20.02	Property		1	211 64th Street						236,872	95,147	141,725
21.00	Loan	70	1	Hayes House Apartments	3/11/2031	NAP	0	0	L(27),YM1(26),O(7)	1,170,124	633,730	536,394
22.00	Loan	61	1	Revi Columbus East	5/6/2031	NAP	0	0	L(25),D(32),O(3)	580,719	275,613	305,106
23.00	Loan		1	Mountain Park Place	5/11/2031	NAP	0	0	L(25),D(28),O(7)	775,137	222,081	553,055
24.00	Loan	62, 63	1	Noble Creek Shoppes	5/6/2031	NAP	0	0	L(25),D(31),O(4)	1,063,584	370,196	693,388
25.00	Loan		1	Long Beach Apartments	5/6/2031	NAP	0	0	L(25),D(30),O(5)	1,212,645	643,983	568,661
26.00	Loan		1	Grizzly Villas	5/11/2031	NAP	0	0	L(25),D(31),O(4)	975,925	385,519	590,406
27.00	Loan	64	1	240 Columbia Avenue	3/6/2031	NAP	0	0	L(27),D(30),O(3)	NAV	NAV	NAV
28.00	Loan	65	1	Top Value Storage	6/6/2031	NAP	0	0	L(24),D(32),O(4)	639,319	300,961	338,358
29.00	Loan		1	Eco Midway MHC	6/6/2031	NAP	0	0	L(24),D(32),O(4)	366,050	113,406	252,645

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
1.00	Loan	6, 7	10	St. Louis Portfolio	1/31/2026	T-12	7,985,626	2,464,589	5,521,037	12/31/2024	T-12
1.01	Property		1	Hampden Hall	1/31/2026	T-12	1,265,307	446,880	818,427	12/31/2024	T-12
1.02	Property		1	Triumph on the Park	1/31/2026	T-12	1,398,768	414,625	984,142	12/31/2024	T-12
1.03	Property		1	Sherwood Court	1/31/2026	T-12	917,211	238,697	678,514	12/31/2024	T-12
1.04	Property		1	Gates at Forest Park	1/31/2026	T-12	952,387	245,158	707,229	12/31/2024	T-12
1.05	Property		1	Park Lux	1/31/2026	T-12	880,883	281,827	599,056	12/31/2024	T-12
1.06	Property		1	Fountain Row	1/31/2026	T-12	632,522	203,382	429,140	12/31/2024	T-12
1.07	Property		1	Central Park	1/31/2026	T-12	590,425	200,849	389,577	12/31/2024	T-12
1.08	Property		1	Maryland Lofts	1/31/2026	T-12	581,423	202,592	378,831	12/31/2024	T-12
1.09	Property		1	Kenmore Court	1/31/2026	T-12	378,522	81,488	297,035	12/31/2024	T-12
1.10	Property		1	Maryland Gardens	1/31/2026	T-12	388,179	149,092	239,087	12/31/2024	T-12
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	3/31/2026	T-12	19,671,989	6,266,210	13,405,779	12/31/2025	T-12
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	2/28/2026	T-12	4,837,889	338,115	4,499,775	12/31/2025	T-12
3.01	Property		1	120/130 Hickory Springs Industrial Drive	2/28/2026	T-12	1,455,319	0	1,455,319	12/31/2025	T-12
3.02	Property		1	1688 White Circle	2/28/2026	T-12	661,729	79,293	582,436	12/31/2025	T-12
3.03	Property		1	1686 White Circle	2/28/2026	T-12	516,008	64,199	451,809	12/31/2025	T-12
3.04	Property		1	115 Hickory Springs Industrial Drive	2/28/2026	T-12	0	21,736	(21,736)	12/31/2025	T-12
3.05	Property		1	2085 Redmond Circle	2/28/2026	T-12	280,115	0	280,115	12/31/2025	T-12
3.06	Property		1	101 East 18th Street	2/28/2026	T-12	210,423	0	210,423	12/31/2025	T-12
3.07	Property		1	1705 White Circle	2/28/2026	T-12	189,609	202	189,407	12/31/2025	T-12
3.08	Property		1	980 Kenmill Drive	2/28/2026	T-12	205,974	28,908	177,066	12/31/2025	T-12
3.09	Property		1	90 Hickory Springs Industrial Drive	2/28/2026	T-12	224,694	26,099	198,595	12/31/2025	T-12
3.10	Property		1	145 Hickory Springs Industrial Drive	2/28/2026	T-12	191,562	14,152	177,411	12/31/2025	T-12
3.11	Property		1	3162 Acworth Forest Drive	2/28/2026	T-12	0	21,620	(21,620)	12/31/2025	T-12
3.12	Property		1	105 Hickory Springs Industrial Drive	2/28/2026	T-12	125,410	11,053	114,357	12/31/2025	T-12
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	2/28/2026	T-12	180,000	2,940	177,060	12/31/2025	T-12
3.14	Property		1	206 Univeter Court	2/28/2026	T-12	107,587	13,930	93,657	12/31/2025	T-12
3.15	Property		1	88 Hickory Springs Industrial Drive	2/28/2026	T-12	30,957	16,698	14,259	12/31/2025	T-12
3.16	Property		1	100 Saber Parkway	2/28/2026	T-12	66,000	0	66,000	12/31/2025	T-12
3.17	Property		1	202 Univeter Court	2/28/2026	T-12	75,977	9,838	66,140	12/31/2025	T-12
3.18	Property		1	45 Hickory Springs Industrial Drive	2/28/2026	T-12	63,250	7,984	55,265	12/31/2025	T-12
3.19	Property		1	108 Dixie Drive	2/28/2026	T-12	92,320	4,079	88,240	12/31/2025	T-12
3.20	Property		1	195 Hickory Springs Industrial Drive	2/28/2026	T-12	51,480	4,079	47,401	12/31/2025	T-12
3.21	Property		1	182 Hickory Springs Industrial Drive	2/28/2026	T-12	52,975	5,630	47,345	12/31/2025	T-12
3.22	Property		1	180 Hickory Springs Industrial Drive	2/28/2026	T-12	56,501	5,676	50,824	12/31/2025	T-12
4.00	Loan	66	1	2020 Main Street	2/28/2026	T-12	9,588,626	3,288,530	6,300,096	12/31/2025	T-12
5.00	Loan	16, 17, 18	1	Astor Place Retail	2/28/2026	T-12	4,378,048	1,459,602	2,918,446	12/31/2025	T-12
6.00	Loan	19	1	Rayford's Edge Apartments	1/31/2026	T-12	5,420,716	3,005,365	2,415,351	12/31/2024	T-12
7.00	Loan	20	1	The Shops at Rockvale	1/31/2026	T-12	4,249,240	1,582,413	2,666,827	12/31/2024	T-12
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	2/28/2026	T-12	5,159,075	1,876,685	3,282,390	12/31/2024	T-12
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	12/31/2025	T-12	27,450,680	9,879,297	17,571,384	12/31/2024	T-12
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	3/31/2026	T-12	19,167,416	7,670,997	11,496,419	12/31/2025	T-12
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	10/31/2025	T-12	44,107,572	17,150,259	26,957,312	12/31/2024	T-12
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	3/31/2026	T-12	9,386,778	6,550,263	2,836,514	12/31/2025	T-12
12.01	Property		1	Aloft Chesapeake	3/31/2026	T-12	5,119,258	3,571,955	1,547,303	12/31/2025	T-12
12.02	Property		1	Fairfield Inn & Suites Williamsburg	3/31/2026	T-12	4,267,520	2,978,309	1,289,211	12/31/2025	T-12
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	2/28/2026	T-12	1,782,320	181,714	1,600,606	12/31/2025	T-12
13.01	Property		1	150 Erasmus Street	2/28/2026	T-12	1,474,591	138,151	1,336,440	12/31/2025	T-12
13.02	Property		1	1520 Prospect Place	2/28/2026	T-12	307,729	43,563	264,166	12/31/2025	T-12
14.00	Loan		1	Palms to Pines Shopping Center	12/31/2025	T-12	1,778,352	749,745	1,028,607	12/31/2024	T-12
15.00	Loan	45	1	Rock River Plaza	1/31/2026	T-12	3,937,151	646,160	3,290,990	12/31/2025	T-12
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	12/31/2025	T-12	15,494,509	10,974,721	4,519,788	12/31/2024	T-12
17.00	Loan	50	1	French Quarter Apartments	12/31/2025	T-12	1,478,268	782,208	696,059	12/31/2024	T-12
18.00	Loan	51	1	97 Fort Washington	2/28/2026	T-12	1,492,320	647,073	845,247	12/31/2025	T-12
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	3/31/2026	T-12	3,119,908	1,539,095	1,580,814	12/31/2025	T-12
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	3/31/2026	T9 & T10 Ann.	NAV	NAV	NAV	NAV	NAV
20.01	Property		1	894 Kennedy Boulevard	3/31/2026	T9 Ann.	NAV	NAV	NAV	NAV	NAV
20.02	Property		1	211 64th Street	3/31/2026	T10 Ann.	NAV	NAV	NAV	NAV	NAV
21.00	Loan	70	1	Hayes House Apartments	3/31/2026	T-12	1,167,964	614,983	552,981	11/30/2025	T-12
22.00	Loan	61	1	Revi Columbus East	2/28/2026	T-12	NAV	NAV	NAV	NAV	NAV
23.00	Loan		1	Mountain Park Place	1/31/2026	T-12	793,800	233,955	559,845	12/31/2025	T-12
24.00	Loan	62, 63	1	Noble Creek Shoppes	3/31/2026	T-12	1,036,394	369,407	666,986	12/31/2025	T-12
25.00	Loan		1	Long Beach Apartments	3/31/2026	T-12	1,183,271	651,148	532,123	12/31/2024	T-12
26.00	Loan		1	Grizzly Villas	2/28/2026	T-12	924,833	383,708	541,125	12/31/2025	T-12
27.00	Loan	64	1	240 Columbia Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.00	Loan	65	1	Top Value Storage	3/31/2026	T-12	606,468	275,291	331,177	12/31/2025	T-12
29.00	Loan		1	Eco Midway MHC	3/31/2026	T-12	359,540	109,661	249,879	12/31/2025	T-12

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
1.00	Loan	6, 7	10	St. Louis Portfolio	7,735,036	2,014,966	5,720,070	12/31/2023	T-12	89.2%	7,673,497
1.01	Property		1	Hampden Hall	1,294,285	368,231	926,054	12/31/2023	T-12	88.6%	1,298,650
1.02	Property		1	Triumph on the Park	1,295,875	354,568	941,306	12/31/2023	T-12	88.3%	1,308,890
1.03	Property		1	Sherwood Court	876,052	163,423	712,629	12/31/2023	T-12	90.7%	884,780
1.04	Property		1	Gates at Forest Park	922,174	203,586	718,588	12/31/2023	T-12	86.8%	877,309
1.05	Property		1	Park Lux	855,945	268,245	587,700	12/31/2023	T-12	91.6%	819,481
1.06	Property		1	Fountain Row	583,649	152,683	430,966	12/31/2023	T-12	93.0%	613,389
1.07	Property		1	Central Park	596,106	179,412	416,693	12/31/2023	T-12	84.9%	549,764
1.08	Property		1	Maryland Lofts	556,333	127,955	428,378	12/31/2023	T-12	88.0%	553,051
1.09	Property		1	Kenmore Court	396,098	82,344	313,754	12/31/2023	T-12	93.6%	380,506
1.10	Property		1	Maryland Gardens	358,519	114,518	244,002	12/31/2023	T-12	88.4%	387,676
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	20,316,856	6,624,119	13,692,737	12/31/2024	T-12	89.4%	19,830,446
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	95.1%	6,170,236
3.01	Property		1	120/130 Hickory Springs Industrial Drive	1,419,993	8,937	1,411,056	12/31/2024	T-12	98.9%	1,779,396
3.02	Property		1	1688 White Circle	595,115	84,935	510,180	12/31/2024	T-12	98.9%	767,085
3.03	Property		1	1686 White Circle	595,115	84,935	510,180	12/31/2024	T-12	98.9%	575,943
3.04	Property		1	115 Hickory Springs Industrial Drive	118,047	25,376	92,671	12/31/2024	T-12	98.9%	383,776
3.05	Property		1	2085 Redmond Circle	NAV	NAV	NAV	NAV	NAV	98.9%	342,886
3.06	Property		1	101 East 18th Street	NAV	NAV	NAV	NAV	NAV	98.9%	284,540
3.07	Property		1	1705 White Circle	196,756	1,180	195,576	12/31/2024	T-12	98.9%	242,276
3.08	Property		1	980 Kenmill Drive	181,319	29,382	151,937	12/31/2024	T-12	98.9%	231,375
3.09	Property		1	90 Hickory Springs Industrial Drive	90,276	23,376	66,899	12/31/2024	T-12	98.9%	224,411
3.10	Property		1	145 Hickory Springs Industrial Drive	179,985	12,601	167,383	12/31/2024	T-12	98.9%	213,724
3.11	Property		1	3162 Acworth Forest Drive	0	4,402	(4,402)	12/31/2024	T-12	98.9%	173,762
3.12	Property		1	105 Hickory Springs Industrial Drive	119,460	11,505	107,956	12/31/2024	T-12	98.9%	144,951
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	NAV	NAV	NAV	NAV	NAV	0.0%	0
3.14	Property		1	206 Univeter Court	109,050	13,692	95,358	12/31/2024	T-12	98.9%	120,694
3.15	Property		1	88 Hickory Springs Industrial Drive	18,812	17,636	1,176	12/31/2024	T-12	98.9%	130,812
3.16	Property		1	100 Saber Parkway	66,000	0	66,000	12/31/2024	T-12	98.9%	90,559
3.17	Property		1	202 Univeter Court	82,637	9,669	72,968	12/31/2024	T-12	98.9%	84,384
3.18	Property		1	45 Hickory Springs Industrial Drive	61,408	11,901	49,507	12/31/2024	T-12	98.9%	72,800
3.19	Property		1	108 Dixie Drive	16,500	13,625	2,875	12/31/2024	T-12	98.9%	89,459
3.20	Property		1	195 Hickory Springs Industrial Drive	NAV	NAV	NAV	NAV	NAV	98.9%	90,047
3.21	Property		1	182 Hickory Springs Industrial Drive	46,179	4,902	41,277	12/31/2024	T-12	98.9%	60,234
3.22	Property		1	180 Hickory Springs Industrial Drive	32,942	4,564	28,378	12/31/2024	T-12	98.9%	67,124
4.00	Loan	66	1	2020 Main Street	NAV	NAV	NAV	NAV	NAV	90.0%	10,966,525
5.00	Loan	16, 17, 18	1	Astor Place Retail	4,320,994	1,401,142	2,919,852	12/31/2024	T-12	98.0%	4,322,683
6.00	Loan	19	1	Rayford's Edge Apartments	5,172,291	2,681,599	2,490,692	12/31/2023	T-12	92.2%	5,718,249
7.00	Loan	20	1	The Shops at Rockvale	3,873,164	1,381,380	2,491,784	12/31/2023	T-12	85.7%	4,889,138
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	4,926,460	1,863,994	3,062,466	12/31/2023	T-12	89.0%	5,502,878
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	23,557,865	7,703,826	15,854,039	12/31/2023	T-12	90.2%	25,303,526
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	18,792,510	7,564,539	11,227,972	12/31/2024	T-12	95.0%	19,646,028
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	40,365,521	16,770,970	23,594,550	12/31/2023	T-12	91.4%	46,570,727
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	9,570,059	6,630,491	2,939,568	12/31/2024	T-12	72.9%	9,474,091
12.01	Property		1	Aloft Chesapeake	5,237,834	3,624,757	1,613,077	12/31/2024	T-12	81.6%	5,175,772
12.02	Property		1	Fairfield Inn & Suites Williamsburg	4,332,225	3,005,735	1,326,491	12/31/2024	T-12	65.0%	4,298,320
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	1,761,112	191,844	1,569,268	12/31/2024	T-12	97.0%	1,775,813
13.01	Property		1	150 Erasmus Street	1,471,520	152,906	1,318,614	12/31/2024	T-12	97.0%	1,465,941
13.02	Property		1	1520 Prospect Place	289,592	38,938	250,654	12/31/2024	T-12	97.0%	309,872
14.00	Loan		1	Palms to Pines Shopping Center	NAV	NAV	NAV	NAV	NAV	87.2%	2,236,238
15.00	Loan	45	1	Rock River Plaza	3,990,692	745,283	3,245,409	12/31/2024	T-12	95.0%	3,989,184
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	14,621,689	10,217,797	4,403,892	12/31/2023	T-12	78.9%	22,683,265
17.00	Loan	50	1	French Quarter Apartments	1,371,993	820,666	551,327	12/31/2023	T-12	94.0%	1,539,304
18.00	Loan	51	1	97 Fort Washington	1,482,627	567,413	915,214	12/31/2024	T-12	97.0%	1,541,235
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	2,882,629	1,527,390	1,355,239	12/31/2024	T-12	78.5%	3,278,601
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	NAV	NAV	NAV	NAV	NAV	94.4%	891,909
20.01	Property		1	894 Kennedy Boulevard	NAV	NAV	NAV	NAV	NAV	95.0%	475,893
20.02	Property		1	211 64th Street	NAV	NAV	NAV	NAV	NAV	93.8%	416,016
21.00	Loan	70	1	Hayes House Apartments	1,113,222	598,680	514,542	12/31/2024	T-12	95.0%	1,146,466
22.00	Loan	61	1	Revi Columbus East	NAV	NAV	NAV	NAV	NAV	90.8%	964,719
23.00	Loan		1	Mountain Park Place	701,162	239,512	461,650	12/31/2024	NAV	89.1%	865,978
24.00	Loan	62, 63	1	Noble Creek Shoppes	1,022,539	364,184	658,356	12/31/2024	T-12	89.8%	971,803
25.00	Loan		1	Long Beach Apartments	NAV	NAV	NAV	NAV	NAV	90.7%	1,243,096
26.00	Loan		1	Grizzly Villas	872,056	437,613	434,443	12/31/2024	T-12	87.7%	1,063,123
27.00	Loan	64	1	240 Columbia Avenue	NAV	NAV	NAV	NAV	NAV	95.0%	524,040
28.00	Loan	65	1	Top Value Storage	593,658	274,283	319,375	12/31/2024	T-12	93.0%	696,932
29.00	Loan		1	Eco Midway MHC	337,368	127,849	209,519	12/31/2024	T-12	95.0%	365,615

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)
1.00	Loan	6, 7	10	St. Louis Portfolio	2,710,616	4,962,880	141,122	0	4,821,758	1.40	1.36
1.01	Property		1	Hampden Hall	498,981	799,669	20,713	0	778,956
1.02	Property		1	Triumph on the Park	477,957	830,933	27,540	0	803,393
1.03	Property		1	Sherwood Court	247,592	637,189	19,866	0	617,323
1.04	Property		1	Gates at Forest Park	325,114	552,194	15,594	0	536,600
1.05	Property		1	Park Lux	321,089	498,393	12,667	0	485,726
1.06	Property		1	Fountain Row	174,271	439,118	10,252	0	428,866
1.07	Property		1	Central Park	187,156	362,608	9,200	0	353,408
1.08	Property		1	Maryland Lofts	190,377	362,674	13,500	0	349,174
1.09	Property		1	Kenmore Court	113,903	266,603	4,446	0	262,157
1.10	Property		1	Maryland Gardens	174,178	213,499	7,344	0	206,155
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	6,582,779	13,247,667	107,608	807,060	12,332,999	2.36	2.20
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	1,162,974	5,007,262	38,790	193,812	4,774,661	1.53	1.46
3.01	Property		1	120/130 Hickory Springs Industrial Drive	255,163	1,524,233	9,066	45,300	1,469,867
3.02	Property		1	1688 White Circle	171,896	595,188	4,553	22,750	567,885
3.03	Property		1	1686 White Circle	111,243	464,699	3,853	19,250	441,597
3.04	Property		1	115 Hickory Springs Industrial Drive	48,729	335,048	2,382	11,900	320,766
3.05	Property		1	2085 Redmond Circle	58,336	284,550	2,001	10,000	272,549
3.06	Property		1	101 East 18th Street	69,260	215,279	3,432	17,149	194,698
3.07	Property		1	1705 White Circle	45,658	196,618	1,563	7,808	187,247
3.08	Property		1	980 Kenmill Drive	50,806	180,569	1,354	6,766	172,448
3.09	Property		1	90 Hickory Springs Industrial Drive	50,171	174,240	1,851	9,250	163,139
3.10	Property		1	145 Hickory Springs Industrial Drive	38,440	175,284	1,251	6,250	167,783
3.11	Property		1	3162 Acworth Forest Drive	37,196	136,566	605	3,025	132,935
3.12	Property		1	105 Hickory Springs Industrial Drive	27,647	117,304	881	4,400	112,024
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	31,788	(31,788)	1,177	5,880	(38,845)
3.14	Property		1	206 Univeter Court	23,390	97,304	709	3,540	93,055
3.15	Property		1	88 Hickory Springs Industrial Drive	31,016	99,796	739	3,694	95,364
3.16	Property		1	100 Saber Parkway	25,527	65,032	751	3,750	60,532
3.17	Property		1	202 Univeter Court	16,493	67,891	500	2,500	64,891
3.18	Property		1	45 Hickory Springs Industrial Drive	18,078	54,722	600	3,000	51,121
3.19	Property		1	108 Dixie Drive	14,030	75,429	400	2,000	73,028
3.20	Property		1	195 Hickory Springs Industrial Drive	13,133	76,914	400	2,000	74,513
3.21	Property		1	182 Hickory Springs Industrial Drive	12,205	48,028	360	1,800	45,868
3.22	Property		1	180 Hickory Springs Industrial Drive	12,768	54,356	360	1,800	52,196
4.00	Loan	66	1	2020 Main Street	3,862,271	7,104,254	89,255	206,932	6,808,067	2.06	1.97
5.00	Loan	16, 17, 18	1	Astor Place Retail	1,818,831	2,503,852	7,330	13,871	2,482,651	1.21	1.20
6.00	Loan	19	1	Rayford's Edge Apartments	2,898,915	2,819,334	94,000	0	2,725,334	1.24	1.20
7.00	Loan	20	1	The Shops at Rockvale	1,516,991	3,372,148	43,868	175,471	3,152,809	1.68	1.57
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	1,970,740	3,532,138	49,577	413,145	3,069,415	1.71	1.49
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	8,897,312	16,406,214	71,568	336,757	15,997,889	1.73	1.69
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	7,332,032	12,313,996	96,329	732,103	11,485,563	2.18	2.03
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	16,373,927	30,196,800	101,441	0	30,095,359	1.31	1.30
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	6,583,095	2,890,996	378,964	0	2,512,033	2.07	1.80
12.01	Property		1	Aloft Chesapeake	3,540,370	1,635,402	207,031	0	1,428,371
12.02	Property		1	Fairfield Inn & Suites Williamsburg	3,042,726	1,255,594	171,933	0	1,083,661
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	210,782	1,565,031	10,500	0	1,554,531	1.41	1.40
13.01	Property		1	150 Erasmus Street	162,972	1,302,969	8,000	0	1,294,969
13.02	Property		1	1520 Prospect Place	47,810	262,062	2,500	0	259,562
14.00	Loan		1	Palms to Pines Shopping Center	737,988	1,498,251	12,691	20,018	1,465,542	1.33	1.31
15.00	Loan	45	1	Rock River Plaza	757,307	3,231,877	58,400	116,799	3,056,679	5.15	4.87
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	11,489,429	11,193,836	-356,813	835,232	10,715,418	1.48	1.42
17.00	Loan	50	1	French Quarter Apartments	737,155	802,150	27,720	0	774,430	1.43	1.38
18.00	Loan	51	1	97 Fort Washington	622,024	919,211	0	0	919,211	1.65	1.65
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	1,477,500	1,801,101	-11,748	153,007	1,659,842	2.93	2.70
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	263,902	628,007	12,134	0	615,873	1.33	1.30
20.01	Property		1	894 Kennedy Boulevard	142,284	333,609	8,971	0	324,638
20.02	Property		1	211 64th Street	121,617	294,399	3,164	0	291,235
21.00	Loan	70	1	Hayes House Apartments	611,550	534,916	16,500	0	518,416	1.30	1.26
22.00	Loan	61	1	Revi Columbus East	317,856	646,863	20,000	0	626,863	1.46	1.42
23.00	Loan		1	Mountain Park Place	229,085	636,894	10,959	27,397	598,538	1.44	1.36
24.00	Loan	62, 63	1	Noble Creek Shoppes	346,635	625,168	15,012	50,040	560,117	1.43	1.28
25.00	Loan		1	Long Beach Apartments	541,720	701,377	25,000	0	676,377	1.70	1.64
26.00	Loan		1	Grizzly Villas	425,109	638,014	25,998	0	612,016	1.65	1.59
27.00	Loan	64	1	240 Columbia Avenue	129,864	394,176	1,750	0	392,426	1.30	1.29
28.00	Loan	65	1	Top Value Storage	247,568	449,364	4,810	0	444,554	1.55	1.54
29.00	Loan		1	Eco Midway MHC	127,796	237,820	1,900	0	235,920	1.30	1.29

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
1.00	Loan	6, 7	10	St. Louis Portfolio	9.9%	9.6%	73,860,000	As Is	2/20/2026	67.7%	67.7%
1.01	Property		1	Hampden Hall			11,300,000	As Is	2/20/2026
1.02	Property		1	Triumph on the Park			11,790,000	As Is	2/20/2026
1.03	Property		1	Sherwood Court			9,020,000	As Is	2/20/2026
1.04	Property		1	Gates at Forest Park			7,770,000	As Is	2/20/2026
1.05	Property		1	Park Lux			7,860,000	As Is	2/20/2026
1.06	Property		1	Fountain Row			5,850,000	As Is	2/20/2026
1.07	Property		1	Central Park			5,330,000	As Is	2/20/2026
1.08	Property		1	Maryland Lofts			6,660,000	As Is	2/20/2026
1.09	Property		1	Kenmore Court			4,020,000	As Is	2/20/2026
1.10	Property		1	Maryland Gardens			4,260,000	As Is	2/20/2026
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	19.8%	18.4%	125,800,000	As Is	12/12/2025	53.3%	50.8%
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	10.2%	9.7%	75,050,000	As Is	Various	65.3%	65.3%
3.01	Property		1	120/130 Hickory Springs Industrial Drive			21,100,000	As Is	1/23/2026
3.02	Property		1	1688 White Circle			8,900,000	As Is	1/27/2026
3.03	Property		1	1686 White Circle			6,800,000	As Is	1/27/2026
3.04	Property		1	115 Hickory Springs Industrial Drive			4,950,000	As Is	1/23/2026
3.05	Property		1	2085 Redmond Circle			3,700,000	As Is	1/27/2026
3.06	Property		1	101 East 18th Street			2,600,000	As Is	1/27/2026
3.07	Property		1	1705 White Circle			2,850,000	As Is	1/27/2026
3.08	Property		1	980 Kenmill Drive			2,600,000	As Is	1/27/2026
3.09	Property		1	90 Hickory Springs Industrial Drive			3,800,000	As Is	1/23/2026
3.10	Property		1	145 Hickory Springs Industrial Drive			2,550,000	As Is	1/23/2026
3.11	Property		1	3162 Acworth Forest Drive			1,550,000	As Is	1/27/2026
3.12	Property		1	105 Hickory Springs Industrial Drive			1,700,000	As Is	1/23/2026
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive			2,950,000	As Is	1/23/2026
3.14	Property		1	206 Univeter Court			1,465,232	As Is	1/23/2026
3.15	Property		1	88 Hickory Springs Industrial Drive			1,450,000	As Is	1/23/2026
3.16	Property		1	100 Saber Parkway			950,000	As Is	1/21/2026
3.17	Property		1	202 Univeter Court			1,034,768	As Is	1/23/2026
3.18	Property		1	45 Hickory Springs Industrial Drive			1,100,000	As Is	1/23/2026
3.19	Property		1	108 Dixie Drive			500,000	As Is	1/23/2026
3.20	Property		1	195 Hickory Springs Industrial Drive			950,000	As Is	1/23/2026
3.21	Property		1	182 Hickory Springs Industrial Drive			750,000	As Is	1/23/2026
3.22	Property		1	180 Hickory Springs Industrial Drive			800,000	As Is	1/23/2026
4.00	Loan	66	1	2020 Main Street	14.8%	14.2%	80,250,000	As Is	3/27/2026	59.8%	59.8%
5.00	Loan	16, 17, 18	1	Astor Place Retail	7.0%	6.9%	48,100,000	As Is	4/3/2026	74.8%	74.8%
6.00	Loan	19	1	Rayford's Edge Apartments	8.5%	8.3%	50,450,000	As Is	12/15/2025	65.4%	65.4%
7.00	Loan	20	1	The Shops at Rockvale	11.9%	11.2%	42,850,000	As Is	2/4/2026	65.9%	65.9%
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	12.8%	11.1%	44,500,000	As Is	2/19/2026	62.0%	62.0%
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	11.3%	11.0%	228,000,000	As Is	1/13/2026	63.6%	63.6%
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	17.1%	16.0%	106,300,000	As Is	2/27/2026	67.6%	64.0%
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	9.8%	9.7%	490,000,000	As Is	11/21/2025	63.2%	62.3%
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	15.4%	13.4%	36,000,000	Prospective Market Value Upon Completion of Renovation	2/1/2027	52.1%	52.1%
12.01	Property		1	Aloft Chesapeake			20,500,000	Prospective Market Value Upon Completion of Renovation	2/1/2027
12.02	Property		1	Fairfield Inn & Suites Williamsburg			15,500,000	Prospective Market Value Upon Completion of Renovation	2/1/2027
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	8.9%	8.9%	26,100,000	As Is	3/10/2026	67.0%	67.0%
13.01	Property		1	150 Erasmus Street			21,700,000	As Is	3/10/2026
13.02	Property		1	1520 Prospect Place			4,400,000	As Is	3/10/2026
14.00	Loan		1	Palms to Pines Shopping Center	8.9%	8.7%	25,100,000	As Is	11/14/2025	67.3%	67.3%
15.00	Loan	45	1	Rock River Plaza	26.9%	25.5%	36,000,000	As Is	3/6/2026	33.3%	33.3%
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	10.6%	10.1%	188,000,000	Prospective Market Value Upon Funded Reserve Account	3/27/2026	56.4%	56.4%
17.00	Loan	50	1	French Quarter Apartments	9.4%	9.1%	11,710,000	As Is	12/22/2025	72.6%	72.6%
18.00	Loan	51	1	97 Fort Washington	11.1%	11.1%	13,400,000	As Is	2/26/2026	61.6%	61.6%
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	22.5%	20.7%	14,900,000	Prospective Market Value with a Funded Reserve Account	4/30/2026	53.7%	50.7%
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	8.8%	8.6%	10,950,000	As Is	3/19/2026	65.3%	65.3%
20.01	Property		1	894 Kennedy Boulevard			5,650,000	As Is	3/19/2026
20.02	Property		1	211 64th Street			5,300,000	As Is	3/19/2026
21.00	Loan	70	1	Hayes House Apartments	8.0%	7.7%	9,400,000	As Is	2/3/2026	71.3%	71.3%
22.00	Loan	61	1	Revi Columbus East	10.0%	9.6%	10,000,000	As Is	3/12/2026	65.0%	65.0%
23.00	Loan		1	Mountain Park Place	10.2%	9.6%	10,000,000	As Is	2/23/2026	62.5%	62.5%
24.00	Loan	62, 63	1	Noble Creek Shoppes	10.1%	9.0%	11,100,000	As Is	2/11/2026	55.9%	55.9%
25.00	Loan		1	Long Beach Apartments	11.6%	11.1%	9,200,000	As Is	3/16/2026	66.0%	66.0%
26.00	Loan		1	Grizzly Villas	11.8%	11.3%	10,400,000	As Is	10/16/2025	51.9%	51.9%
27.00	Loan	64	1	240 Columbia Avenue	8.5%	8.4%	6,900,000	As Is	12/18/2025	67.4%	67.4%
28.00	Loan	65	1	Top Value Storage	11.2%	11.1%	6,900,000	As Is	2/12/2026	58.0%	58.0%
29.00	Loan		1	Eco Midway MHC	9.1%	9.1%	4,360,000	As Is	2/15/2026	59.6%	59.6%

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)
1.00	Loan	6, 7	10	St. Louis Portfolio	90.4%	5/26/2026
1.01	Property		1	Hampden Hall	92.2%	5/26/2026	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Triumph on the Park	88.9%	5/26/2026	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Sherwood Court	92.4%	5/26/2026	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Gates at Forest Park	87.0%	5/26/2026	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Park Lux	92.5%	5/26/2026	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Fountain Row	93.2%	5/26/2026	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Central Park	85.0%	5/26/2026	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Maryland Lofts	90.7%	5/26/2026	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Kenmore Court	94.4%	5/26/2026	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Maryland Gardens	91.7%	5/26/2026	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	94.0%	4/30/2026	No	Dick's Sporting Goods	84,000	15.6%	1/31/2029
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	97.0%	5/8/2026
3.01	Property		1	120/130 Hickory Springs Industrial Drive	100.0%	5/8/2026	Yes	Cobb Industrial Inc.	90,600	100.0%	10/31/2035
3.02	Property		1	1688 White Circle	100.0%	5/8/2026	Yes	Impact Partnerships	45,500	100.0%	9/30/2037
3.03	Property		1	1686 White Circle	100.0%	5/8/2026	Yes	Mountain Motorsports	38,500	100.0%	3/31/2031
3.04	Property		1	115 Hickory Springs Industrial Drive	100.0%	5/8/2026	Yes	Ferguson Enterprises LLC	23,800	100.0%	11/30/2035
3.05	Property		1	2085 Redmond Circle	100.0%	5/8/2026	Yes	Sunbelt Rentals Inc.	20,000	100.0%	5/1/2034
3.06	Property		1	101 East 18th Street	100.0%	5/8/2026	Yes	Cobb Industrial Inc.	34,298	100.0%	9/30/2034
3.07	Property		1	1705 White Circle	100.0%	5/8/2026	Yes	Sunbelt Rentals Inc.	15,616	100.0%	12/31/2030
3.08	Property		1	980 Kenmill Drive	100.0%	5/8/2026	Yes	Creative Wall Products	13,532	100.0%	6/30/2030
3.09	Property		1	90 Hickory Springs Industrial Drive	100.0%	5/8/2026	Yes	Precision LLC	18,500	100.0%	9/30/2029
3.10	Property		1	145 Hickory Springs Industrial Drive	100.0%	5/8/2026	Yes	Doorstiles LLC	12,500	100.0%	8/31/2027
3.11	Property		1	3162 Acworth Forest Drive	100.0%	5/8/2026	Yes	Apollo Behavior	6,050	100.0%	5/31/2035
3.12	Property		1	105 Hickory Springs Industrial Drive	100.0%	5/8/2026	Yes	Outdoor Effects	8,800	100.0%	8/31/2029
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	0.0%	5/8/2026	No	NAP	11,760	100.0%	NAP
3.14	Property		1	206 Univeter Court	100.0%	5/8/2026	Yes	HEM Leasing LLC	7,080	100.0%	6/30/2034
3.15	Property		1	88 Hickory Springs Industrial Drive	100.0%	5/8/2026	Yes	Blue Ridge Technologies International LLC	7,387	100.0%	10/31/2030
3.16	Property		1	100 Saber Parkway	100.0%	5/8/2026	Yes	Sunbelt Rentals Inc.	7,500	100.0%	2/29/2028
3.17	Property		1	202 Univeter Court	100.0%	5/8/2026	Yes	HEM Leasing LLC	5,000	100.0%	6/30/2034
3.18	Property		1	45 Hickory Springs Industrial Drive	100.0%	5/8/2026	Yes	Elite Radon	6,000	100.0%	5/31/2028
3.19	Property		1	108 Dixie Drive	100.0%	5/8/2026	Yes	Baker Imaging	4,000	100.0%	12/31/2029
3.20	Property		1	195 Hickory Springs Industrial Drive	100.0%	5/8/2026	Yes	Vivid Colors Landscapes LLC	4,000	100.0%	4/30/2030
3.21	Property		1	182 Hickory Springs Industrial Drive	100.0%	5/8/2026	Yes	Enrichment Plus LLC	3,600	100.0%	10/31/2026
3.22	Property		1	180 Hickory Springs Industrial Drive	100.0%	5/8/2026	Yes	MasTec Inc.	3,600	100.0%	4/30/2029
4.00	Loan	66	1	2020 Main Street	92.6%	5/1/2026	No	PricewaterhouseCoopers	46,802	17.3%	10/31/2030
5.00	Loan	16, 17, 18	1	Astor Place Retail	100.0%	4/2/2026	No	JPMorgan Chase	13,318	48.0%	10/31/2035
6.00	Loan	19	1	Rayford's Edge Apartments	95.5%	2/27/2026	NAP	NAP	NAP	NAP	NAP
7.00	Loan	20	1	The Shops at Rockvale	82.4%	4/10/2026	No	Reading China&Glass / Nissley Wine	23,995	8.2%	1/31/2029
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	84.7%	3/1/2026	No	Celink	37,539	22.7%	12/31/2027
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	89.8%	2/11/2026	No	Apple	121,351	33.9%	4/30/2032
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	98.4%	5/4/2026	No	Barnes & Noble Booksellers	29,743	7.7%	1/31/2029
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	88.8%	11/18/2025	No	Empire Offices 535 Fifth Holdings LLC	48,758	9.6%	8/31/2031
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	72.9%	3/31/2026
12.01	Property		1	Aloft Chesapeake	81.6%	3/31/2026	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Fairfield Inn & Suites Williamsburg	65.0%	3/31/2026	NAP	NAP	NAP	NAP	NAP
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	100.0%	5/25/2026
13.01	Property		1	150 Erasmus Street	100.0%	5/25/2026	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	1520 Prospect Place	100.0%	5/25/2026	NAP	NAP	NAP	NAP	NAP
14.00	Loan		1	Palms to Pines Shopping Center	89.8%	4/28/2026	No	Ross Dress for Less #2510	21,507	26.9%	1/31/2034
15.00	Loan	45	1	Rock River Plaza	98.7%	3/2/2026	No	Walmart	194,747	50.0%	8/31/2031
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	78.8%	2/28/2026	No	Technip	171,600	24.0%	5/31/2036
17.00	Loan	50	1	French Quarter Apartments	94.3%	1/14/2026	NAP	NAP	NAP	NAP	NAP
18.00	Loan	51	1	97 Fort Washington	100.0%	2/24/2026	NAP	Royal Charter Presbyterian	7,200	100.0%	12/31/2033
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	78.3%	5/4/2026	No	Bloom Healthcare	30,195	15.8%	9/1/2031
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	97.4%	5/20/2026
20.01	Property		1	894 Kennedy Boulevard	100.0%	5/20/2026	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	211 64th Street	94.4%	5/20/2026	NAP	NAP	NAP	NAP	NAP
21.00	Loan	70	1	Hayes House Apartments	100.0%	2/17/2026	NAP	NAP	NAP	NAP	NAP
22.00	Loan	61	1	Revi Columbus East	91.3%	4/14/2026	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Mountain Park Place	89.4%	3/19/2026	No	United StatesPostal Service	16,662	30.4%	7/31/2029
24.00	Loan	62, 63	1	Noble Creek Shoppes	93.7%	5/4/2026	No	Hobby Lobby Store, Inc.	58,641	58.6%	7/31/2035
25.00	Loan		1	Long Beach Apartments	93.0%	4/27/2026	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Grizzly Villas	89.3%	4/13/2026	NAP	NAP	NAP	NAP	NAP
27.00	Loan	64	1	240 Columbia Avenue	100.0%	1/23/2026	NAP	NAP	NAP	NAP	NAP
28.00	Loan	65	1	Top Value Storage	91.7%	4/15/2026	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Eco Midway MHC	100.0%	3/17/2026	NAP	NAP	NAP	NAP	NAP

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
1.00	Loan	6, 7	10	St. Louis Portfolio
1.01	Property		1	Hampden Hall	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Triumph on the Park	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Sherwood Court	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Gates at Forest Park	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Park Lux	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Fountain Row	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Central Park	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Maryland Lofts	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Kenmore Court	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Maryland Gardens	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	AMC Westroads	73,252	13.6%	11/30/2028	Toys R Us	30,796
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio
3.01	Property		1	120/130 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	1688 White Circle	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	1686 White Circle	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	115 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	2085 Redmond Circle	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	101 East 18th Street	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	1705 White Circle	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	980 Kenmill Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	90 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	145 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	3162 Acworth Forest Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	105 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	206 Univeter Court	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	88 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	100 Saber Parkway	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	202 Univeter Court	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	45 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	108 Dixie Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	195 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	182 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.22	Property		1	180 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	66	1	2020 Main Street	PNC Bank National Association	23,386	8.6%	9/30/2028	New York Life Insurance Company	22,539
5.00	Loan	16, 17, 18	1	Astor Place Retail	Cha of Yulin (Jurian Tea House)	1,019	3.7%	7/31/2036	NAP	NAP
6.00	Loan	19	1	Rayford's Edge Apartments	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	20	1	The Shops at Rockvale	Artisan Mill Co.	15,143	5.2%	4/30/2030	Carter's	15,000
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	BGE, Inc.	35,715	21.6%	4/30/2029	Micron Technology, Inc.	17,072
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	Amazon	112,300	31.4%	1/31/2029 (72,461 SF); 4/30/2027 (39,839 SF)	Morgan Stanley	22,775
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	H&M	23,231	6.0%	1/31/2028	Rodizio Grill	11,284
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	Best Buy Stores, L.P.	36,787	7.3%	3/31/2031	Laboratory Institute of Merchandising, Inc.	30,160
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg
12.01	Property		1	Aloft Chesapeake	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Fairfield Inn & Suites Williamsburg	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	44	2	150 Erasmus and 1520 Prospect
13.01	Property		1	150 Erasmus Street	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	1520 Prospect Place	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan		1	Palms to Pines Shopping Center	Grocery Outlet #531	20,000	25.0%	9/30/2033	Angel View	10,738
15.00	Loan	45	1	Rock River Plaza	Lowe's	131,644	33.8%	5/31/2031	Marshalls	24,564
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	MODEC	116,160	16.2%	5/31/2036	BP America	91,343
17.00	Loan	50	1	French Quarter Apartments	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	51	1	97 Fort Washington	Verizon	0	0.0%	5/31/2028	Metro PCS	0
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	NEI Electric Power Engineering	27,094	14.2%	7/31/2030	The RMH Group	25,229
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio
20.01	Property		1	894 Kennedy Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	211 64th Street	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	70	1	Hayes House Apartments	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	61	1	Revi Columbus East	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Mountain Park Place	Hope SpringsDistillery	5,202	9.5%	4/30/2033	Northside PrimaryCare	4,120
24.00	Loan	62, 63	1	Noble Creek Shoppes	Salvation Army	19,055	19.0%	11/30/2029	Aaron's, Inc	7,126
25.00	Loan		1	Long Beach Apartments	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Grizzly Villas	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	64	1	240 Columbia Avenue	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	65	1	Top Value Storage	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Eco Midway MHC	NAP	NAP	NAP	NAP	NAP	NAP

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
1.00	Loan	6, 7	10	St. Louis Portfolio
1.01	Property		1	Hampden Hall	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Triumph on the Park	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Sherwood Court	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Gates at Forest Park	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Park Lux	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Fountain Row	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Central Park	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Maryland Lofts	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Kenmore Court	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Maryland Gardens	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	5.7%	10/31/2028	The Container Store	25,604	4.8%	2/29/2032
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio
3.01	Property		1	120/130 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	1688 White Circle	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	1686 White Circle	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	115 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	2085 Redmond Circle	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	101 East 18th Street	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	1705 White Circle	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	980 Kenmill Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	90 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	145 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	3162 Acworth Forest Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	105 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	206 Univeter Court	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	88 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	100 Saber Parkway	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	202 Univeter Court	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	45 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	108 Dixie Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	195 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	182 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
3.22	Property		1	180 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	66	1	2020 Main Street	8.3%	11/30/2030	MGR / Regus	22,145	8.2%	5/31/2035
5.00	Loan	16, 17, 18	1	Astor Place Retail	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	19	1	Rayford's Edge Apartments	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	20	1	The Shops at Rockvale	5.1%	1/31/2030	Baseball Academy	12,733	4.4%	10/31/2030
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	10.3%	3/31/2028	US Marine Corps (USMC)	12,957	7.8%	4/22/2030
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	6.4%	2/28/2033	Aptiv Services US, LLC	14,488	4.0%	5/31/2031 (11,778 SF); 2/28/2031 (2,710 SF)
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	2.9%	12/31/2035	Shoe Department/Encore	11,096	2.9%	7/31/2029
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	5.9%	11/30/2031	Gardiner & Theobald, Inc.	30,035	5.9%	2/23/2031
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg
12.01	Property		1	Aloft Chesapeake	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Fairfield Inn & Suites Williamsburg	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	44	2	150 Erasmus and 1520 Prospect
13.01	Property		1	150 Erasmus Street	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	1520 Prospect Place	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan		1	Palms to Pines Shopping Center	13.4%	1/31/2032	Chef Tanya's Kitchen	4,725	5.9%	1,200 SF expiring 12/31/2025; 1,500 SF expiring 09/30/2026; 900 SF expiring 04/30/2027; 1,125 SF expiring 06/30/2028
15.00	Loan	45	1	Rock River Plaza	6.3%	4/30/2029	Dollar Tree	11,640	3.0%	4/30/2029
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	12.8%	9/30/2029	CBRE, Inc.	57,200	8.0%	8/31/2035
17.00	Loan	50	1	French Quarter Apartments	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	51	1	97 Fort Washington	0.0%	10/31/2029	NAP	NAP	NAP	NAP
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	13.2%	1/31/2028	Vial Fotheringham	6,450	3.4%	10/31/2030
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio
20.01	Property		1	894 Kennedy Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	211 64th Street	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	70	1	Hayes House Apartments	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	61	1	Revi Columbus East	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Mountain Park Place	7.5%	10/31/2032	First CallEnvironmental	3,484	6.4%	1/31/2028
24.00	Loan	62, 63	1	Noble Creek Shoppes	7.1%	6/30/2028	PSP Stores, LLC (Pet Supplies Plus)	6,835	6.8%	3/31/2030
25.00	Loan		1	Long Beach Apartments	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Grizzly Villas	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	64	1	240 Columbia Avenue	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	65	1	Top Value Storage	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Eco Midway MHC	NAP	NAP	NAP	NAP	NAP	NAP

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date
1.00	Loan	6, 7	10	St. Louis Portfolio
1.01	Property		1	Hampden Hall	NAP	NAP	NAP	NAP	2/20/2026	NAP
1.02	Property		1	Triumph on the Park	NAP	NAP	NAP	NAP	2/20/2026	NAP
1.03	Property		1	Sherwood Court	NAP	NAP	NAP	NAP	2/23/2026	NAP
1.04	Property		1	Gates at Forest Park	NAP	NAP	NAP	NAP	2/18/2026	NAP
1.05	Property		1	Park Lux	NAP	NAP	NAP	NAP	2/20/2026	NAP
1.06	Property		1	Fountain Row	NAP	NAP	NAP	NAP	2/20/2026	4/24/2026
1.07	Property		1	Central Park	NAP	NAP	NAP	NAP	2/18/2026	NAP
1.08	Property		1	Maryland Lofts	NAP	NAP	NAP	NAP	2/18/2026	NAP
1.09	Property		1	Kenmore Court	NAP	NAP	NAP	NAP	2/20/2026	NAP
1.10	Property		1	Maryland Gardens	NAP	NAP	NAP	NAP	2/23/2026	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	H&M	18,377	3.4%	1/31/2028	4/21/2026	NAP
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio
3.01	Property		1	120/130 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	1/21/2026	NAP
3.02	Property		1	1688 White Circle	NAP	NAP	NAP	NAP	1/20/2026	NAP
3.03	Property		1	1686 White Circle	NAP	NAP	NAP	NAP	1/20/2026	NAP
3.04	Property		1	115 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	1/21/2026	NAP
3.05	Property		1	2085 Redmond Circle	NAP	NAP	NAP	NAP	1/20/2026	NAP
3.06	Property		1	101 East 18th Street	NAP	NAP	NAP	NAP	1/20/2026	NAP
3.07	Property		1	1705 White Circle	NAP	NAP	NAP	NAP	1/20/2026	NAP
3.08	Property		1	980 Kenmill Drive	NAP	NAP	NAP	NAP	1/16/2026	NAP
3.09	Property		1	90 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	1/21/2026	NAP
3.10	Property		1	145 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	1/21/2026	NAP
3.11	Property		1	3162 Acworth Forest Drive	NAP	NAP	NAP	NAP	1/15/2026	NAP
3.12	Property		1	105 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	1/21/2026	NAP
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	1/21/2026	NAP
3.14	Property		1	206 Univeter Court	NAP	NAP	NAP	NAP	1/19/2026	NAP
3.15	Property		1	88 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	1/21/2026	NAP
3.16	Property		1	100 Saber Parkway	NAP	NAP	NAP	NAP	1/20/2026	NAP
3.17	Property		1	202 Univeter Court	NAP	NAP	NAP	NAP	1/19/2026	NAP
3.18	Property		1	45 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	1/21/2026	NAP
3.19	Property		1	108 Dixie Drive	NAP	NAP	NAP	NAP	1/20/2026	NAP
3.20	Property		1	195 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	1/21/2026	NAP
3.21	Property		1	182 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	1/21/2026	NAP
3.22	Property		1	180 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	1/21/2026	NAP
4.00	Loan	66	1	2020 Main Street	GSA, Public Buildings Service	20,784	7.7%	1/29/2031	4/8/2026	NAP
5.00	Loan	16, 17, 18	1	Astor Place Retail	NAP	NAP	NAP	NAP	4/15/2026	NAP
6.00	Loan	19	1	Rayford's Edge Apartments	NAP	NAP	NAP	NAP	12/30/2025	NAP
7.00	Loan	20	1	The Shops at Rockvale	Lee | Wrangler Clearance	12,154	4.2%	4/30/2029	2/17/2026	NAP
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	Aspen University	12,193	7.4%	10/31/2028	2/19/2026	NAP
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	Gridmatic	12,096	3.4%	12/31/2027	1/21/2026	NAP
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	Bath & Body Works / The White Barn Candle Co.	10,545	2.7%	1/31/2036	3/24/2026	NAP
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	NBA Media Ventures, LLC (The NBA Store)	25,562	5.0%	1/18/2036	4/24/2025	NAP
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg
12.01	Property		1	Aloft Chesapeake	NAP	NAP	NAP	NAP	2/4/2026	NAP
12.02	Property		1	Fairfield Inn & Suites Williamsburg	NAP	NAP	NAP	NAP	2/4/2026	NAP
13.00	Loan	44	2	150 Erasmus and 1520 Prospect
13.01	Property		1	150 Erasmus Street	NAP	NAP	NAP	NAP	3/20/2026	NAP
13.02	Property		1	1520 Prospect Place	NAP	NAP	NAP	NAP	3/20/2026	NAP
14.00	Loan		1	Palms to Pines Shopping Center	Cosmo Prof #9517	3,325	4.2%	11/30/2027	11/21/2025	NAP
15.00	Loan	45	1	Rock River Plaza	Mcalister's Deli	3,755	1.0%	12/31/2029	3/17/2026	NAP
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	Nvent	28,718	4.0%	12/31/2027	3/5/2026	NAP
17.00	Loan	50	1	French Quarter Apartments	NAP	NAP	NAP	NAP	12/30/2025	NAP
18.00	Loan	51	1	97 Fort Washington	NAP	NAP	NAP	NAP	3/4/2026	NAP
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	Intervention	6,434	3.4%	2/28/2027	3/20/2026	NAP
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio
20.01	Property		1	894 Kennedy Boulevard	NAP	NAP	NAP	NAP	5/26/2026	NAP
20.02	Property		1	211 64th Street	NAP	NAP	NAP	NAP	5/26/2026	NAP
21.00	Loan	70	1	Hayes House Apartments	NAP	NAP	NAP	NAP	1/23/2026	NAP
22.00	Loan	61	1	Revi Columbus East	NAP	NAP	NAP	NAP	3/12/2026	NAP
23.00	Loan		1	Mountain Park Place	At Yourserviceanesthesia,LLC	3,138	5.7%	2/28/2027	3/2/2026	NAP
24.00	Loan	62, 63	1	Noble Creek Shoppes	Noble Creek Family Dentistry	2,158	2.2%	8/31/2028	2/4/2026	NAP
25.00	Loan		1	Long Beach Apartments	NAP	NAP	NAP	NAP	3/23/2026	NAP
26.00	Loan		1	Grizzly Villas	NAP	NAP	NAP	NAP	1/16/2026	NAP
27.00	Loan	64	1	240 Columbia Avenue	NAP	NAP	NAP	NAP	1/9/2026	NAP
28.00	Loan	65	1	Top Value Storage	NAP	NAP	NAP	NAP	2/25/2026	NAP
29.00	Loan		1	Eco Midway MHC	NAP	NAP	NAP	NAP	2/25/2026	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
1.00	Loan	6, 7	10	St. Louis Portfolio
1.01	Property		1	Hampden Hall	3/24/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
1.02	Property		1	Triumph on the Park	3/24/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
1.03	Property		1	Sherwood Court	3/24/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
1.04	Property		1	Gates at Forest Park	3/24/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
1.05	Property		1	Park Lux	3/24/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
1.06	Property		1	Fountain Row	2/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
1.07	Property		1	Central Park	3/24/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
1.08	Property		1	Maryland Lofts	2/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
1.09	Property		1	Kenmore Court	2/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
1.10	Property		1	Maryland Gardens	2/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	4/22/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio
3.01	Property		1	120/130 Hickory Springs Industrial Drive	1/20/2026	NAP	NAP	No	Fee/Leasehold	12/1/2027	None	0.00
3.02	Property		1	1688 White Circle	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.03	Property		1	1686 White Circle	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.04	Property		1	115 Hickory Springs Industrial Drive	1/20/2026	NAP	NAP	No	Leasehold	12/1/2031	None	0.00
3.05	Property		1	2085 Redmond Circle	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.06	Property		1	101 East 18th Street	1/20/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
3.07	Property		1	1705 White Circle	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.08	Property		1	980 Kenmill Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.09	Property		1	90 Hickory Springs Industrial Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.10	Property		1	145 Hickory Springs Industrial Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.11	Property		1	3162 Acworth Forest Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.12	Property		1	105 Hickory Springs Industrial Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.14	Property		1	206 Univeter Court	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.15	Property		1	88 Hickory Springs Industrial Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.16	Property		1	100 Saber Parkway	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.17	Property		1	202 Univeter Court	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.18	Property		1	45 Hickory Springs Industrial Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.19	Property		1	108 Dixie Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.20	Property		1	195 Hickory Springs Industrial Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.21	Property		1	182 Hickory Springs Industrial Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
3.22	Property		1	180 Hickory Springs Industrial Drive	1/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
4.00	Loan	66	1	2020 Main Street	4/8/2026	4/29/2026	8%	No	Fee	NAP	NAP	NAP
5.00	Loan	16, 17, 18	1	Astor Place Retail	4/14/2026	NAP	NAP	No	Leasehold	12/31/2102	1 Option - 99 Years	1.00
6.00	Loan	19	1	Rayford's Edge Apartments	12/30/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
7.00	Loan	20	1	The Shops at Rockvale	2/17/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	2/17/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	1/21/2026	1/21/2026	16%	No	Fee	NAP	NAP	NAP
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	3/24/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	4/29/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg
12.01	Property		1	Aloft Chesapeake	2/4/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
12.02	Property		1	Fairfield Inn & Suites Williamsburg	2/4/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
13.00	Loan	44	2	150 Erasmus and 1520 Prospect
13.01	Property		1	150 Erasmus Street	3/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
13.02	Property		1	1520 Prospect Place	3/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
14.00	Loan		1	Palms to Pines Shopping Center	11/21/2025	11/21/2025	12%	No	Fee	NAP	NAP	NAP
15.00	Loan	45	1	Rock River Plaza	3/13/2026	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	3/2/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
17.00	Loan	50	1	French Quarter Apartments	12/30/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
18.00	Loan	51	1	97 Fort Washington	3/4/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	3/20/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio
20.01	Property		1	894 Kennedy Boulevard	5/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
20.02	Property		1	211 64th Street	5/26/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
21.00	Loan	70	1	Hayes House Apartments	1/21/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
22.00	Loan	61	1	Revi Columbus East	3/12/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
23.00	Loan		1	Mountain Park Place	2/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
24.00	Loan	62, 63	1	Noble Creek Shoppes	2/5/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
25.00	Loan		1	Long Beach Apartments	3/23/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
26.00	Loan		1	Grizzly Villas	10/22/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
27.00	Loan	64	1	240 Columbia Avenue	1/9/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
28.00	Loan	65	1	Top Value Storage	2/25/2026	NAP	NAP	No	Fee	NAP	NAP	NAP
29.00	Loan		1	Eco Midway MHC	2/25/2026	2/25/2026	6%	No	Fee	NAP	NAP	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
1.00	Loan	6, 7	10	St. Louis Portfolio		248,778	49,756	0	Springing	0	11,771	0
1.01	Property		1	Hampden Hall	NAP
1.02	Property		1	Triumph on the Park	NAP
1.03	Property		1	Sherwood Court	NAP
1.04	Property		1	Gates at Forest Park	NAP
1.05	Property		1	Park Lux	NAP
1.06	Property		1	Fountain Row	NAP
1.07	Property		1	Central Park	NAP
1.08	Property		1	Maryland Lofts	NAP
1.09	Property		1	Kenmore Court	NAP
1.10	Property		1	Maryland Gardens	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	NAP	0	Springing	0	Springing	0	8,967	0
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio		455,521	50,613	67,091	Springing	0	3,230	0
3.01	Property		1	120/130 Hickory Springs Industrial Drive	No
3.02	Property		1	1688 White Circle	NAP
3.03	Property		1	1686 White Circle	NAP
3.04	Property		1	115 Hickory Springs Industrial Drive	No
3.05	Property		1	2085 Redmond Circle	NAP
3.06	Property		1	101 East 18th Street	NAP
3.07	Property		1	1705 White Circle	NAP
3.08	Property		1	980 Kenmill Drive	NAP
3.09	Property		1	90 Hickory Springs Industrial Drive	NAP
3.10	Property		1	145 Hickory Springs Industrial Drive	NAP
3.11	Property		1	3162 Acworth Forest Drive	NAP
3.12	Property		1	105 Hickory Springs Industrial Drive	NAP
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	NAP
3.14	Property		1	206 Univeter Court	NAP
3.15	Property		1	88 Hickory Springs Industrial Drive	NAP
3.16	Property		1	100 Saber Parkway	NAP
3.17	Property		1	202 Univeter Court	NAP
3.18	Property		1	45 Hickory Springs Industrial Drive	NAP
3.19	Property		1	108 Dixie Drive	NAP
3.20	Property		1	195 Hickory Springs Industrial Drive	NAP
3.21	Property		1	182 Hickory Springs Industrial Drive	NAP
3.22	Property		1	180 Hickory Springs Industrial Drive	NAP
4.00	Loan	66	1	2020 Main Street	NAP	171,000	42,670	0	Springing	0	7,438	267,765
5.00	Loan	16, 17, 18	1	Astor Place Retail	No	0	Springing	0	Springing	0	Springing	0
6.00	Loan	19	1	Rayford's Edge Apartments	NAP	266,287	66,572	139,395	23,233	0	7,888	0
7.00	Loan	20	1	The Shops at Rockvale	NAP	55,541	11,108	26,230	13,115	0	3,656	0
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	NAP	190,567	38,113	19,438	Springing	0	4,131	0
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	NAP	273,252	273,252	0	Springing	171,433	5,962	214,632
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	NAP	815,971	163,194	0	Springing	1,511,281	8,027	240,824
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	NAP	0	Springing	0	Springing	0	8,453	0
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg		23,888	23,888	0	Springing	0	31,580	0
12.01	Property		1	Aloft Chesapeake	NAP
12.02	Property		1	Fairfield Inn & Suites Williamsburg	NAP
13.00	Loan	44	2	150 Erasmus and 1520 Prospect		3,952	565	25,651	4,275	0	875	0
13.01	Property		1	150 Erasmus Street	NAP
13.02	Property		1	1520 Prospect Place	NAP
14.00	Loan		1	Palms to Pines Shopping Center	NAP	0	22,173	0	Springing	0	1,667	0
15.00	Loan	45	1	Rock River Plaza	NAP	0	Springing	0	Springing	0	Springing	0
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	NAP	1,369,372	282,091	143,096	11,925	11,932	11,932	0
17.00	Loan	50	1	French Quarter Apartments	NAP	45,712	22,856	38,752	4,306	0	2,310	0
18.00	Loan	51	1	97 Fort Washington	NAP	206,698	34,450	0	Springing	61,589	0	0
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	NAP	41,950	41,950	0	Springing	3,188	3,188	0
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio		0	7,924	7,687	3,843	0	1,011	0
20.01	Property		1	894 Kennedy Boulevard	NAP
20.02	Property		1	211 64th Street	NAP
21.00	Loan	70	1	Hayes House Apartments	NAP	0	20,356	0	Springing	0	1,375	0
22.00	Loan	61	1	Revi Columbus East	NAP	0	2,951	20,044	2,863	0	1,667	0
23.00	Loan		1	Mountain Park Place	NAP	38,780	5,540	0	Springing	30,000	913	0
24.00	Loan	62, 63	1	Noble Creek Shoppes	NAP	11,625	11,071	18,043	3,437	0	1,251	0
25.00	Loan		1	Long Beach Apartments	NAP	23,480	4,696	18,106	9,053	75,000	2,083	0
26.00	Loan		1	Grizzly Villas	NAP	8,920	8,920	0	Springing	0	2,167	0
27.00	Loan	64	1	240 Columbia Avenue	NAP	6,626	6,626	3,995	1,332	0	146	0
28.00	Loan	65	1	Top Value Storage	NAP	73,039	8,295	0	Springing	0	401	0
29.00	Loan		1	Eco Midway MHC	NAP	15,081	1,795	2,239	1,066	0	158	0

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
1.00	Loan	6, 7	10	St. Louis Portfolio	0	0	0	0	0	0	14,250	892,470
1.01	Property		1	Hampden Hall
1.02	Property		1	Triumph on the Park
1.03	Property		1	Sherwood Court
1.04	Property		1	Gates at Forest Park
1.05	Property		1	Park Lux
1.06	Property		1	Fountain Row
1.07	Property		1	Central Park
1.08	Property		1	Maryland Lofts
1.09	Property		1	Kenmore Court
1.10	Property		1	Maryland Gardens
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	1,488,600	67,255	0	0	0	0	106,557	91,001
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	500,000	16,151	750,000	0	0	0	51,854	285,000
3.01	Property		1	120/130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle
3.03	Property		1	1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle
3.06	Property		1	101 East 18th Street
3.07	Property		1	1705 White Circle
3.08	Property		1	980 Kenmill Drive
3.09	Property		1	90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway
3.17	Property		1	202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street	2,000,000	33,911	0	0	0	0	0	548,511
5.00	Loan	16, 17, 18	1	Astor Place Retail	0	0	0	0	0	0	0	0
6.00	Loan	19	1	Rayford's Edge Apartments	0	0	0	0	0	0	85,000	0
7.00	Loan	20	1	The Shops at Rockvale	750,000	14,623	1,000,000	0	0	0	103,354	1,093,875
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	1,000,000	34,429	2,500,000	0	0	0	0	0
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	2,000,000	59,615	3,000,000	0	0	0	0	3,735,219
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	1,500,000	64,220	1,926,590	0	0	0	0	1,320,000
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	52,000	0	0	0	0	0	100,750	2,515,028
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	0	0	0	0	0	0	0	6,433,928
12.01	Property		1	Aloft Chesapeake
12.02	Property		1	Fairfield Inn & Suites Williamsburg
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	0	0	0	0	0	0	10,088	0
13.01	Property		1	150 Erasmus Street
13.02	Property		1	1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center	0	1,668	60,054	0	0	0	71,157	101,809
15.00	Loan	45	1	Rock River Plaza	0	Springing	583,995	0	0	0	0	0
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	5,149,153	149,153	0	0	0	0	62,215	62,215
17.00	Loan	50	1	French Quarter Apartments	0	0	0	0	0	0	0	0
18.00	Loan	51	1	97 Fort Washington	0	Springing	0	0	0	0	11,250	134,088
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	531,877	31,877	0	0	0	0	161,989	1,665,629
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	0	0	0	0	0	0	1,344	0
20.01	Property		1	894 Kennedy Boulevard
20.02	Property		1	211 64th Street
21.00	Loan	70	1	Hayes House Apartments	0	0	0	0	0	0	4,688	0
22.00	Loan	61	1	Revi Columbus East	0	0	0	0	0	0	78,293	0
23.00	Loan		1	Mountain Park Place	0	2,283	82,191	0	0	0	0	0
24.00	Loan	62, 63	1	Noble Creek Shoppes	225,000	4,170	0	0	0	0	0	0
25.00	Loan		1	Long Beach Apartments	0	0	0	0	0	0	11,563	0
26.00	Loan		1	Grizzly Villas	0	0	0	0	0	0	0	0
27.00	Loan	64	1	240 Columbia Avenue	0	0	0	0	0	0	0	0
28.00	Loan	65	1	Top Value Storage	0	0	0	0	0	0	9,344	0
29.00	Loan		1	Eco Midway MHC	0	0	0	0	0	0	0	0

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type
1.00	Loan	6, 7	10	St. Louis Portfolio	0	Environmental Reserve (Upfront: $381,250.00), Elevator Upgrades Reserve (Upfront: $511,220.00)	0	0	NAP	Springing
1.01	Property		1	Hampden Hall
1.02	Property		1	Triumph on the Park
1.03	Property		1	Sherwood Court
1.04	Property		1	Gates at Forest Park
1.05	Property		1	Park Lux
1.06	Property		1	Fountain Row
1.07	Property		1	Central Park
1.08	Property		1	Maryland Lofts
1.09	Property		1	Kenmore Court
1.10	Property		1	Maryland Gardens
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	0	Gap Rent Reserve	0	0	NAP	Hard
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	0	Roof Repair Reserve	0	0	NAP	Hard
3.01	Property		1	120/130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle
3.03	Property		1	1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle
3.06	Property		1	101 East 18th Street
3.07	Property		1	1705 White Circle
3.08	Property		1	980 Kenmill Drive
3.09	Property		1	90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway
3.17	Property		1	202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street	Springing	Existing TI/LC Reserve Funds ($274,621); Rent Concessions Reserve ($273,890); Springing Major Tenant Event Reserve Funds (Springing)	0	0	NAP	Soft
5.00	Loan	16, 17, 18	1	Astor Place Retail	0	NAP	0	0	NAP	Hard
6.00	Loan	19	1	Rayford's Edge Apartments	6,667	HVAC and Concrete Repairs Reserve	0	0	NAP	Soft
7.00	Loan	20	1	The Shops at Rockvale	0	Outstanding TI/LC (Upfront: $800,460), Outstanding Free Rent (Upfront: $293,415)	0	0	NAP	Hard
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	0	NAP	0	0	NAP	Hard
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	0	Rent Concession Reserve ($665,801); Existing TI/LC Obligations Reserve ($3,069,418)	0	0	NAP	Hard
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	0	Outstanding TI/LC Reserve	0	0	NAP	Hard
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	0	Rent Concession Reserve	0	0	NAP	Hard
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	Springing	PIP Reserve (Upfront: $6,433,927.50, Monthly: Springing); Seasonality Reserve (Upfront: $0, Monthly: Springing)	0	0	NAP	Springing
12.01	Property		1	Aloft Chesapeake
12.02	Property		1	Fairfield Inn & Suites Williamsburg
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	0	NAP	0	0	NAP	Springing
13.01	Property		1	150 Erasmus Street
13.02	Property		1	1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center	0	Rent Concession Reserve ($61,600); Existing TI/LC ($40,209)	0	0	NAP	Soft
15.00	Loan	45	1	Rock River Plaza	0	NAP	0	0	NAP	Springing
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	317,792	Accretive Leasing Reserve	0	0	NAP	Hard
17.00	Loan	50	1	French Quarter Apartments	0	NAP	0	0	NAP	Springing
18.00	Loan	51	1	97 Fort Washington	0	Elevator Renovation Reserve	0	0	NAP	Springing
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	0	Outstanding TI Reserve ($1,540,703); Gap Rent Reserve ($124,926)	0	NAP	NAP	Hard
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	0	NAP	0	0	NAP	Springing
20.01	Property		1	894 Kennedy Boulevard
20.02	Property		1	211 64th Street
21.00	Loan	70	1	Hayes House Apartments	0	NAP	0	0	NAP	Springing
22.00	Loan	61	1	Revi Columbus East	0	NAP	0	0	NAP	Springing
23.00	Loan		1	Mountain Park Place	Springing	Springing Leasing Reserve Funds	0	0	NAP	Soft
24.00	Loan	62, 63	1	Noble Creek Shoppes	Springing	Low DSCR Reserve	0	0	NAP	Springing
25.00	Loan		1	Long Beach Apartments	0	NAP	0	0	NAP	Springing
26.00	Loan		1	Grizzly Villas	0	NAP	0	0	NAP	Springing
27.00	Loan	64	1	240 Columbia Avenue	0	NAP	0	0	NAP	Springing
28.00	Loan	65	1	Top Value Storage	0	NAP	0	0	NAP	Springing
29.00	Loan		1	Eco Midway MHC	0	NAP	0	0	NAP	Springing

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1.00	Loan	6, 7	10	St. Louis Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP
1.01	Property		1	Hampden Hall
1.02	Property		1	Triumph on the Park
1.03	Property		1	Sherwood Court
1.04	Property		1	Gates at Forest Park
1.05	Property		1	Park Lux
1.06	Property		1	Fountain Row
1.07	Property		1	Central Park
1.08	Property		1	Maryland Lofts
1.09	Property		1	Kenmore Court
1.10	Property		1	Maryland Gardens
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	Springing	Yes	Yes	Yes	Yes	49,000,000	18,000,000	125,587.56
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
3.01	Property		1	120/130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle
3.03	Property		1	1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle
3.06	Property		1	101 East 18th Street
3.07	Property		1	1705 White Circle
3.08	Property		1	980 Kenmill Drive
3.09	Property		1	90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway
3.17	Property		1	202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
5.00	Loan	16, 17, 18	1	Astor Place Retail	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
6.00	Loan	19	1	Rayford's Edge Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP
7.00	Loan	20	1	The Shops at Rockvale	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	Springing	Yes	Yes	Yes	No	25,000,000	120,000,000	653,147.22
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	Springing	Yes	No	Yes	No	25,000,000	46,900,000	307,222.66
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	In Place	Yes	Yes	Yes	No	19,973,118	289,610,215	1,803,416.12
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	Springing	Yes	No	No	NAP	NAP	NAP	NAP
12.01	Property		1	Aloft Chesapeake
12.02	Property		1	Fairfield Inn & Suites Williamsburg
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	Springing	Yes	No	No	NAP	NAP	NAP	NAP
13.01	Property		1	150 Erasmus Street
13.02	Property		1	1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
15.00	Loan	45	1	Rock River Plaza	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	Springing	Yes	Yes	Yes	No	10,000,000	96,000,000	570,616.67
17.00	Loan	50	1	French Quarter Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP
18.00	Loan	51	1	97 Fort Washington	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP
20.01	Property		1	894 Kennedy Boulevard
20.02	Property		1	211 64th Street
21.00	Loan	70	1	Hayes House Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP
22.00	Loan	61	1	Revi Columbus East	Springing	Yes	No	No	NAP	NAP	NAP	NAP
23.00	Loan		1	Mountain Park Place	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
24.00	Loan	62, 63	1	Noble Creek Shoppes	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
25.00	Loan		1	Long Beach Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP
26.00	Loan		1	Grizzly Villas	Springing	Yes	No	No	NAP	NAP	NAP	NAP
27.00	Loan	64	1	240 Columbia Avenue	Springing	Yes	No	No	NAP	NAP	NAP	NAP
28.00	Loan	65	1	Top Value Storage	Springing	Yes	No	No	No	NAP	NAP	NAP
29.00	Loan		1	Eco Midway MHC	Springing	Yes	No	No	NAP	NAP	NAP	NAP

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
1.00	Loan	6, 7	10	St. Louis Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Hampden Hall
1.02	Property		1	Triumph on the Park
1.03	Property		1	Sherwood Court
1.04	Property		1	Gates at Forest Park
1.05	Property		1	Park Lux
1.06	Property		1	Fountain Row
1.07	Property		1	Central Park
1.08	Property		1	Maryland Lofts
1.09	Property		1	Kenmore Court
1.10	Property		1	Maryland Gardens
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	467,464.81	NAP	NAP	67,000,000	467,464.81	53.3%	2.20
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	120/130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle
3.03	Property		1	1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle
3.06	Property		1	101 East 18th Street
3.07	Property		1	1705 White Circle
3.08	Property		1	980 Kenmill Drive
3.09	Property		1	90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway
3.17	Property		1	202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	16, 17, 18	1	Astor Place Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	19	1	Rayford's Edge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	20	1	The Shops at Rockvale	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	789,219.56	NAP	NAP	145,000,000	789,219.56	63.6%	1.69
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	470,987.40	NAP	NAP	71,900,000	470,987.40	67.6%	2.03
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	1,927,789.65	NAP	NAP	309,583,333	1,927,789.65	63.2%	1.30
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Aloft Chesapeake
12.02	Property		1	Fairfield Inn & Suites Williamsburg
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	150 Erasmus Street
13.02	Property		1	1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	45	1	Rock River Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	630,055.90	NAP	NAP	106,000,000	630,055.90	56.4%	1.42
17.00	Loan	50	1	French Quarter Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	51	1	97 Fort Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	894 Kennedy Boulevard
20.02	Property		1	211 64th Street
21.00	Loan	70	1	Hayes House Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	61	1	Revi Columbus East	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Mountain Park Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	62, 63	1	Noble Creek Shoppes	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Long Beach Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Grizzly Villas	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	64	1	240 Columbia Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	65	1	Top Value Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Eco Midway MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)
1.00	Loan	6, 7	10	St. Louis Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Hampden Hall
1.02	Property		1	Triumph on the Park
1.03	Property		1	Sherwood Court
1.04	Property		1	Gates at Forest Park
1.05	Property		1	Park Lux
1.06	Property		1	Fountain Row
1.07	Property		1	Central Park
1.08	Property		1	Maryland Lofts
1.09	Property		1	Kenmore Court
1.10	Property		1	Maryland Gardens
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	19.8%	12,000,000	10.00000%	79,000,000	568,853.70	62.8%	1.81	16.8%
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	120/130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle
3.03	Property		1	1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle
3.06	Property		1	101 East 18th Street
3.07	Property		1	1705 White Circle
3.08	Property		1	980 Kenmill Drive
3.09	Property		1	90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway
3.17	Property		1	202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	16, 17, 18	1	Astor Place Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	19	1	Rayford's Edge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	20	1	The Shops at Rockvale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	11.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	17.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	9.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Aloft Chesapeake
12.02	Property		1	Fairfield Inn & Suites Williamsburg
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	150 Erasmus Street
13.02	Property		1	1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	45	1	Rock River Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	10.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	50	1	French Quarter Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	51	1	97 Fort Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	894 Kennedy Boulevard
20.02	Property		1	211 64th Street
21.00	Loan	70	1	Hayes House Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	61	1	Revi Columbus East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Mountain Park Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	62, 63	1	Noble Creek Shoppes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Long Beach Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Grizzly Villas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	64	1	240 Columbia Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	65	1	Top Value Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Eco Midway MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor
1.00	Loan	6, 7	10	St. Louis Portfolio	No	NAP	Victor Alston	Victor Alston
1.01	Property		1	Hampden Hall
1.02	Property		1	Triumph on the Park
1.03	Property		1	Sherwood Court
1.04	Property		1	Gates at Forest Park
1.05	Property		1	Park Lux
1.06	Property		1	Fountain Row
1.07	Property		1	Central Park
1.08	Property		1	Maryland Lofts
1.09	Property		1	Kenmore Court
1.10	Property		1	Maryland Gardens
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	No	NAP	BPR-FF JV LLC	BPR-FF JV LLC
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	No	NAP	Gabe Hrib and Michael Hrib	Gabe Hrib and Michael Hrib
3.01	Property		1	120/130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle
3.03	Property		1	1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle
3.06	Property		1	101 East 18th Street
3.07	Property		1	1705 White Circle
3.08	Property		1	980 Kenmill Drive
3.09	Property		1	90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway
3.17	Property		1	202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street	No	NAP	MGR Real Estate	Michael G. Rademaker
5.00	Loan	16, 17, 18	1	Astor Place Retail	No	NAP	The Related Companies, L.P.	The Related Companies, L.P.
6.00	Loan	19	1	Rayford's Edge Apartments	No	NAP	Feras Moussa, Brian Murray, Benjamin Suttles and Brandon Turner	Feras Moussa, Brian Murray, Benjamin Suttles and Brandon Turner
7.00	Loan	20	1	The Shops at Rockvale	No	NAP	Jeffrey Fernbach	Jeffrey Fernbach
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	No	NAP	FREP III Holdings, L.L.C.	FREP III Holdings, L.L.C.
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	No	NAP	Prometheus Real Estate Group, Inc.	DNS Real Estate, LLC
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	No	NAP	CBL & Associates Limited Partnership	CBL & Associates Limited Partnership
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	No	NAP	Joseph Moinian	Joseph Moinian
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	No	NAP	Neel Dilip Desai	Neel Dilip Desai
12.01	Property		1	Aloft Chesapeake
12.02	Property		1	Fairfield Inn & Suites Williamsburg
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	No	NAP	Jacob Isaac Hirsch and Sam Wieder	Jacob Isaac Hirsch and Sam Wieder
13.01	Property		1	150 Erasmus Street
13.02	Property		1	1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center	No	NAP	Wood Investments Companies, Inc.	Patrick Wood
15.00	Loan	45	1	Rock River Plaza	No	NAP	E. Stanley Kroenke	E. Stanley Kroenke
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	No	NAP	Fuller Realty Interests and PCCP	PCCP Equity IX, LP, PCCP Equity IX (PF), LP, PCCP Equity IX (QF), LP, Stephen Gregory Darnall, W. Stewart Smith and Paul R. Moreton
17.00	Loan	50	1	French Quarter Apartments	No	NAP	Manoj Manwani and Sachin Shah	Manoj Manwani and Sachin Shah
18.00	Loan	51	1	97 Fort Washington	No	NAP	Marc Edelstein	Marc Edelstein
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	No	NAP	Propp Realty Management	JMK Realty LLC and Daryll Propp
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	No	NAP	Joel Eigner and Joseph Lebovits	Joel Eigner and Joseph Lebovits
20.01	Property		1	894 Kennedy Boulevard
20.02	Property		1	211 64th Street
21.00	Loan	70	1	Hayes House Apartments	No	NAP	Copperline Partners	Copperline Holdings, LLC and Robert Schlesinger
22.00	Loan	61	1	Revi Columbus East	No	NAP	John M. Hess, Michael Hess, and Edward Baranowski	John M. Hess, Michael Hess, and Edward Baranowski
23.00	Loan		1	Mountain Park Place	No	NAP	Michael Godin	Michael Godin
24.00	Loan	62, 63	1	Noble Creek Shoppes	No	NAP	Benjamin Braunstein	Benjamin Braunstein
25.00	Loan		1	Long Beach Apartments	No	NAP	Jacob Seidenfeld and Shimon Kohn	Jacob Seidenfeld and Shimon Kohn
26.00	Loan		1	Grizzly Villas	No	NAP	Megan McGinnis	Consolidated Capital Investments, LLC
27.00	Loan	64	1	240 Columbia Avenue	No	NAP	Paul Hilbert	Paul Hilbert
28.00	Loan	65	1	Top Value Storage	No	NAP	Steven Weinstock and Yaakov Brenner	Steven Weinstock and Yaakov Brenner
29.00	Loan		1	Eco Midway MHC	No	NAP	Andrew T. Cramer and Stephanie Cramer	Andrew T. Cramer and Stephanie Cramer

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)
1.00	Loan	6, 7	10	St. Louis Portfolio	No	No	Refinance		50,000,000	0	0	0
1.01	Property		1	Hampden Hall
1.02	Property		1	Triumph on the Park
1.03	Property		1	Sherwood Court
1.04	Property		1	Gates at Forest Park
1.05	Property		1	Park Lux
1.06	Property		1	Fountain Row
1.07	Property		1	Central Park
1.08	Property		1	Maryland Lofts
1.09	Property		1	Kenmore Court
1.10	Property		1	Maryland Gardens
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	No	No	Refinance		67,000,000	8,502,357	12,000,000	0
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	No	No	Refinance		49,000,000	0	0	0
3.01	Property		1	120/130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle
3.03	Property		1	1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle
3.06	Property		1	101 East 18th Street
3.07	Property		1	1705 White Circle
3.08	Property		1	980 Kenmill Drive
3.09	Property		1	90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway
3.17	Property		1	202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street	No	No	Refinance		48,000,000	0	0	0
5.00	Loan	16, 17, 18	1	Astor Place Retail	No	No	Refinance		36,000,000	2,583,998	0	0
6.00	Loan	19	1	Rayford's Edge Apartments	No	Yes	Refinance		33,000,000	4,061,103	0	0
7.00	Loan	20	1	The Shops at Rockvale	No	No	Refinance		28,250,000	0	0	0
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	No	No	Refinance		27,600,000	1,189,286	0	0
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	No	No	Refinance		145,000,000	0	0	0
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	No	No	Refinance		71,900,000	17,025,196	0	0
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	No	No	Refinance		310,000,000	9,981,186	0	0
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	No	No	Refinance		18,750,000	0	0	0
12.01	Property		1	Aloft Chesapeake
12.02	Property		1	Fairfield Inn & Suites Williamsburg
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	No	No	Refinance		17,500,000	0	0	0
13.01	Property		1	150 Erasmus Street
13.02	Property		1	1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center	No	No	Refinance		16,900,000	210,560	0	0
15.00	Loan	45	1	Rock River Plaza	No	No	Refinance		12,000,000	0	0	0
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	No	No	Refinance
17.00	Loan	50	1	French Quarter Apartments	No	Yes	Acquisition
18.00	Loan	51	1	97 Fort Washington	No	No	Refinance
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	No	No	Refinance
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	No	No	Refinance
20.01	Property		1	894 Kennedy Boulevard
20.02	Property		1	211 64th Street
21.00	Loan	70	1	Hayes House Apartments	No	No	Refinance
22.00	Loan	61	1	Revi Columbus East	No	No	Refinance
23.00	Loan		1	Mountain Park Place	No	No	Refinance
24.00	Loan	62, 63	1	Noble Creek Shoppes	No	No	Refinance
25.00	Loan		1	Long Beach Apartments	No	No	Acquisition
26.00	Loan		1	Grizzly Villas	No	No	Refinance
27.00	Loan	64	1	240 Columbia Avenue	No	No	Refinance
28.00	Loan	65	1	Top Value Storage	No	No	Refinance
29.00	Loan		1	Eco Midway MHC	No	No	Refinance

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)
1.00	Loan	6, 7	10	St. Louis Portfolio	50,000,000	43,371,204	0	2,019,689	1,155,498	3,453,609	0	50,000,000
1.01	Property		1	Hampden Hall
1.02	Property		1	Triumph on the Park
1.03	Property		1	Sherwood Court
1.04	Property		1	Gates at Forest Park
1.05	Property		1	Park Lux
1.06	Property		1	Fountain Row
1.07	Property		1	Central Park
1.08	Property		1	Maryland Lofts
1.09	Property		1	Kenmore Court
1.10	Property		1	Maryland Gardens
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	87,502,357	84,142,405	0	1,673,794	1,686,158	0	0	87,502,357
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	49,000,000	22,864,154	0	1,869,171	1,359,466	22,907,209	0	49,000,000
3.01	Property		1	120/130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle
3.03	Property		1	1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle
3.06	Property		1	101 East 18th Street
3.07	Property		1	1705 White Circle
3.08	Property		1	980 Kenmill Drive
3.09	Property		1	90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway
3.17	Property		1	202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street	48,000,000	33,144,426	0	159,079	2,719,511	11,976,984	0	48,000,000
5.00	Loan	16, 17, 18	1	Astor Place Retail	38,583,998	36,111,415	0	2,472,583	0	0	0	38,583,998
6.00	Loan	19	1	Rayford's Edge Apartments	37,061,103	35,058,876	0	1,511,545	490,682	0	0	37,061,103
7.00	Loan	20	1	The Shops at Rockvale	28,250,000	17,765,572	0	1,241,716	2,029,000	7,213,712	0	28,250,000
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	28,789,286	27,005,221	0	574,060	1,210,005	0	0	28,789,286
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	145,000,000	117,743,428	0	$3,413,431	6,179,904	17,663,238	0	145,000,000
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	88,925,196	82,475,666	0	1,302,278	5,147,252	0	0	88,925,196
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	319,981,186	314,826,919	0	2,486,489	2,667,778	0	0	319,981,186
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	18,750,000	8,676,336	0	1,618,749	6,457,816	1,997,099	0	18,750,000
12.01	Property		1	Aloft Chesapeake
12.02	Property		1	Fairfield Inn & Suites Williamsburg
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	17,500,000	16,341,747	0	597,441	39,691	521,121	0	17,500,000
13.01	Property		1	150 Erasmus Street
13.02	Property		1	1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center	17,110,560	16,279,197	0	658,397	172,966	0	0	17,110,560
15.00	Loan	45	1	Rock River Plaza	12,000,000	11,581,810	0	174,201	0	243,989	0	12,000,000
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place
17.00	Loan	50	1	French Quarter Apartments
18.00	Loan	51	1	97 Fort Washington
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio
20.01	Property		1	894 Kennedy Boulevard
20.02	Property		1	211 64th Street
21.00	Loan	70	1	Hayes House Apartments
22.00	Loan	61	1	Revi Columbus East
23.00	Loan		1	Mountain Park Place
24.00	Loan	62, 63	1	Noble Creek Shoppes
25.00	Loan		1	Long Beach Apartments
26.00	Loan		1	Grizzly Villas
27.00	Loan	64	1	240 Columbia Avenue
28.00	Loan	65	1	Top Value Storage
29.00	Loan		1	Eco Midway MHC

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)
1.00	Loan	6, 7	10	St. Louis Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Hampden Hall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Triumph on the Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Sherwood Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Gates at Forest Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Park Lux	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Fountain Row	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Central Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Maryland Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Kenmore Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Maryland Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	120/130 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	1688 White Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	1686 White Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	115 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	2085 Redmond Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	101 East 18th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	1705 White Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	980 Kenmill Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	90 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	145 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	3162 Acworth Forest Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	105 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	206 Univeter Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	88 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	100 Saber Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	202 Univeter Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	45 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	108 Dixie Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	195 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	182 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.22	Property		1	180 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	66	1	2020 Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	16, 17, 18	1	Astor Place Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	19	1	Rayford's Edge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	20	1	The Shops at Rockvale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	5/6/2041	$117.00	$85.33	72.9%	$117.00	$85.33	72.9%	$116.56
12.01	Property		1	Aloft Chesapeake	5/6/2041	$113.81	$92.87	81.6%	$113.81	$92.87	81.6%	$113.62
12.02	Property		1	Fairfield Inn & Suites Williamsburg	5/6/2041	$120.68	$78.40	65.0%	$120.68	$78.40	65.0%	$119.90
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	150 Erasmus Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	1520 Prospect Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan		1	Palms to Pines Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	45	1	Rock River Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	50	1	French Quarter Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	51	1	97 Fort Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	894 Kennedy Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	211 64th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	70	1	Hayes House Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	61	1	Revi Columbus East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Mountain Park Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	62, 63	1	Noble Creek Shoppes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Long Beach Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Grizzly Villas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	64	1	240 Columbia Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	65	1	Top Value Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Eco Midway MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental
1.00	Loan	6, 7	10	St. Louis Portfolio	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Hampden Hall	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Triumph on the Park	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Sherwood Court	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Gates at Forest Park	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Park Lux	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Fountain Row	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Central Park	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Maryland Lofts	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Kenmore Court	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Maryland Gardens	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall	NAP	NAP	NAP	NAP	NAP
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	120/130 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	1688 White Circle	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	1686 White Circle	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	115 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	2085 Redmond Circle	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	101 East 18th Street	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	1705 White Circle	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	980 Kenmill Drive	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	90 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	145 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	3162 Acworth Forest Drive	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	105 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	206 Univeter Court	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	88 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	100 Saber Parkway	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	202 Univeter Court	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	45 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	108 Dixie Drive	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	195 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	182 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP
3.22	Property		1	180 Hickory Springs Industrial Drive	NAP	NAP	NAP	NAP	NAP
4.00	Loan	66	1	2020 Main Street	NAP	NAP	NAP	NAP	NAP
5.00	Loan	16, 17, 18	1	Astor Place Retail	NAP	NAP	NAP	NAP	NAP
6.00	Loan	19	1	Rayford's Edge Apartments	NAP	NAP	NAP	NAP	NAP
7.00	Loan	20	1	The Shops at Rockvale	NAP	NAP	NAP	NAP	NAP
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 25	1	The Towers at Cupertino City Center	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place	NAP	NAP	NAP	NAP	NAP
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue	NAP	NAP	NAP	NAP	NAP
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	$84.32	72.3%	$117.94	$85.64	72.6%
12.01	Property		1	Aloft Chesapeake	$91.46	80.5%	$117.32	$93.50	79.7%
12.02	Property		1	Fairfield Inn & Suites Williamsburg	$77.76	64.9%	$118.64	$78.42	66.1%
13.00	Loan	44	2	150 Erasmus and 1520 Prospect	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	150 Erasmus Street	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	1520 Prospect Place	NAP	NAP	NAP	NAP	NAP
14.00	Loan		1	Palms to Pines Shopping Center	NAP	NAP	NAP	NAP	NAP
15.00	Loan	45	1	Rock River Plaza	NAP	NAP	NAP	NAP	NAP
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place	NAP	NAP	NAP	NAP	NAP
17.00	Loan	50	1	French Quarter Apartments	NAP	NAP	NAP	NAP	NAP
18.00	Loan	51	1	97 Fort Washington	NAP	NAP	NAP	NAP	NAP
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill	NAP	NAP	NAP	NAP	NAP
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	894 Kennedy Boulevard	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	211 64th Street	NAP	NAP	NAP	NAP	NAP
21.00	Loan	70	1	Hayes House Apartments	NAP	NAP	NAP	NAP	NAP
22.00	Loan	61	1	Revi Columbus East	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Mountain Park Place	NAP	NAP	NAP	NAP	NAP
24.00	Loan	62, 63	1	Noble Creek Shoppes	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Long Beach Apartments	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Grizzly Villas	NAP	NAP	NAP	NAP	NAP
27.00	Loan	64	1	240 Columbia Avenue	NAP	NAP	NAP	NAP	NAP
28.00	Loan	65	1	Top Value Storage	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Eco Midway MHC	NAP	NAP	NAP	NAP	NAP

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	6, 7	10	St. Louis Portfolio
1.01	Property		1	Hampden Hall
1.02	Property		1	Triumph on the Park
1.03	Property		1	Sherwood Court
1.04	Property		1	Gates at Forest Park
1.05	Property		1	Park Lux
1.06	Property		1	Fountain Row
1.07	Property		1	Central Park
1.08	Property		1	Maryland Lofts
1.09	Property		1	Kenmore Court
1.10	Property		1	Maryland Gardens
2.00	Loan	5, 8, 9, 10, 11	1	Westroads Mall
3.00	Loan	12, 13, 14, 15	22	Northwest Atlanta Industrial Portfolio
3.01	Property		1	120/130 Hickory Springs Industrial Drive
3.02	Property		1	1688 White Circle
3.03	Property		1	1686 White Circle
3.04	Property		1	115 Hickory Springs Industrial Drive
3.05	Property		1	2085 Redmond Circle
3.06	Property		1	101 East 18th Street
3.07	Property		1	1705 White Circle
3.08	Property		1	980 Kenmill Drive
3.09	Property		1	90 Hickory Springs Industrial Drive
3.10	Property		1	145 Hickory Springs Industrial Drive
3.11	Property		1	3162 Acworth Forest Drive
3.12	Property		1	105 Hickory Springs Industrial Drive
3.13	Property		1	51/55/220 Hickory Springs Industrial Drive
3.14	Property		1	206 Univeter Court
3.15	Property		1	88 Hickory Springs Industrial Drive
3.16	Property		1	100 Saber Parkway
3.17	Property		1	202 Univeter Court
3.18	Property		1	45 Hickory Springs Industrial Drive
3.19	Property		1	108 Dixie Drive
3.20	Property		1	195 Hickory Springs Industrial Drive
3.21	Property		1	182 Hickory Springs Industrial Drive
3.22	Property		1	180 Hickory Springs Industrial Drive
4.00	Loan	66	1	2020 Main Street
5.00	Loan	16, 17, 18	1	Astor Place Retail
6.00	Loan	19	1	Rayford's Edge Apartments
7.00	Loan	20	1	The Shops at Rockvale
8.00	Loan	21, 22, 23, 24	1	Frontera Crossing
9.00	Loan	5, 25	1	The Towers at Cupertino City Center
10.00	Loan	5, 26, 27, 28, 29, 30	1	Hamilton Place
11.00	Loan	5, 31, 32, 33, 34, 35, 36, 67	1	535 & 545 5th Avenue
12.00	Loan	37, 38, 39, 40, 41, 42, 43	2	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg
12.01	Property		1	Aloft Chesapeake
12.02	Property		1	Fairfield Inn & Suites Williamsburg
13.00	Loan	44	2	150 Erasmus and 1520 Prospect
13.01	Property		1	150 Erasmus Street
13.02	Property		1	1520 Prospect Place
14.00	Loan		1	Palms to Pines Shopping Center
15.00	Loan	45	1	Rock River Plaza
16.00	Loan	5, 46, 47, 48, 49, 68	1	West Memorial Place
17.00	Loan	50	1	French Quarter Apartments
18.00	Loan	51	1	97 Fort Washington
19.00	Loan	52, 53, 54, 55, 56, 69	1	Golden Hill
20.00	Loan	57, 58, 59, 60	2	Northern NJ Multifamily Portfolio
20.01	Property		1	894 Kennedy Boulevard
20.02	Property		1	211 64th Street
21.00	Loan	70	1	Hayes House Apartments
22.00	Loan	61	1	Revi Columbus East
23.00	Loan		1	Mountain Park Place
24.00	Loan	62, 63	1	Noble Creek Shoppes
25.00	Loan		1	Long Beach Apartments
26.00	Loan		1	Grizzly Villas
27.00	Loan	64	1	240 Columbia Avenue
28.00	Loan	65	1	Top Value Storage
29.00	Loan		1	Eco Midway MHC

A-1-27

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “AREF2” denotes Argentic Real Estate Finance 2 LLC, “LMF” denotes LMF Commercial, LLC, "SGFC” denotes Societe Generale Financial Corporation, “CREFI” denotes Citi Real Estate Funding Inc., “GSMC” denotes Goldman Sachs Mortgage Company, “BSPRT” denotes BSPRT CMBS Finance, LLC, “JPMCB” denotes JPMorgan Chase Bank, National Association and “UBS AG” denotes UBS AG New York Branch.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 2 Westroads Mall, Mortgage Loan No. 9, The Towers at Cupertino City Center, Mortgage Loan No. 10. Hamilton Place, Mortgage Loan No. 11, 535 & 545 5th Avenue and Mortgage Loan No. 16. West Memorial Place, such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement”, “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans,” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 1, St. Louis Portfolio, the borrowers deposited (i) $381,250 into an Environmental Reserve to perform necessary vapor inspection and, if required as a result of such inspection, vapor mitigation measures, and (ii) $511,220 into an Elevator Upgrades Reserve to be used to perform and complete elevator upgrades at the Gates at Forest Park and Hampden Hall Mortgaged Properties. The environmental issue has been resolved and the Environmental Reserve funds have been returned to the borrower following the origination of the Mortgage Loan.

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(7)	With respect to Mortgage Loan No. 1, St. Louis Portfolio, the related Mortgage Loan documents permit a partial collateral release subject to a Debt Yield test and other release conditions in connection with a partial defeasance or prepayment of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(8)	With respect to Mortgage Loan No. 2, Westroads Mall, defeasance of the Westroads Mall Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) on or after the monthly payment date occurring 36 months after origination. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2026-5C10 securitization trust in June 2026. The actual defeasance lockout period may be longer.

(9)	With respect to Mortgage Loan No. 2, Westroads Mall, the Second Largest Tenant, AMC Westroads, has the right to terminate its lease at the Westroads Mall Mortgaged Property if its earnings before interest, taxes, amortization, depreciation and rent is negative in any full calendar year.

(10)	With respect to Mortgage Loan No. 2, Westroads Mall, the Third Largest Tenant, Toys R Us, has the right to terminate its lease at the Westroads Mall Mortgaged Property at any time after January 31, 2027 by providing 30 days’ written notice to the borrower.

(11)	With respect to Mortgage Loan No. 2, Westroads Mall, concurrently with the origination of the Westroads Mall Mortgage Loan, Principle Life Insurance Company originated a mezzanine loan in the amount of $12,000,000 (the “Westroads Mall Mezzanine Loan”). The Westroads Mall Mezzanine Loan is secured by 100% of the direct equity interest in the borrower. The Westroads Mall Mezzanine Loan has a maturity date of June 1, 2031, five days prior to the maturity date of the Westroads Mall Mortgage Loan, and accrues interest at a rate of 10.0000% per annum.

(12)	With respect to Mortgage Loan No. 3, Northwest Atlanta Industrial Portfolio, Cobb Industrial Inc., the sole tenant at the 120/130 Hickory Springs Industrial Drive Mortgaged Property and the 101 East 18th Street Mortgaged Property, is an affiliate of the borrower sponsor.

(13)	With respect to Mortgage Loan No. 3, Northwest Atlanta Industrial Portfolio, the related Mortgage Loan documents permit a partial collateral release subject to a Debt Yield test and other release conditions, in connection with a partial defeasance or prepayment of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(14)	With respect to Mortgage Loan No. 3, Northwest Atlanta Industrial Portfolio, the Fifth Largest Tenant on a portfolio basis and the sole tenant at the 115 Hickory Springs Industrial Drive Mortgaged Property, Ferguson Enterprises LLC, has a one-time option to terminate its lease effective December 31, 2032 (the “115 Hickory Springs Industrial Drive Lease Termination Date”), provided that (i) no event of default has occurred and is continuing, (ii) the tenant delivers written notice of termination to the borrower not less than nine months and no more than 12 months prior to 115 Hickory Springs Industrial Drive Lease Termination Date and (iii) the tenant reimburses the borrower for the unamortized portion of the tenant improvement allowance and real estate commissions paid by the borrower in accordance with the lease agreement. In addition, the sole tenant at the 180 Hickory Springs Industrial Drive Mortgaged Property, MasTec Inc., has the right to terminate its lease at any time following April 30, 2027 or any time during an extension period, provided that the tenant gives at least 90 days’ written notice to the borrower and pays three months’ rent and additional rent as a penalty for early termination.

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(15)	With respect to Mortgage Loan No. 3, Northwest Atlanta Industrial Portfolio, the 115 Hickory Springs Industrial Drive Mortgaged Property and the 120/130 Hickory Springs Industrial Drive Mortgaged Property are subject to ground leases related to a payment-in-lieu-of-taxes (“PILOT”) structure. In connection with each such PILOT structure, the related borrower deeded the applicable property to the Cherokee County Development Authority and is entitled to certain tax abatements that terminate at the expiration date of the related ground lease, which is December 1, 2031 with respect to the 115 Hickory Springs Industrial Drive Mortgaged Property and December 1, 2027 with respect to the 120/130 Hickory Springs Industrial Drive Mortgaged Property. There is no rent due during the term of either ground lease. Upon termination of either ground lease, the related borrower has the right to purchase the related Mortgaged Property and, pursuant to the Mortgage Loan documents, is required to purchase the fee interest in the related Mortgaged Property for $100. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

(16)	With respect to Mortgage Loan No. 5, Astor Place Retail, the Mortgaged Property consists of 14,337 square feet of retail space (84.2% of underwritten rent), 12,000 square feet of garage space (12.3% of underwritten rent), 1,165 square feet of residential space (3.0% of underwritten rent) and 240 square feet of storage space (0.6% of underwritten rent).

(17)	With respect to Mortgage Loan No. 5, Astor Place Retail, a Grace Period – Late Fee (Days) of five days is permitted or on the date on which such payment is due if the borrower is delinquent on any such payment more than twice in any 12-month period.

(18)	With respect to Mortgage Loan No. 5, Astor Place Retail, the Second Largest Tenant, Cha of Yulin (Jurian Tea House), leasing approximately 3.7% of the net rentable area at the related Mortgaged Property, has executed a lease but is not yet open for business pending the completion of the build-out of its leased space and the tenant is not yet paying rent. The tenant is required to commence paying rent on the date that is 120 days after the premises are delivered to the tenant (which was March 18, 2026). Cha of Yulin (Jurian Tea House) is expected to open for business in July 2026 with rent expected to commence in July 2026. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.

(19)	With respect to Mortgage Loan No. 6, Rayford’s Edge Apartments, the two borrowers own all of the Mortgaged Property as tenants-in-common.

(20)	With respect to Mortgage Loan No. 7, The Shops at Rockvale, the Largest Tenant, Reading China&Glass, subleases approximately 600 square feet of its 23,995 square foot leased premises to Nissley Wine. The sublease is co-terminus with the prime lease and the rent under the sublease is equal to 10% of Nissley Wine’s sales.

(21)	With respect to Mortgage Loan No. 8, Frontera Crossing, the Third Largest Tenant, US Marine Corps (USMC), may terminate its lease in whole or in part at any time, in the event sufficient funds are not appropriated by the United States government and upon providing 180 days’ prior written notice to the borrower.

(22)	With respect to Mortgage Loan No. 8, Frontera Crossing, the Largest Tenant, Celink, subleases its entire leased space to three subtenants, including (i) 16,977 square feet to Riot Blockchain, (ii) 8,440 square feet to WONIK IPS USA, INC. and (iii) 12,122 square feet to BookedBy, Inc., each of which collectively account for 37,539 square feet of the Mortgaged Property.

(23)	With respect to Mortgage Loan No. 8, Frontera Crossing, the Second Largest Tenant, BGE, Inc., subleases 9,781 square feet of its 35,715 square foot leased premises to Crossroads Utility and such sublease is co-terminus with the prime lease, which expires on April 30, 2029.

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(24)	With respect to Mortgage Loan No. 8, Frontera Crossing, the Fifth Largest Tenant, Aspen University, subleases 12,193 square feet of its 22,073 square foot leased premises to Galen Health Institutes and such sublease is co-terminus with the prime lease, which expires on October 31, 2028. The remaining 9,880 square feet of the leased premises is currently dark, and is underwritten as vacant, though Aspen University continues to pay its contractual rents.

(25)	With respect to Mortgage Loan No. 9, The Towers at Cupertino City Center, historical financial information prior to 2023 is unavailable due to a tax reassessment as a result of the death of the principal’s father and the subsequent transfer of the controlling interest to her.

(26)	With respect to Mortgage Loan No. 10, Hamilton Place, defeasance of the Whole Loan is permitted at any time on and after the first payment date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) three years after the Whole Loan origination date of May 29, 2026. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2026-5C10 securitization trust in June 2026. The actual defeasance lockout period may be longer.

(27)	With respect to Mortgage Loan No. 10, Hamilton Place, on each payment date during the continuance of a trigger period, the borrower is required to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest accrual period.

(28)	With respect to Mortgage Loan No. 10, Hamilton Place, upon the occurrence of an anchor trigger event, the borrower has the option, but is not required, to deposit with the lender a cash deposit or deliver to the lender a letter of credit in an aggregate amount equal to the applicable Anchor Threshold Amount (as defined below). To the extent such deposit is timely made or letter of credit is timely delivered to the lender, a trigger period will not commence as a result of the anchor trigger event and, to the extent such deposit is made or letter of credit is delivered to the lender following the commencement and during the existence of a trigger period resulting solely from an anchor trigger event, such trigger period will no longer be deemed to exist. If the borrower fails to timely make a deposits or deliver a letter of credit pursuant to the terms above, a trigger period will immediately commence. To the extent a trigger period occurs as a result of an anchor trigger event, the borrower is required to deposit into the anchor reserve account, all excess cash flow in the cash management account, provided, to the extent the cash management account has not yet been established as of any payment date following the commencement of the related trigger period, the borrower is required to deposit into the anchor reserve account, as of such payment date, all excess cash flow which would otherwise be deposited therein pursuant to the cash management agreement, as evidenced by the monthly or quarterly operating statements delivered to the lender in accordance with the terms of the Hamilton Place Whole Loan agreement.

"Anchor Threshold Amount" means $50/square foot times the applicable square footage determined as follows:

         (a) if (i) one or more of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women) or Dillard's West (aka Dillard's Men) or any successor anchor who occupies a portion of the real property and related improvements of one or more of the foregoing anchors and the appurtenant interests therein (each, an "Anchor Space") is subject to an anchor trigger event but (ii) neither JCPenney nor any successor anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is not subject to an anchor trigger event, the cumulative square footage of the Anchor Spaces which are subject to an ongoing anchor trigger event;

(b) if (i) two (2) or more of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women) or Dillard's West (aka Dillard's Men) or any successor Anchor who occupies a portion of the Anchor Space currently occupied by any of the foregoing anchors are subject to an anchor trigger event and (ii) JCPenney or any successor Anchor who occupies a portion of the

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Anchor Space currently occupied by JCPenney is also subject to an anchor trigger event, the cumulative square footage of all Anchor Spaces which are subject to an ongoing anchor trigger event less 157,799 square feet; and

(c) if (i) only one of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women), Dillard's West (aka Dillard's Men), or Belk West (aka Belk Men) or any successor anchor who occupies a portion of the Anchor Space currently occupied by any of the foregoing anchors is subject to an anchor trigger event and (ii) JCPenney or any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is also subject to an anchor trigger event, 157,799 square feet.

(29)	With respect to Mortgage Loan No. 10, Hamilton Place, the Whole Loan documents permit the borrower to obtain a release of a non-income producing portion of the Hamilton Place Property in connection with a transfer to third parties or affiliates of the borrower without the payment of a release price provided that, among other conditions, the borrower satisfies customary REMIC requirements.

(30)	With respect to Mortgage Loan No. 10, Hamilton Place, the borrower may acquire (the "Acquisition") the Anchor Space of one or more anchors (the "Additional Property"), and such Additional Property will be added as collateral of the Whole Loan and subject to the related lien, provided certain condition precedents are satisfied, including: (a) the related anchor has vacated its Anchor Space on a permanent basis and there is no credible evidence of a replacement party planning to take occupancy of such Anchor Space, (b) the Acquisition may not be completed on a date that is not within the period commencing 30 days prior to and terminating 30 days after the closing date of this securitization; (c) the lender has obtained a rating agency confirmation with respect to the Acquisition; (d) the lender has received acceptable third party reports with respect to the Additional Property as reasonably required by the lender; and (e) the lender has received a REMIC opinion.

(31)	With respect to Mortgage Loan No. 11, 535 & 545 5th Avenue, the Mortgage Loan is part of a whole loan that was co-originated by SGFC and DBR Investments Co. Limited.

(32)	With respect to Mortgage Loan No. 11, 535 & 545 5th Avenue, the Mortgaged Property consists of 507,207 square feet across the two office buildings: (i) the 535 5th Avenue Property totaling 327,042 square feet (64.5% of NRA and 58.5% of underwritten base rent) including 277,408 square feet of office space and 49,634 square feet of retail space, and (ii) the 545 5th Avenue Property, which consists of 180,165 square feet (35.5% of NRA and 41.5% of underwritten base rent) including 140,995 square feet of office spaces and 39,170 square feet of retail space.

(33)	With respect to Mortgage Loan No. 11, 535 & 545 5th Avenue, on each monthly payment date occurring in March, April, May and June 2026, the borrower is required to deposit with the lender an amount equal to $1,221,406.95 for real estate taxes. On each monthly payment date following, the borrower is required to deposit with the lender an amount equal to 1/12th of the estimated real estate taxes, initially $814,271.30.

(34)	With respect to Mortgage Loan No. 11, 535 & 545 5th Avenue, the Third Largest Tenant, Laboratory Institute of Merchandising, Inc., has the right to terminate its lease on May 31, 2029, upon not less than 12 months' prior written notice to the landlord and payment of a termination fee.

(35)	With respect to Mortgage Loan No. 11, 535 & 545 5th Avenue, the Fifth Largest Tenant, NBA Media Ventures, LLC (The NBA Store), has the one-time right to terminate its lease on December 18, 2030, upon not less than 12 months' prior written notice to the landlord and payment of a termination fee in the amount of $1,142,945.

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(36)	With respect to Mortgage Loan No. 11, 535 & 545 5th Avenue, the 535 & 545 5th Avenue "Whole Loan Monthly Debt Service ($)" reflects the average of the first 12 monthly debt service payments following the Cut-Off Date. The 535 & 545 5th Avenue Whole Loan document(s) provide that the monthly debt service payments are equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the “Interest Rate %” during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower pays the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan by $999,999.96 on an annual basis, therefore, the "Original Amortization Term (Mos.)” reflects an amortizing period of approximately 3,720 months.

(37)	With respect to Mortgage Loan No. 12, Aloft Chesapeake and Fairfield Inn & Suites Williamsburg, the related borrower is not required to make monthly deposits into the insurance reserve as the Mortgaged Properties are covered by an acceptable blanket policy. Upon failure to maintain an adequate blanket insurance policy, the borrower is required to deposit into the insurance reserve on each monthly payment date, an amount equal to 1/12th of the amount required to pay insurance premiums due for the renewal of coverage.

(38)	With respect to Mortgage Loan No. 12, Aloft Chesapeake and Fairfield Inn & Suites Williamsburg, the borrower is required to deposit on each monthly payment date into the FF&E Reserve, an amount equal to 1/12th of 4% of the greater of (i) gross revenues for the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Properties in the preceding calendar year or (ii) the projected gross revenues for the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Properties according to the most recently submitted annual budget.

(39)	With respect to Mortgage Loan No. 12, Aloft Chesapeake and Fairfield Inn & Suites Williamsburg, on the date that any new PIP is imposed by the franchisor pursuant to the franchise agreement, the borrower is required to deposit an amount equal to 110% of the sum required to pay for such new PIP into the PIP Reserve.

(40)	With respect to Mortgage Loan No. 12, Aloft Chesapeake and Fairfield Inn & Suites Williamsburg, on each monthly payment date occurring in June, July, and August, the borrower is required to deposit $115,000 into the seasonality reserve.

(41)	With respect to Mortgage Loan No. 12, Aloft Chesapeake and Fairfield Inn & Suites Williamsburg, the Appraised Value represents the “Prospective Market Value Upon Completion of Renovation”, which assumes that the scheduled PIP has been completed. At origination, the borrower reserved $6,433,928 into the PIP Reserve, which is equal to 110% of the estimated cost to complete the scheduled PIPs. The appraisal concluded to an “as-is” appraised value of $28,000,000 as of February 2, 2026, which results in a Cut-off Date LTV of 67.0% and a Maturity Date LTV of 67.0% for the Aloft Chesapeake and Fairfield Williamsburg Inn & Suites Mortgage Loan. The borrower’s failure to complete the scheduled PIPs by September 6, 2027 triggers full recourse for the full outstanding principal balance of the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan.

(42)	With respect to Mortgage Loan No. 12, Aloft Chesapeake and Fairfield Inn & Suites Williamsburg, the Mortgage Loan payoff amount shown nets out tax, insurance, and reserve balances from the prior loan. The actual loan payoff amount was $12,932,706.

(43)	With respect to Mortgage Loan No. 12, Aloft Chesapeake and Fairfield Inn & Suites Williamsburg, the related Mortgage Loan documents permit the release of an individual Mortgaged Property subject to certain debt yield, loan-to-value ratio and debt service coverage ratio tests and other release conditions in connection with a partial defeasance of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

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(44)	With respect to Mortgage Loan No. 13, 150 Erasmus and 1520 Prospect, both Mortgaged Properties benefit from a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption. In order to qualify for the tax exemption, at least 30% of the units at the 150 Erasmus and 1520 Prospect Mortgaged Properties (13 units in the aggregate) must be leased as “affordable units,” which are defined as affordable to a household whose income does not exceed 130% of the area median income. For years one through 25 of such exemption, 100% of the projected assessed value of the 150 Erasmus and 1520 Prospect Mortgaged Properties improvements on the tax lot would be exempt from real estate taxes. The exemption falls to approximately 30% in years 26 through 35 of such exemption. The 150 Erasmus Street Mortgaged Property is in the third year of its exemption, and the 1520 Prospect Place Mortgaged Property is in the eighth year of its exemption. Taxes were underwritten to abated 2025/2026 taxes of $6,246. The appraisals’ estimated full tax liability for the 2025/2026 tax year is $270,025. In addition, all ten of the affordable units at the 150 Erasmus Street Mortgaged Property and five of the units at the 1520 Prospect Place Mortgaged Property are rent stabilized. Further all of the affordable units at the 150 Erasmus and 1520 Prospect Mortgaged Properties are leased to tenants under the CityFHEPs (City Fighting Homelessness and Eviction Prevention Supplement) program.

(45)	With respect to Mortgage Loan No. 15, Rock River Plaza, a Grace Period – Late Fee (Days) of five days is permitted once within any rolling 12-month period.

(46)	With respect to Mortgage Loan No. 16, West Memorial Place, the Appraised Value represents the “Prospective Market Value Upon Funded Reserve Account” value as of March 27, 2026 of $188,000,000, which assumes that a reserve was fully funded at loan origination to cover capital expenditures as well as speculative lease-up costs such as tenant improvements and leasing commissions (“TI/LC”). At loan origination, the borrower deposited $5,149,153 into a rollover reserve for TI/LC for future leasing. The “As Is” appraised value as of February 27, 2026, is $185,000,000, which results in Cut-off Date LTV and Maturity Date LTV, respectively, of 57.3% and 57.3%.

(47)	With respect to Mortgage Loan No. 16, West Memorial Place, the related Mortgaged Property is comprised of (i) 682,395 square feet of office space (approximately 95.3% of the net rentable area) and (ii) 33,540 square feet of restaurant and amenity space (approximately 4.7% of the net rentable area) for which no rental income is underwritten.

(48)	With respect to Mortgage Loan No. 16, West Memorial Place, the Largest Tenant, Technip (approximately 24.0% NRA), has the right to contract its leased premises up to a maximum of two full floors (approximately 57,200 square feet) after May 31, 2032, subject to nine months’ written notice and payment of the unamortized portion of associated leasing costs. The Second Largest Tenant, MODEC (approximately 16.2% NRA), has the right to contract one full floor (approximately 28,717 square feet) on either (i) May 31, 2031 or (ii) May 31, 2033, subject to 12 months’ written notice and payment of (a) if exercised on May 31, 2033, the unamortized portion of associated leasing costs or (b) if exercised on May 31, 2031, four months of base rent and MODEC’s proportional share of operating expenses, plus the unamortized portion of any rent abatement and associated leasing costs. The Third Largest Tenant, BP America (approximately 12.8% NRA), has the right to contract approximately 5,544 square feet after January 31, 2027, subject to payment of leasing commissions and tenant improvements equal to $34.99 per square foot, amortized at an interest rate of 8.0% per year over the initial term of its lease. The Fourth Largest Tenant, CBRE, Inc. (approximately 8.0% NRA), has the right to contract up to a maximum of one full floor (maximum of 28,601 square feet) after August 31, 2033, subject to 12 months’ written notice and payment of three months of base rent and proportional share of operating expenses plus the unamortized portion of any rent abatement and associated leasing cost.

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(49)	With respect to Mortgage Loan No. 16, West Memorial Place, in connection with the space demised to Petroleum Geo-Services (“PGS”), which is currently dark, on each Due Date through and including the Due Date occurring in December 2027, the borrower is required to make a deposit equal to $2.54 multiplied by the square footage attributable to the space demised to PGS, as reduced from time to time by the square footage of any replacement lease for any portion of the PGS Space (the “PGS Space”), resulting in an initial monthly deposit of approximately $317,584 for tenant improvements and leasing commissions outstanding associated with any replacement lease for all or a portion of the PGS Space. PGS has been marked vacant for purposes of lender underwriting.

(50)	With respect to Mortgage Loan No. 17, French Quarter Apartments, the borrowers own the Mortgaged Property as tenants-in-common.

(51)	With respect to Mortgage Loan No. 18, 97 Fort Washington, the Mortgaged Property is comprised of 42 multifamily units accounting for 70.5% of underwritten rent and 84.9% of NRA as well as 7,200 SF of commercial space accounting for 29.5% of underwritten rent and 15.1% of NRA.

(52)	With respect to Mortgage Loan No. 19, Golden Hill, the Appraised Value represents the “Prospective Market Value with a Funded Reserve Account” value as of April 30, 2026 of $14,900,000, which assumes that a funded reserve account is available for tenant improvement and leasing costs. At loan origination, the borrower deposited $531,877 into a rollover reserve for this purpose. The “As Is” appraised value as of March 23, 2026, is $14,400,000, which results in Cut-off Date LTV and Maturity Date LTV of 53.7% and 50.7%, respectively.

(53)	With respect to Mortgage Loan No. 19, Golden Hill, approximately 21.7% of the net rentable area at the Mortgaged Property is vacant.

(54)	With respect to Mortgage Loan No. 19, Golden Hill, the Third Largest Tenant, The RMH Group, currently subleases 12,436 square feet out of its 25,229 square foot space to Martin/Martin Inc at $17.18 PSF for the entire sublease term, which is co-terminus with the term of the prime lease. Underwriting was based on the prime lease rate of $21.47 PSF.

(55)	With respect to Mortgage Loan No. 19, Golden Hill, the Largest Tenant, Bloom Healthcare, has the right to terminate the lease, whole or in part, at any time with four months’ prior written notice and a termination fee equal to two months’ base rent plus the unamortized cost of tenant improvements and any lease commissions, but in no event an amount greater than six months’ base rent. The Fourth Largest Tenant, Vial Fotheringham, has the right to terminate the lease due to retirement, business closure, or major health issue at any time after September 30, 2026, by giving written notice at least 90 days before the last day of the month of termination.

(56)	With respect to Mortgage Loan No. 19, Golden Hill, the Largest Tenant, Bloom Healthcare, is entitled to free rent for the months of July 2026, August 2026, and September 2026 totaling $84,183.00 with respect to Suite C-200, and for five months to be determined in the total amount of $33,832 with respect to Suite A-200. The related borrower was required at loan origination to deposit $124,926.00 to cover free rent for certain tenants, including the foregoing.

(57)	With respect to Mortgage Loan No. 20, Northern NJ Multifamily Portfolio, the Appraised Value of $10,950,000 represents the sum of two separate “As Is” appraised values obtained for the two individual Mortgaged Properties comprising the Northern NJ Multifamily Portfolio Mortgaged Properties, and does not include any portfolio premiums built in.

(58)	With respect to Mortgage Loan No. 20, Northern NJ Multifamily Portfolio, secured by multiple Mortgaged Properties, each Mortgaged Property’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective Mortgaged Property based on the Mortgage Loan’s documentation, or if no such allocation is provided in the Mortgage Loan documentation, the Mortgage Loan seller’s determination of the appropriate allocation.

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(59)	With respect to Mortgage Loan No. 20, Northern NJ Multifamily Portfolio, which is structured with a springing lockbox, the borrowers may suspend their obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied: (i) the borrowers have deposited (and maintain on deposit) with the lender cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.15x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount; or (ii) the borrowers have deposited (and maintain on deposit) with the lender a letter of credit in the amount of the NOI Shortfall.

(60)	With respect to Mortgage Loan No. 20, Northern NJ Multifamily Portfolio, the Mortgage Loan term of 61 months is associated with the expected WFCM 2026-5C10 securitization trust closing date in June 2026. The First Payment Date of July 1, 2026 reflects a one-month artificial interest-only period. The related borrower does not actually commence monthly debt service payments until August 1, 2026.

(61)	With respect to Mortgage Loan No. 22, Revi Columbus East, historical financial information prior to 2025 is unavailable as the Mortgaged Property underwent significant renovations to become a multifamily property, which were completed in 2025.

(62)	With respect to Mortgage Loan No. 24, Noble Creek Shoppes, if a cash management trigger event is caused solely by the debt service coverage ratio being less than 1.05x, the borrower may, at its option, within three business days’ notice from the lender, deposit with the lender cash in an amount necessary to cause the debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination to be equal to or greater than 1.10x.

(63)	With respect to Mortgage Loan No. 24, Noble Creek Shoppes, the Third Largest Tenant, Aaron's, Inc, has the option to terminate its lease upon 180 days' notice.

(64)	With respect to Mortgage Loan No. 27, 240 Columbia Avenue, historical financial information is not available as the Mortgaged Property was recently constructed in 2025 and did not begin leasing until December 2025.

(65)	With respect to Mortgage Loan No. 28, Top Value Storage, the Mortgaged Property is comprised of 303 storage units totaling 48,100 square feet and 39 parking spaces.

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(66)	With respect to Mortgage Loan No. 4, 2020 Main Street, “Yield Maintenance Premium” will mean an amount equal to the greater of the following two amounts: (a) an amount equal to the Applicable Percentage of the amount prepaid or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Mortgage Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Mortgage Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” will mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, will be conclusive and binding on Borrower absent manifest error. “Applicable Percentage” will mean, as applicable, in connection with any such prepayment and provided that no Event of Default then exists, 1%. “Open Period Start Date “means on and after December 11, 2030.

(67)	With respect to Mortgage Loan No. 11, 535 & 545 5th Avenue, on or after January 9, 2028, the borrower has the right to voluntarily prepay the 535 & 545 5th Avenue Whole Loan, in whole, but not in part, with the greater of a yield maintenance premium or 1% of the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan, with no prepayment fee being due on or after the October 9, 2030 payment date. In addition, defeasance of the 535 & 545 5th Avenue Whole Loan in full, but not in part, is permitted at any item after the earlier of (i) January 9, 2029 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 29 payments is based on the expected WFCM 2026-5C10 securitization trust closing date in June 2026. The actual defeasance lockout period may be longer.

(68)	With respect to Mortgage Loan No. 16, West Memorial Place, “Yield Maintenance Premium” means, with respect to each Note, an amount equal to the greater of (a) one percent (1.0%) of the outstanding principal amount of such Note to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount being prepaid under such Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such Note is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

A-1-37

(69)	With respect to Mortgage Loan No. 19, Golden Hill, “Yield Maintenance Premium” means an amount equal to the greater of (a) one percent (1%) of the outstanding principal amount to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Mortgage Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

(70)	With respect to Mortgage Loan No. 21, Hayes House Apartments, “Yield Maintenance Premium” will mean an amount equal to the greater of the following two amounts: (a) an amount equal to the Applicable Percentage of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Mortgage Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Mortgage Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” will mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, will be conclusive and binding on Borrower absent manifest error. “Applicable Percentage” will mean, as applicable, in connection with any such prepayment and provided that no Event of Default then exists, 1%. “Open Period Start Date “means on and after September 11, 2030.

A-1-38

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loans by Mortgage Loan Seller(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Argentic Real Estate Finance 2 LLC	9	$254,071,875	46.5%	6.9979%	59	360	1.56	x	12.2%	11.5%	63.2%	62.7%
Wells Fargo Bank, National Association	6	108,250,000	19.8	6.7900	59	0	1.70		12.2	11.8	62.3	62.3
LMF Commercial, LLC	5	65,300,000	12.0	5.8634	59	0	1.91		11.3	10.9	64.5	64.5
Societe Generale Financial Corporation	2	27,123,118	5.0	6.9163	57	0	1.30		9.5	9.4	63.8	63.1
Citi Real Estate Funding Inc.	2	25,760,000	4.7	6.3883	60	0	1.48		9.6	9.6	65.3	65.3
Goldman Sachs Mortgage Company	1	25,000,000	4.6	6.8470	60	360	2.03		17.1	16.0	67.6	64.0
BSPRT CMBS Finance, LLC	1	18,750,000	3.4	7.3500	59	0	1.80		15.4	13.4	52.1	52.1
JPMorgan Chase Bank, National Association	2	18,000,000	3.3	6.8514	59	360	1.99		15.9	14.8	55.2	53.9
UBS AG New York Branch	1	4,000,000	0.7	7.1370	60	0	1.54		11.2	11.1	58.0	58.0
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

(1) Loan No. 11, 535 & 545 5th Avenue is excluded from all remaining Amortization Term calculations as it is subject to a fixed amortization schedule. Monthly debt service payments are equal to the sum of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the outstanding principal balance of the related whole loan will be reduced by $999,999.96 on an annual basis resulting in an original amortization term of 3,720 months.

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	7	$173,350,000	31.7%	6.6678%	59	360	1.93	x	14.5%	13.7%	62.0%	60.7%
Anchored	5	99,350,000	18.2	6.2231	59	0	1.77		11.3	10.8	64.8	64.8
Super Regional Mall	2	74,000,000	13.5	7.2648	60	360	2.14		18.9	17.6	58.1	55.3
Multifamily	21	145,471,875	26.6	6.7268	58	0	1.34		9.4	9.1	66.6	66.6
Garden	4	54,071,875	9.9	6.7359	58	0	1.30		9.2	8.9	66.6	66.6
Mid Rise	8	51,569,829	9.4	6.5734	58	0	1.35		9.2	9.0	67.9	67.9
Low Rise	8	30,939,384	5.7	6.8911	59	0	1.39		10.0	9.7	64.4	64.4
High Rise	1	8,890,787	1.6	6.9900	58	0	1.36		9.9	9.6	67.7	67.7
Office	6	120,038,000	22.0	6.9817	59	360	1.80		13.7	12.9	60.5	60.3
Suburban	5	118,600,000	21.7	6.9867	59	360	1.80		13.8	12.9	60.4	60.2
Medical	1	1,438,000	0.3	6.5700	60	0	1.46		10.2	9.7	65.3	65.3
Industrial	22	53,812,000	9.9	6.6161	60	0	1.45		10.2	9.7	65.0	65.0
Flex	4	25,334,000	4.6	6.5700	60	0	1.46		10.2	9.7	65.3	65.3
Warehouse/Distribution	16	23,603,000	4.3	6.6751	60	0	1.43		10.2	9.7	64.6	64.6
Warehouse	2	4,875,000	0.9	6.5700	60	0	1.46		10.2	9.7	65.3	65.3
Mixed Use	2	28,233,118	5.2	6.9430	56	0	1.40		10.2	10.1	62.7	62.1
Retail/Office	1	19,973,118	3.7	7.0600	55	0	1.30		9.8	9.7	63.2	62.3
Multifamily/Office	1	8,260,000	1.5	6.6600	59	0	1.65		11.1	11.1	61.6	61.6
Hospitality	2	18,750,000	3.4	7.3500	59	0	1.80		15.4	13.4	52.1	52.1
Select Service	1	10,446,000	1.9	7.3500	59	0	1.80		15.4	13.4	52.1	52.1
Limited Service	1	8,304,000	1.5	7.3500	59	0	1.80		15.4	13.4	52.1	52.1
Self Storage	1	4,000,000	0.7	7.1370	60	0	1.54		11.2	11.1	58.0	58.0
Self Storage	1	4,000,000	0.7	7.1370	60	0	1.54		11.2	11.1	58.0	58.0
Manufactured Housing	1	2,600,000	0.5	6.9200	60	0	1.29		9.1	9.1	59.6	59.6
Manufactured Housing	1	2,600,000	0.5	6.9200	60	0	1.29		9.1	9.1	59.6	59.6
Total/Weighted Average:	62	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
California	3	$89,900,000	16.5%	6.8160%	59	0	1.77	x	12.7%	12.3%	62.3%	62.3%
Southern California	2	64,900,000	11.9	6.9600	60	0	1.80		13.3	12.8	61.8	61.8
Northern California	1	25,000,000	4.6	6.4420	57	0	1.69		11.3	11.0	63.6	63.6
New York	6	88,433,118	16.2	6.2272	58	0	1.31		8.5	8.4	69.1	68.9
Texas	3	70,600,000	12.9	7.0578	59	0	1.34		10.5	9.6	62.8	62.8
Georgia	23	55,250,000	10.1	6.6149	60	0	1.45		10.2	9.7	65.0	65.0
Missouri	10	50,000,000	9.2	6.9900	58	0	1.36		9.9	9.6	67.7	67.7
Nebraska	1	49,000,000	9.0	7.4780	60	360	2.20		19.8	18.4	53.3	50.8
Pennsylvania	1	28,250,000	5.2	7.0070	59	0	1.57		11.9	11.2	65.9	65.9
Tennessee	1	25,000,000	4.6	6.8470	60	360	2.03		17.1	16.0	67.6	64.0
Virginia	2	18,750,000	3.4	7.3500	59	0	1.80		15.4	13.4	52.1	52.1
Illinois	1	12,000,000	2.2	5.1600	59	0	4.87		26.9	25.5	33.3	33.3
New Jersey	3	11,800,000	2.2	6.4894	59	0	1.30		8.7	8.5	66.1	66.1
Michigan	1	8,500,000	1.6	6.5100	57	0	1.38		9.4	9.1	72.6	72.6
Colorado	1	8,000,000	1.5	6.6220	60	360	2.70		22.5	20.7	53.7	50.7
Ohio	1	6,500,000	1.2	6.7010	59	0	1.42		10.0	9.6	65.0	65.0
Indiana	1	6,200,000	1.1	6.9600	59	0	1.28		10.1	9.0	55.9	55.9
Mississippi	1	6,071,875	1.1	6.7030	59	0	1.64		11.6	11.1	66.0	66.0
Kansas	1	5,400,000	1.0	7.0520	59	0	1.59		11.8	11.3	51.9	51.9
Connecticut	1	4,000,000	0.7	7.1370	60	0	1.54		11.2	11.1	58.0	58.0
Oregon	1	2,600,000	0.5	6.9200	60	0	1.29		9.1	9.1	59.6	59.6
Total/Weighted Average:	62	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
2,600,000 - 6,000,000	4	$16,650,000	3.0%	6.8837%	59	0	1.45	x	10.3%	10.1%	58.9%	58.9%
6,000,001 - 7,000,000	5	31,721,875	5.8	6.6701	59	0	1.39		9.9	9.4	64.3	64.3
7,000,001 - 10,000,000	5	41,910,000	7.7	6.6871	59	360	1.68		12.4	11.9	61.7	61.1
10,000,001 - 15,000,000	1	12,000,000	2.2	5.1600	59	0	4.87		26.9	25.5	33.3	33.3
15,000,001 - 20,000,000	4	73,123,118	13.4	6.8260	58	0	1.45		10.8	10.2	62.2	62.0
20,000,001 - 50,000,000	10	370,850,000	67.9	6.8529	59	360	1.63		12.4	11.8	64.1	63.5
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

A-2-2

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Underwritten	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.20 - 1.25	2	$69,000,000	12.6%	6.2190%	59	0	1.20	x	7.7%	7.6%	70.3%	70.3%
1.26 - 1.30	6	47,273,118	8.7	6.7557	57	0	1.29		9.3	9.0	63.9	63.5
1.31 - 1.50	9	192,250,000	35.2	6.8028	59	0	1.41		10.2	9.7	65.5	65.5
1.51 - 1.70	6	76,981,875	14.1	6.7722	58	0	1.62		11.6	11.1	63.3	63.3
1.71 - 1.90	1	18,750,000	3.4	7.3500	59	0	1.80		15.4	13.4	52.1	52.1
1.91 - 2.25	3	122,000,000	22.3	7.2012	60	360	2.07		17.3	16.3	58.8	57.0
2.26 - 4.87	2	20,000,000	3.7	5.7448	59	360	4.00		25.1	23.6	41.5	40.3
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Underwritten	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.0 - 10.0	12	$209,473,118	38.3%	6.5594%	58	0	1.30	x	8.9%	8.7%	68.1%	68.0%
10.1 - 11.0	4	71,450,000	13.1	6.7036	60	0	1.43		10.2	9.7	63.0	63.0
11.1 - 12.0	6	76,981,875	14.1	6.7722	58	0	1.62		11.6	11.1	63.3	63.3
12.1 - 13.0	1	27,600,000	5.1	7.3660	59	0	1.49		12.8	11.1	62.0	62.0
13.1 - 16.0	2	66,750,000	12.2	7.1724	60	0	1.92		15.0	14.0	57.6	57.6
16.1 - 26.9	4	94,000,000	17.2	6.9414	60	360	2.54		20.2	18.9	54.6	52.1
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Underwritten	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
6.9 - 9.0	8	$128,100,000	23.5%	6.3215%	59	0	1.26	x	8.3%	8.1%	68.4%	68.4%
9.1 - 10.0	7	142,823,118	26.1	6.8117	58	0	1.39		10.0	9.6	66.0	65.9
10.1 - 12.0	8	114,581,875	21.0	6.9382	59	0	1.57		11.8	11.0	62.4	62.4
12.1 - 14.0	1	18,750,000	3.4	7.3500	59	0	1.80		15.4	13.4	52.1	52.1
14.1 - 16.0	2	73,000,000	13.4	7.0153	60	360	1.99		15.6	14.8	62.5	61.2
16.1 - 20.0	1	49,000,000	9.0	7.4780	60	360	2.20		19.8	18.4	53.3	50.8
20.1 - 25.5	2	20,000,000	3.7	5.7448	59	360	4.00		25.1	23.6	41.5	40.3
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
33.3 - 40.0	1	$12,000,000	2.2%	5.1600%	59	0	4.87	x	26.9%	25.5%	33.3%	33.3%
40.1 - 55.0	4	81,150,000	14.9	7.3357	60	360	2.12		18.5	17.0	53.0	51.2
55.1 - 60.0	5	70,800,000	13.0	7.0761	60	0	1.78		13.4	12.8	58.9	58.9
60.1 - 65.0	6	93,583,118	17.1	6.9187	58	0	1.50		11.2	10.6	62.9	62.7
65.1 - 70.0	10	237,521,875	43.5	6.7479	59	360	1.46		10.6	10.2	66.5	66.1
70.1 - 74.8	3	51,200,000	9.4	5.8682	58	0	1.24		7.5	7.4	74.0	74.0
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

A-2-3

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Balloon or ARD	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
33.3 - 40.0	1	$12,000,000	2.2%	5.1600%	59	0	4.87	x	26.9%	25.5%	33.3%	33.3%
40.1 - 55.0	4	81,150,000	14.9	7.3357	60	360	2.12		18.5	17.0	53.0	51.2
55.1 - 60.0	5	70,800,000	13.0	7.0761	60	0	1.78		13.4	12.8	58.9	58.9
60.1 - 65.0	7	118,583,118	21.7	6.9036	58	360	1.61		12.5	11.7	63.9	63.0
65.1 - 70.0	9	212,521,875	38.9	6.7362	59	0	1.39		9.8	9.5	66.3	66.3
70.1 - 74.8	3	51,200,000	9.4	5.8682	58	0	1.24		7.5	7.4	74.0	74.0
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

Range of Mortgage Rates
				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
5.1600 - 5.7500	2	$48,000,000	8.8%	5.5500%	59	0	2.12	x	12.0%	11.6%	64.4%	64.4%
5.7501 - 6.5000	4	53,850,000	9.9	6.3366	58	0	1.51		9.9	9.7	66.0	66.0
6.5001 - 6.7500	8	110,381,875	20.2	6.5849	59	360	1.53		10.9	10.4	65.1	64.9
6.7501 - 7.0000	6	123,050,000	22.5	6.9077	59	360	1.45		11.0	10.5	66.0	65.3
7.0001 - 7.2500	6	115,623,118	21.2	7.0650	59	0	1.68		12.6	12.1	61.2	61.0
7.2501 - 7.4780	3	95,350,000	17.5	7.4204	60	360	1.92		16.9	15.3	55.6	54.3
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Original Terms to Maturity or	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	28	$539,104,993	98.7%	6.7933%	59	360	1.66	x	12.4%	11.7%	62.8%	62.3%
61	1	7,150,000	1.3	6.5150	61	0	1.30		8.8	8.6	65.3	65.3
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Remaining Terms	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
55 - 61	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Original Amortization Terms	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
(mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	25	$444,281,875	81.3%	6.7014%	59	0	1.58	x	11.2%	10.6%	63.8%	63.8%
360	3	82,000,000	15.0	7.2021	60	360	2.20		19.2	17.9	57.7	54.8
Planned Amortization	1	19,973,118	3.7	7.0600	55	0	1.30		9.8	9.7	63.2	62.3
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

A-2-4

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Remaining	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	25	$444,281,875	81.3%	6.7014%	59	0	1.58	x	11.2%	10.6%	63.8%	63.8%
360	3	82,000,000	15.0	7.2021	60	360	2.20		19.2	17.9	57.7	54.8
Planned Amortization	1	19,973,118	3.7	7.0600	55	0	1.30		9.8	9.7	63.2	62.3
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	25	$444,281,875	81.3%	6.7014%	59	0	1.58	x	11.2%	10.6%	63.8%	63.8%
Amortizing Balloon	4	101,973,118	18.7	7.1743	59	360	2.02		17.4	16.3	58.8	56.3
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	27	$531,683,118	97.3%	6.7951%	59	360	1.66	x	12.4%	11.7%	62.6%	62.2%
Acquisition	2	14,571,875	2.7	6.5904	58	0	1.49		10.3	9.9	69.8	69.8
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	8	$230,250,000	42.2%	6.7159%	59	360	1.72	x	13.3%	12.5%	63.6%	62.6%
Springing	15	164,281,875	30.1	6.6859	59	0	1.70		11.7	11.1	61.8	61.8
Soft/Springing Cash Management	4	104,150,000	19.1	6.9120	59	0	1.58		11.6	11.2	63.0	63.0
Hard/In Place Cash Management	2	47,573,118	8.7	7.2375	57	0	1.41		11.5	10.5	62.5	62.1
Total/Weighted Average:	29	$546,254,993	100.0%	6.7897%	59	360	1.66	x	12.3%	11.7%	62.8%	62.4%

Mortgage Loans by Escrow Type

	Initial				Monthly					Springing

	Number of				Number of					Number of
	Mortgage	Cut-off	% by Cut-off		Mortgage	Cut-off	% by Cut-off			Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance		Loans	Date Balance ($)	Date Balance			Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	21	$392,031,875	71.8%		25	$429,281,875	78.6%			4	$116,973,118	21.4%
Insurance Escrow	13	$207,021,875	37.9%		11	$130,421,875	23.9%			18	$415,833,118	76.1%
Replacement Reserve	7	$88,581,875	16.2%		26	$489,994,993	89.7%			2	$48,000,000	8.8%
TI/LC Reserve(1)	11	$296,023,118	78.8%		12	$299,200,000	79.7%			2	$20,260,000	5.4%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-5

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

A-3-1

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

A-3-2

Mortgage Loan No. 1 – St. Louis Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Portfolio
				Location:	St. Louis, MO Various
Original Balance:		$50,000,000		General Property Type:	Multifamily
Cut-off Date Balance:		$50,000,000		Detailed Property Type:	Various
% of Initial Pool Balance:		9.2%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Borrower Sponsor:		Victor Alston		Size:	565 Units
Guarantor(1):		Victor Alston		Cut-off Date Balance per Unit:	$88,496
Mortgage Rate:		6.9900%		Maturity Date Balance per Unit:	$88,496
Note Date:		4/2/2026		Property Managers:	Elite Properties STL LLC and Central
Maturity Date:		4/6/2031			PM STL LLC (each borrower–related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$4,962,880
IO Period:		60 months		UW NCF:	$4,821,758
Seasoning:		2 months		UW NOI Debt Yield:	9.9%
Prepayment Provisions:		L(26),D(26),O(8)		UW NCF Debt Yield:	9.6%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity:	9.9%
Additional Debt Type:		NAP		UW NCF DSCR:	1.36x
Additional Debt Balance:		NAP		Most Recent NOI(4):	$4,320,212 (1/31/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(4):	$5,521,037 (12/31/2024)
				3rd Most Recent NOI(4):	$5,720,070 (12/31/2023)
Reserves(2)				Most Recent Occupancy(4):	90.4% (5/26/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	82.3% (12/31/2025)
RE Taxes:	$248,778	$49,756	NAP	3rd Most Recent Occupancy(4):	93.1% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(5):	$73,860,000 (2/20/2026)
Replacement Reserve:	$0	$11,771	NAP	Appraised Value per Unit:	$130,726
Deferred Maintenance:	$14,250	$0	NAP	Cut-off Date LTV Ratio:	67.7%
Other Reserves(3):	$892,470	$0	NAP	Maturity Date LTV Ratio:	67.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$43,371,204	86.7%
			Return of Equity:	$3,453,609	6.9%
			Closing Costs(6):	$2,019,689	4.0%
			Upfront Reserves:	$1,155,498	2.3%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%
(1)	The guarantor provided a partial payment guaranty in the amount of $10,000,000, which will be reduced to $5,000,000 upon the St. Louis Portfolio Properties (as defined below) achieving a net cash flow debt yield of 9.75%.
(2)	See “Escrows and Reserves” below for a further discussion of reserve requirements.
(3)	Other Reserves include $381,250 for an environmental reserve and $511,220 for an elevator upgrades reserve.
(4)	In May 2025, a tornado struck St. Louis, leading to power outages and damage across several St. Louis Portfolio Properties. The resulting disruptions contributed to a decline in historical net operating income and occupancy in 2025 while restoration efforts were in progress. See “The Properties” below.
(5)	The appraiser also concluded to an “As-Stabilized” value for nine of the 10 St. Louis Portfolio Properties, which results in a portfolio-level “As-Stabilized” appraised value of $78,720,000 for the St. Louis Portfolio Properties.
(6)	Closing Costs include an interest rate buydown of $500,000.

The Mortgage Loan. The largest mortgage loan (the “St. Louis Portfolio Mortgage Loan”) is evidenced by three promissory notes in the original principal amount of $50,000,000 and secured by a first-priority fee mortgage encumbering 10 multifamily properties totaling 565 units in St. Louis, Missouri (each, a “St. Louis Portfolio Property” and collectively, the “St. Louis Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the St. Louis Portfolio Mortgage Loan are 5500 Pershing, LLC, Alps Maryland, LLC, Everest - 4400 Mcpherson, LLC, Gothics One LLC, K2, LLC, Kilamanjaro I - 5560 Pershing, LLC, Kilamanjaro II - 5386 Pershing, LLC, Kilamanjaro III - 5528 Pershing, LLC and Kilamanjaro V - 605 Clara, LLC, each a Missouri limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the St. Louis Portfolio Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor for the St. Louis Portfolio Mortgage Loan is Victor Alston. Victor Alston is the chief executive officer of Lux Living, a St. Louis-based real estate development and management firm that currently owns 15 properties totaling 1,300 units throughout St. Louis, Missouri. In 2017, Victor Alston disclosed a prior SEC settlement, without admitting or denying the allegations, which included a five-year officer/director bar and payment of a $100,000 civil penalty. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus.

In addition to standard non-recourse carveouts, the guarantor provided a partial payment guaranty in the amount of $10,000,000, which will be reduced to $5,000,000 upon the St. Louis Portfolio Properties achieving a net cash flow debt yield of 9.75% on the last day of any calendar quarter. See “Risk Factors–Risks Relating to the Mortgage Loans–Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” in the prospectus.

The Properties. The St. Louis Portfolio Properties are comprised of a 77-unit multifamily property (the “Hampden Hall Property”), a 108-unit multifamily property (the “Triumph on the Park Property”), a 66-unit multifamily property (the “Sherwood Court Property”), a 69-unit multifamily property (the “Gates at Forest Park Property”), a 53-unit multifamily property (the “Park Lux Property”), a 44-unit multifamily property (the “Fountain Row Property”), a 40-unit

A-3-3

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

multifamily property (the “Central Park Property”), a 54-unit multifamily property (the “Maryland Lofts Property”), an 18-unit multifamily property (the “Kenmore Court Property”), and a 36-unit multifamily property (the “Maryland Gardens Property”). The St. Louis Portfolio Properties are all located in St. Louis, Missouri, approximately three to five miles west of downtown St. Louis. Nine of the ten St. Louis Portfolio Properties were renovated in 2025, with the Kenmore Court Property completing its most recent renovations in 2016. Units across the St. Louis Portfolio Properties feature upgraded interiors, including kitchens with quartz countertops, stainless steel appliances, and in-unit laundry. Inclusive of $11.8 million of insurance proceeds (as described below), the borrower sponsor has invested approximately $22.3 million ($39,519 per unit) in capital expenditures since acquiring the St. Louis Portfolio Properties between 2007 and 2017. Two of the St. Louis Portfolio Properties, the Hampden Hall Property and Kenmore Court Property, are part of condominiums in which the related borrower owns all units at the applicable St. Louis Portfolio Property.

As of May 26, 2026, the St. Louis Portfolio Properties were 90.4% occupied in aggregate. From 2022 to 2024, occupancy levels across the portfolio averaged 97.6%. In May 2025, a tornado struck St. Louis, causing power outages for up to 45 days at eight of the St. Louis Portfolio Properties and physically damaging five of the St. Louis Portfolio Properties, resulting in occupancy rates at the St. Louis Portfolio Properties falling to 74.9% as of September 2025. The borrower sponsors received approximately $11.8 million in insurance proceeds to repair the damage, including roof replacement, façade replacement and parking lot improvements, and have completed all repairs, with the exception of façade restoration at the Gates at Forest Park Property, which does not impact tenant units or access. Following the repairs, the borrower sponsor has successfully leased the St. Louis Portfolio Properties back to 90.4% as of May 2026 and plans to continue to increase occupancy back to the historical averages.

The following table presents a portfolio summary of the St. Louis Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Property Subtype(1)	Stories(1)	Number of Units(2)	Occ. %(2)	Allocated	Appraised Value(1)	Underwritten Net Cash Flow	Monthly Average In-Place Rent per Unit(2)(3)
						Cut-off Date Mortgage Loan Amount (“ALA”)
Hampden Hall	1925 / 2025	High Rise	14	77	92.2%	$8,890,787	$11,300,000	$778,956	$1,354
Triumph on the Park	1918 / 2025	Mid Rise	6	108	88.9%	$8,591,677	$11,790,000	$803,393	$991
Sherwood Court	1904 / 2025	Low Rise	3	66	92.4%	$5,970,457	$9,020,000	$617,323	$1,079
Gates at Forest Park	1923 / 2025	Mid Rise	7	69	87.0%	$5,443,988	$7,770,000	$536,600	$1,078
Park Lux	1923 / 2025	Mid Rise	6	53	92.5%	$4,918,617	$7,860,000	$485,726	$1,273
Fountain Row	1917 / 2025	Low Rise	3	44	93.2%	$4,212,388	$5,850,000	$428,866	$1,160
Central Park	1917 / 2025	Mid Rise	5	40	85.0%	$3,765,547	$5,330,000	$353,408	$1,193
Maryland Lofts	1966 / 2025	Low Rise	3	54	90.7%	$3,258,790	$6,660,000	$349,174	$785
Kenmore Court	1907 / 2016	Low Rise	3	18	94.4%	$2,971,565	$4,020,000	$262,157	$1,752
Maryland Gardens	1928 / 2025	Low Rise	3	36	91.7%	$1,976,184	$4,260,000	$206,155	$755
Total/Wtd. Avg.				565	90.4%	$50,000,000	$73,860,000	$4,821,758	$1,106

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 26, 2026.
(3)	Monthly Average In-Place Rent per Unit is based on occupied units.

The Market. The St. Louis Portfolio Properties are located in the Central West End and Debaliviere Place neighborhoods in St. Louis, Missouri. The St. Louis Portfolio Properties are all located approximately three to five miles west of downtown St. Louis and are all proximate to Forest Park, a 1,300-acre park featuring 30 miles of paths and trails, three playgrounds, two museums, and the Saint Louis Zoo. The St. Louis Portfolio Properties are also situated near major employment and medical centers, including Washington University in St. Louis, St. Louis Children’s Hospital, John Cochran VA Medical Center, and Barnes-Jewish Hospital. The top five employers in the St. Louis metropolitan area include BJC Healthcare, Washington University in St. Louis, Walmart Inc., Boeing Defense, Space & Security, and SSM Health Care System.

The St. Louis Portfolio Properties are located in the Central West End multifamily submarket within the St. Louis multifamily market. As of the fourth quarter of 2025, the Central West End multifamily submarket had an inventory of 9,580 units with a vacancy rate of 10.5%. The average monthly asking rent was $1,506 per unit.

A-3-4

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

The following table presents information regarding certain competitive properties to the St. Louis Portfolio Properties:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
5086 Waterman Blvd St. Louis, MO	1962	28	100.0%	1 BR	$1,089
The Chesterfield St. Louis, MO	1905	57	96.0%	1 BR	$952 - $1,200
				2 BR	$1,530
The Embassy St. Louis, MO	1925	78	97.0%	1 BR	$893 - $1,216
				2 BR	$1,177 - $1,428
Waterman Clara St. Louis, MO	1913	30	90.0%	1 BR	$1,118
				2 BR	$1,199 - $1,527
West End Terrace St. Louis, MO	1975	195	89.0%	Studio	$1,047
				1 BR	$1,049
				2 BR	$1,298 - $1,507
Park 44 Apartments St. Louis, MO	1968	148	90.0%	Studio	$969
				1 BR	$1,354
				2 BR	$1,582
Del Coronado St. Louis, MO	1984	209	95.0%	1 BR	$1,200 - $1,300
				2 BR	$1,675
Convent Gardens St. Louis, MO	1925	82	80.0%	Studio	$859 - $872
				1 BR	$1,009 - $1,149
				2 BR	$1,399

(1)	Source: Appraisal.

Appraisal. The appraisals concluded to an aggregate “as-is” appraised value for the St. Louis Portfolio Properties of $73,860,000 as of February 20, 2026. The appraisals also concluded to an aggregate “as-stabilized” appraised value of $78,720,000 based on the “as-stabilized” appraised values of nine of the St. Louis Portfolio Properties, as of various dates between May 20, 2026 and February 20, 2027, and the “as-is” appraised value of the Maryland Gardens Property, as of February 20, 2026.

Environmental Matters. According to the Phase I environmental reports dated between February 18, 2026 and February 23, 2026, there was evidence of a recognized environmental condition at the Fountain Row Property related to a potential vapor encroachment. The related borrower is required to conduct a vapor investigation at the Fountain Row Property and, should the investigation identify levels of compounds exceeding allowable levels, is required to implement mitigation measures recommended by the environmental professional or required by environmental law. The borrower deposited $381,250 into an environmental reserve at origination of the St. Louis Portfolio Mortgage Loan to cover the estimated cost of any required mitigation measures; such measures have been completed and the funds in the environmental reserve have been released to the related borrower. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-5

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the St. Louis Portfolio Properties:

Cash Flow Analysis
	2023	2024	2025	1/31/2026 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$6,975,183	$6,937,884	$5,962,518	$5,836,570	$7,564,863	$13,389.14
Other Income(2)	$759,853	$1,047,743	$931,370	$926,497	$926,497	$1,639.82
Net Rental Income	$7,735,036	$7,985,626	$6,893,889	$6,763,067	$8,491,360	$15,028.96
Less Vacancy, Concessions & Credit Loss	$0	$0	$0	$0	($817,863)	($1,447.55)
Effective Gross Income	$7,735,036	$7,985,626	$6,893,889	$6,763,067	$7,673,497	$13,581.41

Real Estate Taxes(3)	$474,159	$567,567	$506,739	$537,594	$641,022	$1,134.55
Insurance	$419,913	$437,443	$379,586	$379,620	$469,398	$830.79
Management Fee	$232,051	$239,569	$206,817	$202,892	$230,205	$407.44
Other Expenses	$888,843	$1,220,010	$1,298,582	$1,322,749	$1,369,992	$2,424.76
Total Operating Expenses	$2,014,966	$2,464,589	$2,391,723	$2,442,856	$2,710,616	$4,797.55

Net Operating Income	$5,720,070	$5,521,037	$4,502,165	$4,320,212	$4,962,880	$8,783.86
Replacement Reserves	$0	$0	$0	$0	$141,122	$249.77
Net Cash Flow	$5,720,070	$5,521,037	$4,502,165	$4,320,212	$4,821,758	$8,534.09

Occupancy (%)(4)	96.9%	93.1%	82.3%	90.4%	89.2%
NOI DSCR	1.61x	1.56x	1.27x	1.22x	1.40x
NCF DSCR	1.61x	1.56x	1.27x	1.22x	1.36x
NOI Debt Yield	11.4%	11.0%	9.0%	8.6%	9.9%
NCF Debt Yield	11.4%	11.0%	9.0%	8.6%	9.6%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 26, 2026.
(2)	Other Income is comprised of utility reimbursements, parking income, and other miscellaneous fees.
(3)	Two of the St. Louis Portfolio Properties (the Park Lux Property and the Triumph on the Park Property) are subject to tax abatements scheduled to expire in 2026. In anticipation of these expirations, the lender underwrote the assets assuming full real estate taxes, resulting in real estate tax expense that is higher than historical levels.
(4)	Historical Occupancy % represents the average occupancies for each respective year, except for 1/31/2026 TTM, which represents the occupancy as of the underwritten rent roll dated May 26, 2026. UW Occupancy % represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The St. Louis Portfolio Mortgage Loan documents require an upfront reserve of approximately $248,778 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $49,756.

Insurance – The St. Louis Portfolio Mortgage Loan documents require an ongoing monthly deposit into a reserve equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12 month period, initially estimated at approximately $39,117; provided, however, the required ongoing reserve will be waived so long as (i) no event of default has occurred and is continuing, (ii) there is an acceptable blanket policy in place and (iii) the borrowers deliver to the lender periodic evidence in form and substance reasonably acceptable to the lender of acceptable renewals and timely-paid insurance premiums, which delivery is required to be made prior to the expiration of such policy. At the origination of the St. Louis Portfolio Mortgage Loan, an acceptable blanket policy was in place such that the monthly reserves were waived.

Replacement Reserve – The St. Louis Portfolio Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $11,771 for replacement reserves.

Deferred Maintenance – The St. Louis Portfolio Mortgage Loan documents require an upfront reserve of $14,250 for deferred maintenance.

Environmental Reserve – The St. Louis Portfolio Mortgage Loan documents require an upfront reserve of $381,250 that is permitted to be used for certain vapor mitigation measures at the Fountain Row Property. The borrower has completed such vapor mitigation measures, and the deposited funds have been released.

Elevator Upgrades Reserve – The St. Louis Portfolio Mortgage Loan documents require an upfront reserve of $511,220 that is permitted to be used for elevator upgrades at the Gates at Forest Park Property and the Hampden Hall Property.

Lockbox and Cash Management. The St. Louis Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuation of a Cash Management Period (as defined below), the St. Louis Portfolio Mortgage Loan documents require the borrower to deposit, or cause the property manager to deposit, all rents into the lockbox account within one business day of receipt. During the continuation of a Cash Management Period, all funds in the lockbox account will be swept daily into a cash management account controlled by the lender and applied in accordance with the St. Louis Portfolio Mortgage Loan documents.

A-3-6

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the stated maturity date;
(ii)	the occurrence of a default or an event of default; or
(iii)	the net cash flow debt service coverage ratio falling below 1.15x as of the end of any calendar quarter (“DSCR Failure”); provided that a DSCR Failure will be deemed to have occurred in the event the borrowers fail to deliver any required records in accordance with the St. Louis Portfolio Mortgage Loan documents within 30 days after the date upon which such required record is due and such failure has not been cured within 15 days after the lender sends the borrowers notice of such failure (“DSCR Reporting Failure”).

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i), the St. Louis Portfolio Mortgage Loan and all other obligations under the St. Louis Portfolio Mortgage Loan documents have been repaid in full;
●	with regard to clause (ii), the cure of such default or event of default and no other default or event of default has occurred and is continuing; or
●	with regard to clause (iii), the net cash flow debt service coverage ratio is at least 1.20x for two consecutive calendar quarters (and if such DSCR Failure resulted from the occurrence of a DSCR Reporting Failure, at such time that the borrowers have delivered the required records and the lender has determined that the St. Louis Portfolio Properties have achieved a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters).

Partial Release. The borrowers are permitted to release any individual St. Louis Portfolio Property owned by such borrower(s) in connection with the bona fide third-party sale of such St. Louis Portfolio Property (provided that the Kenmore Court Property and the Sherwood Court Property must be released together and not individually) subject to satisfaction of the conditions set forth in the St. Louis Portfolio Mortgage Loan documents, including, among other conditions, (i) no event of default, (ii) if such release is prior to the date that is two years after the closing date of the WFCM 2026-5C10 securitization (“St. Louis Portfolio Release Date”), prepayment of an amount of principal equal to 105% of the allocated loan amount for such individual St. Louis Portfolio Property (provided that with respect to the release of the Kenmore Court Property and the Sherwood Court Property, the release amount will be the aggregate of the release amount of the Kenmore Court Property and the Sherwood Court Property), together with payment of the applicable yield maintenance premium calculated in accordance with the St. Louis Portfolio Mortgage Loan documents, (iii) if such release is after the St. Louis Portfolio Release Date, defeasance of an amount of principal equal to 105% of the allocated loan amount for such individual St. Louis Portfolio Property (provided that with respect to the release of the Kenmore Court Property and the Sherwood Court Property, the release amount will be the aggregate of the release amount of the Kenmore Court Property and the Sherwood Court Property), (iv) the debt yield following the release is no less than the greater of (x) 10.5% and (y) the debt yield immediately prior to the release and (v) compliance with REMIC related conditions.

Additionally, the related borrower is permitted to subdivide the Fountain Row Property into four or fewer separate properties and obtain the release of an individual parcel in connection with the bona fide third-party sale of such individual parcel(s), subject to the satisfaction of the conditions in the immediately preceding paragraph and those set forth in the St. Louis Portfolio Mortgage Loan documents, including, among other conditions, (i) at the time of the release, each of the individual parcels is a separate legally subdivided parcel and separate tax lot, (ii) the conveyance of any such individual parcel does not (a) materially and adversely affect the use or operation of, or access to or from the remaining parcels at the Fountain Row Property, (b) cause any remaining parcels at the Fountain Row Property to be in violation of any legal requirements or (c) violate the terms of any document or instrument relating to the Fountain Row Property, (iii) if such release is prior to the St. Louis Portfolio Release Date, prepayment of an amount of principal equal 105% of the allocated loan amount for such individual parcel determined by the lender in its sole discretion in accordance with what would be acceptable to a prudent lender of securitized commercial mortgage loans (the “Individual Fountain Row Parcel Allocated Loan Amount”), together with payment of the applicable yield maintenance premium calculated in accordance with the St. Louis Portfolio Mortgage Loan documents, (iv) if such release is after the St. Louis Portfolio Release Date, defeasance of an amount of principal for such individual parcel equal to 105% of the Individual Fountain Row Parcel Allocated Loan Amount and (v) compliance with REMIC related conditions.

Terrorism Insurance. The St. Louis Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the St. Louis Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-7

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

A-3-8

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

A-3-9

Mortgage Loan No. 2 – Westroads Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
				Location:	Omaha, NE 68114
Original Balance(1):		$49,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$49,000,000		Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:		9.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1968/2015
Borrower Sponsor:		BPR-FF JV LLC		Size:	538,040 SF
Guarantor:		BPR-FF JV LLC		Cut-off Date Balance PSF(1):	$125
Mortgage Rate:		7.4780%		Maturity Date Balance PSF(1):	$119
Note Date:		5/13/2026		Property Manager:	GGP Services Inc. (f/k/a Brookfield Properties Retail Inc.) (borrower-related)
Maturity Date:		6/6/2031
Term to Maturity:		60 months		Underwriting and Financial Information(1)
Amortization Term:		360 months		UW NOI:	$13,247,667
IO Period:		0 months		UW NCF:	$12,332,999
Seasoning:		0 months		UW NOI Debt Yield(1):	19.8%
Prepayment Provisions(2):		L(24),D(32),O(4)		UW NCF Debt Yield(1):	18.4%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	20.7%
Additional Debt Type(1)(4):		Pari Passu/Mezzanine		UW NCF DSCR(1):	2.20x
Additional Debt Balance(1)(4):		$18,000,000/$12,000,000		Most Recent NOI:	$13,246,995 (3/31/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$13,405,779 (12/31/2025)
Reserves(3)				3rd Most Recent NOI:	$13,692,737 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.0% (4/30/2026)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	94.6% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	95.6% (12/31/2024)
Replacement Reserve:	$0	$8,967	NAP	Appraised Value (as of):	$125,800,000 (12/12/2025)
Deferred Maintenance:	$106,557	$0	NAP	Appraised Value per SF:	$234
TI/LC Reserve:	$1,488,600	$67,255	NAP	Cut-off Date LTV Ratio(1):	53.3%
Gap Rent Reserve:	$91,001	$0	NAP	Maturity Date LTV Ratio(1):	50.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$67,000,000	76.6%	Loan Payoff(5):	$84,142,405	96.2%
Mezzanine Loan Amount(4):	$12,000,000	13.7%	Upfront Reserves:	$1,686,158	1.9%
Sponsor Equity Contribution:	$8,502,357	9.7%	Closing Costs:	$1,673,794	1.9%

Total Sources:	$87,502,357	100.0%	Total Uses:	$87,502,357	100.0%

(1)	The Westroads Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $67.0 million (the “Westroads Mall Whole Loan”). The financial information in the chart above reflects the Westroads Mall Whole Loan.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of July 6, 2026. Defeasance of the Westroads Mall Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 13, 2029. The assumed lockout of 24 payments is based on the expected WFCM 2026-5C10 securitization closing date in June 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	See “Mezzanine Debt” below for further information.
(5)	Loan Payoff includes $14,731,672.77 in previous mezzanine loan balance.

The Mortgage Loan. The second largest mortgage loan (the “Westroads Mall Mortgage Loan”) is part of a whole loan secured by the borrower’s fee simple interest in a super regional mall property located in Omaha, Nebraska (the “Westroads Mall Property”). The Westroads Mall Whole Loan was originated by Argentic Real Estate Finance 2 LLC on May 13th, 2026 and consists of four pari passu promissory notes. The Westroads Mall Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3, with an aggregate original principal amount of $49,000,000. The Westroads Mall Whole Loan has a five-year term, amortizes on a 30-year schedule and accrues interest at a rate of 7.4780% per annum. The Westroads Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C10 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-10

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

The table below summarizes the promissory notes that comprise the Westroads Mall Whole Loan:

Westroads Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	WFCM 2026-5C10	Yes
A-2(1)	$12,000,000	$12,000,000	AREF2	No
A-3	$9,000,000	$9,000,000	WFCM 2026-5C10	No
A-4(1)	$6,000,000	$6,000,000	AREF2	No
Whole Loan	$67,000,000	$67,000,000

(1)	Expected to be contributed to a future securitization.

The Borrower and the Borrower Sponsor. The borrower is Westroads Mall L.L.C., a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor and non-recourse carveout guarantor is BPR-FF JV LLC, an entity that is a joint venture between Brookfield Properties Retail and The Future Fund. Brookfield Properties Retail is a subsidiary of Brookfield Asset Management (NYSE: BAM) that currently owns and manages a portfolio of 130 malls across 40 states. The Future Fund is Australia’s sovereign wealth fund, with approximately $252 billion assets under management.

The Property. The Westroads Mall Property is comprised of a 538,040 square foot portion of an enclosed two-story super regional mall known as Westroads Mall located in Omaha, Nebraska. Situated on a 36.87-acre site, the Westroads Mall Property was built in 1968 and renovated in 2015. The borrower sponsor has invested approximately $5.9 million in capital expenditures and $4.5 million in tenant improvement allowances since 2019. The Westroads Mall Property is currently anchored by Von Maur, JCPenney, AMC Westroads, Dick’s Sporting Goods, and The Container Store. A sixth anchor tenant, Dillard’s, recently purchased a non-collateral anchor tenant space that is currently vacant and is expected to open by the first quarter of 2027. Of the six anchor tenants, AMC Westroads, Dick’s Sporting Goods, and The Container Store are part of the owned collateral for the Westroads Mall Whole Loan, and the Von Maur, JCPenney, and Dillard’s parcels are all separately owned and are not collateral of the Westroads Mall Whole Loan. The Westroads Mall Property currently features 70 in-line retail and fast casual restaurant tenants. The Toys R Us space includes a lower-level space that is accessible from the first floor. In addition to the enclosed mall space, the Westroads Mall Property includes four outparcels that comprise 34,166 square feet, three of which are occupied by restaurant tenants with the fourth being vacant. The Westroads Mall Property features 5,100 garage and surface parking spaces, resulting in a parking ratio of approximately 9.5 spaces per 1,000 square feet of net rentable area.

As of April 30, 2026, the Westroads Mall Property was 94.0% occupied by 78 tenants. The two largest tenants, Dick’s Sporting Goods and AMC Westroads, make up 29.2% of the net rentable area and 5.4% of underwritten base rent. The remaining rent roll is granular, with no tenant comprising greater than 5.7% of the net rentable area and 6.8% of underwritten base rent. Historical occupancy has been strong, with occupancy averaging 94.3% from 2019 through August 2025, with occupancy reaching a low of 90.6% in 2020. Since the start of 2025, the borrower sponsor has executed 35 new and renewal leases comprising 30.8% of net rentable area and 34.8% of base rent.

Major Tenants.

Dick’s Sporting Goods (84,000 SF, 15.6% of NRA, 5.4% of underwritten base rent). Dick’s Sporting Goods is a U.S. retailer of athletic gear, apparel and outdoor equipment that operates approximately 900 stores nationwide. Dick’s Sporting Goods has been a tenant at the Westroads Mall Property since July 2003 and has renewed its lease twice, with the most recent lease renewal taking effect in February 2024. Dick’s Sporting Goods has a current lease expiration date in January 2029 with no renewal or termination options remaining.

AMC Westroads (73,252 SF, 13.6% of NRA, 0.0% underwritten base rent). AMC Westroads is part of AMC Theatres which is the largest movie theater chain in the United States that was founded in 1920 and operates approximately 650 locations nationwide. AMC Westroads has been a tenant at the Westroads Mall Property since November 2008 and most recently renewed its lease in December 2023 to November 2028. AMC Westroads pays a percentage rent of 50% of its earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) at the Westroads Mall Property in lieu of base rent. AMC Theatres has no renewal options at the Westroads Mall Property and has the right to terminate its lease if its EBITDAR at its Westroads Mall Property is negative in any full year. AMC Theatres has 14 screens at the Westroads Mall Property.

Toys R Us (30,796 SF, 5.7% of NRA, 1.0% of underwritten base rent). Toys R Us is a children’s toy and baby product retailer. After closing most stores in 2018, Toys R Us was revived through partnerships with Macy’s and new flagship locations. Toys R Us now focuses on immersive retail experiences and online shopping to engage a new generation of families. Toys R Us signed its initial license agreement for its space at the Westroads Mall Property in November 2025 and has a license expiration date in October 2028. The tenant has no renewal options and has the right to terminate its lease at any time after January 31, 2027 by providing 30 days’ written notice.

A-3-11

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

The following tables present certain information relating to the available tenant sales information at the Westroads Mall Property:

Major Tenant Sales
Tenant Name	Collateral/Non- Collateral	Size (SF)	Lease Expiration	Reported Sales(1)	Sales / SF
Von Maur	Non-Collateral	179,114	NAP	$38,000,000	$212
JCPenney	Non-Collateral	177,223	NAP	$12,800,000	$72
Dick's Sporting Goods	Collateral	84,000	1/31/2029	$10,000,000	$119
AMC Westroads	Collateral	73,252	11/30/2028	$2,039,000	$145,643(2)
Toys R Us	Collateral	30,796	10/31/2028	$993,080	$32
The Container Store	Collateral	25,604	2/29/2032	$2,655,023	$104

(1)	Information obtained from the borrower sponsor. Reported sales shown are for calendar year 2025, except for Toys R Us, which is based on the trailing four months ending February 28, 2026 annualized.
(2)	Sales for AMC Westroads are shown per screen.

Sales History(1)
Tenancy Type	2022	2023	2024	2025
Total In-Line Tenants < 10,000 SF
Total Sales	$94,716,903	$87,965,094	$86,580,323	$89,064,245
Total SF Reporting	184,588	191,023	194,977	191,310
Sales Per SF	$513	$460	$444	$466
Total In-Line Tenants
Total Sales	$110,108,081	$101,399,678	$98,867,158	$101,230,518
Total SF Reporting	257,528	263,963	267,917	264,250
Sales Per SF	$428	$384	$369	$383

(1)	Information obtained from the borrower sponsor.

A-3-12

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%
The following table presents certain information relating to the tenancy at the Westroads Mall Property:

Retail Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(3)	Tenant SF	% of Total SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Term. Option (Y/N)(4)	Renewal Options
Dick's Sporting Goods	NR/Baa2/BBB	84,000	15.6%	$630,000	5.4%	$7.50	1/31/2029	No	None
AMC Westroads(5)	NR/Caa2/CCC+	73,252	13.6%	$0	0.0%	$0.00	11/30/2028	Yes(6)	None
Toys R Us	NR/NR/NR	30,796	5.7%	$113,300	1.0%	$3.68	10/31/2028	Yes(7)	None
The Container Store(8)	NR/NR/NR	25,604	4.8%	$0	0.0%	$0.00	2/29/2032	No	2 x 5 Years
H&M	NR/NR/BBB	18,377	3.4%	$410,000	3.5%	$22.31	1/31/2028	No	None
DSW	NR/NR/NR	14,704	2.7%	$294,080	2.5%	$20.00	1/31/2028	No	None
Old Navy	NR/Ba2/BB+	14,461	2.7%	$491,529	4.2%	$33.99	5/31/2030	No	None
Victoria's Secret / PINK	NR/Ba3/BB-	12,053	2.2%	$790,918	6.8%	$65.62	1/31/2029	No	None
The Cheesecake Factory	NR/NR/NR	10,209	1.9%	$510,450	4.4%	$50.00	1/31/2032	No	None
Five Below	NR/NR/NR	9,500	1.8%	$152,000	1.3%	$16.00	1/31/2032	No	3 x 5 Years
Subtotal/Wtd. Avg.		292,956	54.4%	$3,392,277	29.0%	$11.58

Other Tenants		212,679	39.5%	$8,297,195	71.0%	$39.01
Total/Wtd. Avg. Occupied Space		505,635	94.0%	$11,689,472	100.0%	$23.12

Vacant Space		32,405	6.0%
Total		538,040	100.0%

(1)	Information is based on the underwritten rent roll dated April 30, 2026, with rent steps taken through April 2027.
(2)	The Westroads Mall Property is anchored by six tenants. Three of the anchor tenants, Dillards, Von Maur, and JCPenney, are not part of the collateral for the Westroads Mall Whole Loan and are not included in the table above.
(3)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(4)	Term. Option (Y/N) does not include co-tenancy provisions.
(5)	AMC Westroads pays 50% of EBITDAR in lieu of base rent. The underwritten rent for AMC Westroads is $251,432, which is based on the rent paid in the trailing 12 months ending February 28, 2026.
(6)	AMC Westroads has the right to terminate its lease if EBITDAR is negative during any full calendar year.
(7)	Toys R Us has the right to terminate its lease at any time after January 31, 2027 by providing 30 days’ written notice.
(8)	The Container Store pays percentage rent in lieu of base rent equal to 7.0% of sales. The underwritten rent for The Container Store is $174,030, which is based on 7.0% of sales in the trailing 12 months ending February 28, 2026.

The following table presents certain information with respect to the lease rollover at the Westroads Mall Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	14	23,825	4.4%	4.4%	$276,382	2.4%	2.4%	$11.60
2027	18	60,047	11.2%	15.6%	$2,333,562	20.0%	22.3%	$38.86
2028	20	194,338	36.1%	51.7%	$3,439,180	29.4%	51.7%	$17.70
2029	10	112,858	21.0%	72.7%	$2,283,325	19.5%	71.3%	$20.23
2030	3	23,753	4.4%	77.1%	$642,387	5.5%	76.8%	$27.04
2031	6	20,658	3.8%	80.9%	$920,465	7.9%	84.7%	$44.56
2032	5	54,251	10.1%	91.0%	$955,970	8.2%	92.8%	$17.62
2033	1	4,000	0.7%	91.8%	$255,000	2.2%	95.0%	$63.75
2034	1	1,339	0.2%	92.0%	$95,106	0.8%	95.8%	$71.03
2035	1	1,028	0.2%	92.2%	$64,208	0.5%	96.4%	$62.46
2036	2	9,538	1.8%	94.0%	$423,888	3.6%	100.0%	$44.44
2037 & Thereafter	0	0	0.0%	94.0%	$0	0.0%	100.0%	$0.00
Vacant	0	32,405	6.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	81	538,040	100.0%		$11,689,472	100.0%		$23.12(2)

(1)	Information is based on the underwritten rent roll dated April 30, 2026, with rent steps taken through April 2027.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-13

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

The Market.

The Westroads Mall Property is located in Omaha, Nebraska, approximately 7.5 miles west of downtown Omaha. The Westroads Mall Property is located at the intersection of Interstate 680 and US Route 6, which provide direct access to downtown Omaha and the greater metropolitan area. The immediate area is a major commercial node of the surrounding neighborhood, featuring several office campuses, restaurants, hotels, and retail centers including a Topgolf, Whole Foods, and Regency Shopping Center being located directly adjacent to the Westroads Mall Property. The Westroads Mall Property is currently one of two enclosed super regional malls in Omaha. Oak View Mall, the only other enclosed super regional mall in Omaha, has experienced increasing vacancy rates in recent years and has lost all but one of its anchor tenants, with one of its two remaining anchors, Dillard’s, currently in the process of relocating from Oak View Mall into Westroads Mall.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Westroads Mall Property was 9,917, 96,295 and 272,670, respectively. Additionally, for the same radii, the median household income was $66,399, $75,947 and $76,734, respectively.

According to the appraisal, the Westroads Mall Property is located within the Central Omaha retail submarket within the Omaha/Council Bluffs retail market. As of the third quarter of 2025, the Central Omaha retail submarket had an inventory of approximately 7.5 million square feet of retail space, with an occupancy rate of 95.6% and an average asking rent of $19.77 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Westroads Mall Property:

Market Rent Summary(1)
	SF	Market Rent PSF	Rent Escalations	Term (Mos.)	Tenant Improvements PSF (New/Renewal)	Leasing Commissions (New/Renewal)
0-1,500 SF Space	28,169	$85.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
1,501-2,500 SF Space	27,052	$70.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
2,501-4,000 SF Space	36,126	$60.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
4,001-6,500 SF Space	66,331	$55.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
6,500-10,000 SF Space	52,942	$45.00	10% midterm	120	$25.00 / $5.00	6.0% / 3.0%
>10,000 SF Space	199,995	$20.00	10% midterm	120	$10.00 / $5.00	5.0% / 2.5%
Jewelry Space	10,556	$170.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
Restaurant Space	1,952	$150.00	10% midterm	120	$50.00 / $10.00	6.0% / 3.0%
Snack Bars Space	1,444	$175.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
Food Court Space	5,826	$150.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
Theater Space	73,252	$20.00	10% midterm	180	$25.00 / $10.00	5.0% / 2.5%
Outparcel Space	34,166	$40.00	10% midterm	120	$25.00 / $10.00	5.0% / 2.5%

(1)	Source: Appraisal.

The following table presents sales comparables with respect to the Westroads Mall Property:

Sales Comparables(1)
Property Name/Location	Year Built/Renovated	Total GLA (SF)	Occupancy %	Anchor/Major Tenant	Sale Price	Actual Sale Price PSF	Inline Sales PSF	Capitalization Rate
Westroads Mall Omaha, NE	1968/2015	538,040(2)	94.0%(2)	Dick's Sporting Goods			$466
One Bellevue Place Nashville, TN	2018/NAP	355,019	96.0%	AMC Theaters	$92,000,000	$259.14	NAV	7.0%
Crabtree Valley Mall Raleigh, NC	1972/2003	1,147,631	87.0%	Macy's	$290,000,000	$252.69	$615.00	11.0%
South Plains Mall Lubbock, TX	1972/2015	983,517	70.0%	Dillard's	$190,540,000	$193.73	$485.00	9.4%
Galleria at Sunset Henderson, NV	1996/2002	567,483	87.0%	JCPenney	$91,200,000	$160.71	$640.00	14.0%

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 30, 2026.

A-3-14

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

Appraisal. The appraisal concluded to an “as-is” value for the Westroads Mall Property of $125,800,000 as of December 12, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated April 21, 2026, there was evidence of recognized environmental conditions at the Westroads Mall Property related to a former petroleum fueling station being located on the premises. A lender’s environmental insurance policy was obtained with a $2 million limit, representing more than three times the estimated worst case cost estimate of $515,000 noted in an opinion of probable cost. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Westroads Mall Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$13,018,397	$11,659,997	$11,455,846	$11,444,163	$11,689,472	$21.73
Recovery Income	$5,830,683	$5,019,917	$4,466,371	$4,274,741	$6,633,733	$12.33
Other Income	$3,669,285	$3,745,940	$3,857,920	$3,758,054	$3,639,066	$6.76
Vacancy and Concessions	$88,939	($108,998)	($108,148)	($75,004)	($2,131,825)	($3.96)
Effective Gross Income	$22,607,303	$20,316,856	$19,671,989	$19,401,953	$19,830,446	$36.86

Taxes	$1,981,722	$1,550,367	$1,140,563	$976,116	$1,618,186	$3.01
Insurance	$192,995	$231,202	$235,030	$239,642	$221,879	$0.41
Other Operating Expenses	$5,187,882	$4,842,550	$4,890,618	$4,939,200	$4,742,714	$8.81
Total Operating Expenses	$7,362,599	$6,624,119	$6,266,210	$6,154,958	$6,582,779	$12.23

Net Operating Income	$15,244,704	$13,692,737	$13,405,779	$13,246,995	$13,247,667	$24.62
Capital Expenditures	$0	$0	$0	$0	$107,608	$0.20
TI/LC	$0	$0	$0	$0	$807,060	$1.50
Net Cash Flow	$15,244,704	$13,692,737	$13,405,779	$13,246,995	$12,332,999	$22.92

Occupancy (%)(2)	96.0%	95.6%	94.6%	94.0%(3)	89.4%
NOI DSCR(4)	2.72x	2.44x	2.39x	2.36x	2.36x
NCF DSCR(4)	2.72x	2.44x	2.39x	2.36x	2.20x
NOI Debt Yield(4)	22.8%	20.4%	20.0%	19.8%	19.8%
NCF Debt Yield(4)	22.8%	20.4%	20.0%	19.8%	18.4%

(1)	Gross Potential Rent includes contractual rent steps taken through April 2027.
(2)	Historical occupancy figures represent the average physical occupancy in each respective year. UW Occupancy (%) represents underwritten economic occupancy.
(3)	Based on the underwritten rent roll dated April 30, 2026.
(4)	DSCRs and Debt Yields are based on the Westroads Mall Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Cash Management Period (as defined below), the Westroads Mall Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes.

Insurance Premiums – During a Cash Management Period, the Westroads Mall Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium.

Deferred Maintenance Reserve – The Westroads Mall Whole Loan documents require an upfront deposit of $106,557 to fund deferred maintenance.

Replacements Reserve – The Westroads Mall Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $8,967 for replacement reserves.

TI/LC Reserve – The Westroads Mall Whole Loan documents require an upfront reserve of $488,600 to fund outstanding leasing costs related to existing tenants. Additionally, the Westroads Mall Whole Loan documents require an upfront reserve of $1,000,000 and an ongoing monthly deposit in an amount equal to $67,255 for future tenant improvements and leasing commissions.

Gap Rent Reserve – The Westroads Mall Whole Loan documents require an upfront deposit of approximately $91,001 to fund outstanding gap rent related to Dillard’s and Miss A. Dillard’s begins common area maintenance payments on January 1, 2027 and Miss A has a rent commencement date of December 1, 2026.

Lockbox and Cash Management. The Westroads Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by the tenants at the Westroads Mall Property into a lender-controlled lockbox account within two

A-3-15

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period. During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Westroads Mall Whole Loan documents. During the continuance of a Cash Management Period, other than a Cash Management Period existing solely on account of an Anchor Tenant Trigger Event (as defined below), all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount. During the continuance of a Cash Management Period existing solely on account of an Anchor Tenant Trigger Event, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount for tenant improvements and leasing commissions, constructions costs, required work and other related costs associated with re-tenanting the applicable space.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the debt service coverage ratio falling below 2.05x as of the end of any calendar quarter;
(iii)	the commencement of an Anchor Tenant Trigger Event; or
(iv)	an event of default under the Westroads Mall Mezzanine Loan (as defined below).

A Cash Management Period will end upon the occurrence of the following:

●	with respect to a matter described in clause (i) above, the cure or waiver of such event of default;
●	with respect to a matter described in clause (ii) above, upon the debt service coverage ratio being at least 2.05x for one calendar quarter;
●	with respect to a matter described in clause (iii) above, an Anchor Tenant Cessation Event (as defined below) has occurred; or
●	with respect to a matter described in clause (iv) above, the cure of such event of default under the Westroads Mall Mezzanine Loan.

An "Anchor Tenant Trigger Event" will commence upon the occurrence of any of the following:

(i)	an Anchor Tenant (as defined below) goes dark or vacates its space;
(ii)	an Anchor Tenant becomes subject to a bankruptcy action;
(iii)	an Anchor Tenant terminates, surrenders, or cancels its lease (or gives notice of its intent to do so);
(iv)	to the extent the parcel occupied by an Anchor Tenant is owned by the borrower, the Anchor Tenant fails to renew its lease prior to the earlier of (x) the date specified in its lease and (y) the date that is 12 months prior to the Anchor Tenant’s lease expiration; or
(v)	an Anchor Tenant defaults under its lease.

Provided, however, the fact that Dillard’s is not yet open and operating will not be deemed to trigger an Anchor Tenant Trigger Event until December 31, 2027.

An “Anchor Tenant Cessation Event” will occur upon the occurrence of the following:

●	if the parcel occupied by the related Anchor Tenant that triggered the Anchor Tenant Trigger Event is owned by the borrower, the entire parcel or not less than 80% of the net rentable square feet of the parcel becomes owned or leased by one or more replacement tenants.
●	with respect to a matter described in clause (i) above, the related Anchor Tenant operates its premises for at least 30 consecutive days;
●	with respect to a matter described in clause (ii) above, (a) if such premises occupied by the Anchor Tenant is then owned by the tenant, the related bankruptcy action is dismissed or the Anchor Tenant has emerged from the related bankruptcy action and (b) if such premises occupied by the Anchor Tenant is then leased by the borrower to the tenant, such lease is accepted and affirmed by the Anchor Tenant in the bankruptcy action;
●	with respect to a matter described in clause (iii) above, the related Anchor Tenant rescinds its notice of cancellation, termination, or non-renewal in writing;
●	with respect to a matter described in clause (iv) above, the related Anchor Tenant renews or extends its lease; or
●	with respect to a matter described in clause (v) above, the related default is cured and no other default occurs for a period of four consecutive months.

An “Anchor Tenant” means AMC Westroads, Dick’s Sporting Goods, Dillard’s, JCPenney, Von Maur, and any other tenant which covers 50,000 or more rentable square feet at the Westroads Mall Property.

Mezzanine Debt. Concurrently with the origination of the Westroads Mall Whole Loan, Principal Life Insurance Company originated a mezzanine loan in the amount of $12,000,000 (the “Westroads Mall Mezzanine Loan”) that is secured by 100% of the direct ownership interests in the borrower. The Westroads Mall Mezzanine Loan has a maturity date of June 1, 2031, five days prior to the maturity date of the Westroads Mall Whole Loan, and accrues interest at a rate of 10.0000% per annum.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Westroads Mall Property and business interruption insurance for at least 18 months with a 365-day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-16

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

A-3-17

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

A-3-18

Mortgage Loan No. 3 – Northwest Atlanta Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Portfolio
				Location:	Various, GA Various
Original Balance:		$49,000,000		General Property Type:	Various
Cut-off Date Balance:		$49,000,000		Detailed Property Type:	Various
% of Initial Pool Balance:		9.0%		Title Vesting(2):	Fee/Leasehold
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Borrower Sponsors:		Gabe Hrib and Michael Hrib		Size:	387,623 SF
Guarantors:		Gabe Hrib and Michael Hrib		Cut-off Date Balance per SF:	$126
Mortgage Rate:		6.5700%		Maturity Date Balance per SF:	$126
Note Date:		5/14/2026		Property Manager:	GM Property Group, LLC
Maturity Date:		6/6/2031			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI(3):	$5,007,262
IO Period:		60 months		UW NCF:	$4,774,661
Seasoning:		0 months		UW NOI Debt Yield:	10.2%
Prepayment Provisions:		L(24),D(32),O(4)		UW NCF Debt Yield:	9.7%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:		NAP		UW NCF DSCR:	1.46x
Additional Debt Balance:		NAP		Most Recent NOI(3):	$4,561,941 (2/28/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$4,499,775 (12/31/2025)
Reserves(1)				3rd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.0% (5/8/2026)
RE Taxes:	$455,521	$50,613	NAP	2nd Most Recent Occupancy:	87.5% (12/31/2025)
Insurance:	$67,091	Springing	NAP	3rd Most Recent Occupancy(4):	NAV
Replacement Reserve:	$0	$3,230	NAP	Appraised Value (as of)(5):	$75,050,000 (Various)
Deferred Maintenance:	$51,854	$0	NAP	Appraised Value per SF:	$194
TI/LC Reserve:	$500,000	$16,151	$750,000	Cut-off Date LTV Ratio:	65.3%
Roof Repair Reserve:	$285,000	$0	NAP	Maturity Date LTV Ratio:	65.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$49,000,000	100.0%	Return of Equity:	$22,907,209	46.7%
			Loan Payoff(6):	$22,864,154	46.7%
			Upfront Reserves:	$1,359,466	2.8%
			Closing Costs:	$1,869,171	3.8%
Total Sources:	$49,000,000	100.0%	Total Uses:	$49,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Two of the Northwest Atlanta Industrial Portfolio Properties (as defined below) are currently subject to ground leases in connection with a tax abatement. See “Ground Leases” below.
(3)	The increase from Most Recent NOI to UW NOI is mainly attributable to the completion of construction at certain Northwest Atlanta Portfolio Properties.
(4)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available because certain of the Northwest Atlanta Industrial Portfolio Properties were acquired and/or constructed in 2024 and 2025.
(5)	The appraiser also concluded to an aggregate hypothetical “as stabilized” appraised value of $75,700,000 for the Northwest Atlanta Industrial Portfolio Properties, which assumes that the 51/55/220 Hickory Springs Industrial Drive property, which is currently vacant, is leased up to 97% occupancy.
(6)	Seven of the Northwest Atlanta Industrial Portfolio Properties were previously unencumbered and 11 were encumbered by low leverage bank debt.

The Mortgage Loan. The third largest mortgage loan (the “Northwest Atlanta Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the principal balance of $49,000,000 and secured by a first-priority mortgage encumbering the borrowers’ fee interests in 19 industrial properties and one medical office property and leasehold interests in two industrial properties comprising 387,623 square feet in the aggregate located throughout the greater Atlanta, Georgia metropolitan area (each, a “Northwest Atlanta Industrial Portfolio Property” and collectively, the “Northwest Atlanta Industrial Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are comprised of 21 entities, each a Georgia limited liability company and a special purpose, bankruptcy-remote entity; a single independent director serves at the sole member level for all of the borrowers. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the Northwest Atlanta Industrial Portfolio Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Gabe Hrib and Michael Hrib. Gabe Hrib is a principal of GM Capital, a Georgia-based privately held real estate developer focused on industrial and flex property development across northwest Atlanta. Additionally, Gabe Hrib and Michael Hrib are principals of Cobb Industrial, Inc. (“Cobb Industrial”), a steel fabrication company headquartered at one of the Northwest Atlanta Industrial Portfolio Properties. Cobb Industrial is the largest tenant at the Northwest Atlanta Industrial Portfolio Properties.

A-3-19

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

The Properties. The Northwest Atlanta Industrial Portfolio Properties are comprised of 21 industrial properties totaling 381,573 square feet and one medical office property totaling 6,050 square feet, located across seven cities in Georgia. The Northwest Atlanta Industrial Portfolio Properties were built between 1946 and 2024 and all but two were built or significantly renovated since 2017. The borrower sponsors have invested approximately $7.9 million in capital expenditures and tenant improvements since 2023. The Northwest Atlanta Industrial Portfolio Properties range in size from 3,600 square feet to 90,600 square feet, with the industrial properties consisting of warehouse, distribution, and flex spaces with clear heights ranging from 8’ to 34’.

As of May 8, 2026, the Northwest Atlanta Industrial Portfolio Properties were 97.0% occupied in the aggregate. Each of the Northwest Atlanta Industrial Portfolio Properties is 100% occupied by a single tenant, with the exception of the 51/55/220 Hickory Springs Industrial Drive property, which is vacant. Since November 2020, all current tenants have signed new or renewal leases, with 17 of the Northwest Atlanta Industrial Portfolio Properties currently leased through at least April 2029. The weighted average lease term as of May 8, 2026 was approximately seven years. The largest tenant, Cobb Industrial, making up 32.2% of net rentable area and 34.5% of underwritten base rent, is an affiliate of the borrower sponsors. See “Major Tenants” below. No other tenants make up greater than 11.7% of net rentable area or 11.8% of underwritten base rent of the aggregate portfolio.

The borrower sponsors have plans to remodel and/or expand six of the Northwest Atlanta Industrial Portfolio Properties. The borrower sponsors plan to remodel the 100 Saber Parkway and 100 Dixie Drive properties, with budgeted investments at each property totaling approximately $300,000. Additionally, the borrower sponsors plan to construct new buildings at the 88 Hickory Springs Industrial Drive property, 90 Hickory Springs Industrial Drive property and 51/55/220 Hickory Springs Industrial Drive property. The total budgeted construction costs across the three properties are approximately $7.5 million, with any new buildings serving as collateral for the Northwest Atlanta Industrial Portfolio Mortgage Loan. None of the planned construction or remodeling is expected to impact the operations of existing tenants at the applicable Northwest Atlanta Industrial Portfolio Properties. The borrower sponsors provided a completion guaranty that does not require commencement of the aforementioned construction but obligates completion of construction at any particular Northwest Atlanta Industrial Portfolio Property if construction is initiated.

A-3-20

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

The following table presents a portfolio summary of the Northwest Atlanta Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	Property Subtype	SF	Allocated Cut-off Date Mortgage Loan Amount (“ALA”)	% of ALA	"As-Is" Appraised Value	UW NOI	% of UW NOI
120/130 Hickory Springs Industrial Drive	Holly Springs, GA	1987; 2022 / NAP	Flex	90,600	$12,371,000	25.2%	$21,100,000	$1,524,233	30.4%
1688 White Circle	Marietta, GA	2019 / NAP	Flex	45,500	$6,347,000	13.0%	$8,900,000	$595,188	11.9%
1686 White Circle	Marietta, GA	2017 / NAP	Flex	38,500	$4,795,000	9.8%	$6,800,000	$464,699	9.3%
115 Hickory Springs Industrial Drive	Canton, GA	2023 / NAP	Warehouse/Distribution	23,800	$3,591,000	7.3%	$4,950,000	$335,048	6.7%
2085 Redmond Circle	Rome, GA	2024 / NAP	Warehouse	20,000	$2,620,000	5.3%	$3,700,000	$284,550	5.7%
101 East 18th Street	Rome, GA	1950 / 2024	Warehouse	34,298	$2,255,000	4.6%	$2,600,000	$215,279	4.3%
1705 White Circle	Marietta, GA	1946 / 2020	Warehouse/Distribution	15,616	$2,095,000	4.3%	$2,850,000	$196,618	3.9%
980 Kenmill Drive	Marietta, GA	1994 / 2023	Warehouse/Distribution	13,532	$1,927,000	3.9%	$2,600,000	$180,569	3.6%
90 Hickory Springs Industrial Drive	Canton, GA	1994 / NAP	Flex	18,500	$1,821,000	3.7%	$3,800,000	$174,240	3.5%
145 Hickory Springs Industrial Drive	Canton, GA	1997 / 2023	Warehouse/Distribution	12,500	$1,635,000	3.3%	$2,550,000	$175,284	3.5%
3162 Acworth Forest Drive	Kennesaw, GA	2024 / NAP	Medical	6,050	$1,438,000	2.9%	$1,550,000	$136,566	2.7%
105 Hickory Springs Industrial Drive	Holly Springs, GA	2000 / 2021	Warehouse/Distribution	8,800	$1,255,000	2.6%	$1,700,000	$117,304	2.3%
51/55/220 Hickory Springs Industrial Drive	Canton, GA	1990 / 2025	Warehouse/Distribution	11,760	$1,225,000	2.5%	$2,950,000(1)	($31,788)	-0.6%
206 Univeter Court	Canton, GA	1998 / 2023	Warehouse/Distribution	7,080	$930,000	1.9%	$1,465,232	$97,304	1.9%
88 Hickory Springs Industrial Drive	Canton, GA	1999 / 2025	Warehouse/Distribution	7,387	$770,000	1.6%	$1,450,000	$99,796	2.0%
100 Saber Parkway	Villa Rica, GA	1996 / NAP	Warehouse/Distribution	7,500	$668,000	1.4%	$950,000	$65,032	1.3%
202 Univeter Court	Canton, GA	1998 / 2023	Warehouse/Distribution	5,000	$656,000	1.3%	$1,034,768	$67,891	1.4%
45 Hickory Springs Industrial Drive	Canton, GA	1988 / 2021	Warehouse/Distribution	6,000	$568,000	1.2%	$1,100,000	$54,722	1.1%
108 Dixie Drive	Woodstock, GA	1985 / 2025	Warehouse/Distribution	4,000	$525,000	1.1%	$500,000	$75,429	1.5%
195 Hickory Springs Industrial Drive	Canton, GA	1990 / 2025	Warehouse/Distribution	4,000	$525,000	1.1%	$950,000	$76,914	1.5%
182 Hickory Springs Industrial Drive	Holly Springs, GA	1980 / 2021	Warehouse/Distribution	3,600	$512,000	1.0%	$750,000	$48,028	1.0%
180 Hickory Springs Industrial Drive	Holly Springs, GA	1997 / 2024	Warehouse/Distribution	3,600	$471,000	1.0%	$800,000	$54,356	1.1%
Total / Wtd. Avg.				387,623	$49,000,000	100%	$75,050,000	$5,007,262	100.0%

(1)	The appraisal for the 51/55/220 Hickory Springs Industrial Drive property also concluded to a hypothetical “as stabilized” appraised value of $3,600,000, which assumes the completion of ongoing construction at the 51/55/220 Hickory Springs Industrial Drive property.

A-3-21

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the historical and current occupancy of the Northwest Atlanta Industrial Portfolio Properties:

Historical and Current Occupancy(1)
Property Name	2023	2024	2025	Current(2)
120/130 Hickory Springs Industrial Drive	100%	100%	100%	100%
1688 White Circle	100%	100%	100%	100%
1686 White Circle	100%	100%	100%	100%
115 Hickory Springs Industrial Drive	100%	100%	100%	100%
2085 Redmond Circle	Under Construction	100%	100%	100%
101 East 18th Street	Under Construction	100%	100%	100%
1705 White Circle	100%	100%	100%	100%
980 Kenmill Drive	100%	100%	100%	100%
90 Hickory Springs Industrial Drive	NAV	NAV	100%	100%
145 Hickory Springs Industrial Drive	100%	100%	100%	100%
3162 Acworth Forest Drive	Under Construction	Under Construction	100%	100%
105 Hickory Springs Industrial Drive	100%	100%	100%	100%
51/55/220 Hickory Springs Industrial Drive	NAV	NAV	0%	0%
206 Univeter Court	100%	100%	100%	100%
88 Hickory Springs Industrial Drive	NAV	NAV	100%	100%
100 Saber Parkway	100%	100%	100%	100%
202 Univeter Court	100%	100%	100%	100%
45 Hickory Springs Industrial Drive	100%	100%	100%	100%
108 Dixie Drive	NAV	NAV	100%	100%
195 Hickory Springs Industrial Drive	NAV	NAV	100%	100%
182 Hickory Springs Industrial Drive	100%	100%	100%	100%
180 Hickory Springs Industrial Drive	100%	100%	100%	100%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated May 8, 2026.

Major Tenants.

Cobb Industrial Inc. (124,898 SF, 32.2% of NRA, 34.5% of underwritten base rent): Cobb Industrial is a provider of steel fabrication and installation. Founded in 2010, the company operates facilities with annual capacity over 50,000 tons and has completed thousands of projects across the United States. Cobb Industrial provides a full suite of services, including design review, value engineering, detailing, fabrication and installation across commercial, industrial and residential sectors. As of calendar year 2024, Cobb Industrial reported sales of approximately $98.3 million and earnings before interest, taxes, depreciation, amortization and rent of $8.3 million. Cobb Industrial is the sole tenant at the 120/130 Hickory Springs Industrial Drive property, which serves as the company’s headquarters, and is also the sole tenant at the 101 East 18th Street property. The lease at the 120/130 Hickory Springs Industrial Drive property commenced in November 2020, with a lease expiration in October 2034. Cobb Industrial has the option to extend its lease at the 120/130 Hickory Springs Industrial Drive property by three years upon expiration and has no termination options. The lease at the 101 East 18th Street property commenced in October 2024, with a lease expiration date in September 2034. Cobb Industrial has no options to renew or terminate its lease at the 101 East 18th Street property.

Cobb Industrial is an affiliate of the borrower sponsors and guarantors. In the event that any Cobb Industrial lease triggers a Lease Sweep Period (as defined below) or is modified without the consent of the lender and such modifications reduce the term, rent, square footage or otherwise negatively impacts such Northwest Atlanta Industrial Portfolio Property, then the lender has the right to accelerate all remaining rent due under such lease. Such accelerated rent will be recourse to the guarantors.

A-3-22

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

Impact Partnerships (45,500 SF, 11.7% of NRA, 11.8% of underwritten base rent): Impact Partnerships is a Marietta, Georgia-based independent marketing and business development firm that helps financial advisors and insurance professionals grow their practices through comprehensive marketing, sales, operations and media support. Impact Partnerships provides branded marketing strategies, digital lead generation, training events, media production and operational coaching to elevate client’s visibility and business performance. Impact Partnerships has been the sole tenant at the 1688 White Circle property since August 2023 and has a current lease expiration in September 2037. The lease contains a right of first offer whereby the related borrower must provide an offer to Impact Partnerships to purchase the 1688 White Circle property before the borrower is free to sell the 1688 White Circle property to a third party. If Impact Partnerships does not accept such offer or make a counteroffer within 30 days, such borrower is permitted to market the 1688 White Circle property to third parties. Impact Partnerships has one seven-year renewal option remaining and no termination options.

Sunbelt Rentals Inc. (43,116 SF, 11.1% NRA, 10.9% of underwritten base rent): Sunbelt Rentals Inc., a subsidiary of Ashtead Group, is one of the largest equipment rental companies in North America, with over 14,000 product types and 1,200 locations. Sunbelt Rentals Inc. provides tools, machinery and specialty equipment to construction, industrial, commercial and residential customers. Sunbelt Rentals Inc. is the sole tenant at the 2085 Redmond Circle property, the 1705 White Circle property and the 100 Saber Parkway property. Sunbelt Rentals Inc. commenced its lease at the 2085 Redmond Circle property in June 2024 and has a lease expiration date in May 2034. There are two, five-year renewal options and no termination options remaining on Sunbelt Rental Inc.’s lease at the 2085 Redmond Circle property. Sunbelt Rentals Inc. commenced its lease at the 1705 White Circle property in November 2020 and has a lease expiration date in December 2030. There are two, five-year renewal options and no termination options remaining on Sunbelt Rental Inc.’s lease at the 1705 White Circle property. Sunbelt Rentals Inc. commenced its lease at the 100 Saber Parkway property in March 2018 before renewing the lease term in March 2023 through February 2028. There is one five-year renewal option and no termination options remaining on Sunbelt Rentals Inc.’s lease at the 100 Saber Parkway property.

The following table presents certain information relating to the tenancy at the Northwest Atlanta Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options

Cobb Industrial Inc.	NR/NR/NR	124,898	32.2%	$1,762,265	34.5%	$14.11	Various(4)	No	Various(4)
Impact Partnerships	NR/NR/NR	45,500	11.7%	$603,387	11.8%	$13.26	9/30/2037	No	1 x 7 years
Sunbelt Rentals Inc.	BBB/Baa3/BBB-	43,116	11.1%	$553,422	10.8%	$12.84	Various(5)	No	Various(5)
Mountain Motorsports	NR/NR/NR	38,500	9.9%	$470,855	9.2%	$12.23	3/31/2031	No	1 x 10.2 years
Ferguson Enterprises LLC	NR/Baa1/BBB+	23,800	6.1%	$339,150	6.6%	$14.25	11/30/2035	Yes(6)	2 x 3 years
Subtotal/Wtd. Avg.		275,814	71.2%	$3,729,079	73.0%	$13.52
Other Tenants		100,049	25.8%	$1,382,300	27.0%	$13.82
Total Occupied Space		375,863	97.0%	$5,111,379	100.0%	$13.60
Vacant Space		11,760	3.0%
Total		387,623	100.0%

(1)	Based on the underwritten rent roll dated May 8, 2026.
(2)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent includes rent steps through May 2027 totaling $136,526.
(4)	Cobb Industrial has 90,600 square feet expiring November 1, 2034 and 34,298 square feet expiring September 30, 2034. Cobb Industrial has one three-year renewal option remaining in connection with its lease at the 120/130 Hickory Springs Industrial Drive property and no renewal options remaining in connection with its lease at the 101 East 18th Street property.
(5)	Sunbelt Rentals Inc. has 20,000 square feet expiring May 1, 2034, 15,616 square feet expiring December 31, 2030, and 7,500 square feet expiring February 29, 2028. Sunbelt Rentals Inc. has two five-year renewal options remaining in connection with its lease at the 2085 Redmond Circle property, two five-year renewal options in connection with its lease at the 1705 White Circle property, and one five-year renewal option in connection with its lease at the 100 Saber Parkway property.
(6)	Ferguson Enterprises LLC has the one-time right to terminate its lease at the 115 Hickory Springs Industrial Drive property, effective as of December 31, 2032, with between nine and 12 months’ prior written notice and reimbursement to the related borrower of the unamortized portion of the tenant improvement allowance and leasing commissions.

A-3-23

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

The following table presents certain information with respect to the lease rollover at the Northwest Atlanta Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total UW Rent Rolling(2)	Approx. Cumulative % of Total UW Rent Rolling(2)	UW Rent PSF Rolling(2)
MTM/2026	1	3,600	0.9%	0.9%	$48,672	1.0%	1.0%	$13.52
2027	1	12,500	3.2%	4.2%	$177,568	3.5%	4.4%	$14.21
2028	2	13,500	3.5%	7.6%	$121,500	2.4%	6.8%	$9.00
2029	4	34,900	9.0%	16.6%	$426,952	8.4%	15.2%	$12.23
2030	4	40,535	10.5%	27.1%	$561,317	11.0%	26.1%	$13.85
2031	1	38,500	9.9%	37.0%	$470,855	9.2%	35.3%	$12.23
2032	0	0	0.0%	37.0%	$0	0.0%	35.3%	$0.00
2033	0	0	0.0%	37.0%	$0	0.0%	35.3%	$0.00
2034	5	156,978	40.5%	77.5%	$2,223,554	43.5%	78.9%	$14.16
2035	2	29,850	7.7%	85.2%	$477,574	9.3%	88.2%	$16.00
2036	0	0	0.0%	85.2%	$0	0.0%	88.2%	$0.00
2037 & Thereafter	1	45,500	11.7%	97.0%	$603,387	11.8%	100.0%	$13.26
Vacant	0	11,760	3.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	21	387,623	100.0%		$5,111,379	100.0%		$13.60(3)

(1)	Based on the underwritten rent roll dated May 8, 2026.
(2)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, Approx. Cumulative % of Total UW Rent Rolling and UW Rent PSF Rolling are inclusive of contractual rent steps underwritten through May 2027.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets.

According to the related appraisals, all the of the Northwest Atlanta Industrial Portfolio Properties, with the exception of the 2085 Redmond Circle property and the 101 East 18th Street property, are located in the Atlanta, Georgia warehouse market. As of the third quarter of 2025, the Atlanta, Georgia warehouse market had an inventory of 865,636,258 square feet, with an occupancy of 91.5% and an average asking rent of $9.79 per square foot. The 2085 Redmond Circle property and the 101 East 18th Street property are located in the Rome – Georgia warehouse market. As of the third quarter 2025, the Rome – Georgia warehouse market had an inventory of 10,974,958 square feet, with an occupancy of 93.5% and an average asking rent of $5.19 per square foot.

Southeast Cobb County/Marietta Warehouse Submarket. According to the related appraisals, the 1705 White Circle property, the 1686 White Circle property, the 1688 White Circle property and the 980 Kenmill Drive property are located in the Southeast Cobb County/Marietta warehouse submarket within the Atlanta – Georgia warehouse market. As of the third quarter 2025, the Southeast Cobb/Marietta warehouse submarket had an inventory of 32,923,681 square feet, with an occupancy rate of 95.0% and an average asking rent of $12.23 per square foot.

Woodstock/Canton Submarket. According to the related appraisals, the 45 Hickory Springs Industrial Drive property, the 105 Hickory Springs Industrial Drive property, the 115 Hickory Springs Industrial Drive property, the 120/130 Hickory Springs Industrial Drive property, the 145 Hickory Springs Industrial Drive property, the 180 Hickory Springs Industrial Drive property, the 182 Hickory Springs Industrial Drive property, the 202 Univeter Court property, the 206 Univeter Court property, the 90 Hickory Springs Industrial Drive property, the 195 Hickory Springs Industrial Drive property, the 88 Hickory Springs Industrial Drive property, the 51/55/220 Hickory Springs Industrial Drive property and the 108 Dixie Drive property are located in the Woodstock/Canton submarket within the Atlanta – Georgia warehouse market. As of the third quarter of 2025, the Woodstock/Canton submarket had an inventory of 11,599,482 square feet, with an occupancy rate of 97.4% and an average asking rent of $11.76 per square foot.

I-20 W/Douglasville Warehouse Submarket. According to the related appraisal, the 100 Saber Parkway property is located in the I-20 W/Douglasville warehouse submarket within the Atlanta – Georgia warehouse market. As of the third quarter 2025, the I-20 W/Douglasville warehouse submarket had an inventory of 70,399,699 square feet, with an occupancy rate of 91.6% and an average asking rent of $8.87 per square foot.

Kennesaw/Town Center Submarket. According to the related appraisal, the 3162 Acworth Forest property is located within the Kennesaw/Town Center office submarket within the Atlanta – Georgia office market. As of the third quarter 2025, the Kennesaw/Town Center office submarket had an inventory of 12,417,532 square feet, with an occupancy of 91.0% and an average asking rent of $24.30 per square foot.

Appraisal. According to the appraisals, the Northwest Atlanta Industrial Portfolio Properties had an aggregate “as is” appraised value of $75,050,000 as of various dates between January 21 and January 27, 2026. The appraisal related to the 51/55/220 Hickory Springs Industrial Drive property also concluded to a hypothetical “as stabilized” appraised value of $3,600,000, which assumes the completion of ongoing construction at the 51/55/220 Hickory Springs Industrial Drive property.

Environmental Matters. According to the Phase I environmental site assessments (“ESAs”) as of various dates between January 15 and January 21, 2026, there was evidence of one recognized environmental condition (“REC”) impacting both the 206 Univeter Court property and the 202 Univeter Court property arising from potential petroleum hydrocarbons or related hazardous substances in the soil or subsurface media related to historical asphalt-related activities, other automotive service uses, and contractor/industrial operations at the related properties. A lender’s environmental insurance policy was obtained with a $6.5 million limit, which is more than three times the worst case estimate to investigate and remediate the REC of $2,050,000. Additionally, the ESA for the 2085 Redmond Circle property identified a controlled recognized environmental condition with respect to the 2085 Redmond Circle property

A-3-24

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

arising from soil and groundwater contamination related to historical hazardous waste generation and the storage and use of petroleum products and other hazardous chemicals at the 2085 Redmond Circle property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Northwest Atlanta Industrial Portfolio Properties:

Cash Flow Analysis(1)
	2025	2/28/2026 TTM	UW	UW PSF
Gross Potential Rent	$4,822,406	$4,866,773	$5,111,379	$13.19
Reimbursements	$15,383	$15,763	$1,379,805	$3.56
Other Income	$100	$23,102	$0	$0.00
(Vacancy/Credit Loss/Concessions)	$0	$0	($320,948)	($0.83)
Effective Gross Income	$4,837,889	$4,905,638	$6,170,236	$15.92

Real Estate Taxes	$285,430	$285,430	$477,965(3)	$1.23
Insurance	$0	$0	$200,335	$0.52
Other Operating Expenses	$52,684	$58,266	$484,675	$1.25
Total Operating Expenses	$338,115	$343,697	$1,162,974	$3.00

Net Operating Income	$4,499,775	$4,561,941	$5,007,262	$12.92
Replacement Reserves	$0	$0	$38,790	$0.10
TI/LC	$0	$0	$193,812	$0.50
Net Cash Flow	$4,499,775	$4,561,941	$4,774,661	$12.32

Occupancy (%)(2)	87.5%	97.0%	95.1%
NOI DSCR	1.38x	1.40x	1.53x
NCF DSCR	1.38x	1.40x	1.46x
NOI Debt Yield	9.2%	9.3%	10.2%
NCF Debt Yield	9.2%	9.3%	9.7%

(1)	Historical financial information prior to 2025 is not available because certain Northwest Atlanta Industrial Portfolio Properties were acquired and/or constructed in 2024 and 2025.
(2)	Historical Occupancy % represents the physical occupancy as of December 31 of that year, with the exception of 2/28/2026 TTM, which is based on the underwritten rent roll dated May 8, 2026. UW Occupancy (%) represents economic occupancy.
(3)	Real estate taxes have increased because the lender is underwriting to full, unabated taxes for two properties that benefit from a tax abatement related to a payment-in-lieu-of-taxes structure.

Escrows and Reserves.

Real Estate Taxes – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an upfront reserve of approximately $455,521 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $50,613 monthly.

Insurance Premiums – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an upfront reserve of approximately $67,091 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, provided, the borrowers are not required to make monthly deposits into the insurance reserve so long as an acceptable blanket policy is in place. As of origination, an acceptable blanket policy was in place.

Immediate Repairs – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an upfront reserve of approximately $51,854 for immediate repairs.

Replacements Reserve – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $3,230 for replacement reserves (equal to approximately $0.10 per square foot annually).

TI/LC Reserve – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an upfront reserve of approximately $500,000 and an ongoing monthly deposit in an amount equal to approximately $16,151 for future tenant improvements and leasing commissions (equal to $0.50 per square foot annually), subject to a cap of $750,000.

Roof Repair Reserve – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an upfront reserve of approximately $285,000 for roof repairs at the 120/130 Hickory Springs Industrial Drive property.

Lockbox and Cash Management. The Northwest Atlanta Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the Northwest Atlanta Industrial Portfolio Properties into a borrower-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during

A-3-25

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Northwest Atlanta Industrial Portfolio Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the stated maturity date;
(ii)	an event of default;
(iii)	the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) falling below 1.20x as of the end of any calendar quarter; or
(iv)	the commencement of a Lease Sweep Period (as defined below).

A Cash Management Period will end upon the occurrence of the following:

(i)	with regard to clause (i), the Northwest Atlanta Industrial Portfolio Mortgage Loan and all other obligations under the Northwest Atlanta Industrial Portfolio Mortgage Loan documents have been repaid in full;
(ii)	with regard to clause (ii), the cure of such event of default, so long as no other event of default is occurring;
(iii)	with regard to clause (iii), the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.25x for two consecutive quarters; or
(iv)	with regard to clause (iv), the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of any of the following:

(i)	the earlier of (a) the date that is 12 months prior to the end of (i) either of Cobb Industrial’s leases at the 120/130 Hickory Springs Industrial Drive property or the 101 East 18th Street property, (ii) Impact Partnerships’ lease at the 1688 White Circle property, (iii) any of Sunbelt Rentals Inc.’s leases at the 2085 Redmond Circle property, the 1705 White Circle property or the 100 Saber Parkway property, (iv) Mountain Motorsports’ lease at the 1686 White Circle property, or (v) Precision LLC’s lease at the 90 Hickory Springs Industrial Drive property, or any lease which covers 35,000 or more rentable square feet (any such lease a “Lease Sweep Lease”) (including any renewal terms) at the Northwest Atlanta Industrial Portfolio Properties or (b) the date the tenant of such lease actually gives notice (whether actual or constructive) of its intention not to renew or extend;
(ii)	the date required under a Lease Sweep Lease by which the tenant under such lease is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that such tenant gives notice of its intention not to renew or extend its lease;
(iii)	any Lease Sweep Lease (or 25% or more of the premises thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under such lease gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its lease (or 25% or more of the premises thereof);
(iv)	any tenant under a Lease Sweep Lease (a) subleases any of its premises; or (b) discontinues its business in 25% or more of its premises (“goes dark”) or gives notice (whether actual or constructive) that it intends to do the same;
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary or material non-monetary default under any Lease Sweep Lease by the tenant under such lease; or
(vi)	the occurrence of an insolvency or bankruptcy proceeding, among other things by any tenant under a Lease Sweep Lease, its parent company or the lease guarantor under a Lease Sweep Lease, as described in the Northwest Atlanta Industrial Portfolio Mortgage Loan documents (a “Lease Sweep Tenant Insolvency Proceeding”).

A Lease Sweep Period will end upon the earlier to occur of (y) the determination by the lender that sufficient excess cash has been reserved to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable leases that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required thereunder during any period of time that rents are insufficient as a result of down-time or free rent periods, or (z) the occurrence of any of the following:

●	with regard to clauses (i), (ii), (iii) or (iv), upon the earlier to occur of (A) the date on which the tenant under a Lease Sweep Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s judgement, sufficient excess cash has been reserved (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved lease sweep lease leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under a Lease Sweep Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the Northwest Atlanta Industrial Portfolio Mortgage Loan documents, and all approved lease sweep lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;
●	with regard to clause (iii) or (iv), the tenant under a Lease Sweep Lease has reoccupied or continued its business such that less than 25% of its premises under the applicable Lease Sweep Lease is impacted or such tenant has rescinded, in writing, its notice to terminate, surrender, cancel, vacate or go dark in 25% or more of its premises under such lease and all approved lease sweep leasing expenses have been paid in full;
●	with regard to clause (v), the subject tenant default has been cured, and no other tenant default has occurred for a period of three consecutive months following such cure; or
●	with respect to clause (vi), if the applicable Lease Sweep Tenant Insolvency Proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Partial Releases. The borrowers are permitted to release a Northwest Atlanta Industrial Portfolio Property at any time after the date that is two years after the closing date of this securitization in the event a tenant exercises its contractual purchase option (or, with respect to the 88 Hickory Springs Industrial Drive property, in the event a certain prior tenant is granted its alleged right of first refusal that is the subject of ongoing litigation and purchases such property), subject to the conditions set forth in the Northwest Atlanta Industrial Portfolio Mortgage Loan documents, including, among other conditions, (i) the debt yield after giving effect to the release and defeasance is no less than the lesser of the debt yield prior to the release and 9.46%, (ii) the debt service coverage ratio after giving effect to the release and defeasance is no less than the lesser of the debt service coverage ratio prior to the release and 1.43x, (iii) the loan-to-value ratio after giving effect to the release and defeasance is no more than the lesser of the loan-to-value ratio prior to the release and 65.3%, (iv) a partial defeasance equal to the greater of (x) 100% of net sale proceeds and (y) 120% of the allocated loan amount for the applicable Northwest Atlanta Industrial Portfolio Property (except with respect to the 88 Hickory Springs Industrial Drive property, a partial defeasance

A-3-26

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

equal to 100% of the allocated loan amount for such property) and (v) compliance with REMIC related conditions. HEM Leasing LLC, the sole tenant at both the 202 Univeter Court property and the 206 Univeter Court property, Enrichment Plus LLC, the sole tenant at the 182 Hickory Springs Industrial Drive property, Elite Radon Team, Inc., the sole tenant at the 45 Hickory Springs Industrial Drive property, and Impact Partnerships, the sole tenant at the 1688 White Circle property, have such tenant purchase options.

Additionally, in connection with ongoing litigation related to a disputed right of first refusal between the related borrower and a certain prior tenant at the 88 Hickory Springs Industrial Drive property, the related borrower is permitted to release the 88 Hickory Springs Industrial Drive property in the event the litigation results in the prior tenant being granted the right of first refusal and subsequently purchases such property. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus.

Ground Leases. The 115 Hickory Springs Industrial Drive and 120/130 Hickory Springs Industrial Drive properties are subject to ground leases related to a payment-in-lieu-of-taxes (“PILOT”) structure. In connection with each such PILOT structure, the related borrower deeded the applicable property to the Cherokee County Development Authority and is entitled to certain tax abatements that terminate at the expiration date of the related ground lease, which is December 1, 2031 with respect to the 115 Hickory Springs Industrial Drive property and December 1, 2027 with respect to the 120/130 Hickory Springs Industrial Drive property. The only rent due under each respective ground lease is the amount due at the maturity of the related PILOT agreement. Upon termination of each ground lease, the related borrower is required under the Northwest Atlanta Industrial Portfolio Mortgage Loan documents to purchase the fee interest in the related property for $100. The lender is underwriting to the full unabated taxes. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

Terrorism Insurance. The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Northwest Atlanta Industrial Portfolio Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-27

Office – Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

A-3-28

Office – Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

2020 MAIN STREET

Floor	Tenant	SF	Expiration
12	MGR / Regus	22,145 SF	5/31/2035
11	Clyde & Co	7,718 SF	12/31/2027
11	Vacant	3,015 SF	
11	Global Telecom Engineering, Inc	1,326 SF	5/31/2029
11	Gill Law Group PC	4,627 SF	10/31/2031
11	Forvis LLP	4,065 SF	9/30/2029
11	Don Wilson Builders	1,366 SF	1/31/2028
10	New York Life Insurance Company	22,539 SF	11/30/2030
9	PNC Bank National Association	23,386 SF	9/30/2028
8	GSA, Public Buildings Service	10,272 SF	1/29/2031
8	Molson Coors Beverage Company	13,055 SF	8/31/2026
7	Truist Bank	4,352 SF	7/31/2029
7	EcoFlow Technology Inc	6,211 SF	3/31/2030
7	CDW Direct LLC	3,201 SF	4/30/2027
7	Global Surrogacy Inc	2,450 SF	8/31/2028
7	Harris Greene LP	7,187 SF	1/31/2027
6	Burkhalter Kessler Clement	10,538 SF	1/31/2028
6	Vacant	5,558 SF	
6	AmCan Group Inc	2,147 SF	1/31/2031
6	Pure Financial Advisors, LLC	5,157 SF	5/31/2029
5	PricewaterhouseCoopers	23,401 SF	10/31/2030
4	PricewaterhouseCoopers	23,401 SF	10/31/2030
3	Global Bancorp	4,100 SF	7/31/2029
3	Vacant	9,328 SF	
3	Perficient, Inc	4,329 SF	9/30/2028
3	Kaufman Steinberg LLP	2,352 SF	12/31/2029
3	Jafari Law Group, Inc	3,368 SF	9/30/2027
2	GSA, Public Buildings Service	10,512 SF	1/29/2031
2	Dochterman Insurance Services	3,654 SF	2/28/2031
2	Conference Room/Lounge	4,880 SF	
2	Metoro Immigration Consulting LLC	1,458 SF	3/31/2029
2	Vacant	2,153 SF	
1	Voit Real Estate Services	10,736 SF	6/30/2027
1	ABD Insurance & Financial Service	2,523 SF	2/28/2027
1	MGR Property Management Inc	4,778 SF	6/30/2029

Vacant | Building | 2026 – 2027 | 2028 – 2029 | 2030 – 2031 | 2032+

A-3-29

Office – Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

A-3-30

Mortgage Loan No. 4 – 2020 Main Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
				Location:	Irvine, CA 92614
Original Balance:		$48,000,000		General Property Type:	Office
Cut-off Date Balance:		$48,000,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		8.8%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1999/NAP
Borrower Sponsor:		MGR Real Estate		Size:	271,288 SF
Guarantor:		Michael G. Rademaker		Cut-off Date Balance PSF:	$177
Mortgage Rate:		7.1030%		Maturity Date Balance PSF:	$177
Note Date:		5/15/2026		Property Manager:	MGR Property Management, Inc. (borrower-related)
Maturity Date:		6/11/2031
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI(2):	$7,104,254
IO Period:		60 months		UW NCF:	$6,808,067
Seasoning:		0 months		UW NOI Debt Yield:	14.8%
Prepayment Provisions:		L(24),YM1(29),O(7)		UW NCF Debt Yield:	14.2%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NOI Debt Yield at Maturity:	14.8%
Additional Debt Type:		NAP		UW NCF DSCR:	1.97x
Additional Debt Balance:		NAP		Most Recent NOI(3):	$6,426,821 (2/28/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(3):	$6,300,096 (12/31/2025)
Reserves(1)				3rd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	92.6% (5/1/2026)
RE Taxes(2):	$171,000	$42,670	NAP	2nd Most Recent Occupancy(3):	74.4% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(3):	67.2% (12/31/2024)
Replacement Reserve:	$0	$7,438	$267,765	Appraised Value (as of):	$80,250,000 (3/27/2026)
TI/LC Reserve:	$2,000,000	$33,911	NAP	Appraised Value PSF:	$296
Existing TI/LC Reserve:	$274,621	$0	NAP	Cut-off Date LTV Ratio:	59.8%
Rent Concession Reserve:	$273,890	$0	NAP	Maturity Date LTV Ratio:	59.8%
Springing Major Tenant Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$48,000,000	100.0%	Loan Payoff:	$33,144,426	69.1%
			Return of Equity:	$11,976,984	25.0%
			Upfront Reserves:	$2,719,511	5.7%
			Closing Costs:	$159,079	0.3%
Total Sources:	$48,000,000	100.0%	Total Uses:	$48,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	Monthly RE Taxes include property taxes attributable to the 2020 Main Street Property’s Parcel A (the 12-story office building) only. Property taxes attributable to the 2020 Main Street Property’s Parcel B (the adjacent parking garage structure) are paid by a parking association that administers shared expenses and parking rights for 11 parcels including Parcel B. The borrower pays its share of expenses, including property taxes, to the parking association.
(3)	The increase in occupancy from 3rd Most Recent Occupancy to Most Recent Occupancy is primarily attributable to the borrower sponsor’s acquisition of the 2020 Main Street Property (as defined below) in 2024 and subsequent lease-up activity, which has driven higher occupancy. Since January 1, 2025, the borrower sponsor executed 12 new or renewal leases, representing approximately 25% of total net rentable area (“NRA”). The increase from 2nd Most Recent NOI to UW NOI is primarily attributable to such increase in occupancy.
(4)	Historical financials prior to 2025 are not available due to the acquisition of the 2020 Main Street Property in June 2024.

The Mortgage Loan. The fourth largest mortgage loan (the “2020 Main Street Mortgage Loan”) is evidenced by a single promissory note with an original principal amount of $48,000,000. The 2020 Main Street Mortgage Loan is secured by the borrower’s fee interest in a multi-tenant Class A suburban office property totaling 271,288 SF located in Irvine, California (the “2020 Main Street Property”).

The Borrower and the Borrower Sponsor. The borrower is MGR Main Street 2020 LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2020 Main Street Mortgage Loan. The borrower sponsor is MGR Real Estate and the non-recourse carveout guarantor is Michael G. Rademaker. Michael G. Rademaker is the founder and chief executive officer of MGR Property Management, Inc. MGR Real Estate and MGR Services Inc., a family of businesses based in the Inland Empire. MGR Real Estate is a commercial and residential owner, investor and property manager with properties throughout Southern California.

The Property. The 2020 Main Street Property is a 12-story Class A multi-tenant, suburban office property totaling 271,288 SF, located in Irvine, California. Built in 1999, the 2020 Main Street Property is situated on an approximately 1.2-acre site and contains 1,022 parking spaces via a shared parking agreement in connection with the parking garage serving the greater Irvine Concourse campus (approximately 3.77 spaces per 1,000 SF). The 2020 Main Street Property is a LEED Gold and Energy Star Certified building, with amenities including a fitness center and conference center/lounge. The borrower

A-3-31

Office – Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

sponsor acquired the 2020 Main Street Property for approximately $53.7 million in June 2024, at which time occupancy was approximately 64.1%. As of May 1, 2026, the 2020 Main Street Property was 92.6% leased to 29 tenants and had a weighted-average remaining lease term of 3.4 years.

Major Tenants.

PricewaterhouseCoopers (46,802 SF; 17.3% of NRA; 21.3% of UW Rent). PricewaterhouseCoopers (“PwC”) is a global professional services firm providing audit and assurance, tax and advisory services to organizations across industries worldwide. Formed in 1998 through the merger of Price Waterhouse and Coopers & Lybrand and headquartered in London, PwC builds on a legacy that dates back to the mid-19th century. Operating in more than 136 countries with a network of hundreds of thousands of professionals, the firm supports clients in navigating complex business challenges through expertise in areas such as financial reporting, digital transformation, risk management, sustainability and regulatory compliance. PwC has been a tenant at the 2020 Main Street Property since 2000 and has a lease expiring in October 2030, with two five-year renewal options and no termination options remaining.

PNC Bank National Association (23,386 SF; 8.6% of NRA; 9.4% of UW Rent). PNC Bank National Association (“PNC”), the principal banking subsidiary of The PNC Financial Services Group, Inc., is one of the largest diversified financial services institutions in the United States, providing retail banking, corporate and institutional banking, and asset management solutions to individuals, businesses and organizations nationwide. With roots dating back to 1865 and headquarters in Pittsburgh, Pennsylvania, PNC has grown from a regional bank into a coast-to-coast financial services provider, which includes approximately 2,300 branches, 58,000 PNC and partner ATMs, thousands of skilled and knowledgeable bankers, and telephonic, online, and mobile banking channels. The bank offers a broad suite of products including consumer and small business banking, lending, treasury management, wealth management, and real estate finance. PNC has been a tenant at the 2020 Main Street Property since December 2013 and has a lease expiration date of September 30, 2028, with one five-year extension option remaining and no termination options.

New York Life Insurance Company (22,539 SF; 8.3% of NRA; 9.3% of UW Rent). New York Life Insurance Company is a leading mutual life insurance provider offering financial protection and long-term planning solutions to individuals, families and businesses across the United States. Founded in 1845 and headquartered in New York City, New York Life Insurance Company’s product offerings include life insurance, annuities, long-term care insurance, and asset management services, delivered through a nationwide network of financial professionals. New York Life Insurance Company has been located at the 2020 Main Street Property since October 2011 and has a lease expiration date of November 30, 2030, with one five-year renewal option and the one-time right to terminate its lease on February 28, 2028 by providing notice prior to February 28, 2027 and payment of a termination fee equal to the unamortized portion of free rent, tenant improvements and leasing commissions, plus two months of base rent, including common area maintenance charges.

The following table presents certain information relating to the tenancy at the 2020 Main Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(4)	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
PricewaterhouseCoopers	NR/NR/NR	46,802	17.3%	$2,264,203	21.3%	$48.38	10/31/2030	2 x 5 Yr	N
PNC Bank National Association	A3/A/A-	23,386	8.6%	$996,201	9.4%	$42.60	9/30/2028	1 x 5 Yr	N
New York Life Insurance Company	Aa3/AA/AA-	22,539	8.3%	$987,394	9.3%	$43.81	11/30/2030	1 x 5 Yr	Y(4)
MGR / Regus	NR/NR/NR	22,145	8.2%	$957,993	9.0%	$43.26	5/31/2035	1 x 5 Yr	N
GSA, Public Buildings Service	Aa1/AA+/AA+	20,784	7.7%	$785,665	7.4%	$37.80	1/29/2031	None	Y(5)
Major Tenants Subtotal/Wtd. Avg.		135,656	50.0%	$5,991,456	56.3%	$44.17
Other Tenants		115,578	42.6%	$4,644,522	43.7%	$40.19
Occupied Subtotal/Wtd. Avg.		251,234	92.6%	$10,635,978	100.0%	$42.33
Vacant Space		20,054	7.4%
Total/Wtd. Avg.		271,288	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent or governmental entity guarantees the lease.
(3)	Annual UW Rent includes contractual rent steps taken through May 2027 and straight-line rent averaging for investment grade tenants.
(4)	New York Life Insurance Company has a one-time option to terminate its lease effective February 28, 2028, by providing notice on or prior to February 28, 2027. In connection with such early termination, the tenant will be required to pay a termination fee equal to the unamortized portion of (i) tenant improvement allowances, (ii) leasing commissions and (iii) free rent, plus two months of base rent and common area maintenance charges.
(5)	GSA, Public Buildings Service has an ongoing option to terminate its lease at any time from and after January 29, 2029, by providing not less than 90 days’ prior written notice. No termination fee is payable in connection with such early termination.

A-3-32

Office – Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

The following table presents certain information relating to the lease rollover schedule at the 2020 Main Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026(2)	2	17,935	6.6%	6.6%	$523,532	4.9%	4.9%	$40.10
2027	6	34,733	12.8%	19.4%	$1,529,912	14.4%	19.3%	$44.05
2028	5	42,069	15.5%	34.9%	$1,811,775	17.0%	36.3%	$43.07
2029	8	27,588	10.2%	45.1%	$1,142,333	10.7%	47.1%	$41.41
2030	3	75,552	27.8%	72.9%	$3,488,810	32.8%	79.9%	$46.18
2031	5	31,212	11.5%	84.4%	$1,181,623	11.1%	91.0%	$37.86
2032	0	0	0.0%	84.4%	$0	0.0%	91.0%	$0.00
2033	0	0	0.0%	84.4%	$0	0.0%	91.0%	$0.00
2034	0	0	0.0%	84.4%	$0	0.0%	91.0%	$0.00
2035	1	22,145	8.2%	92.6%	$957,993	9.0%	100.0%	$43.26
2036	0	0	0.0%	92.6%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	92.6%	$0	0.0%	100.0%	$0.00
Vacant	0	20,054	7.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	30	271,288	100.0%		$10,635,978	100.0%		$42.33(3)

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	The MTM/2026 rollover includes 4,880 SF of conference room/lounge space; however, no underwritten rent is attributed to this space. As a result, this space is excluded from the UW Rent PSF Rolling calculation given the absence of associated underwritten rent.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 2020 Main Street Property is located in Irvine, California, within the Anaheim-Santa Ana-Irvine Metropolitan Statistical Area (the “Anaheim MSA”). The 2020 Main Street Property is situated within a network of major freeways, including Interstate 5 to the north, Interstate 405 to the south, California Route 55 to the west, and California Route 133 to the east. The 2020 Main Street Property is near John Wayne Airport, a major air travel hub for the region. The closest rail facility is the Tustin Station, located approximately four miles northeast of the 2020 Main Street Property, providing access to the IE-OC and OC Metrolink lines. The Anaheim MSA benefits from a diverse employment base with a meaningful concentration in technology, manufacturing, and professional services employers, supported by a strong presence of software firms and computer/electronics manufacturers, alongside major employers such as Broadcom and Blizzard Entertainment. Other major employers include University of California Irvine, Broadcom, Kaiser Permanente Anaheim Medical Center, MasTec Inc., and Edwards Lifesciences LLC.

According to the appraisal, the 2020 Main Street Property is located within the Irvine/Tustin Legacy office submarket of the Orange County office market. As of the fourth quarter of 2025, the Irvine/Tustin Legacy submarket had an inventory of approximately 27,378,478 SF, with a vacancy rate of 16.3% and asking rent of $31.61 PSF. The appraiser concluded a market rent of $39.00 for the 2020 Main Street Property.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the 2020 Main Street Property was 11,082, 174,654 and 566,831, respectively. The median household income within the same radii, as of 2025, was $105,798, $108,243 and $108,776, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 2020 Main Street Property:

Market Rent Summary
Market Rent (PSF)	$39.00
Lease Term (Years)	5.0
Lease Type	Base Year Stop
Escalations (Annual)	3.0%
Tenant Improvements (New/Renewal)	$25 / $5
Leasing Commissions (New/Renewal)	6% / 3%
Free Rent (Months)	3.0

A-3-33

Office – Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

The table below presents certain information relating to comparable sales with respect to the 2020 Main Street Property:

Competitive Property Summary
Property / Location	Year Built	Sale Date	Total NRA (SF)	Occ. %	Price Per SF
2020 Main Street, Irvine, CA	1999	2024	271,288	92.6%(1)	$198
100 Bayview Circle, Newport Beach, CA	1989	March 2026	346,555	90%	$303
750, 770, 790 & 840 The City Drive South, Orange, CA	1988	December 2025	392,523	84%	$227
4000, 4010 & 4040 Barranca Parkway, Irvine, CA	1988	December 2025	107,028	92%	$299
1700 - 1787 Flight Way, Tustin, CA	2019	November 2025	476,524	85%	$418
2400 East Katella Avenue, Anaheim, CA	1988	April 2025	261,858	89%	$275
2525 Main Street, Irvine, CA	1982	February 2025	143,000	98%	$263
Average				90%	$298

Source: Appraisal, unless indicated otherwise.

(1)	Based on the underwritten rent roll dated May 1, 2026.

The table below presents certain information relating to comparable office leases with respect to the 2020 Main Street Property:

Comparable Office Leases
Property Name/Location	Year Built/Renovated	Occ	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
2020 Main Street Property 2020 Main Street Irvine, CA	1999/NAP	92.6%(1)	271,288(1)	Pricewaterhouse Coopers	Oct-30 / 4.5	46,802	$48.38
Irvine/Tustin Legacy 2525 Main Street Irvine, CA	1982/NAV	92.0%	143,000	AG International	Nov-25 / 5.2	3,873	$33.60
2010 Main Plaza - Centerview East 2010 Main Street Irvine, CA	1988/NAV	91.0%	300,004	Hanmi Bank	Sep-25 / 5.0	5,304	$39.60
Centerview West 1920 Main Street Irvine, CA	1987/NAV	89.0%	295,000	Kind Lending	Nov-25 / 6.0	35,575	$40.80
Von Karman @ Main 17885 Von Karman Avenue Irvine, CA	2008/NAV	47.0%	153,846	RMD Law, LLP	Feb-26 / 5.5	7,902	$41.40
Irvine Center Towers 18200 Von Karman Avenue Irvine, CA	1983/NAV	59.0%	221,973	Tax Quotes Inc.	Sep-25 / 4.0	5,046	$33.00
CAVU 18952 Macarthur Boulevard Irvine, CA	1975/2022	100.0%	60,368	Stigler Homes	Feb-26 / 2.2	1,986	$37.20

Source: Appraisal, unless indicated otherwise.

(1)	Based on the underwritten rent roll dated May 1, 2026.

Appraisal. According to the appraisal, as of March 27, 2026, the 2020 Main Street Property had an “as-is” appraised value of $80,250,000.

Environmental Matters. According to the Phase I environmental site assessment dated April 8, 2026, there was no evidence of any recognized environmental conditions at the 2020 Main Street Property.

A-3-34

Office – Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 2020 Main Street Property:

Cash Flow Analysis(1)
	2025	TTM Feb 2026	UW	UW PSF
Base Rent(2)	$8,631,777	$8,848,678	$10,635,978	$39.21
Grossed Up Vacant Space	$0	$0	$782,106	$2.88
Gross Potential Rent	$8,631,777	$8,848,678	$11,418,084	$42.09
Vacancy/Credit Loss	$0	$0	($1,141,808)	($4.21)
Net Rental Income	$8,631,777	$8,848,678	$10,276,275	$37.88
CAM Reimbursements	$349,735	$341,487	$31,709	$0.12
Other Expense Reimbursements	$49,509	$56,576	$56,576	$0.21
Other Income	$557,605	$558,301	$601,965	$2.22
Effective Gross Income	$9,588,626	$9,805,042	$10,966,525	$40.42

Real Estate Taxes	$317,865	$317,865	$748,064	$2.76
Insurance	$72,224	$72,224	$72,224	$0.27
Management Fee	$419,477	$439,642	$493,494	$1.82
Other Operating Expenses	$2,478,965	$2,548,490	$2,548,490	$9.39
Total Expenses	$3,288,530	$3,378,221	$3,862,271	$14.24

Net Operating Income(3)	$6,300,096	$6,426,821	$7,104,254	$26.19
Replacement Reserves	$0	$0	$89,255	$0.33
TI/LC	$0	$0	$206,932	$0.76
Net Cash Flow	$6,300,096	$6,426,821	$6,808,067	$25.10

Occupancy (%)(4)	81.2%	92.6%	90.0%
NOI DSCR	1.82x	1.86x	2.06x
NCF DSCR	1.82x	1.86x	1.97x
NOI Debt Yield	13.1%	13.4%	14.8%
NCF Debt Yield	13.1%	13.4%	14.2%

(1)	Historical financials prior to 2025 are not available due to the acquisition of the 2020 Main Street Property in June 2024.
(2)	UW Base Rent includes contractual rent steps taken through May 2027 and straight-line rent averaging for investment grade tenants.
(3)	Since January 1, 2025, the borrower sponsor has executed 12 new or renewal leases, representing approximately 25% of total NRA. The increase in Net Operating Income from 2025 to UW is primarily attributable to the increase in occupancy resulting from such leasing activity.
(4)	Historical occupancy figures represent the physical occupancy as of December 31 in each respective year. TTM Feb 2026 Occupancy (%) is based on the physical occupancy as of the underwritten rent roll dated May 1, 2026. UW Occupancy (%) represents underwritten economic occupancy.

Escrows and Reserves.

Tax Escrows – The 2020 Main Street Mortgage Loan documents require an upfront reserve of $171,000 for real estate taxes and monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially equal to $42,670.

Insurance Escrows – The 2020 Main Street Mortgage Loan documents require monthly insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) the 2020 Main Street Property is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 days prior to the expiration date of the policies, which was the case at origination of the 2020 Main Street Mortgage Loan.

Replacement Reserve – The 2020 Main Street Mortgage Loan documents require a monthly replacement reserve deposit of $7,438 capped at $267,765.

TI/LC Reserves – The 2020 Main Street Mortgage Loan documents require an upfront deposit for tenant improvements and leasing commissions in the amount of $2,000,000, and monthly deposits of $33,911 for future TI/LC expenses.

Existing TI/LC Reserve – The 2020 Main Street Mortgage Loan documents require an upfront deposit of $274,621 for outstanding tenant improvements pertaining to the GSA, Public Buildings Service (Suites 200 and 800) ($10,901), Dochterman Insurance Services (Suite 210) ($102,061), Metoro Immigration Consulting LLC (Suite 250) ($11,556), AmCan (Suite 680) ($135,408) and Gill Law Group PC (Suite 1140) ($14,695) leases at the 2020 Main Street Property.

A-3-35

Office – Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

Rent Concession Reserve – The 2020 Main Street Mortgage Loan documents require an upfront deposit of $273,890 for outstanding free rent or abatements related Dochterman Insurance Services (Suite 210) ($38,367), Metoro Immigration Consulting LLC (Suite 250) ($9,602), Global Bancorp (Suite 300) ($26,490), Kaufman Steinberg LLP (Suite 345) ($32,634), EcoFlow Technology Inc (Suite 750) ($143,767), Global Telecom Engineering Inc (Suite 1130) ($8,733 and Gill Law Group PC (Suite 1140) ($14,297) leases at the 2020 Main Street Property.

Springing Major Tenant Reserve – The 2020 Main Street Mortgage Loan documents require that, if the borrower elects to deposit an amount equal to the Springing Major Tenant Reserve Deposit (as defined below) to avoid a Cash Trap Event Period (as defined below), any such Springing Major Tenant Reserve Deposit made in the form of cash be deposited in a separate eligible account.

Lockbox and Cash Management. The 2020 Main Street Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and property manager are required to deposit rents into such lockbox account within one business day of receipt. If a Cash Trap Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on a periodic basis to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the 2020 Main Street Mortgage Loan during a Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), tested quarterly, falling below 1.20x (tested quarterly);
(iii)	unless the borrower makes a Springing Major Tenant Reserve Deposit, any Major Tenant’s (as defined below) going dark, vacating or otherwise failing to occupy the space;
(iv)	unless the borrower makes a Springing Major Tenant Reserve Deposit, any Major Tenant’s filing, as a debtor, a voluntary petition under the bankruptcy code or any other creditors rights laws, or otherwise becoming involved, as a debtor, in a bankruptcy proceeding or other proceeding under creditors rights laws;
(v)	unless the borrower makes a Springing Major Tenant Reserve Deposit, any Major Tenant’s providing notice of its intention not to renew its lease or failing to exercise its extension option or renew its lease prior to the date that is 6-months prior to its then current expiration date; or
(vi)	unless the borrower makes a Springing Major Tenant Reserve Deposit, any Major Tenant’s terminating or canceling its lease or giving notice of, or commencing a legal proceeding asserting, any of the foregoing.

With respect to clauses (iii) through (vi) above, if the borrower makes a Springing Major Tenant Reserve Deposit, no Cash Trap Event Period will commence.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) the cure of the related event of default;
●	with regard to clause (ii), the NCF DSCR being at least 1.25x for two calendar quarters;
●	with regard to clause (iii)-(vi) above, a Re-Tenanting Event (as defined below) has occurred;
●	with regard to clause (iii) above, the Major Tenant has resumed occupancy of, and resumed its normal business operations in, the tenant space for a period of two consecutive calendar quarters;
●	with regard to clause (iv) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender;
●	with regard to clause (v) above, the lender receives a tenant estoppel certificate in form and substance satisfactory to the lender evidencing that the Major Tenant has exercised its renewal or extension option under the lease for a period not less than five years or pursuant to the terms and conditions reasonably satisfactory to the lender; or
●	with regard to clause (vi) the Major Tenant has resumed its normal business operations in its Major Tenant space and is open during customary hours for a period of two consecutive calendar quarters.

A “Re-Tenanting Event” will occur (i) when the lender has received satisfactory evidence that the applicable space has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

“Major Tenant” means, individually or collectively, the tenant under a lease demising at least 15.0% of the ‘NRA at the 2020 Main Street Property. In the event that the Major Tenant reduces the occupied space below 15.0% of NRA pursuant to a new lease or a lease amendment, then such tenant will not be considered a Major Tenant.

“Springing Major Tenant Reserve Deposit” means an amount equal to (x) two years of the then current rent for the applicable Major Tenant in the form of cash or a reasonably acceptable letter of credit, less (y) the amount of funds on deposit in the leasing reserve.

Terrorism Insurance. The 2020 Main Street Property Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the 2020 Main Street Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-36

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

A-3-37

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

A-3-38

Mortgage Loan No. 5 – Astor Place Retail

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LMF			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10003
Original Balance:	$36,000,000			General Property Type:	Retail
Cut-off Date Balance:	$36,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	6.6%			Title Vesting:	Leasehold(2)
Loan Purpose:	Refinance			Year Built/Renovated:	2004/NAP
Borrower Sponsor:	The Related Companies, L.P.			Size:	27,742 SF
Guarantor:	The Related Companies, L.P.			Cut-off Date Balance PSF:	$1,298
Mortgage Rate:	5.6800%			Maturity Date Balance PSF:	$1,298
Note Date:	5/5/2026			Property Manager:	Related Management Company, L.P. (borrower-related)
Maturity Date:	5/6/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$2,503,852
Amortization Term:	0 months			UW NCF	$2,482,651
IO Period:	60 months			UW NOI Debt Yield:	7.0%
Seasoning:	1 month			UW NCF Debt Yield:	6.9%
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity:	7.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.20x
Additional Debt Type:	NAP			Most Recent NOI:	$2,811,838 (2/28/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,918,446 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,919,852 (12/31/2024)
Reserves(1)				Most Recent Occupancy(3):	100.0% (4/2/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.0% (12/31/2025)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$48,100,000 (4/3/2026)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$1,734
				Cut-off Date LTV Ratio:	74.8%
				Maturity Date LTV Ratio:	74.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$36,000,000	93.3%	Loan Payoff:	$36,111,415	93.6%
Borrower Sponsor Equity:	$2,583,998	6.7%	Closing Costs:	$2,472,583	6.4%

Total Sources:	$38,583,998	100.0%	Total Uses:	$38,583,998	100.0%

(1)	See “Escrows and Reserves” section below.
(2)	See “The Property” and “Ground Lease” sections below.
(3)	Most Recent Occupancy excludes 240 SF of basement storage space.

The Mortgage Loan. The fifth largest mortgage loan (the “Astor Place Retail Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $36,000,000 and secured by the borrower’s leasehold interest in a 27,742 SF anchored retail property located in New York, New York (the “Astor Place Retail Property”).

The Borrower and the Borrower Sponsor. The borrower is Astor Retail Associates, L.L.C., a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Astor Place Retail Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor for the Astor Place Retail Mortgage Loan is The Related Companies, L.P. The Related Companies, L.P. (“Related”) is a privately held real estate firm founded in 1972 and headquartered in New York City. Since its founding, Related has grown into a fully integrated, highly diversified organization with expertise across development, acquisitions, management, finance, marketing, and sales. Related owns and manages a portfolio of assets valued at over $60 billion, spanning residential, retail, office, hospitality, affordable housing, and data centers. It owns and operates affordable housing properties in 24 states across the U.S and most recently Related secured financing for a $16 billion data center campus in Saline Township, Michigan, purpose-built for Oracle. Related is led by CEO Jeff Blau and President Bruce Beal. The borrower sponsor disclosed that affiliates of the borrower sponsor have experienced certain defaults and foreclosures unrelated to the Mortgaged Property. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings“ in the prospectus.

The Property. The Astor Place Retail Property is a two-level, 27,742 SF retail condominium anchored by the tenant JPMorgan Chase Bank, National Association (“JPMorgan Chase”), located in New York, New York within the NoHo neighborhood. Situated on a 0.41-acre site, the Astor Place Retail Property was constructed in 2004. The Astor Place Retail Property is situated beneath a 22-story, 39-unit, luxury residential condominium known as Astor Place (which is not part of the collateral for the Astor Place Retail Mortgage Loan). The Astor Place Retail Property, located on portions of the cellar floor, the first floor and the second floor, is comprised of 6,889 SF of ground floor retail space, 7,448 SF of second floor retail space, 1,165 SF of second floor residential space (a caretaker unit), 240 SF of basement storage space (which contains 12 storage units that are leased to residential tenants who reside

A-3-39

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

in the Residential Unit (as defined below)) and a 12,000 SF parking garage (which contains 14 spaces and represents 43.3% of the total square footage of the Astor Place Retail Property). The parking garage is managed by an affiliate of Manhattan Parking Group (MPG), a third-party parking operator. The parking management agreement commenced in 2020 and auto-renews annually in December and generates income for the Astor Place Retail Property. 12.3% of the underwritten rent is attributed to income from the parking garage. As of April 2, 2026, the Astor Place Retail Property was 100.0% leased (excluding 240 SF of basement storage space) to JPMorgan Chase through October 2035 and Cha of Yulin (Jurian Tea House) through July 2036, including the caretaker unit and parking garage.

The Astor Place building is comprised of two condominium units: a residential unit (the “Residential Unit”) and the Astor Place Retail Property. The Cooper Union for the Advancement of Science and Art (“Cooper Union”) owns the fee interests in both condominium units, ground leases the Astor Place Retail Property to the borrower pursuant to a 99-year ground lease (as described below under “Ground Lease”), and ground leases the Residential Unit to an affiliate of the borrower. For so long as at least one of the ground leases remains in effect, the affairs of the condominium are governed by a board consisting of five members, three designated by the ground lessee of the Residential Unit and two designated by the borrower.

Major Tenants.

JPMorgan Chase (13,318 SF; 48.0% of NRA; 77.2% of UW Rent; 10/31/2035 lease expiration). JPMorgan Chase is a leading financial services firm based in the United States, with operations worldwide. The firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, and asset management. As of December 31, 2025, JPMorgan Chase held $4.4 trillion in assets and $362 billion in stockholders' equity. Under the J.P. Morgan and Chase brands, it serves millions of customers in the United States and corporate, institutional, and government clients globally. JPMorgan Chase operates in over 100 global markets and recently opened its new global headquarters in New York City. JPMorgan Chase has been in occupancy at the Astor Place Retail Property since February 2005 on an initial 20-year lease term. In December 2024, JPMorgan Chase entered into a new 10-year lease that extends the term through October 2035 and includes one, five-year renewal option and no termination options.

Cha of Yulin (“Jurian Tea House”) (1,019 SF; 3.7% of NRA; 7.0% of UW Rent; 7/31/2036 lease expiration). Jurian Tea House occupies 1,019 SF under a 10-year lease term that commenced on March 16, 2026, and expires in July 2036, with one, five-year renewal option and no termination options. Jurian Tea House is required to commence paying rent on the date that is 120 days after the premises are delivered to the tenant (which was March 18, 2026). Jurian Tea House is currently completing its space build-out and is expected to open for business in July 2026, with rent payments expected to commence in July 2026.

The following table presents certain information relating to the tenancy at the Astor Place Retail Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
JPMorgan Chase	AA-/A1/A	13,318	48.0%	$2,261,000	77.2%	$169.77	10/31/2035	N	1 x 5 yr
Cha of Yulin (Jurian Tea House)(3)	NR/NR/NR	1,019	3.7%	$204,000	7.0%	$200.20	7/31/2036	N	1 x 5 yr
Occupied Collateral Total		14,337	51.7%	$2,465,000	84.1%	$171.93
Other Space(4)		13,405	48.3%	$464,405	15.9%	$34.64
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		27,742	100.0%	$2,929,405	100.0%	$105.59
(1)	Based on the underwritten rent roll dated April 2, 2026.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Jurian Tea House is not yet paying rent and is expected to commence rent payments in July 2026.
(4)	Other Space includes 1,165 SF of residential space, 240 SF of basement storage space and a 12,000 SF parking garage.

A-3-40

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

The following table presents certain information relating to the lease rollover schedule at the Astor Place Retail Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	1	13,318	92.9%	92.9%	$2,261,000	91.7%	91.7%	$169.77
2036 & Thereafter	1	1,019	7.1%	100.0%	$204,000	8.3%	100.0%	$200.20
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	2	14,337	100.0%		$2,465,000	100.0%		$171.93

(1)	Based on the underwritten rent roll dated April 2, 2026.

(2)            Lease Rollover Schedule is based on the two retail tenants totaling 14,337 SF and excludes 1,165 SF of residential space, 240 SF of basement storage space and a 12,000 SF parking garage, which make up the remaining 48.3% of Total SF and 15.9% of UW Rent.

The Market. The Astor Place Retail Property is located in New York, New York within the Manhattan retail market. Two of the area airports, LaGuardia and JFK International Airports, are the major attractions of the Manhattan retail market. Major employers in the area include NYC Department of Education, City of New York, Northwell Health, United States Government, Metropolitan Transportation Authority and State of New York. Access to the Astor Place Retail Property is provided via Astor Place station (6 train) and the N and R trains are a block away at the 8th Street – NYU station. In addition, Union Square is within a short walking distance to the north providing access to 14th Street/Union Square station (4, 5, 6, L, N, Q and R trains). Regional transportation is available to the north of the Astor Place Retail Property at Penn Station (34th Street and Seventh Avenue - Long Island Railroad, NJ Transit and Amtrak) and from Grand Central Station (42nd Street and Park Avenue – Metro North Railroad; access to Long Island Railroad through the East Side Access public works project). The local subway lines connect with these facilities, which also provide access to the regional airports (Newark Liberty Airport in New Jersey and JFK Airport in Queens).

According to the appraisal, the 2025 population within the 10003 New York ZIP code and New York county was 55,782 and 1,678,294, respectively. Additionally, the 2025 average household income within the same ZIP code and county was $243,080 and $203,456, respectively.

According to the appraisal, the Astor Place Retail Property is located within the Manhattan retail market and the SoHo retail submarket. As of year-end 2025, the overall New York, New York retail market reported inventory of approximately 434 million SF, with a vacancy rate of 4.2% and an asking rent of $54.98 per square foot. As of year-end 2025, the SoHo submarket reported inventory of approximately 4.0 million SF, with a vacancy rate of 4.5% and an asking rent of $133.35 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Astor Place Retail Property:

Market Rent Summary
	Retail (Astor Place)	Retail (Second Floor)	Retail (Cooper Square)	Garage
Market Rent (PSF)	$500.00	$80.00	$200.00	$0.00
Lease Term (Years)	10	10	10	30
Lease Type	Modified Gross	Modified Gross	Modified Gross	None
Escalations	3.00%	3.00%	3.00%	None
Tenant Improvements (New/Renewal)	$100.00 / $50.00	$100.00 / $50.00	$100.00 / $50.00	$0 / $0
Leasing Commissions (New/Renewal)	5.25% / 2.63%	5.25% / 2.63%	5.25% / 2.63%	None
Free Rent (Months) (New/Renewal)	6 / 3	6 / 3	3 / 1	None

Source: Appraisal

A-3-41

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

The following table presents certain information relating to the appraisal’s comparable leases for the Astor Place Retail Property:

Comparable Retail Leases
Property Name/Location	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Astor Place Retail Property	JPMorgan Chase(1)	13,318(1)	Feb-05(1)	31(1)	$169.77(1)	Mod. Gross(1)
26 Astor Place
New York, NY
372 Lafayette Street	Wake and Late	2,350	Feb-26	N/A	$367.86	Taxes over base year
Btwn. Great Jones and Bond Streets
New York, NY
344 Bowery	SC Wren	2,998	Aug-25	10	$214.80	Taxes over base year
Btwn. 2nd and 3rd Streets
New York, NY
1 & 3 St. Marks Place	Sephora	5,922	Jul-25	10	$261.10	Taxes over base year
SWC of Broadway
New York, NY
740-744 Broadway	Hampton Chutney	2,786	Apr-25	13	$200.00	Taxes over base year
Btwn. Broadway and Lafayette Street
Brooklyn, NY
740-744 Broadway	Bookoff USA	2,015	Aug-24	10	$201.34	Taxes over base year
Btwn. Broadway and Lafayette Street
Brooklyn, NY
71 Fourth Avenue	Fushimi NYC	2,150	Jan-25	15	$270.68	Taxes over base year
SEC of 10th Street
New York, NY
360 Bowery	Chobani	5,278	Sep-24	20	$190.00	Taxes over base year
SEC of 4th Street
New York, NY
Source: Appraisal

(1)	Based on the underwritten rent roll dated April 2, 2026.

Appraisal. The appraisal concluded to an “as-is” value of $48,100,000 as of April 3, 2026 for the Astor Place Retail Property.

Environmental Matters. According to the Phase I environmental site assessment dated April 15, 2026 for the Astor Place Retail Property, there was no evidence of any recognized environmental conditions.

A-3-42

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Astor Place Retail Property:

Cash Flow Analysis
	2024	2025	2/28/2026 TTM	UW	UW PSF
Base Rent(1)	$2,928,119	$2,948,337	$3,050,827	$3,042,455	$109.67
Grossed Up Vacant Space	0	0	0	0	$0.00
Gross Potential Rent	$2,928,119	$2,948,337	$3,050,827	$3,042,455	$109.67
Total Recoveries	1,392,875	1,429,712	1,482,241	1,368,446	$49.33
Net Rental Income	$4,320,994	$4,378,048	$4,533,069	$4,410,901	$159.00
(Vacancy & Credit Loss)	0	0	0	(88,218)	($3.18)
Effective Gross Income	$4,320,994	$4,378,048	$4,533,069	$4,322,683	$155.82

Real Estate Taxes	$1,227,288	$1,237,169	$1,236,898	$1,286,552	$46.38
Insurance	14,863	14,397	14,517	13,491	$0.49
Management Fee	23,834	23,834	23,834	43,227	$1.56
Other Operating Expenses	135,157	184,203	445,982	475,562	$17.14
Total Expenses	$1,401,142	$1,459,602	$1,721,231	$1,818,831	$65.56

Net Operating Income	$2,919,852	$2,918,446	$2,811,838	$2,503,852	$90.25
Replacement Reserves	0	0	0	7,330	$0.26
TI/LC	0	0	0	13,871	$0.50
Net Cash Flow	$2,919,852	$2,918,446	$2,811,838	$2,482,651	$89.49

Occupancy (%)(2)	100.0%	96.0%	100.0%	98.0%
NOI DSCR	1.41x	1.41x	1.36x	1.21x
NCF DSCR	1.41x	1.41x	1.36x	1.20x
NOI Debt Yield	8.1%	8.1%	7.8%	7.0%
NCF Debt Yield	8.1%	8.1%	7.8%	6.9%
(1)	UW Base Rent is based on the underwritten rent roll dated April 2, 2026, and includes $113,050 of straight-line rent for the investment grade tenant, JPMorgan Chase.
(2)	Historical occupancies represent the physical occupancy as of December 31 in each respective year. 2/28/2026 TTM Occupancy (%) is based on the underwritten rent roll dated April 2, 2026, excluding 240 SF of basement storage space. UW Occupancy (%) represents underwritten economic occupancy.

Escrows and Reserves. At origination of the Astor Place Retail Mortgage Loan, the borrower was not required to fund any initial reserves.

Tax Escrows – During a Cash Sweep Event (as defined below), the borrower is required to deposit monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes the lender estimates to be payable during the next ensuing twelve months. Notwithstanding the foregoing, the borrower is not required to make the monthly tax deposit for so long as one of the following conditions is satisfied: (x) the JPMorgan Chase lease is in full force and effect, or (y) at all other times, (i) no event of default has occurred and is continuing and (ii) no Cash Sweep Event by reason of a Critical Tenant Trigger Event (as defined below) has occurred and is continuing (each of (x) and (y), a “Reserve Waiver Condition” and together, the “Reserve Waiver Conditions”). If a Reserve Waiver Condition is not satisfied during a Cash Sweep Event, the borrower is required to immediately commence making monthly tax deposits and to continue making such deposits until such time as either of the Reserve Waiver Conditions is satisfied.

Insurance Escrows – During a Cash Sweep Event, the borrower is required to deposit monthly insurance premium reserves in an amount equal to 1/12th of the insurance premiums the lender estimates to be payable for the renewal of the coverages afforded by the policies upon the expiration thereof; provided that, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender. Notwithstanding the forgoing, the borrower is not required to make monthly insurance deposits for so long as one of the Reserve Waiver Conditions is satisfied.

Replacement Reserve – During a Cash Sweep Event, the borrower is required to deposit monthly replacement reserves in an amount equal to approximately $611. Notwithstanding the foregoing, ongoing monthly replacement reserves will not be required as long as one of the Reserve Waiver Conditions is satisfied. If a Reserve Waiver Condition is not satisfied during a Cash Sweep Event, the borrower is required to immediately commence making monthly capital expenditure deposits and to continue making such deposits until such time as either of the Reserve Waiver Conditions is satisfied.

Lockbox and Cash Management. The Astor Place Retail Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required (or is required to cause the property manager) to deliver letters to each tenant instructing them to deposit rents directly into the lockbox account. Additionally, the borrower is required to cause all rents received by the borrower or the property manager to be deposited into the lockbox account within two business days of receipt. During a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment day in accordance with the Astor Place Retail Mortgage Loan documents. Pursuant to the Astor Place Retail Mortgage Loan documents, all excess funds on deposit in the cash management account are required to be applied as follows: (a) if a Cash Sweep Event is in effect (other than due to the existence of a Critical Tenant Trigger Event), to the excess cash flow account, to be held as additional collateral for the Astor Place Retail Mortgage Loan; provided however, if no event of default then exists, such funds will be made available to the borrower to pay taxes, insurance premiums, capital expenditures, operating expenses and other costs (as more particularly described in the Astor Place Retail Mortgage Loan documents) and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event, to the Critical Tenant (as defined below) TI/LC account. Upon the termination of a Cash Sweep Event period, all funds on deposit in the excess cash flow account will be released to the borrower.

A-3-43

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

A “Cash Sweep Event” will commence upon and continue during any of the following: (i) the occurrence of an event of default, (ii) the bankruptcy action of the borrower or the guarantor, (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to clause (i) above, when a cure of the event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition with respect to the borrower or the guarantor has been discharged, stayed or dismissed, or with respect to the guarantor, the approved additional guarantor conditions are satisfied, (c) with respect to clause (iii) above, the date the debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters or (d) with respect to clause (iv) above, the date the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x; provided that, from and after the occurrence of a Critical Tenant Lease (as defined below) extension or a Critical Tenant Space Re-Tenanting Event (as defined below), the calculation of the debt service coverage ratio will be based on the annualized in-place rents at the Astor Place Retail Property.

A “Critical Tenant Trigger Event” will occur upon (i) JPMorgan Chase or any other tenant (a) occupying no less than 30% of the space currently occupied by JPMorgan Chase (excluding subleases) or (b) whose lease provides for rental income representing 30% or more of the total base minimum rent for the Astor Place Retail Property (such tenant, the “Critical Tenant” and each such lease, the “Critical Tenant Lease”) gives written notice of its intention to not extend or renew its lease or to terminate the Critical Tenant Lease pursuant to a right contained in the Critical Tenant Lease or the Critical Tenant Lease is otherwise terminated, (ii) on or prior to the date that is twelve months prior to the related lease expiration date for such Critical Tenant Lease, if the Critical Tenant has failed to give irrevocable notice of its intention to renew the Critical Tenant Lease (or, if after delivering such notice, the Critical Tenant rescinds same in accordance with the Critical Tenant Lease), (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, if the Critical Tenant fails to give such notice, (iv) (a) a monetary event of default in the payment of base rent under a Critical Tenant Lease, (b) any other monetary event of default that exceeds $25,000 or (c) a material non-monetary event of default, in each case, beyond any applicable notice and cure periods under the Critical Tenant Lease, (v) any bankruptcy action of the Critical Tenant or a guarantor of any Critical Tenant Lease or (vi) the related Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations due to force majeure, or in connection with repairs or renovations, or a suspension of business due to a casualty (so long as the Critical Tenant is actively pursuing the restoration of the Critical Tenant space improvements); provided, a Critical Tenant Trigger Event under clause (vi) will not occur if such Critical Tenant (or its parent company) is rated at least “BBB-“ or the equivalent by a credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon (a) with respect to clause (i), (ii) or (iii) above, the date that (1) a Critical Tenant Lease extension is executed and delivered to the lender covering all or substantially all of the Critical Tenant space, and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any such costs and expenses, as reasonably determined by the lender, has been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event has occurred, (b) with respect to clause (iv) above, after a cure of the applicable event of default or, in the case of a default by borrower, as landlord, an irrevocable written waiver by the Critical Tenant of such default, (c) with respect to clause (v) above, an affirmation that the Critical Tenant is actually paying all rents and other amounts required to be paid under the related Critical Tenant Lease in the applicable bankruptcy proceeding, (d) with respect to clause (vi) above, either (x) the related Critical Tenant re-commences its normal business operations at its leased premises or (y) a Critical Tenant Space Re-Tenanting Event has occurred.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms and conditions that are acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the reletting of the related Critical Tenant space have been paid in full to the extent required to be paid in accordance with the applicable Critical Tenant Lease prior to the applicable Critical Tenant’s occupancy of the applicable portion of the Critical Tenant space and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Ground Lease. The Astor Place Retail Property is leased to the borrower from Cooper Union pursuant to a 99-year ground lease with a term expiring on December 31, 2102 and includes one 99-year extension option, resulting in an extended maturity date of December 31, 2201. Ground rent is $1.00 per annum, payable on or before January 5th of each year. The borrower prepaid $1.65 million as base rent under the ground lease at commencement of the ground lease in 2003.

Terrorism Insurance. The Astor Place Retail Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Astor Place Retail Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-44

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

A-3-45

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

A-3-46

Mortgage Loan No. 6 – Rayford’s Edge Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Spring, TX 77386
Original Balance:	$33,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$33,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	6.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1981/2023
Borrower Sponsors:	Feras Moussa, Brian Murray, Benjamin Suttles and Brandon Turner			Size:	376 Units
Guarantors:	Feras Moussa, Brian Murray, Benjamin Suttles and Brandon Turner			Cut-off Date Balance per Unit:	$87,766
Mortgage Rate:	6.8070%			Maturity Date Balance per Unit:	$87,766
Note Date:	3/27/2026			Property Manager:	Emerge Living LLC (borrower-related)
Maturity Date:	4/6/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$2,819,334
Amortization Term:	0 months			UW NCF:	$2,725,334
IO Period:	60 months			UW NOI Debt Yield:	8.5%
Seasoning:	2 months			UW NCF Debt Yield:	8.3%
Prepayment Provisions:	L(26),D(30),O(4)			UW NOI Debt Yield at Maturity:	8.5%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.20x
Additional Debt Type:	NAP			Most Recent NOI:	$2,637,967 (1/31/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,415,351 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,490,692 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	95.5% (2/27/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.6% (12/31/2024)
RE Taxes:	$266,287	$66,572	NAP	3rd Most Recent Occupancy:	92.6% (12/31/2023)
Insurance:	$139,395	$23,233	NAP	Appraised Value (as of):	$50,450,000 (12/15/2025)
Replacement Reserve:	$0	$7,888	NAP	Appraised Value per Unit:	$134,176
Deferred Maintenance:	$85,000	$0	NAP	Cut-off Date LTV Ratio:	65.4%
HVAC and Concrete Repairs Reserve:	$0	$6,667	NAP	Maturity Date LTV Ratio:	65.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$33,000,000	89.0%	Loan Payoff(2):	$35,058,876	94.6%
Sponsor Equity:	$4,061,103	11.0%	Closing Costs:	$1,511,545	4.1%
			Upfront Reserves:	$490,682	1.3%

Total Sources:	$37,061,103	100.0%	Total Uses:	$37,061,103	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Loan Payoff is net of approximately $2.2 million of reserves.

The Mortgage Loan. The sixth largest mortgage loan (the “Rayford’s Edge Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $33,000,000 and secured by the borrowers’ fee simple interest in a 376-unit multifamily property located in Spring, Texas (the “Rayford’s Edge Apartments Property”).

The Borrowers and the Borrower Sponsors. The borrowers are Rayfords Edge Apartments LSP, LLC and R&M Rayfords Holdings, LLC, each a Delaware limited liability company and single purpose entity with one independent director, as tenants-in-common. The borrower sponsors and non-recourse carveout guarantors are Feras Moussa, Brian Murray, Benjamin Suttles and Brandon Turner. Feras Moussa and Benjamin Suttles are co-founders of Disrupt Equity LLC, a Houston-based real estate syndication company focused on multifamily properties primarily in Georgia, Florida, and Texas. Disrupt Equity LLC has acquired over 5,000 units since inception and has over $800 million in assets under management. Brian Murray and Brandon Turner are co-founders of Open Door Capital, LLC, a real estate investment company with over $350 million in assets under management.

The Property. The Rayford’s Edge Apartments Property is a 376-unit garden-style multifamily property located on a 14.81-acre site in Spring, Texas. The Rayford’s Edge Apartments Property was constructed in 1981, most recently renovated in 2023, and consists of 21 two-story apartment buildings. The borrower sponsors acquired the Rayford’s Edge Apartments Property in October 2022 and subsequently commenced significant renovations at a total cost of approximately $3.3 million (approximately $8,777 per unit) to fully renovate 263 units and make exterior upgrades. Renovations included new flooring, bathroom and countertop resurfacing, HVAC upgrades, new appliances, balcony upgrades, landscaping, and new paint. The Rayford’s Edge Apartments Property offers community amenities such as a clubhouse, two swimming pools, a fitness center, a business center, a dog park, a barbeque and picnic area, and reserved carports. Unit amenities include stainless steel appliances, vinyl wood flooring, quartz countertops, updated cabinets, and washer/dryers. The unit mix includes 232 one-bedroom floorplans and 144 two-bedroom floorplans with a weighted average unit size of approximately 789 square feet. The Rayford’s Edge Apartments Property features 563 surface parking spaces, resulting in a parking ratio of 1.5 spaces per unit.

A-3-47

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

As of February 27, 2026, the Rayford’s Edge Apartments Property was 95.5% occupied. From November 2022 through November 2025, occupancy at the Rayford’s Edge Apartments Property averaged 92.4%.

The Rayford’s Edge Apartments Property unit mix is summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit
One Bedroom - Classic	73	71	97.3%	644	47,041	$915	$1,017
One Bedroom - Renovated	159	154	96.9%	642	102,071	$974	$1,124
Two Bedroom - Classic	40	37	92.5%	1024	40,940	$1,222	$1,336
Two Bedroom - Renovated	104	97	93.3%	1026	106,708	$1,298	$1,423
Total/Wtd. Avg.	376	359	95.5%	789	296,760	$1,075	$1,209

(1)	Based on the underwritten rent roll dated February 27, 2026.
(2)	Monthly Average Rent per Unit is based on occupied units only.

The Market. The Rayford’s Edge Apartments Property is located in Spring, Texas, approximately 27 miles north of downtown Houston. Primary access is provided by Interstate 45, which offers direct access to downtown Houston to the south and The Woodlands and Conroe to the north. ExxonMobil’s Houston campus is approximately three miles south of the Rayford’s Edge Apartments Property, is home to ExxonMobil’s Upstream, Downstream, and Chemicals companies and is designed to accommodate 10,000 employees. Three miles northwest of the Rayford’s Edge Apartments Property, The Woodlands is home to over 21 million square feet of office, research, institutional, and industrial space with over 63,000 employees. Nearby retail options in the immediate vicinity include Woodpark Shopping Center (0.3 miles), Picasso Village Shopping Center (0.5 miles), and The Woodlands Mall (3.0 miles). The Rayford’s Edge Apartments Property is located in the Conroe Independent school district, which has an A overall grade according to Niche.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Rayford’s Edge Apartments Property was 12,764, 70,266 and 197,316, respectively. The 2025 estimated median household income within the same radii was approximately $72,376, $94,459 and $108,746, respectively.

According to the appraisal, the Rayford’s Edge Apartments Property is located in the Southeast Montgomery County multifamily submarket within the Houston multifamily market. As of the third quarter of 2025, the Southeast Montgomery County multifamily submarket reported a total inventory of 5,286 units, an occupancy rate of approximately 83.2% and an average rental rate of $1,468 per unit. As of the third quarter of 2025, the Houston multifamily market reported a total inventory of 736,523 units, an occupancy of approximately 88.2%, and an average rental rate of $1,374 per unit. The appraisal concluded monthly market rents of $980 to $1,180 for one-bedroom units and $1,299 to $1,505 for two-bedroom units at the Rayford’s Edge Apartments Property.

A-3-48

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents recent multifamily leasing data at comparable properties with respect to the Rayford’s Edge Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit

Rayford's Edge Apartments Spring, TX	1981 / 2023	376(2)	95.5%(2)	1BR	$955(2)(3)
				2BR	$1,277(2)(3)
Alexander Apartments Spring, TX	1999 / 2018	216	90.00%	1BR	$1,080
				2BR	$1,245 - $1,355
The Biltmore The Woodlands, TX	1983 / 2018	360	92.00%	1BR	$1,040 - $1,415
				2BR	$1,255 - $1,545
Woodwind Village Spring, TX	1983 / 2025	200	94.00%	1BR	$1,064
				2BR	$1,197 - $1,422
Trail Point The Woodlands, TX	1981 / 2019	270	89.00%	1BR	$1,080
				2BR	$1,225 - $1,490
Imperial Chase Spring, TX	1979 / 2024	348	70.00%	1BR	$980 - $1,180
				2BR	$1,120 - $1,635

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated February 27, 2026.
(3)	In-Place Monthly Rent per Unit is based on occupied units.

Appraisal. The appraisal concluded to an “As-Is” value for the Rayford’s Edge Apartments Property of $50,450,000 as of December 15, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 30, 2025, there was no evidence of any recognized environmental conditions at the Rayford’s Edge Apartments Property.

A-3-49

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Rayford’s Edge Apartments Property:

Cash Flow Analysis
	2023	2024	1/31/2026 TTM	UW	UW Per Unit
Gross Potential Rent	$5,016,255	$5,233,232	$4,962,210	$4,891,739	$13,010
Other Income(1)	$744,421	$886,225	$1,159,391	$1,209,228	$3,216
Vacancy, Credit Loss & Concessions	($588,385)	($698,741)	($470,181)	($382,719)	($1,018)
Effective Gross Income	$5,172,291	$5,420,716	$5,651,420	$5,718,249	$15,208

Taxes	$868,546	$840,021	$795,329	$800,325	$2,129
Insurance	$263,421	$460,415	$364,752	$278,790	$741
Other Operating Expenses	$1,549,632	$1,704,930	$1,853,372	$1,819,799	$4,840
Total Operating Expenses	$2,681,599	$3,005,365	$3,013,453	$2,898,915	$7,710

Net Operating Income	$2,490,692	$2,415,351	$2,637,967	$2,819,334	$7,498

Capital Expenditures	$0	$0	$0	$94,000	$250
Net Cash Flow	$2,490,692	$2,415,351	$2,637,967	$2,725,334	$7,248

Occupancy %(2)	92.6%	90.6%	95.5%	92.2%
NOI DSCR	1.09x	1.06x	1.16x	1.24x
NCF DSCR	1.09x	1.06x	1.16x	1.20x
NOI Debt Yield	7.5%	7.3%	8.0%	8.5%
NCF Debt Yield	7.5%	7.3%	8.0%	8.3%

(1)	Other Income is comprised of parking income and other miscellaneous fees.
(2)	Historical Occupancy % represents the average occupancy during each respective year. 1/31/2026 TTM Occupancy % represents the occupancy as of the underwritten rent roll dated February 27, 2026. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The Rayford’s Edge Apartments Mortgage Loan documents require an upfront reserve of approximately $266,287 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $66,572.

Insurance – The Rayford’s Edge Apartments Mortgage Loan documents require an upfront reserve of approximately $139,395 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at approximately $23,233.

Replacement Reserve – The Rayford’s Edge Apartments Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $7,888 for replacement reserves.

Deferred Maintenance – The Rayford’s Edge Apartments Mortgage Loan documents require an upfront reserve of $85,000 for deferred maintenance.

HVAC and Concrete – The Rayford’s Edge Apartments Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $6,667 for approved capital expenses related to (i) any repairs and/or replacements to the heating, ventilation, and cooling systems at the Rayford’s Edge Apartments Property, and/or (ii) any repairs or replacements of any concrete or masonry work at the Rayford’s Edge Apartments Property.

Lockbox and Cash Management. The Rayford’s Edge Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. The Rayford’s Edge Apartments Mortgage Loan documents require the borrowers to deposit, or cause the property manager to deposit, all rents into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to an account designated by the borrowers. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily into a cash management account controlled by the lender and applied in accordance with the Rayford’s Edge Apartments Mortgage Loan documents.

A-3-50

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the stated maturity date;
(ii)	the occurrence of an event of default; or
(iii)	on the last day of any calendar quarter, the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) falling below 1.15x.

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i), the Rayford’s Edge Apartments Mortgage Loan and all other obligations under the Rayford’s Edge Apartments Mortgage Loan documents have been repaid in full;
●	with regard to clause (ii), the cure of such event of default, so long as no other event of default is occurring; or
●	with regard to clause (iii), the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.15x for two consecutive quarters.

Terrorism Insurance. The Rayford’s Edge Apartments Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Rayford’s Edge Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-51

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

A-3-52

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

A-3-53

Mortgage Loan No. 7 – The Shops at Rockvale

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
				Location:	Lancaster, PA 17602
Original Balance:		$28,250,000		General Property Type:	Retail
Cut-off Date Balance:		$28,250,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		5.2%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1986-1994/2023
Borrower Sponsor:		Jeffrey Fernbach		Size:	292,452 SF
Guarantor:		Jeffrey Fernbach		Cut-off Date Balance PSF:	$97
Mortgage Rate:		7.0070%		Maturity Date Balance PSF:	$97
Note Date:		4/29/2026		Property Manager:	OP Management Limited Liability Company
Maturity Date:		5/6/2031			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI(2):	$3,372,148
IO Period:		60 months		UW NCF:	$3,152,809
Seasoning:		1 month		UW NOI Debt Yield:	11.9%
Prepayment Provisions:		L(25),D(31),O(4)		UW NCF Debt Yield:	11.2%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	11.9%
Additional Debt Type:		NAP		UW NCF DSCR:	1.57x
Additional Debt Balance:		NAP		Most Recent NOI(2):	$2,836,835 (1/31/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$2,666,827 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$2,491,784 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.4% (4/10/2026)
RE Taxes:	$55,541	$11,108	NAP	2nd Most Recent Occupancy:	78.4% (12/31/2024)
Insurance:	$26,230	$13,115	NAP	3rd Most Recent Occupancy:	66.6% (12/31/2023)
Replacement Reserve:	$0	$3,656	NAP	Appraised Value (as of):	$42,850,000 (2/4/2026)
Deferred Maintenance:	$103,354	$0	NAP	Appraised Value PSF:	$147
TI/LC Reserve:	$750,000	$14,623	$1,000,000	Cut-off Date LTV Ratio:	65.9%
Outstanding TI/LC Reserve:	$800,460	$0	NAP	Maturity Date LTV Ratio:	65.9%
Outstanding Free Rent:	$293,415	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$28,250,000	100.0%	Loan Payoff:	$17,765,572	62.9%
			Return of Equity:	$7,213,712	25.5%
			Upfront Reserves:	$2,029,000	7.2%
			Closing Costs:	$1,241,716	4.4%
Total Sources:	$28,250,000	100.0%	Total Uses:	$28,250,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The increase from Most Recent NOI to UW NOI is primarily attributable to an increase in underwritten base rent as a result of 22 new and renewal leases being signed since the beginning of 2025, accounting for approximately $1.9 million in underwritten base rent and percentage rent.

The Mortgage Loan. The seventh largest mortgage loan (“The Shops at Rockvale Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $28,250,000 and secured by a first-priority fee mortgage encumbering a retail property located in Lancaster, Pennsylvania (“The Shops at Rockvale Property”).

The Borrower and the Borrower Sponsor. The borrower is MP Lancaster 3 LLC, a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor is Jeffrey Fernbach. Jeffrey Fernbach is the president of Fernmoor Homes, a New Jersey-based real estate development firm founded in 2007 that has developed and managed approximately 93 buildings since inception.

The Property. The Shops at Rockvale Property is a 292,452 square foot anchored retail center located along Route 30 in Lancaster, Pennsylvania. The Shops at Rockvale Property consists of seven one-story multi-tenant buildings, two free-standing retail buildings, and one free-standing bank branch on a 33.56-acre site that were developed between 1986 and 1994. The borrower sponsor acquired The Shops at Rockvale Property in December 2022 for approximately $30.8 million and has since invested approximately $4.9 million in capital expenditures consisting of building improvements, parking lot improvements and tenant improvement allowances. The Shops at Rockvale Property consists of 108,875 square feet of anchor / junior anchor space, 170,253 square feet of in-line space, and 13,324 square feet of free-standing bank/restaurant space. The site also features four non-collateral buildings which are occupied by Olive Garden, Burger King, Panera Bread and KFC. The Shops at Rockvale Property features 826 surface parking spaces, resulting in a parking ratio of 2.82 spaces per 1,000 SF of net rentable area.

The Shops at Rockvale Property is part of a condominium regime comprised of 13 units, of which the borrower owns the seven units that comprise The Shops at Rockvale Property. These seven units have an aggregate 47.425% interest in the common elements. However, in connection with the origination

A-3-54

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

of The Shops at Rockvale Mortgage Loan, the owner of two other units of the condominium (an affiliate of borrower) provided a voting proxy to the lender which will provide the lender a 74.225% controlling interest on the condominium regime.

As of April 10, 2026, The Shops at Rockvale Property was 82.4% leased by 37 tenants occupying suites ranging in size from 624 to 23,995 square feet. Since acquisition, the borrower sponsor has successfully increased occupancy from 61.4% in January 2023 to the current occupancy of 82.4% executing 22 new and renewal leases since January 2025 covering 124,889 square feet (42.7% of net rentable area). As of the origination of The Shops at Rockvale Mortgage Loan, eight tenants with recently executed leases comprising 38,382 square feet (13.1% of net rentable area) were building out their spaces and had not yet opened or commenced paying rent. 14 tenants accounting for 38.7% of net rentable area have been in occupancy for over 18 years, including three of the five anchor tenants. Additionally, the borrower sponsor is currently constructing a non-collateral 480-unit multifamily development adjacent to The Shops at Rockvale Property, which is expected to bring additional foot traffic once completed.

Major Tenants

Reading China&Glass / Nissley Wine (23,995 SF, 8.2% of NRA, 6.0% of UW rent). Reading China&Glass is a specialty retailer that offers tableware, glassware, kitchenware, and home décor items. Reading China&Glass has been a tenant at The Shops at Rockvale Property since 1990 and has renewed its lease multiple times, with the most recent renewal executed in February 2024 for a term of five years. The tenant has two, five year-renewal options remaining. Reading China&Glass has the right to reduce its base rent by 50% if less than 75% of the space at The Shops at Rockvale Property remains open and operating. If such 75% threshold is not achieved within 180 days, the tenant has the right to terminate its lease.

Reading China&Glass currently subleases approximately 600 square feet of its space to Nissley Wine, a family-owned winery that operates a wine shop and tasting room in the subleased space. The sublease is co-terminus with the prime lease and the rent under the sublease is equal to 10% of Nissley Wine’s sales.

Artisan Mill Co. (15,143 SF, 5.2% of NRA, 5.0% of UW rent). Artisan Mill Co. is a retailer offering handcrafted home décor, furniture, and artisan gifts. Artisan Mill Co. commenced its initial lease at The Shops at Rockvale Property in May 2025 through its current lease expiration in April 2030. The tenant has two, five-year renewal options available and no early termination options.

Carter’s (15,000 SF, 5.1% of NRA, 8.3% of UW rent). Carter’s is a retailer that offers apparel for babies and young children. The company is headquartered in Atlanta, Georgia and operates over 1,000 retail stores across the United States, Canada, and Mexico. Carter’s has been a tenant at The Shops at Rockvale Property since 1993 and has renewed its lease multiple times, with the most recent renewal executed in February 2025 through its current expiration in January 2030. The tenant has no remaining renewal options. Carter’s has the right to terminate its lease with 60 days’ written notice if The Shops at Rockvale Property is less than 70% leased for more than 120 consecutive days.

The following table presents certain information relating to the tenancy at The Shops at Rockvale Property:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Reading China&Glass / Nissley Wine	NR/NR/NR	23,995	8.2%	$215,955	6.0%	$9.00	1/31/2029	Yes(2)	2 x 5 yrs
Artisan Mill Co.	NR/NR/NR	15,143	5.2%	$181,716	5.0%	$12.00	4/30/2030	No	2 x 5 yrs
Carter's	NR/NR/NR	15,000	5.1%	$300,000	8.3%	$20.00	1/31/2030	Yes(3)	None
Baseball Academy	NR/NR/NR	12,733	4.4%	$152,796	4.2%	$12.00	10/31/2030	No	2 x 5 yrs
Lee | Wrangler Clearance	NR/NR/NR	12,154	4.2%	$206,618	5.7%	$17.00	4/30/2029	No	2 x 3 yrs
Subtotal/Wtd. Avg.		79,025	27.0%	$1,057,085	29.3%	$13.38

Other Tenants		161,907	55.4%	$2,547,047	70.7%	$15.73
Total Occupied Space		240,932	82.4%	$3,604,132	100.0%	$14.96

Vacant Space		51,520	17.6%
Total		292,452	100.0%

(1)	Information is based on the underwritten rent roll dated April 10, 2026, with rent steps taken through February 2027.
(2)	Reading China&Glass has the right to terminate its lease if less than 75% of The Shops at Rockvale Property is open and operating for 180 consecutive days. Prior to the 180th day, base rent is temporarily reduced by 50%.
(3)	Carter’s has the right to terminate its lease with 60 days’ written notice if less than 70% of The Shops at Rockvale Property is leased for more than 120 consecutive days.

A-3-55

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

The following table presents certain information with respect to the lease rollover at The Shops at Rockvale Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	6,026	2.1%	2.1%	$97,923	2.7%	2.7%	$16.25
2027	4	22,741	7.8%	9.8%	$185,990	5.2%	7.9%	$8.18
2028	10	40,491	13.8%	23.7%	$850,992	23.6%	31.5%	$21.02
2029	5	62,487	21.4%	45.0%	$826,067	22.9%	54.4%	$13.22
2030	5	46,461	15.9%	60.9%	$685,072	19.0%	73.4%	$14.75
2031	3	11,629	4.0%	64.9%	$174,622	4.8%	78.3%	$15.02
2032	1	7,025	2.4%	67.3%	$119,425	3.3%	81.6%	$17.00
2033	0	0	0.0%	67.3%	$0	0.0%	81.6%	$0.00
2034	0	0	0.0%	67.3%	$0	0.0%	81.6%	$0.00
2035	4	15,425	5.3%	72.6%	$265,611	7.4%	88.9%	$17.22
2036	3	19,094	6.5%	79.1%	$259,910	7.2%	96.2%	$13.61
2037 & Thereafter	1	9,553	3.3%	82.4%	$138,519	3.8%	100.0%	$14.50
Vacant	0	51,520	17.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	37	292,452	100.0%		$3,604,132	100.0%		$14.96(2)

(1)	Information is based on the underwritten rent roll dated April 10, 2026, with rent steps taken through February 2027.
(2)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.

The Shops at Rockvale Property is located in Lancaster, Pennsylvania, which is approximately 63 miles west of Philadelphia. The Shops at Rockvale Property is located along Lincoln Highway East (U.S. Route 30), which serves as the region’s primary commercial corridor, featuring hotels, restaurants, retail centers, and tourist attractions. The surrounding region is known as Pennsylvania Dutch Country and features several tourist attractions such as Host Farm Resort, Dutch Wonderland Amusement Park, the American Music Theater and the Amish Farm House. The Shops at Rockvale Property is located approximately 5 miles east of Lancaster City and is less than a mile west of Tanger Outlet Center, another major retail center in the area.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of The Shops at Rockvale Property was approximately 1,366, 19,031 and 52,801, respectively, and the 2025 estimated average household income within the same radii was approximately $99,417, $109,692 and $110,612, respectively.

The Shops at Rockvale Property is located within the Lancaster - PA retail market. According to the appraisal, as of the fourth quarter of 2025, the Lancaster - PA retail market had an inventory of 29,447,359 square feet of retail space with an occupancy rate of 96.6% and a monthly average asking rent of $16.70 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Shops at Rockvale Property:

Market Rent Summary(1)
	Anchor	Junior Anchor	Restaurant	Freestanding	Large Inline	Large Inline (Front)	Inline	Inline (Front)	Bank Branch
Rentable Area	53,845	55,030	9,700	624	78,723	46,554	37,088	7,888	3,000
Market Rent (PSF)	$10.50	$13.00	$10.00	$35.00	$15.50	$16.50	$17.50	$19.50	$45.00
Lease Term (Months)	180	180	120	120	84	84	60	60	120
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Steps	10% in Year 6	10% in Year 6	10% in Year 6	10% in Year 6	2.5% per year	2.5% per year	2.5% per year	2.5% per year	10% in Year 6

(1)	Source: Appraisal.

A-3-56

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

The following tables present recent leasing data at comparable retail properties with respect to The Shops at Rockvale Property:

Comparable Anchor Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Commencement Year	Lease Term (years)	Annual Base Rent PSF
The Shops at Rockvale(2)	1986-1994/2023	Reading China&Glass / Nissley Wine	23,995(3)	2024	5(3)	$9.00(3)
Lancaster, PA
South Mall	1971/2025	Burlington Coat Factory	20,350	2025	15	$14.00
Allentown, PA
Silver Spring Commons	1992/NAV	Planet Fitness	21,000	2023	10	$7.00
Mechanicsburg, PA
Hershey Square	1994/2023	Big Lot's	40,996	2021	10	$7.22
Hummelstown, PA
Gateway Hanover Shopping Center	2011/NAV	Dicks Sporting Goods	40,029	2022	10	$10.00
Hanover, PA
Westgate Mall Shopping Center	1965/2022	Harbor Freight	16,000	2022	10	$12.00
Bethlehem, PA
1278 South Market	1982/2010	Giant	70,024	2020	15	$8.00
Elizabethtown, PA
Lycoming Crossing	2021/NAV	Dicks Sporting Goods	50,000	2024	11	$12.50
Muncy, PA
2040 Bennet Ave	1978/2021	Urban Air Adventure Park	60,510	2021	10	$11.00
Lancaster, PA
Shoppes at Stroud	2007/NAV	Ross	25,192	2024	11	$11.00
Stroud Township, PA

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated April 10, 2026.

(3)	Nissley Wine subleases approximately 600 square feet of Reading China&Glass’s premises at The Shops at Rockvale Property.

A-3-57

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%
Inline Rent Comparables(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Year	Lease Term (years)	Annual Base Rent PSF
The Shops at Rockvale(2)	1986-1994/2023	King's Amish Furniture	10,877	2024	5	$16.00
Lancaster, PA
High Pointe Commons	2006/2016	Five Below	8,500	2023	11	$15.50
Harrisburg, PA
Perkasie Square Shopping Center	1994/2019	KM Patel	1,200	2024	5	$27.00
Perkasie, PA
Hershey Square	1994/2023	Five Below	8,515	2021	10	$15.00
Hummelstown, PA
Lycoming Crossing Shopping	2021/2024	Five Below	9,600	2024	15	$19.50
Muncy, PA
New Garden Shopping Center	1979/2000	UPS	1,974	2022	10	$19.00
New Garden, PA
North Londonderry Square	1991/NAV	LHM Physical Therapy Institute	2,000	2024	5	$17.00
Palmyra, PA
Carlisle Commerce Center	1988/2014	Red Wing Shoe	2,000	2022	5	$15.75
York, PA
331-389 N. Reading Road	1969/2002	George M Hanna	3,017	2023	5	$21.88
Ephrata, PA
Ephrata Commons	1987/NAV	Smoking & Vapor of Mochi	2,000	2024	5	$16.00
Ephrata, PA
Carlisle Crossing	2005/NAV	Five Below	9,450	2022	10	$14.50
Carlisle, PA

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated April 10, 2026, with rent steps taken through August 2026.

Appraisal. The appraisal concluded to an “as-is” value for The Shops at Rockvale Property of $42,850,000 as of February 4, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 17, 2026, there was no evidence of any recognized environmental conditions at The Shops at Rockvale Property.

A-3-58

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Shops at Rockvale Property:

Cash Flow Analysis
	2023	2024	1/31/2026 TTM	UW	UW PSF
Base Rent(1)	$3,016,707	$3,351,775	$3,213,852	$3,604,132	$12.32
Percentage Rent	$345,814	$237,100	$376,273	$327,537	$1.12
Vacancy Gross Up	$0	$0	$0	$807,202	$2.76
Gross Potential Rent	$3,362,521	$3,588,875	$3,590,125	$4,738,871	$16.20

Reimbursements	$490,776	$648,323	$741,188	$919,347	$3.14
Other Income(2)	$19,867	$12,042	$38,123	$38,123	$0.13
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	($807,202)	($2.76)
Effective Gross Income	$3,873,164	$4,249,240	$4,369,436	$4,889,138	$16.72

Real Estate Taxes	$264,676	$180,099	$163,144	$133,299	$0.46
Insurance	$45,225	$171,843	$172,272	$157,377	$0.54
Other Operating Expenses	$1,071,479	$1,230,471	$1,197,185	$1,226,315	$4.19
Total Operating Expenses	$1,381,380	$1,582,413	$1,532,601	$1,516,991	$5.19

Net Operating Income	$2,491,784	$2,666,827	$2,836,835	$3,372,148	$11.53
Replacement Reserves	$0	$0	$0	$43,868	$0.15
TI/LC	$0	$0	$0	$175,471	$0.60
Net Cash Flow	$2,491,784	$2,666,827	$2,836,835	$3,152,809	$10.78

Occupancy (%)(3)	66.6%	78.4%	76.0%	85.7%
NOI DSCR	1.24x	1.33x	1.41x	1.68x
NCF DSCR	1.24x	1.33x	1.41x	1.57x
NOI Debt Yield	8.8%	9.4%	10.0%	11.9%
NCF Debt Yield	8.8%	9.4%	10.0%	11.2%

(1)	UW Base Rent is based on the underwritten rent roll dated April 10, 2026, with rent steps taken through February 2027.
(2)	Other Income includes EV charging income, storage rent and other miscellaneous income.
(3)	UW Occupancy (%) represents the underwritten economic occupancy. Historical occupancies represent physical occupancies. 1/31/2026 TTM occupancy is as of the underwritten rent roll dated April 10, 2026.

Escrows and Reserves.

Real Estate Taxes – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of approximately $55,541 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $11,108 monthly.

Insurance – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of approximately $26,230 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at approximately $13,115.

Replacement Reserve – The Shops at Rockvale Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $3,656 for replacement reserves.

Deferred Maintenance – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of $103,354 for deferred maintenance.

TI/LC Reserve – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of $750,000 and an ongoing monthly deposit in an amount equal to approximately $14,623 for future tenant improvements and leasing commissions, subject to a cap of $1,000,000.

Outstanding TI/LC Reserve – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of $800,460 for outstanding tenant improvement allowances and/or leasing commissions due in connection with previously executed leases.

Outstanding Free Rent Reserve – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of $293,415 for outstanding free rent owed in connection with previously executed leases.

Lockbox and Cash Management. The Shops at Rockvale Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by the tenants at The Shops at Rockvale Property into a lender-controlled lockbox account.

A-3-59

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

In addition, the borrower is required to cause all rents received by the borrower or the property manager, as applicable, to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to an account specified by the borrower at any time other than during the continuance of a Cash Management Period (as defined below). During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with The Shops at Rockvale Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount.

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the stated maturity date;
(ii)	a default or an event of default;
(iii)	if, at the end of any calendar quarter, the debt service coverage ratio (“DSCR”) falling below 1.20x; or
(iv)	the commencement of a Trigger Lease Sweep Period (as defined below).

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i), The Shops at Rockvale Mortgage Loan and all other obligations under The Shops at Rockvale Mortgage Loan documents have been repaid in full;
●	with regard to clause (ii), the default or event of default has been cured and no other default or event of default has occurred and is continuing;
●	with regard to clause (iii), the DSCR being at least 1.25x for two consecutive calendar quarters; or
●	with regard to clause (iv), the Trigger Lease Sweep Period has ended.

A “Trigger Lease Sweep Period” will commence upon the occurrence of any of the following:

(i)	the earlier of (a) the date that is six months prior to the end of any lease which covers 20,000 or more rentable square feet (a “Trigger Lease”) (including any renewal terms) at The Shops at Rockvale Property or (b) the date the tenant of such lease actually gives notice (whether actual or constructive) of its intention not to renew or extend;
(ii)	the date required under a Trigger Lease by which the tenant under such lease is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that such tenant gives notice of its intention not to renew or extend its lease;
(iii)	any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under such lease gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its lease (or any material portion thereof);
(iv)	any tenant under a Trigger Lease (a) subleases 25% or more of its premises; or (b) discontinues its business in 25% or more of its premises (“goes dark”) or gives notice (whether actual or constructive) that it intends to do the same;
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the tenant under such lease; or
(vi)	the occurrence of an insolvency or bankruptcy proceeding, among other things by any tenant under a Trigger Lease, its parent company or the lease guarantor under a Trigger Lease, as described in The Shops at Rockvale Mortgage Loan documents (a “Trigger Tenant Insolvency Proceeding”).

A Trigger Lease Sweep Period will end upon the earlier to occur of (y) the determination by the lender that sufficient excess cash has been reserved to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable leases that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required thereunder during any period of time that rents are insufficient as a result of down-time or free rent periods, or (z) the occurrence of any of the following:

●	with regard to clauses (i), (ii), (iii) or (iv), the earlier to occur of (A) the date on which the tenant under a Trigger Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s judgement, sufficient excess cash has been reserved (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved trigger lease leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under a Trigger Lease (or portion thereof) that gave rise to the Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with The Shops at Rockvale Mortgage Loan documents, and all approved trigger lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;
●	with regard to clause (v), the subject tenant default has been cured, and no other tenant default has occurred for a period of six consecutive months following such cure; or
●	with respect to clause (vi), if the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

Terrorism Insurance. The Shops at Rockvale Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Shops at Rockvale Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-60

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

A-3-61

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

A-3-62

Mortgage Loan No. 8 – Frontera Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
				Location:	Austin, TX 78728
Original Balance:		$27,600,000		General Property Type:	Office
Cut-off Date Balance:		$27,600,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		5.1%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1984/2022
Borrower Sponsor:		FREP III Holdings, L.L.C.		Size:	165,258 SF
Guarantor:		FREP III Holdings, L.L.C.		Cut-off Date Balance PSF:	$167
Mortgage Rate:		7.3660%		Maturity Date Balance PSF:	$167
Note Date:		4/22/2026		Property Manager:	Moore & Associates, Inc.
Maturity Date:		5/6/2031
Original Term to Maturity:		60 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$3,532,138
IO Period:		60 months		UW NCF	$3,069,415
Seasoning:		1 month		UW NOI Debt Yield:	12.8%
Prepayment Provisions:		L(25),D(28),O(7)		UW NCF Debt Yield:	11.1%
Lockbox/Cash Mgmt Status:		Hard/In Place(1)		UW NOI Debt Yield at Maturity:	12.8%
Additional Debt Type:		NAP		UW NCF DSCR:	1.49x
Additional Debt Balance:		NAP		Most Recent NOI(3):	$4,093,804 (2/28/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(3):	$3,282,390 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$3,062,466 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	84.7% (3/1/2026)
RE Taxes:	$190,567	$38,113	NAP	2nd Most Recent Occupancy(4):	88.7% (12/31/2024)
Insurance:	$19,438	Springing	NAP	3rd Most Recent Occupancy(4):	83.8% (12/31/2023)
Replacement Reserve:	$0	$4,131	NAP	Appraised Value (as of)(5):	$44,500,000 (2/19/2026)
TI/LC Reserve:	$1,000,000	$34,429	$2,500,000	Appraised Value PSF:	$269
				Cut-off Date LTV Ratio:	62.0%
				Maturity Date LTV Ratio:	62.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$27,600,000	95.9%	Loan Payoff:	$27,005,221	93.8%
Sponsor Equity:	$1,189,286	4.1%	Upfront Reserves:	$1,210,005	4.2%
			Closing Costs:	$574,060	2.0%
Total Sources:	$28,789,286	100.0%	Total Uses:	$28,789,286	100.0%

(1)	A Cash Management Period (as defined below) commenced at the origination of the Frontera Crossing Mortgage Loan (as defined below) and will end when the TI/LC reserve balance is equal to $2,500,000 and the collective balance of the rollover reserve and excess cash flow accumulated during a Cash Management Period (as defined below) is equal to $4,236,115, which amount may be reduced as described in the Frontera Crossing Mortgage Loan documents.
(2)	See “Escrows and Reserves” below.
(3)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily attributable to the new and renewal leasing of four tenants since 2025 accounting for approximately $1.3 million in underwritten base rent.
(4)	Occupancies represent the average occupancy in each respective year, except for Most Recent Occupancy which is as of the underwritten rent roll dated March 1, 2026.
(5)	The Appraised Value includes $3,600,000 for excess land at the Frontera Crossing Property (as defined below).

The Mortgage Loan. The eighth largest mortgage loan (the “Frontera Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $27,600,000 and secured by the borrower’s fee interest in a 165,258 square foot suburban office located in Austin, Texas (the “Frontera Crossing Property”).

The Borrower and the Borrower Sponsor. The borrower is Frontera Crossing LLC, a Delaware limited liability company and single purpose entity. The borrower sponsor and the non-recourse carveout guarantor is FREP III Holdings, L.L.C., an entity managed by Farallon Capital Management, L.L.C. Farallon Capital Management, L.L.C. is a San Francisco-based investment platform founded in 1986 by Thomas Steyer that pursues real estate, private equity, private credit, long/short equity, merger arbitrage, and risk arbitrage. Farallon Capital Management, L.L.C. has over 350 employees in seven offices across the United States, United Kingdom, Hong Kong, Japan, Singapore, and Brazil and currently has $44 billion in assets under management.

The Property. The Frontera Crossing Property is a single four-story office building containing 165,258 square feet of net rentable area in Austin, Texas, approximately 16 miles north of downtown Austin. The Frontera Crossing Property is situated on an approximately 19.437-acre site, of which 5.521 acres is considered excess land. The Frontera Crossing Property was constructed in 1984 and most recently renovated in 2022. Since acquiring the Frontera Crossing Property in 2021, the borrower sponsor has invested over $3 million in capital expenditures, consisting of a full remodel of the lobby, a new amenity center, modernization of elevators, chiller replacement, and fire corridor improvements. Property amenities include controlled access, an on-site management office, a newly renovated tenant lounge and game room, and a newly renovated locker room with showers. The Frontera Crossing Property features 706 surface parking spaces, resulting in a parking ratio of approximately 4.27 spaces per 1,000 square feet and is above average for the market. The excess land tract includes 290 surface parking spaces.

A-3-63

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

At acquisition in 2021, the Frontera Crossing Property was 77.0% occupied and the borrower sponsor successfully leased it up to 97.1% with 84.7% physical occupancy as of March 1, 2026. Since May 2023, the borrower sponsor has executed 119,201 square feet (72.1% of net rentable area) of new and renewal leases. The most recent occupancy of 84.7% excludes 20,440 square feet of space that is leased to tenants that are dark but continue to pay their contractual rents. Additionally, 59,513 square feet (36.0% of net rentable area) at the Frontera Crossing Property are occupied by five tenants under subleases from three prime tenants. See “Major Tenants” below.

Major Tenants.

Celink (37,539 SF, 22.7% of NRA, 26.4% of underwritten base rent). Celink, a private company founded in 1969 and headquartered in Lansing, Michigan, is a reverse mortgage servicer that manages loan portfolios and compliance for lenders across the United States. Celink has been a tenant at the Frontera Crossing Property since July 2019 when it commenced its initial lease for a period of 66 months. Shortly after commencement, the tenant expanded its space by an additional 16,977 square feet and extended the lease term through December 2027. Celink has no renewal or termination options.

Celink subleases its entire leased space to three subtenants, including (i) 16,977 square feet at $25.98 per square foot to Riot Platforms, Inc., (NASDAQ: RIOT) that operates Bitcoin mining facilities and develops data centers to support high-density computing, (ii) 8,440 square feet at $18.00 per square foot to WONIK IPS USA, Inc., a private semiconductor technology company that supplies advanced semiconductor equipment, specialty materials and process solutions to chip manufacturers and (iii) 12,122 square feet at $9.82 per square foot to BookedBy, Inc., a cloud-based business management and appointment-scheduling software company that is headquartered at the Frontera Crossing Property. The Celink subleases are co-terminus with the prime lease, which expires on December 31, 2027. None of the sublease tenants received any tenant improvement allowances.

BGE, Inc. (35,715 SF, 21.6% of NRA, 25.1% of underwritten base rent). BGE, Inc. (“BGE”), founded in 1975 and headquartered in Houston, Texas, is a privately-held civil engineering consulting firm with over 1,000 employees and 22 offices across six states. BGE provides services including civil engineering, environmental consulting, surveying, planning, and construction management for public and private infrastructure projects. BGE commenced its initial lease in April 2019 for a seven-year term and in March 2022 extended its lease to its current expiration in April 2029. BGE has one, five-year renewal option remaining and no termination options.

BGE is currently subleasing a portion of its space to Crossroads Utility Services, LLC (“Crossroads Utility”), a privately held utility operations company that provides full-service water and wastewater management solutions to municipal utility districts in Central Texas. Crossroads Utility currently subleases 9,781 square feet at a rate of $22.00 per square foot. The sublease is coterminous with the prime lease. Crossroads Utility did not receive any tenant improvement allowance as part of its sublease.

Micron Technology, Inc. (17,072 SF, 10.3% of NRA, 12.1% of underwritten base rent). Micron Technology, Inc. is a Boise, Idaho-based global semiconductor company (NASDAQ: MU) founded in 1978 that designs and manufactures memory and storage solutions used in computing, mobile, data center and artificial intelligence applications. Micron Technologies, Inc. has been a tenant at the Frontera Crossing Property since April 2015 and has since expanded its premises twice, increasing its footprint from 9,130 square feet to 17,072 square feet. In October 2021, Micron Technologies, Inc. renewed its lease through March 2028. Micron Technologies, Inc. has one, five year renewal option remaining and no termination options.

The following table presents certain information relating to the tenancy at the Frontera Crossing Property:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Celink(3)	NR/NR/NR	37,539	22.7%	$976,014	26.4%	$26.00	12/31/2027	No	None
BGE, Inc.	NR/NR/NR	35,715	21.6%	$928,590	25.1%	$26.00	4/30/2029	No	1 x 5 yr
Micron Technology, Inc.	BBB+/Baa2/BBB	17,072	10.3%	$447,177	12.1%	$26.19	3/31/2028	No	1 x 5 yr
US Marine Corps (USMC)	NR/NR/NR	12,957	7.8%	$390,524	10.5%	$30.14	4/22/2030	Yes(5)	None
Aspen University(4)	NR/NR/NR	12,193	7.4%	$323,114	8.7%	$26.50	10/31/2028	No	2 x 5 yr
Subtotal/Wtd. Avg.		115,476	69.9%	$3,065,420	82.8%	$26.55
Other Tenants		24,469	14.8%	$636,597	17.2%	$26.02
Total Occupied Space		139,945	84.7%	$3,702,016	100.0%	$26.45
Vacant Space		25,313	15.3%
Total/Wtd. Avg.		165,258	100.0%

(1)	Information is based on the underwritten rent roll dated March 1, 2026, with rent steps taken through June 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Celink currently subleases all of its space to three subtenants.
(4)	Aspen University currently subleases 12,193 square feet of its total 22,073 square foot leased space to Galen Health Institutes. The remaining 9,880 square feet of space is currently dark and is underwritten as vacant.
(5)	If sufficient funds are not appropriated by the United States Government, the United States Government may terminate the lease of the US Marine Corps at any time by providing no less than 180 days prior written notice to the landlord.

A-3-64

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

The following table presents certain information with respect to the lease rollover at the Frontera Crossing Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2026/MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	37,539	23.0%	23.0%	$976,014	26.4%	26.4%	$26.00
2028	3	40,171	24.6%	47.6%	$1,086,949	29.4%	55.7%	$27.06
2029	2	45,094	27.6%	75.2%	$1,189,932	32.1%	87.9%	$26.39
2030	2	15,102	9.3%	84.5%	$449,121	12.1%	100.0%	$29.74
2031	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
Vacant	0	25,313	15.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	8	163,219(2)	100.0%		$3,702,016	100.0%		$26.84(3)

(1)	Information is based on the underwritten rent roll dated March 1, 2026, with rent steps taken through June 2027.
(2)	Total SF Rolling is exclusive of a 2,039 SF Amenity Center that is not under a lease.
(3)	Weighted average UW Rent PSF Rolling excludes vacant space and Amenity Center SF.

The Market.

The Frontera Crossing Property is located in Austin, Texas, approximately 16 miles north of downtown Austin. Primary access to the Frontera Crossing Property is provided by Interstate 35, which provides direct access to downtown Austin and the greater metropolitan area, and U.S. Highway 45. The Frontera Crossing Property is located within a major industrial and commercial node of the surrounding area, featuring several industrial / distribution centers as well as large retail centers including Walmart, Target, H-E-B, Lowe’s, Home Depot and Sam’s. The Texas Capitol, The University of Texas at Austin, Dell Medical Center, St. David’s Round Rock Medical Center and Austin-Bergstrom International Airport are an approximately 40-minute drive from the Frontera Crossing Property, while Austin Executive Airport is 20 minutes away. The largest employers in the Austin metropolitan area include H-E-B, Tesla, Dell, St. David’s Healthcare, Ascension, Amazon, and Apple.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Frontera Crossing Property was 7,802, 92,189 and 273,584, respectively, and the 2025 estimated average household income within the same radii was approximately $94,725, $110,680 and $127,748, respectively.

According to the appraisal, the Frontera Crossing Property is located in the North/Domain submarket within the Austin-Round Rock-San Marcos, TX office market. As of the fourth quarter of 2025, the North/Domain office submarket had an inventory of 10.9 million square feet of office space, with an occupancy rate of 86.8% and an average asking rent of $46.65 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Frontera Crossing Property:

Market Rent Summary(1)
Market Rent (PSF per Year)	$26.50
Lease Term (Years)	5
Lease Type (Reimbursements)	Net
Rent Increase Projection (per Year)	3% per annum
Tenant Improvements (New Tenant) (PSF)	$40.00
Tenant Improvements (Renewal) (PSF)	$5.00

(1)	Source: Appraisal.

A-3-65

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

The following table presents recent leasing data at comparable retail properties with respect to the Frontera Crossing Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Frontera Crossing 101 West Louis Henna Boulevard Austin, TX	1984/2022	165,258(2)	BGE, Inc.(2)	35,715(2)	May-26(2)	36(2)	$26.00 (2)
The Summit at La Frontera 810 Hester's Crossing Round Rock, TX	2001/NAP	87,261	NAV	6,065	December-25	66	$28.50
Crossings at Lakeline 11001 Lakeline Boulevard Austin, TX	2007/NAP	232,773	Pulte Homes	28,715	July-26	108	$25.50
Pecan Park I 10800 Pecan Park Boulevard Austin, TX	2009/NAP	136,501	You’re My Boy Blue	2,772	November-25	63	$29.00
Amber Oaks 9301-9601 Amberglen Boulevard Austin, TX	1999/2007	648,301	CompuGroup Medical	3,160	July-25	65	$25.50
Paloma Ridge | Building A, B,C and Lot 4 13620 Ranch Road 620 North Austin, TX	2015/NAP	377,044	TriPointe Homes	4,377	March-24	66	$28.50

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 1, 2026, with rent steps taken through June 2027.

Appraisal. The appraisal concluded to an “as-is” value for the Frontera Crossing Property of $44,500,000 as of February 19, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 19, 2026, there was no evidence of any recognized environmental conditions at the Frontera Crossing Property.

A-3-66

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Frontera Crossing Property:

Cash Flow Analysis
	2023	2024	2/28/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,278,899	$3,605,080	$4,016,688	$4,372,811	$26.46
Recovery Income	$1,743,848	$1,814,908	$1,945,541	$1,711,192	$10.35
Other Income(2)	$86,156	$84,829	$89,670	$89,670	$0.54
Vacancy and Concessions	($182,443)	($345,743)	$0	($670,795)	($4.06)
Effective Gross Income	$4,926,460	$5,159,075	$6,051,899	$5,502,878	$33.30

Taxes	$570,483	$592,481	$439,683	$457,361	$2.77
Insurance	$67,833	$79,816	$91,387	$77,752	$0.47
Other Operating Expenses	$1,225,678	$1,204,388	$1,427,025	$1,435,628	$8.69
Total Operating Expenses	$1,863,994	$1,876,685	$1,958,095	$1,970,740	$11.93

Net Operating Income	$3,062,466	$3,282,390	$4,093,804	$3,532,138	$21.37
Capital Expenditures	$0	$0	$0	$49,577	$0.30
TI/LC	$0	$0	$0	$413,145	$2.50
Net Cash Flow	$3,062,466	$3,282,390	$4,093,804	$3,069,415	$18.57

Occupancy %(3)	83.8%	88.7%	84.7%	89.0%
NOI DSCR	1.49x	1.59x	1.99x	1.71x
NCF DSCR	1.49x	1.59x	1.99x	1.49x
NOI Debt Yield	11.1%	11.9%	14.8%	12.8%
NCF Debt Yield	11.1%	11.9%	14.8%	11.1%

(1)	Gross Potential Rent is based on the underwritten rent roll dated March 1, 2026, with rent steps taken through June 2027.
(2)	Other Income is comprised of telecom income and other miscellaneous fees.
(3)	Occupancy % represents the average physical occupancy in each respective year, except for 2/28/2026 TTM Occupancy %, which is as of the rent roll date of March 1, 2026. UW Occupancy % represents underwritten economic occupancy and considers dark spaces as vacant.

Escrows and Reserves.

Real Estate Taxes – The Frontera Crossing Mortgage Loan documents require an upfront reserve of approximately $190,567 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $38,113.

Insurance – The Frontera Crossing Mortgage Loan documents require an upfront reserve of approximately $19,438 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at approximately $6,479. Notwithstanding the foregoing, the borrower is not required to make such deposit if an acceptable blanket policy is in place. An acceptable blanket policy was in place at origination of the Frontera Crossing Mortgage Loan.

Replacement Reserve – The Frontera Crossing Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $4,131 for replacement reserves.

TI/LC Reserve – The Frontera Crossing Mortgage Loan documents require an upfront reserve of $1,000,000 and an ongoing monthly deposit in an amount equal to $2.50 per square foot, or approximately $34,429 for future tenant improvements and leasing commissions, capped at $2,500,000.

Lockbox and Cash Management. The Frontera Crossing Mortgage Loan is structured with a hard lockbox and in-place cash management. The Frontera Crossing Mortgage Loan documents require the borrower to direct all rents to be directly deposited into the lockbox account. During a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily into a cash management account controlled by the lender and applied in accordance with the Frontera Crossing Mortgage Loan documents. Once a Cash Management Period is no longer continuing, all funds in the lockbox account are required to be swept daily to an account designated by the borrower.

A-3-67

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

A “Cash Management Period” commenced at the origination of the Frontera Crossing Mortgage Loan and will end upon (a) the Frontera Crossing Mortgage Loan and all other obligations under the Frontera Crossing Mortgage Loan documents being repaid in full, or (b) the lender giving notice that the Cash Management Period may end, which the lender will only be required to give if the TI/LC reserve balance is equal to $2,500,000 and the collective balance of the TI/LC reserve and the excess cash flow accumulated during a Cash Management Period is equal to $4,236,115, which amount may be reduced as described in the Frontera Crossing Mortgage Loan documents. Following the end of the initial Cash Management Period, a Cash Management Period will commence upon any of the following:

(i)	the stated maturity date;
(ii)	the occurrence of a default or an event of default;
(iii)	on the last day of any calendar quarter, the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) falling below 1.45x; or
(iv)	the commencement of a Lease Sweep Period (as defined below).

A Cash Management Period, other than the initial Cash Management Period, will end upon the occurrence of the following:

●	with regard to clause (i), the Frontera Crossing Mortgage Loan and all other obligations under the Frontera Crossing Mortgage Loan documents have been repaid in full;
●	with regard to clause (ii), the cure of such default or event of default and no other default or event of default has occurred and is continuing;
●	with regard to clause (iii), the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.45x for two consecutive calendar quarters; or
●	with regard to clause (iv), the cure of such Lease Sweep Period (as defined below).

A “Lease Sweep Period” will commence upon the earliest of the following:

(i)	the date that is twelve months prior to the end of the lease of Celink, BGE, or any current or future lease which covers 25,000 or more of the rentable square footage at the Frontera Crossing Property (a “Lease Sweep Tenant”), including any renewal terms, and the applicable tenant has not renewed its lease;
(ii)	the date required under a lease by which the applicable Lease Sweep Tenant is required to give notice of its exercise of a renewal option, and such renewal has not been exercised;
(iii)	any lease is surrendered, cancelled or terminated prior to its then current expiration date by a Lease Sweep Tenant, or any Lease Sweep Tenant gives notice of its intention to terminate, surrender or cancel its lease (or any material portion thereof);
(iv)	any Lease Sweep Tenant discontinues its business in any material portion of its premises (“goes dark”) excluding (y) any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days and not more than 90 days in any 12-month period so long as the related Lease Sweep Tenant is otherwise in compliance with its lease, (B) caused solely by casualty or condemnation or renovations pursuant to the terms of its lease or (C) caused by force majeure and (z) the sublease of any portion of its space to one or more subtenants who are actively conducting business in their premises and the Lease Sweep Tenant remains liable for the payment of rent under its lease and are otherwise in compliance with the terms contained therein;
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary or material non-monetary default by a Lease Sweep Tenant under its lease; or
(vi)	the occurrence of an insolvency or bankruptcy proceeding by any Lease Sweep Tenant, its parent company or the lease guarantor under a Lease Sweep Tenant’s lease, as described in the Frontera Crossing Mortgage Loan documents (a “Trigger Tenant Insolvency Proceeding”).

A Lease Sweep Period will end upon the earliest of the following:

●	with regard to clauses (i), (ii), (iii) and (iv), the earliest of the following:
o	if Celink is the Lease Sweep Tenant, the collective balance of the rollover reserve and the excess cash flow accumulated during a Cash Management Period is at least $4,236,115, which amount may be reduced as described in the Frontera Crossing Mortgage Loan documents;
o	if BGE is the Lease Sweep Tenant, the collective balance of the rollover and special rollover reserves is at least $2,931,110, which amount may be reduced as described in the Frontera Crossing Mortgage Loan documents;
o	the lender determines sufficient funds have accumulated in the special rollover reserve to pay for all expenses related to re-leasing the applicable space, including brokerage commissions and tenant shortfalls, and any anticipated shortfalls of payments required under the Frontera Crossing Mortgage Loan documents as a result of down-time or free rent periods;
o	the date on which the Lease Sweep Tenant exercises its renewal or extension option (or otherwise enters into an extension with the borrower and acceptable to the lender) with respect to all of the space under its lease and in the lender’s judgment, sufficient funds have accumulated in the special rollover reserve for any anticipated expenses related to such renewal or extension; or
o	the date on which all space under the applicable lease has been fully leased to a replacement lease(s), has been entered into in accordance with the Frontera Crossing Mortgage Loan documents and all expenses related to such re-leasing have been paid in full;

●	with regard to clause (v), the tenant default has been cured, and no other default has occurred for a period of six consecutive months following such cure; or
●	with respect to clause (vi), if the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

Terrorism Insurance. The Frontera Crossing Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Frontera Crossing Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-68

Office – Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

A-3-69

Office – Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

20450 STEVENS CREEK BOULEVARD

8
7
Amazon.com
39,839 SF 4/30/27
6
5
4
3
2
Apple - C8A
120,403 SF 4/30/32
1
Gridmatic
5,246 SF 12/31/27
Vacant
962 SF
Apple - C8A
948 SF 4/30/32
Vacant
7,292 SF

20400 STEVENS CREEK BOULEVARD

8
Vacant
5,817 SF
Aptiv Services US, LLC
2,710 SF 02/28/31
Aptiv Services US, LLC
11,778 SF 05/31/31
7
Aemetis
9,880 SF 5/31/28
Vacant
11,990 SF
6
5
4
Amazon AWS
72,461 SF 01/31/29
3
Morgan Stanley (C8A)
22,775 SF 02/28/33
Powerquark Inc
2,160 SF 06/30/27
2
EFINIX
7,342 SF 10/31/27
Biel Crystal (USA) Inc.
2,197 SF 03/31/27
Vacant
8,398 SF
Keyence Corporation of America
3,115 SF 07/31/31
RealSense (Eyesno)
3,191 SF 07/31/28
1
Sunway Communication, Inc.
7,597 SF 05/31/31
PROM Eng
1,467 SF 01/31/36
PROM Mgmt
3,420 SF 3/31/36
Gridmatic
6,850 SF 12/31/27
Vacant
2027 - 2028
2029 - 2030
2031 - 2032
2033+

A-3-70

Office – Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

A-3-71

Mortgage Loan No. 9 – The Towers at Cupertino City Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
				Location:	Cupertino, CA 95014
Original Balance(1):		$25,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$25,000,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		4.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1987/2024
Borrower Sponsor:		Prometheus Real Estate Group, Inc.		Size:	357,838 SF
Guarantor:		DNS Real Estate, LLC		Cut-off Date Balance PSF(1):	$405
Mortgage Rate:		6.4420%		Maturity Date Balance PSF(1):	$405
Note Date:		2/20/2026		Property Manager:	Prometheus Real Estate Group, Inc. (borrower-related)
Maturity Date:		3/11/2031
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$16,406,214
IO Period:		60 months		UW NCF:	$15,997,889
Seasoning:		3 months		UW NOI Debt Yield(1):	11.3%
Prepayment Provisions(2):		L(27),D(31),O(2)		UW NCF Debt Yield(1):	11.0%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	11.3%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.69x
Additional Debt Balance(1):		$120,000,000		Most Recent NOI:	$16,942,082 (12/31/2025)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$17,571,384 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$15,854,039 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	89.8% (2/11/2026)
RE Taxes:	$273,252	$273,252	NAP	2nd Most Recent Occupancy:	91.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	95.8% (12/31/2023)
Replacement Reserve:	$171,433	$5,962	$214,632	Appraised Value (as of):	$228,000,000 (1/13/2026)
Leasing Reserve:	$2,000,000	$59,615	$3,000,000	Appraised Value PSF:	$637
Existing TI/LC Reserve:	$3,069,418	$0	NAP	Cut-off Date LTV Ratio(1):	63.6%
Rent Concession Reserve:	$665,801	$0	NAP	Maturity Date LTV Ratio(1):	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$145,000,000	100.0%	Loan Payoff:	$117,743,428	81.2%
			Return of Equity:	$17,663,238	12.2%
			Upfront Reserves:	$6,179,904	4.3%
			Closing Costs:	$3,413,431	2.4%
Total Sources:	$145,000,000	100.0%	Total Uses:	$145,000,000	100.0%

(1)	The Towers at Cupertino City Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $145,000,000. The information presented above is based on The Towers at Cupertino City Center Whole Loan (as defined below).
(2)	Defeasance of The Towers at Cupertino City Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Towers at Cupertino City Center Whole Loan to be securitized and (b) February 20, 2029. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the WFCM 2026-5C10 securitization in June 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The ninth largest mortgage loan (“The Towers at Cupertino City Center Mortgage Loan”) is part of a whole loan (“The Towers at Cupertino City Center Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal amount of $145,000,000. The Towers at Cupertino City Center Whole Loan is secured by the borrower’s fee interest in a suburban office property totaling 357,838 SF located in Cupertino, California (“The Towers at Cupertino City Center Property”).

The Towers at Cupertino City Center Whole Loan was originated by Wells Fargo Bank, National Association (“WFB”). The Towers at Cupertino City Center Mortgage Loan is evidenced by the non-controlling Note A-2-1-1 of The Towers at Cupertino City Center Whole Loan, with an original principal balance of $25,000,000. The Towers at Cupertino City Center Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BANK5 2026-5YR22 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-72

Office – Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

The following table identifies the promissory notes that comprise The Towers at Cupertino City Center Whole Loan:

The Towers at Cupertino City Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	BANK5 2026-5YR22	Yes
A-1-2	$20,000,000	$20,000,000	BBCMS 2026-5C41	No
A-1-3	$20,000,000	$20,000,000	WFCM 2026-5C9	No
A-2-1-1	$25,000,000	$25,000,000	WFCM 2026-5C10	No
A-2-1-2(1)	$15,000,000	$15,000,000	WFB	No
A-2-2	$5,000,000	$5,000,000	WFCM 2026-5C9	No
Total	$145,000,000	$145,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is CCC Buildings, LP, a California limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Towers at Cupertino City Center Whole Loan. The borrower sponsor is Prometheus Real Estate Group, Inc. and the non-recourse carveout guarantor is DNS Real Estate, LLC.

Headquartered in San Mateo, California, Prometheus Real Estate Group, Inc. (“Prometheus”) has focused on the acquisition, development, and management of high-quality residential, office and retail properties since its founding by Sanford Diller in 1965. Over more than six decades, Prometheus has grown to manage 13,600 apartments and over 25 office and retail properties, representing over one million SF, across the San Francisco Bay Area, Portland, Oregon and Seattle, Washington. Prometheus currently has 2,100 apartments in its development pipeline, and its portfolio spans 52 distinct neighborhoods.

The Property. The Towers at Cupertino City Center Property is a Class A multi-tenant, suburban office property consisting of two, eight-story office buildings, each featuring a subterranean garage, totaling 357,838 SF, located in Cupertino, California. Built in 1987 and most recently renovated in 2024, The Towers at Cupertino City Center Property is constructed on an approximately 3.22-acre site and contains 1,102 parking spaces (approximately 3.1 spaces per 1,000 SF). As of February 11, 2026, The Towers at Cupertino City Center Property was 89.8% leased to 13 unique tenants and has a weighted-average remaining lease term of 4.1 years.

Major Tenants.

Apple (121,351 SF; 33.9% of NRA; 34.7% of UW Rent). Apple is a public technology company headquartered in Cupertino, California, known for creating consumer electronics, software platforms, and digital services. Apple’s ecosystem spans hardware (iPhone, Mac, iPad, Apple Watch, AirPods), software (iOS, macOS, watchOS), and services (Apple Music, iCloud, App Store, Apple TV+). Apple has been at The Towers at Cupertino City Center Property since 2014, has a lease expiration date in April 2032, has two, five-year renewal options and has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. The termination option requires Apple to pay a termination fee equal to three months of base rent, plus the unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.

Amazon (112,300 SF; 31.4% of NRA; 36.1% of UW Rent). Each of Amazon Web Services, Inc. (72,461 SF; 20.2% of NRA; 25.0% of UW Rent) (“Amazon AWS”) and Amazon.com (39,839 SF; 11.1% of NRA; 11.1% of UW Rent) (“Amazon.com”, and together with Amazon AWS, “Amazon”) lease a space at The Towers at Cupertino City Center Property. Amazon AWS provides cloud computing services. Amazon AWS has been located at The Towers at Cupertino City Center Property since 2018 and has a lease expiration date of January 31, 2029, with two five-year renewal options and no termination option. Amazon.com has been located at The Towers at Cupertino City Center Property since 2007 and has a lease expiration date of April 30, 2027, with two five-year renewal options and no termination option.

Morgan Stanley (22,775 SF; 6.4% of NRA; 8.1% of UW Rent). Founded in 1935 and headquartered in New York City, Morgan Stanley is a global financial services firm employing over 80,000 people and operating across over 40 countries. Morgan Stanley has been located at The Towers at Cupertino City Center Property since 1998 and has a lease expiration date of February 28, 2033, with two, five-year renewal options and has the one time right to terminate its lease on November 30, 2030 by providing a notice prior to January 31, 2030 and subject to a termination fee of approximately $1,134,332.

A-3-73

Office – Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at The Towers at Cupertino City Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
Apple	Aaa/NR/AA+	121,351	33.9%	$5,947,662	34.7%	$49.01	4/30/2032	2 x 5 Yr	Y(3)
Amazon	A1/AA-/AA	112,300	31.4%	$6,182,671	36.1%	$55.05	Various(4)	Various(5)	N
Morgan Stanley	A1/A+/A-	22,775	6.4%	$1,386,942	8.1%	$60.90	2/28/2033	2 x 5 Yr	Y(6)
Aptiv Services US, LLC	Baa2/BBB/BBB	14,488	4.0%	$752,101	4.4%	$51.91	Various(7)	1 x 5 Yr	N
Gridmatic	NR/NR/NR	12,096	3.4%	$657,539	3.8%	$54.36	12/31/2027	1 x 3 Yr	N
Major Tenants Subtotal/Wtd. Avg.		283,010	79.1%	$14,926,915	87.1%	$52.74
Other Tenants		38,209	10.7%	$2,203,807	12.9%	$57.68
Occupied Subtotal/Wtd. Avg.		321,219	89.8%	$17,130,722	100.0%	$53.33
Vacant Space		36,619	10.2%
Total/Wtd. Avg.		357,838	100.0%

(1)	Based on the underwritten rent roll dated February 11, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Apple has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. Apple will be required to pay a termination fee equal to three months of base rent, plus unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.
(4)	Amazon has multiple leases, with the Amazon.com lease expiring April 30, 2027 (39,839 SF) and the Amazon AWS lease expiring January 31, 2029 (72,461 SF).
(5)	Amazon has two, five-year renewal options with respect to its Amazon.com space (39,839 SF) and Amazon AWS space (72,461 SF).
(6)	Morgan Stanley has a one-time right to terminate its lease effective November 30, 2030 by providing notice prior to January 31, 2030 and payment of a termination fee of approximately $1,134,332.
(7)	Aptiv Services US, LLC has multiple leases which are set to expire February 28, 2031 (2,710 SF) and May 31, 2031 (11,778 SF).

The following table presents certain information relating to the lease rollover schedule at The Towers at Cupertino City Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	4	61,474	17.2%	17.2%	$3,158,646	18.4%	18.4%	$51.38
2028	2	13,071	3.7%	20.8%	$799,947	4.7%	23.1%	$61.20
2029	1	72,461	20.2%	41.1%	$4,275,666	25.0%	48.1%	$59.01
2030	0	0	0.0%	41.1%	$0	0.0%	48.1%	$0.00
2031	4	25,200	7.0%	48.1%	$1,340,658	7.8%	55.9%	$53.20
2032	1	121,351	33.9%	82.0%	$5,947,662	34.7%	90.6%	$49.01
2033	1	22,775	6.4%	88.4%	$1,386,942	8.1%	98.7%	$60.90
2034	0	0	0.0%	88.4%	$0	0.0%	98.7%	$0.00
2035	0	0	0.0%	88.4%	$0	0.0%	98.7%	$0.00
2036	2	4,887	1.4%	89.8%	$221,201	1.3%	100.0%	$45.26
2037 & Thereafter	0	0	0.0%	89.8%	$0	0.0%	100.0%	$0.00
Vacant	0	36,619	10.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	357,838	100.0%		$17,130,722	100.0%		$53.33(2)

(1)	Based on the underwritten rent roll dated February 11, 2026.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Towers at Cupertino City Center Property is a two-building, eight-story, Class A suburban office complex located in Cupertino, California, and within the San Jose-Sunnyvale-Santa Clara, California Metropolitan Statistical Area. The Santa Clara Valley is characterized as a highly urbanized area and is known as Silicon Valley, home to many of the world’s largest high-technology corporations. Positioned along Stevens Creek Boulevard, a six-lane major highway with full urban improvements, The Towers at Cupertino City Center Property benefits from strong visibility and drive-by exposure in a central part of Cupertino, with I-280 and SR-85 providing regional connectivity across Santa Clara County and adjacent employment nodes. The immediate land-use pattern around The Towers at Cupertino City Center Property is mixed, with a concentration of office and multifamily units supported by retail and industrial developments. Retail amenities such as Target and Whole Foods, and other retail centers are within close proximity (less than approximately one mile) along Steven Creek Boulevard, providing dining and convenience options. Demand is reinforced by proximity to major technology employers such as the Apple Campus and the broader Silicon Valley technology/research and development base.

A-3-74

Office – Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

According to the appraisal, The Towers at Cupertino City Center Property is located within the Cupertino office submarket of the Santa Clara County office market. As of the fourth quarter of 2025, the Cupertino office submarket had an inventory of approximately 7,567,340 SF with a vacancy rate of 2.4% and asking rent of $57.38 PSF. The appraiser concluded a market rent of $51.00 for The Towers at Cupertino City Center Property.

According to a third party research report, the 2025 population within a one-, three- and five-mile radius of The Towers at Cupertino City Center Property was 22,146, 197,935 and 479,618, respectively. The median household income within the same radii, as of 2025, was $209,161, $203,120 and $184,522, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Towers at Cupertino City Center Property:

Market Rent Summary
Market Rent (PSF)	$51.00
Lease Term (Years)	5.3
Lease Type	Triple Net
Escalations (Annual)	3.0%
Tenant Improvements (New/Renewal)	$50 / $20
Leasing Commissions (New/Renewal)	$23 / $18
Free Rent (Months) (New/Renewal)	4 / 2

Source: Appraisal.

The table below presents certain information relating to comparable office leases with respect to The Towers at Cupertino City Center Property:

Comparable Office Leases
Property Name/Location	Year Built/Renovated	Occ	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
The Towers at Cupertino City Center 20400 & 20450 Stevens Creek Boulevard Cupertino, CA 95014	1987/2024	89.8%(1)	357,838(1)	-	-	-	-
Century Plaza I 550 S. Winchester Blvd San Jose, CA 95128	1986/NAV	96.7%	105,673	BMC Software	Feb-26 / 4.0	9,826	$66.00
One Santana West 3155 Olsen Drive San Jose, CA 95117	2022/NAV	88.4%	365,968	Etched.AI	Jan-26 / 4.6	15,197	$53.16
Santa Clara Square 2755 Augustine Drive Santa Clara, CA 95054	2015/NAV	100.0%	244,062	REEVO	Oct-25 / 3.3	11,922	$55.80
Mountain View Gateway 800 W El Camino Real Mountain View, CA 94040	1988/NAV	86.9%	118,457	Otter.ai	Jul-25 / 2.3	35,053	$77.76
Techmart Commerce Center 5201 Great America Pkwy Santa Clara, CA 95054	1986/NAV	86.0%	284,418	Regus	May-25 / 5.0	27,369	$68.52

Source: Appraisal.

(1)	Based on the underwritten rent roll dated February 11, 2026.

Appraisal. According to the appraisal, as of January 13, 2026, The Towers at Cupertino City Center Property had an “as-is” appraised value of $228,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated January 21, 2026, there was no evidence of any recognized environmental conditions at The Towers at Cupertino City Center Property.

A-3-75

Office – Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Towers at Cupertino City Center Property:

Cash Flow Analysis
	2023	2024	2025	UW	UW PSF
Base Rent(1)	$17,362,021	$17,938,745	$17,708,109	$17,130,722	$47.87
Straight-Line Rent(2)	$0	$0	$0	$146,727	$0.41
Grossed Up Vacant Space	$1,206,660	$825,456	$1,094,985	$1,867,569	$5.22
Gross Potential Rent	$18,568,681	$18,764,201	$18,803,094	$19,145,018	$53.50
Vacancy/Credit Loss	($1,209,735)	($825,456)	($1,094,985)	($1,867,569)	($5.22)
Free Rent Adjustment	($82,192)	($1,112,607)	($457,891)	$0	$0.00
Net Rental Income	$17,276,754	$16,826,138	$17,250,218	$17,277,449	$48.28
CAM Reimbursements	$6,277,436	$10,620,242	$9,283,630	$8,022,689	$22.42
Other Income	$3,675	$4,300	$3,388	$3,388	$0.01
Effective Gross Income	$23,557,865	$27,450,680	$26,537,236	$25,303,526	$70.71

Real Estate Taxes	$2,314,687	$3,426,914	$3,473,722	$3,049,689	$8.52
Insurance	$493,246	$637,136	$666,420	$435,791	$1.22
Management Fee	$810,820	$963,557	$928,803	$885,623	$2.47
Other Operating Expenses	$4,085,073	$4,851,690	$4,526,209	$4,526,209	$12.65
Total Expenses	$7,703,826	$9,879,297	$9,595,154	$8,897,312	$24.86

Net Operating Income(3)	$15,854,039	$17,571,384	$16,942,082	$16,406,214	$45.85
Replacement Reserves	$0	$0	$0	$71,568	$0.20
TI/LC	$0	$0	$0	$336,757	$0.94
Net Cash Flow	$15,854,039	$17,571,384	$16,942,082	$15,997,889	$44.71

Occupancy (%)(4)	95.8%	91.0%	89.8%	90.2%
NOI DSCR(5)	1.67x	1.86x	1.79x	1.73x
NCF DSCR(5)	1.67x	1.86x	1.79x	1.69x
NOI Debt Yield(5)	10.9%	12.1%	11.7%	11.3%
NCF Debt Yield(5)	10.9%	12.1%	11.7%	11.0%

(1)	UW Base Rent includes contractual rent steps taken through February 2027.
(2)	Straight-Line Rent represents straight line rent averaging for investment grade tenants.
(3)	The increase from 2023 Net Operating Income to 2024 Net Operating Income was primarily due to the Real Estate Taxes increasing between 2023 and 2024 due to a reassessment as a result of a death of the principal's father and the subsequent transfer of the controlling interest to her. As such, a portion of the 2023 common area maintenance billings were delayed until 2024, while the ownership waited for the property tax reassessment to be finalized. This resulted in lower collections in 2023 and above 100% collections in 2024.
(4)	Historical occupancy figures represent the physical occupancy as of December 31 in each respective year. 2025 Occupancy (%) is based on the underwritten rent roll as of February 11, 2026. UW Occupancy (%) represents underwritten economic occupancy.
(5)	Figures based on The Towers at Cupertino City Center Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Towers at Cupertino City Center Whole Loan documents require an upfront reserve of $273,252 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially $273,252).

Insurance – The Towers at Cupertino City Center Whole Loan documents require ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) The Towers at Cupertino City Center Property is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 days prior to the expiration date of the policies.

Replacement Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront reserve of $171,433 for replacement reserves and ongoing monthly replacement reserve deposits of $5,962, capped at $214,632.

Leasing Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit for tenant improvements and leasing commissions (“TI/LC”) in the amount of $2,000,000 and ongoing monthly deposits of $59,615 for future TI/LC expenses, provided, that the borrower must fund the account only to the extent that the balance of the leasing reserve is less than $3,000,000.

A-3-76

Office – Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

Existing TI/LC Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit of $3,069,418 for any outstanding tenant improvement allowances and/or leasing commissions due in connection with Amazon ($813,510), Apple ($100,000), Aptiv Services US, LLC ($948,415), Keyence Corporation of America ($172,761) and Morgan Stanley’s ($1,034,732) leases at The Towers at Cupertino City Center Property.

Rent Concession Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit of $665,801 for outstanding free rent or abatements at the origination of The Towers at Cupertino City Center Whole Loan related to the Apple ($61,302), Aptiv Services US, LLC ($418,826), Keyence Corporation of America ($73,223) and Morgan Stanley ($112,450) leases at The Towers at Cupertino City Center Property.

Lockbox and Cash Management. The Towers at Cupertino City Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to deposit rents if received into such lockbox account within three business days of receipt. Upon the occurrence and during the continuation of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with The Towers at Cupertino City Center Whole Loan documents. Any excess cash flow remaining after satisfaction of the waterfall items outlined in The Towers at Cupertino City Center Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for The Towers at Cupertino City Center Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Deposit” means the deposit of an amount equal to $50 PSF of the applicable leased premises to which the Cash Trap Event Period applies.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), falling below 1.15x (amortizing);
(iii)	Amazon or Apple goes dark, vacates or otherwise fails to occupy at least 50% or more of its space;
(iv)	Amazon fails to exercise its extension option on 50% or more of its leased premises at the earlier of (a) nine-months prior to its then current expiration date and (b) the date on which it is required to provide its notice exercising its extension option (which, for the avoidance of doubt, is 15 months prior to its lease expiration with respect to the leased premises occupied by Amazon AWS);
(v)	Amazon or Apple is in monetary default pursuant to the terms of its lease; or
(vi)	Amazon or Apple, as a debtor, files a voluntary petition under the bankruptcy code or any other creditors rights laws.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, the NCF DSCR being at least 1.20x for two consecutive calendar quarters;
(iii)	with regard to clause (iii) above, Amazon or Apple, as applicable, has resumed occupancy of, and resumed its normal business operations in, such tenant space for a period of no less than 45 consecutive days;
(iv)	with regard to clauses (iii), (iv) and (v) above, a Replacement Tenant Event (as defined below) has occurred;
(v)	with regard to clause (iv) above, the lender receives satisfactory evidence and a tenant estoppel certificate in form and substance acceptable to the lender that the Amazon has exercised its renewal or extension option under at least 50% or more of its leased premises to the terms and conditions reasonably satisfactory to the lender;
(vi)	with regard to clause (v) above, Amazon and/or Apple, as applicable, has cured all monetary defaults; or
(vii)	with regard to clause (vi) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender.

Additionally, with regard to clause (iii), (iv), (v), and/or (vi) above, then in lieu of satisfying the cure requirements set forth above with respect to clauses (iii), (iv), (v) and/or (vi), as applicable, the borrower will be required to make a Cash Trap Deposit with respect to the applicable leased premises to which a Cash Trap Event Period applies, which Cash Trap Deposit will be held by the lender as Leasing Reserve funds, provided, however, such Cash Trap Deposit (less any portion of the Cash Trap Deposit already disbursed to the borrower pursuant to The Towers at Cupertino City Center Whole Loan documents) will be disbursed to the borrower promptly upon a cure of such Cash Trap Event Period pursuant to another clause.

A “Replacement Tenant Event” will occur when the lender has received satisfactory evidence that (i) the space currently occupied by Amazon or Apple, as applicable, has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

Terrorism Insurance. The Towers at Cupertino City Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of The Towers at Cupertino City Center Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-77

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

A-3-78

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

A-3-79

Mortgage Loan No. 10 – Hamilton Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
				Location:	Chattanooga, TN 37421
Original Balance(1):	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2011
Borrower Sponsor:	CBL & Associates Limited Partnership			Size:	385,318 SF
Guarantor:	CBL & Associates Limited Partnership			Cut-off Date Balance PSF(1):	$187
Mortgage Rate:	6.84700%			Maturity Date Balance PSF(1):	$177
Note Date:	5/29/2026			Property Manager:	CBL & Associates
Maturity Date:	6/6/2031				Management, Inc. (borrower-related)
Term to Maturity:	60 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$12,313,996
Seasoning:	0 months			UW NCF:	$11,485,563
Prepayment Provisions(2):	L(24),D(29),O(7)			UW NOI Debt Yield(1):	17.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	16.0%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	18.1%
Additional Debt Balance(1):	$46,900,000			UW NCF DSCR(1):	2.03x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$11,854,316 (3/31/2026 TTM)
Reserves(3)				2nd Most Recent NOI:	$11,496,419 (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$11,227,972 (12/31/2024)
RE Taxes:	$815,971	$163,194	NAP	Most Recent Occupancy:	98.4% (5/4/2026)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	94.0% (12/31/2025)
Replacement Reserve:	$1,511,281	$8,027	$240,824	3rd Most Recent Occupancy:	92.4% (12/31/2024)
Lease Rollover Reserve:	$1,500,000	$64,220	$1,926,590	Appraised Value (as of):	$106,300,000 (2/27/2026)
Unfunded Obligation Reserve(4):	$1,320,000	$0	NAP	Appraised Value PSF:	$276
				Cut-off Date LTV Ratio(1):	67.6%
				Maturity Date LTV Ratio(1):	64.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$71,900,000	80.9%	Loan Payoff:	$82,475,666	92.7%
Borrower Equity:	$17,025,196	19.1%	Upfront Reserves:	$5,147,252	5.8%
			Closing Costs:	$1,302,278	1.5%
Total Sources:	$88,925,196	100.0%	Total Uses:	$88,925,196	100.0%

(1)	The Hamilton Place Mortgage Loan (as defined below) is part of the Hamilton Place Whole Loan (as defined below) evidenced by four pari passu promissory notes with an aggregate original principal balance of $71,900,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Hamilton Place Whole Loan.
(2)	Defeasance of the Hamilton Place Whole Loan is permitted at any time on and after the first payment date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) three years after the origination date of May 29, 2026. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2026-5C10 securitization trust in June 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Hamilton Place Mortgage Loan”) is part of a whole loan (the “Hamilton Place Whole Loan”) evidenced by four notes issued by Hamilton Place CMBS, LLC in the aggregate original principal amount of $71,900,000. The Hamilton Place Mortgage Loan is evidenced by the non-controlling Note A-2, which has an outstanding principal balance as of the Cut-off Date of $25,000,000. The Hamilton Place Whole Loan was originated on May 29, 2026, by Goldman Sachs Bank USA (“GSBI”). The Hamilton Place Whole Loan is secured by the borrower’s fee simple interest in a 385,318 SF retail property located in Chattanooga, Tennessee (the "Hamilton Place Property"). The Hamilton Place Whole Loan has a five-year term, amortizes on a 360-month schedule and accrues interest a rate of 6.84700% per annum on an Actual/360 basis. The Hamilton Place Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C10 transaction until such time the controlling Note A-1 is securitized after which it will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

A-3-80

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

The table below summarizes the promissory notes that comprise the Hamilton Place Whole Loan:

Hamilton Place Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$25,000,000	$25,000,000	GSBI	Yes
A-2	$25,000,000	$25,000,000	WFCM 2026-5C10	No
A-3(1)	$10,000,000	$10,000,000	GSBI	No
A-4(1)	$11,900,000	$11,900,000	GSBI	No
Whole Loan	$71,900,000	$71,900,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is Hamilton Place CMBS, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hamilton Place Whole Loan. The borrower sponsor and non-recourse carveout guarantors is CBL & Associates Limited Partnership (“CBL Properties”). CBL Properties is an American real estate investment trust that invests in shopping centers, primarily in the Southeastern and Midwestern United States. CBL Properties owns and manages a portfolio of 88 properties totaling 55 million SF across 23 states.

The Property. The Hamilton Place Property is a 385,318 SF portion (the “Collateral SF”) of a two-story, 1,010,409 SF super regional mall located in Chattanooga, Tennessee (the “Hamilton Place Mall”). Unless otherwise noted, all metrics are based on the Collateral SF. According to the appraisal, the Hamilton Place Mall is anchored by JCPenney, Belk Women & Kids, Dillard's Women, Dillard's Men, Kid & Home, Belk Men & Home, Dick's, Crunch Fitness and Dave & Buster's (all such tenants are non-collateral). Other major tenants include American Eagle Outfitters, Barnes & Noble Booksellers, JD Sports, Victoria’s Secret, and Sephora (all such tenants are collateral). Built in 1987 and renovated in 2011, the Hamilton Place Mall is situated on a 72.19-acre site. The Hamilton Place Mall contains 5,135 surface spaces, which results in a parking ratio of 5.08 spaces per 1,000 SF. As of May 4, 2026, the Hamilton Place Property was 98.4% occupied.

Major Tenants.

Barnes & Noble Booksellers (29,743 SF, 7.7% of NRA, 5.3% of underwritten rent): Founded in 1971, Barnes & Noble Booksellers is a major retailer of books, magazines, toys, games, and music. Barnes & Noble Booksellers has been a tenant at the Hamilton Place Property since November 2008 and has a lease expiration on January 31, 2029.

H&M (23,231 SF, 6.0% of NRA, 3.2% of underwritten rent): H&M is a Swedish multinational clothing company headquartered in Stockholm, Sweden and operating stores globally. H&M has been a tenant at the Hamilton Place Property since November 2017 and has a lease expiration on January 31, 2028.

Rodizio Grill (11,284 SF, 2.9% of NRA, 2.5% of underwritten rent): Established in 1995, Rodizio Grill is a Brazilian cuisine restaurant with 24 locations across the United States. Rodizio Grill has been a tenant at the Hamilton Place Property since December 2017 and has a lease expiration on December 31, 2035.

A-3-81

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

The following table presents certain information relating to tenancy at the Hamilton Place Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Barnes & Noble	NR/NR/NR	29,743	7.7%	$650,000	5.3%	$21.85	1/31/2029	1, 5-year	Y
H&M	NR/NR/BBB	23,231	6.0%	$388,405	3.2%	$16.72	1/31/2028	None	Y
Rodizio Grill	NR/NR/NR	11,284	2.9%	$300,000	2.5%	$26.59	12/31/2035	1, 10-year	N
Shoe Department/Encore	NR/NR/NR	11,096	2.9%	$150,000	1.2%	$13.52	7/31/2029	None	Y
Rose & Remington	NR/NR/NR	9,844	2.6%	$0.00	0.0%	$0.00	1/31/2031	None	N
Texas Roadhouse	NR/NR/NR	8,860	2.3%	$190,000	1.6%	$21.44	10/31/2038	3, 5-year	N
American Eagle	NR/NR/NR	8,813	2.3%	$453,094	3.7%	$51.41	1/31/2027	None	Y
Express	NR/NR/NR	8,148	2.1%	$95,690	0.8%	$11.74	1/31/2029	None	Y
Victoria's Secret / Pink	NR/B1/BB-	8,135	2.1%	$329,468	2.7%	$40.50	1/31/2034	None	Y
Vintage Stock	NR/NR/NR	7,958	2.1%	$90,000	0.7%	$11.31	4/30/2029	None	N

Subtotal/Wtd. Avg.		127,112	33.0%	$2,646,657	21.8%	$20.82

Other Tenants		251,986	65.4%	$9,508,835	78.2%	$37.74

Occupied Total		379,098	98.4%	$12,155,492	100.0%	$32.06

Vacant		6,220	1.6%
Total/Wtd. Avg.		385,318	100.0%

(1)	Based on the underwritten rent roll dated as of May 2026, inclusive of contractual rent steps through June 2027.
(2)	Certain tenants’ leases in-place at the Hamilton Place Property include co-tenancy provisions.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following tables present sales history figures at the Hamilton Place Property:

Tenant Sales(1)
	2023	2024	2025
Tenant Sales PSF	$332	$346	$357
Wtd. Avg Occupancy Cost(2)	N/A	N/A	13.6%
Total Mall Sales (Collateral SF)	$127,920,595	$133,504,203	$137,573,200

(1)	All sales information presented above is based upon information provided by the borrower sponsor. Further, because sales are self-reported by the tenant, such information is not independently verified by the borrower sponsor. Not all tenants are required to report sales.
(2)	Wtd. Avg. Occupancy Cost is calculated based on the sum of contractual rent (including % rent) and reimbursements divided by gross sales, weighted on total reported sales.

Top Tenant Sales(1)(2)
	2022	2023	2024	2025	2025 $ PSF	Occupancy Cost
Barnes & Noble	$5,982,811	$6,301,868	$6,558,157	$7,023,476	$236	9.3%
H&M	$4,179,150	$3,709,437	$3,581,778	$3,308,206	$142	11.6%
Rodizio Grill	$2,816,736	$3,101,070	$3,432,350	$3,712,491	$329	9.1%
Shoe Department/Encore	$1,575,100	$1,340,399	$1,377,038	$1,392,025	$125	10.8%
Rose & Remington	$254,398	$874,396	$656,184	$861,632	$88	12.31%
Texas Roadhouse	$0	$0	$0	$0	$0	N/A
American Eagle	$5,718,231	$5,384,238	$5,945,288	$5,816,740	$660	14.1%
Express	$1,505,192	$1,401,356	$963,695	$996,773	$122	13.4%
Victoria's Secret / Pink	$3,719,837	$3,495,716	$4,433,949	$4,578,127	$563	13.1%
Vintage Stock	N/A	N/A	$590,117	$962,906	$121	11.9%

(1)	All sales information presented above is based upon information provided by the borrower sponsor. Further, because sales are self-reported by the tenant, such information is not independently verified by the borrower sponsor. Not all tenants are required to report sales.
(2)	Wtd. Avg. Occupancy Cost is calculated based the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales.

A-3-82

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

The following table presents certain information relating to the lease rollover schedule at the Hamilton Place Property:

Lease Rollover Schedule(1)
Year	# of Leases	NRA Expiring (SF)	% of NRA Expiring	Cumulative % of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring	UW Base Rent Rolling PSF
2026/MTM	15	28,683	7.4%	7.4%	$510,887	4.2%	$510,887	4.2%	$17.81
2027	21	61,174	15.9%	23.3%	$2,113,016	17.4%	$2,623,903	21.6%	$34.54
2028	21	81,936	21.3%	44.6%	$2,456,081	20.2%	$5,079,984	41.8%	$29.98
2029	17	76,560	19.9%	64.5%	$1,963,773	16.2%	$7,043,756	57.9%	$25.65
2030	8	26,311	6.8%	71.3%	$1,180,482	9.7%	$8,224,238	67.7%	$44.87
2031	9	33,192	8.6%	79.9%	$920,319	7.6%	$9,144,557	75.2%	$27.73
2032	2	4,502	1.2%	81.1%	$172,683	1.4%	$9,317,240	76.7%	$38.36
2033	5	11,697	3.0%	84.1%	$924,448	7.6%	$10,241,688	84.3%	$79.03
2034	1	8,135	2.1%	86.2%	$329,468	2.7%	$10,571,156	87.0%	$40.50
2035	5	25,239	6.6%	92.8%	$837,132	6.9%	$11,408,288	93.9%	$33.17
2036	2	12,809	3.3%	96.1%	$557,204	4.6%	$11,965,492	98.4%	$43.50
2037 & Thereafter	1	8,860	2.3%	98.4%	$190,000	1.6%	$12,155,492	100.0%	$21.44
Vacant	0	6,220	1.6%	100.0%	$0	0.0%	$12,155,492	100.0%	$0.00
Total / Wtd. Avg.	107	385,318	100.0%		$12,155,492	100.0%			$32.06(2)

(1)	Based on the underwritten rent roll dated as of May 2026 inclusive of contractual rent steps through June 2027.
(2)	Total/Wtd. Avg UW Base Rent Rolling excludes vacant space.

The Market. The Hamilton Place Property is located in the Chattanooga core based statistical area (the “Chattanooga CBSA”) which is a six county region located in Southeast Tennessee near the border of Georgia at the junction of three interstate highways: I-24, I-75 and I-59. The City of Chattanooga is the fourth largest city in Tennessee, and its economy is a diverse mix of manufacturing and service industries. The area serves as the headquarters for two of America’s top 10 long-haul trucking companies, Covenant Transport and U.S. Xpress, Inc. According to the appraisal, the Chattanooga CBSA had a population of approximately 591,800 as of 2025.

According to the appraisal, the 2025 population within a 5-, 10- and 15- mile radius of the Hamilton Place Property was 111,521, 348,369, and 480,196, respectively. The average household income within the same radii was $102,067, $97,937, and $102,207 respectively.

According to the appraisal, the Hamilton Place Property is located within the Lovell Field/East submarket of the Chattanooga retail market. As of the fourth quarter of 2025, the Lovell Field/East submarket reported a total inventory of approximately 2,826,000 SF, with a 13.4% vacancy rate and average asking rent of $13.93 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Hamilton Place Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Inline < 1,000 SF	$110.00	5	Level Over Term	$25.00	$1.00
Inline 1,000 - 2,500 SF	$60.00	5	Level Over Term	$25.00	$1.00
Inline 2,500 - 5,000 SF	$42.50	5	Level Over Term	$25.00	$1.00
Inline > 5,000 SF	$40.00	5	Level Over Term	$5.00	$1.00
Jewelry	$132.50	5	Level Over Term	$25.00	$1.00
Food Court	$150.00	5	3% per annum	$25.00	$1.00
Kiosk	$325.00	5	3% per annum	$0.00	$0.00
ATM	$900.00	3	Level Over Term	$0.00	$0.00
Restaurant	$30.00	10	10% in Year 6	$25.00	$1.00
Anchor	$20.00	10	10% in Year 6	$25.00	$1.00
Major	$15.00	10	10% in Year 6	$25.00	$1.00

A-3-83

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

The table below presents certain information relating to retail centers comparable to the Hamilton Place Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Hamilton Place
Hamilton Place	1987/2011	1,145,511	98.4%(2)	JC Penney, Belk Women & Kids, Dillard’s Women, Dillard’s Men, Kid & Home, Belk Men & Home, Dick’s, Crunch Fitness, Dave & Buster’s(4)	NAP
Northgate Mall	1972/2014	643,021	74.0%	Sound Force, BJ’s Wholesale Club, Belk, Vacant	8.0 miles
Bradley Square Mall	1991/2013	447,026	70.0%	Dunham’s Sports, Belk, AMC Theatres, Ultimate Bunker Games	21.0 miles
Dalton Mall	1980/1990	318,757	68.0%	Belk, Vacant, AMC Theaters, Fitness 1440	23.0 miles
West Town Mall	1972/2018	1,281,108	98.0%	Dillard’s, Belk, JCPenney, Belk Men’s, Dick’s House of Sort, Cinebarre	88.0 miles
Weighted Average			84.1%(3)

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of May 2026.
(3)	Weighted Average excludes the Hamilton Place Property.
(4)	Anchors JC Penney, Belk Women & Kids, Dillard’s Men, Kid & Anchors JC Penney, Belk Women & Kids, Dillard’s Women, Dillard’s Men, Kid & Home, Belk Men & Home, Dick’s, Crunch Fitness, and Dave & Buster’s are not included as part of the collateral SF.

Appraisal. According to the appraisal, the Hamilton Place Property had an “as-is” appraised value of $106,300,000 as of February 27, 2026.

Environmental Matters. According to the Phase I environmental assessment dated March 24, 2026, there was no evidence of recognized environmental conditions at the Hamilton Place Property.

A-3-84

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hamilton Place Property:

Cash Flow Analysis
	2023	2024	2025	March 2026 TTM	UW(1)	UW PSF
Base Rent	$11,740,377	$11,574,269	$12,094,237	$12,328,816	$12,866,970	$33.39
Overage / Percentage Rent	$1,436,280	$1,357,608	$982,469	$1,003,634	$1,058,746	$2.75
Kiosks / Temporary / Specialty	$957,313	$952,090	$986,886	$1,022,337	$948,897	$2.46
Vacant Income	$0	$0	$0	$0	$516,289	$1.34
Gross Potential Rent	$14,133,970	$13,883,967	$14,063,591	$14,354,787	$15,390,901	$39.94
Reimbursements	$5,017,866	$4,526,193	$4,658,021	$4,644,423	$4,880,440	$12.67
Other Income	$445,544	$382,350	$445,804	$409,084	$408,688	$1.06
Net Rental Income	$19,597,380	$18,792,510	$19,167,416	$19,408,294	$20,680,029	$53.67
Vacancy	$0	$0	$0	$0	($1,034,001)	$(2.68)
Effective Gross Income	$19,597,380	$18,792,510	$19,167,416	$19,408,294	$19,646,028	$50.99
Real Estate Taxes	$2,295,962	$2,322,305	$1,902,517	$1,750,935	$1,958,330	$5.08
Insurance	$166,911	$279,314	$257,631	$269,704	$146,298	$0.38
Management	$894,081	$885,414	$893,052	$905,218	$589,381	$1.53
Utilities	$1,328,570	$1,321,909	$1,414,318	$1,397,141	$1,436,233	$3.73
Other Expenses	$3,231,734	$2,755,596	$3,203,479	$3,230,981	$3,201,790	$8.31
Total Expenses	$7,917,258	$7,564,539	$7,670,997	$7,553,978	$7,332,032	$19.03
Net Operating Income	$11,680,122	$11,227,972	$11,496,419	$11,854,316	$12,313,996	$31.96
Replacement Reserves	$0	$0	$0	$0	$96,329	$0.25
TI/LC	$0	$0	$0	$0	$732,103	$1.90
Net Cash Flow	$11,680,122	$11,227,972	$11,496,419	$11,854,316	$11,485,563	$29.81

Occupancy %(2)	93.8%	92.4%	94.0%	98.4%	95.0%
NOI DSCR(3)	2.07x	1.99x	2.03x	2.10x	2.18x
NCF DSCR(3)	2.07x	1.99x	2.03x	2.10x	2.03x
NOI Debt Yield(3)	16.2%	15.6%	16.0%	16.5%	17.1%
NCF Debt Yield(3)	16.2%	15.6%	16.0%	16.5%	16.0%

(1)	Based on the underwritten rent roll dated as of May 2026, inclusive of contractual rent steps through June 2027.
(2)	Historical occupancy represents physical occupancy and UW occupancy represents economic occupancy.
(3)	DSCRs and Debt Yields are based on the Hamilton Place Whole Loan.

Escrows and Reserves. At origination of the Hamilton Place Whole Loan, the borrower deposited (a) approximately $815,971 into a tax reserve, (b) approximately $1,511,281 into a capital expenditure reserve to pay for expenses associated with improvements to the roadways, landscaping and other areas of the Hamilton Place Property, (c) $1,320,000 into an unfunded obligations reserve to be used for outstanding tenant improvement allowances owed to certain tenants, and (d) $1,500,000 into a rollover reserve.

RE Escrows – On each payment date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period, initially estimated to be $163,194.

Insurance – On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to cover premiums over the next 12-month period (provided that such reserve will be conditionally waived (i) so long as no event of default under the Hamilton Place Whole Loan documents has occurred and is continuing, and (ii) the borrower has provided evidence that insurance satisfying the requirements set forth in the Hamilton Place Whole Loan documents has been obtained under one or more blanket insurance policies and insurance premiums have been paid in accordance with the requirements of the Hamilton Place Whole Loan documents). At the origination of the Hamilton Place Mortgage Loan, an acceptable blanket policy was in place such that the monthly reserves were waived.

Replacement Reserve – On each payment date, the borrower is required to deposit approximately $8,027 into a replacement reserve account for replacements and repairs required to be made to the Hamilton Place Property during the calendar year, subject to a cap of approximately, $240,824 (excluding any portion of the deposits made on the origination date of the Hamilton Place Whole Loan which is to be used to pay for expenses associated with improvements to the roadways, landscaping and other areas of the Hamilton Place Property).

Rollover Reserve – On each payment date, the borrower is required to deposit approximately, $64,220 into a rollover reserve account for anticipated lease rollover during the term of the Hamilton Place Whole Loan, subject to a cap of $1,926,590, excluding any deposits of lease termination payments held in the rollover reserve account.

Operating Expense Reserve – On each payment date during the continuance of a Trigger Period (as defined below), the borrower is required to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest accrual period.

A-3-85

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

Anchor Reserve Account – Upon the occurrence of an Anchor Trigger Event (as defined below), the borrower has the option, but is not required, to deposit with the lender a cash deposit or deliver to the lender a letter of credit in an aggregate amount equal the applicable Anchor Threshold Amount (as defined below). To the extent such deposit is timely made or letter of credit is timely delivered to the lender, a Trigger Period will not commence as a result of the Anchor Trigger Event and, to the extent such deposit is made or letter of credit is delivered to the lender following the commencement and during the existence of a Trigger Period resulting solely from an Anchor Trigger Event, such Trigger Period will no longer be deemed to exist. If the borrower fails to timely make a deposits or deliver a letter of credit pursuant to the terms above, a Trigger Period will immediately commence. To the extent a Trigger Period occurs as a result of an Anchor Trigger Event, the borrower is required to deposit into the anchor reserve account, all excess cash flow in the cash management account, provided, to the extent the cash management account has not yet been established as of any payment date following the commencement of the related Trigger Period, the borrower is required to deposit into the anchor reserve account, as of such payment date, all excess cash flow which would otherwise be deposited therein pursuant to the cash management agreement, as evidenced by the monthly or quarterly operating statements delivered to the lender in accordance with the terms of the Hamilton Place Whole Loan agreement.

An “Anchor Trigger Event” means the date that one or more Anchors (as defined below) goes dark, discontinues its operations or business or vacates its Anchor Space (as defined below) (other than in connection with a remodeling or as a result of a casualty event and there is otherwise not any credible evidence that any such Anchor intends to permanently cease its operations, go dark or vacate), provided, if only one of JCPenney or Belk West (aka Belk Men) goes dark, discontinues its operations or business or vacates its Anchor Space, an Anchor Trigger Event will not be deemed to have occurred.

An "Anchor" means any of the following which are currently occupying an Anchor Space in the areas immediately surrounding the Hamilton Place Property: (i) Dillard’s West (aka Dillard's Men), (ii) Dillard's East (aka Dillard's Women), (iii) Belk West (aka Belk Men), (iv) Belk East (aka Belk Women), (v) JCPenney and (vi) any successor occupant which takes occupancy of all or at least 51% of an Anchor Space.

An "Anchor Space" means the premises occupied by a current or future Anchor.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the occurrence of an “event of default” under any mezzanine loan, (iii) the debt yield being less than 14.5% for two (2) consecutive calendar quarters (each, a “Debt Yield Trigger Event”) and the failure of the borrower to timely make a cash deposit into the excess cash reserve account or deliver a letter of credit to the lender pursuant to the terms of the Hamilton Place Whole Loan documents and (iv) the occurrence of an Anchor Trigger Event and the failure of the borrower to timely make a cash deposit into the anchor reserve account or deliver a letter of credit to the lender pursuant to the terms of the Hamilton Place Whole Loan documents; and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (A) (i) above, the cure (if applicable) of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (A) (ii) above, the cure (if applicable) of such “event of default”, (y) with regard to any Trigger Period commenced in connection with clause (A) (iii) above, the earlier of (a) the date the Hamilton Place Property achieves a debt yield of at least 14.5% for two (2) consecutive calendar quarters or (b) an appropriate deposit of cash is made to the excess cash flow reserve account or a letter of credit is deposited with the lender pursuant to the terms of the Hamilton Place Whole Loan documents, and (z) with regard to any Trigger Period commenced in connection with clause (A) (iv) above, the earlier of (a) any Anchor Spaces which were subject to an Anchor Trigger Event are occupied by one or more replacement occupants or tenants who are operating in the Anchor Space or (b) the cumulative amount of funds deposited into the anchor reserve account or the face amount of any letter of credit deposited with the lender is equal to the applicable Anchor Threshold Amount. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

"Anchor Threshold Amount" means an amount equal to $50.00 times the applicable square footage in any of the following:

(a) if (i) one or more of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women) or Dillard's West (aka Dillard's Men) or any successor Anchor who occupies a portion of an Anchor Space currently occupied by any of the foregoing Anchors is subject to an Anchor Trigger Event but (ii) neither JCPenney nor any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is not subject to an Anchor Trigger Event, the cumulative square footage of all Anchor Spaces which are subject to an ongoing Anchor Trigger Event;

(b) if (i) two (2) or more of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women) or Dillard's West (aka Dillard's Men) or any successor Anchor who occupies a portion of the Anchor Space currently occupied by any of the foregoing Anchors are subject to an Anchor Trigger Event and (ii) JCPenney or any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is also subject to an Anchor Trigger Event, the cumulative square footage of all Anchor Spaces which are subject to an ongoing Anchor Trigger Event less 157,799 SF; or

(c) if (i) only one of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women), Dillard's West (aka Dillard's Men), or Belk West (aka Belk Men) or any successor Anchor who occupies a portion of the Anchor Space currently occupied by any of the foregoing Anchors is subject to an Anchor Trigger Event and (ii) JCPenney or any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is also subject to an Anchor Trigger Event, 157,799 SF.

Lockbox and Cash Management. The Hamilton Place Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all gross income, forfeited security deposits and other revenues from the Hamilton Place Whole Loan into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Trigger Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower in accordance with the lockbox agreement. During the continuance of a Trigger Period, all funds in the lockbox will be transferred on a daily basis to a lender-controlled cash management account to be disbursed in accordance with the Hamilton Place Whole Loan documents, with any excess funds required to be deposited in either (i) the anchor reserve account during a Trigger Period caused by an Anchor Trigger Event and held as additional security for so long as the Trigger Period continues, provided, the borrower may obtain disbursements from the anchor reserve account for the payment of tenant improvements and leasing commissions for either (y) a new lease (or lease extension) for any leased premises for which any co-tenancy requirements are no longer satisfied as a result of the related Anchor Trigger Event or (z) a new lease for any premises previously occupied by an Anchor which has been acquired and added as collateral for the Hamilton Place Whole Loan as described below or (ii) an excess cash flow reserve account controlled by the lender during a Trigger Period caused by any event other than an Anchor Trigger Event and held as additional security, provided, if a Trigger Period is caused by a Debt Yield Trigger Event and the debt yield is equal to or greater than 13.5%, only one-half (1/2) of the excess flow will be deposited in the excess cash flow reserve account with the entirety of such excess cash flow required to be deposited as described herein if the debt yield is less than 13.5%.

A-3-86

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

Partial Release. The Hamilton Place Whole Loan documents permit the borrower to obtain a release of a non-income producing portion of the Hamilton Place Property in connection with a transfer to third parties or affiliates of the borrower without the payment of a release price provided that, among other conditions, the borrower satisfies customary REMIC requirements.

Additional Property. The borrower may acquire (the "Acquisition") the real property and related improvements of one or more Anchors and the appurtenant interests therein (the "Additional Property"), and such Additional Property will be added as collateral of the Hamilton Place Whole Loan and subject to the related lien, provided certain condition precedents are satisfied, including: (a) the related Anchor has vacated its leased premises on a permanent basis, on a date that is not within the period commencing 30 days prior to and terminating 30 days after the closing date of this securitization, and there is no credible evidence of a replacement party planning to take occupancy of such property; (b) the lender has obtained a rating agency confirmation with respect to the Acquisition; (c) the lender has received acceptable third party reports with respect to the Additional Property as reasonably required by the lender; and (d) the lender has received a REMIC opinion.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-87

Mortgage Loan No. 11 – 535 & 545 5th Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SGFC			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10017
Original Balance(1):	$20,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$19,973,118			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1897-1927/2017
Borrower Sponsor:	Joseph Moinian			Size:	507,207 SF
Guarantor:	Joseph Moinian			Cut-off Date Balance PSF(1):	$610
Mortgage Rate:	7.0600%			Maturity Date Balance PSF(1)(2):	$601
Note Date:	1/9/2026			Property Manager:	Columbus Property Management LLC
Maturity Date:	1/9/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term(2):	NAP			UW NOI:	$30,196,800
IO Period:	0 months			UW NCF:	$30,095,359
Seasoning:	5 months			UW NOI Debt Yield(1):	9.8%
Prepayment Provisions(3):	L(23),YM1(6),DorYM1(27),O(4)			UW NCF Debt Yield(1):	9.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	9.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1)(2):	1.30x
Additional Debt Balance(1):	$289,610,215			Most Recent NOI:	$28,391,172 (10/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$26,957,312 (12/31/2024)
Reserves				3rd Most Recent NOI:	$23,594,550 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.8% (11/18/2025)
RE Taxes:	$0	Springing(4)	NAP	2nd Most Recent Occupancy:	95.0% (12/31/2024)
Insurance:	$0	Springing(5)	NAP	3rd Most Recent Occupancy:	96.0% (12/31/2023)
Replacement Reserve:	$0	$8,453	NAP	Appraised Value (as of):	$490,000,000 (11/21/2025)
Rollover Reserve(6):	$52,000	$0	NAP	Appraised Value PSF:	$966
Deferred Maintenance Reserve:	$100,750	$0	NAP	Cut-off Date LTV Ratio(1):	63.2%
Rent Concession Reserve:	$2,515,028	$0	NAP	Maturity Date LTV Ratio(1)(2):	62.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$310,000,000	96.9%	Loan Payoff(7)(8):	$314,826,919	98.4%
Borrower Equity:	$9,981,186	3.1%	Upfront Reserves:	$2,667,778	0.8%
			Closing Costs:	$2,486,489	0.8%
Total Sources:	$319,981,186	100.0%	Total Uses:	$319,981,186	100.0%

(1)	The 535 & 545 5th Avenue Mortgage Loan (as defined below) is part of the 535 & 545 5th Avenue Whole Loan (as defined below), which is comprised of 14 pari passu promissory notes with an aggregate original balance of $310,000,000. For additional information, see “The Mortgage Loan” below. The information presented under “Financial Information” above is calculated based on the 535 & 545 5th Avenue Whole Loan.
(2)	The 535 & 545 5th Avenue Whole Loan’s monthly debt service payments are equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the “Mortgage Rate” during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower pays the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan by $999,999.96 on an annual basis, therefore, the original “Amortization Term” reflects an amortizing period of approximately 3,720 months.
(3)	On or after January 9, 2028, the borrower will have the right to voluntary prepay the 535 & 545 5th Avenue Whole Loan, in whole, but not in part, with the greater of a yield maintenance premium or 1% of the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan, with no prepayment fee being due on and after the October 9, 2030 payment date. In addition, defeasance of the 535 & 545 5th Avenue Whole Loan in full (but not in part) is permitted at any time after the earlier of (i) January 9, 2029 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 29 payments is based on the expected WFCM 2026-5C10 securitization trust closing date in June 2026. The actual defeasance lockout period may be longer.
(4)	The borrower was not required to escrow any funds on the monthly payment date occurring in February 2026. On each monthly payment date occurring in March, April, May, and June of 2026, the borrower was required to escrow $1,221,407 into the tax reserve account. On a monthly basis thereafter, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially, $814,271).
(5)	On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 535 & 545 5th Avenue Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.
(6)	The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until $12.0 million of available cash has been swept into the Rollover Reserve. The $12.0 million is to be used for accretive tenant improvements and leasing commissions (“TI/LCs”) only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.
(7)	The prior securitized mortgage loan secured by the 535 & 545 5th Avenue Property (as defined below) in the original amount of $310,000,000 at a non-default interest rate of 3.86000% matured on March 6, 2025, and was transferred to special servicing on March 20, 2025, due to maturity default. The trustee of the lead securitization filed a foreclosure action against the borrower and the 535 & 545 5th Avenue Property on July 9, 2025, which has been discontinued in connection with the 535 & 545 5th Avenue Whole Loan origination.
(8)	The Loan Payoff is inclusive of approximately $7.13 million in default and liquidation fees, which represents the net owed fees when accounting for the offset of a cash reserve from the prior loan which swept cash flow since maturity default. The Loan Payoff amount includes a waiver of $500,000 in default interest.

The Mortgage Loan. The eleventh largest mortgage loan (the “535 & 545 5th Avenue Mortgage Loan”) is part of a whole loan (the “535 & 545 5th Avenue Whole Loan”) evidenced by 14 pari passu notes that is secured by the borrower’s fee interest in a 507,207 SF mixed-use property in New York, New York (the “535 & 545 5th Avenue Property”). The 535 & 545 5th Avenue Whole Loan was co-originated by DBR Investments Co. Limited (“DBRI”) and Societe Generale Financial Corporation (“SGFC”).

A-3-88

Mixed Use – Retail/Office	Loan #11	Cut-off Date Balance:	$19,973,118
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

The 535 & 545 5th Avenue Mortgage Loan, which is evidenced by the non-controlling Note A-10, has an outstanding principal balance as of the Cut-off Date of $19,973,118.28. The 535 & 545 5th Avenue Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $309,583,333.35. The 535 & 545 5th Avenue Whole Loan is amortizing at a rate of $83,333.33 per month for an estimated amortizing term of 3,720 months and accrues interest on an Actual/360 basis.

The relationship between the holders of the 535 & 545 5th Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool —The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The 535 & 545 5th Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMARK 2026-V20 securitization which closed in February 2026. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the 535 & 545 5th Avenue Whole Loan:

535 & 545 5th Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$75,000,000	$74,899,194	BMARK 2026-V20	Yes
A-2-1(1)	$35,000,000	$34,952,957	DBRI	No
A-2-2	$15,000,000	$14,979,839	BMARK 2026-V22	No
A-3	$26,000,000	$25,965,054	BBCMS 2026-5C40	No
A-4	$15,000,000	$14,979,839	BMARK 2026-V21	No
A-5	$15,000,000	$14,979,839	BMARK 2026-V21	No
A-6	$10,000,000	$9,986,559	BMO 2026-5C14	No
A-7	$9,000,000	$8,987,903	BBCMS 2026-5C42	No
A-8	$50,000,000	$49,932,796	WFCM 2026-5C9	No
A-9	$15,000,000	$14,979,839	BBCMS 2026-5C41	No
A-10	$20,000,000	$19,973,118	WFCM 2026-5C10	No
A-11	$14,000,000	$13,981,183	BBCMS 2026-5C40	No
A-12-1	$6,000,000	$5,991,935	BBCMS 2026-5C42	No
A-12-2	$5,000,000	$4,993,280	BMO 2026-5C14	No
Total	$310,000,000	$309,583,333
(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is 535-545 Fee LLC, a Delaware limited liability company structured as a single purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 535 & 545 5th Avenue Whole Loan

The borrower sponsor and non-recourse carveout guarantor is Joseph Moinian. Joseph Moinian is the founder and CEO of The Moinian Group, which is a privately held real estate investment company with a portfolio in excess of 20 million SF. Founded in 1982 by Joseph Moinian, The Moinian Group develops, owns, and operates properties across every asset category. The firm focuses primarily on its New York City commercial, residential, and hospitality assets. Some of The Moinian Group’s recent projects include Sky, a luxury residential apartment building located at 605 West 42nd Street, New York, New York, and 3 Hudson Boulevard, a 1.9 million SF office tower located in New York that is currently under construction.

The Property. The 535 & 545 5th Avenue Property consists of two mixed use office/retail buildings (the “535 5th Avenue Property”, and the “545 5th Avenue Property”) totaling 507,207 SF located on 5th Avenue between 44th and 45th Street in Midtown Manhattan. Both buildings offer ground floor, Class A 5th Avenue retail. The 535 & 545 5th Avenue Property is situated between Times Square and Grand Central station, which draws in foot traffic for the retail portion from Times Square visitors and commuters through Grand Central. The total office portion of the 535 & 545 5th Avenue Property equals 418,403 SF (82.5% of NRA) and accounts for 53.2% of the underwritten base rent. The total retail portion at the 535 & 545 5th Avenue Property equals 88,804 SF (17.5% of NRA) and accounts for 46.8% of the underwritten base rent. The 535 5th Avenue Property is a 36-story mixed use office/retail building built in 1927 and consists of 327,042 SF (64.5% of NRA and 58.5% of underwritten base rent), including 277,408 SF of office and storage space and 49,634 SF of retail space. The 545 5th Avenue Property is a 13-story building built in 1897 and consists of 180,165 SF (35.5% of NRA and 41.5% of underwritten base rent) including 140,995 SF of office spaces and 39,170 SF of retail space.

The borrower sponsor acquired the 535 & 545 5th Avenue Property in 2006 and began a comprehensive renovation to modernize the 535 & 545 5th Avenue Property and has continued to commit capital to improve the 535 & 545 5th Avenue Property throughout the years. Most recently, between December 2019 and December 2024, the 535 & 545 5th Avenue Property underwent significant capital investments totaling $33.4 million ($66 PSF). During this renovation, the borrower sponsor invested approximately $7.9 million into building improvements and $25.5 million into tenant improvements, including $11.0 million to improvements in the ground floor retail alone. The 535 & 545 5th Avenue Property was comprehensively renovated and modernized to meet the standards of Class-A office assets located in New York City. Recent improvements include storefront replacements, a full sidewalk replacement, lighting upgrades to LED standards, local law 11 upgrades, and 301,000 SF of tenant buildouts.

As of November 18, 2025, the 535 & 545 5th Avenue Property was 88.8% occupied. The 535 & 545 5th Avenue Property features a weighted average lease term remaining of 5.7 years, with top tenants (71.8% of underwritten base rent) presenting a weighted average lease term remaining of 6.5 years. The top tenants include The NBA Store (as defined below) (20.0% of underwritten base rent; 5.0% of NRA), Best Buy (as defined below) (19.5% of underwritten base rent; 7.3% of NRA), Empire Offices (as defined below) (6.8% of underwritten base rent; 9.6% of NRA), Laboratory Institute of Merchandising, Inc. (4.7% of underwritten base rent; 5.9% of NRA), SPSLC, LLC (Shafer Surgical) (3.9% of underwritten base rent; 4.9% of NRA), and Gardiner & Theobald, Inc. (3.9% of underwritten base rent; 5.9% of NRA). The ground floor retail is occupied by The NBA Store, Lids, Paris Saint-Germain (PSG), Läderach, and Best Buy. The office tenancy consists of mostly non-traditional office users including tenants in the jewelry, medical and education sectors. No office tenant, including those in non-traditional office sectors, makes up more than 6.8% of underwritten base rent, individually. 29.0% of

A-3-89

Mixed Use – Retail/Office	Loan #11	Cut-off Date Balance:	$19,973,118
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

tenants roll within the loan term. The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until the future leasing reserve totals $12.0 million. The $12.0 million is to be used for accretive TI/LCs only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.

The following table presents certain information relating to the space types that comprise the 535 & 545 5th Avenue Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent	% of UW Base Rent	UW Base Rent PSF(2)
Office(3)	418,403	82.5%	86.5%	$22,497,527	53.2%	$62.20
Retail	88,804	17.5%	100.0%	$19,780,183	46.8%	$222.74
Total / Wtd. Avg.	507,207	100.0%	88.8%	$42,277,710	100.0%	$93.84
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.
(3)	Office tenants include 58,137 SF of jeweler tenants, 60,525 SF of medical tenants and 31,898 SF of education tenants.

Major Tenants.

NBA Media Ventures, LLC (“The NBA Store”) (25,562 SF; 5.0% of NRA; 20.0% of underwritten base rent). The NBA Store was opened in 1998 at 666 5th Avenue. The NBA Store relocated to the 535 & 545 5th Avenue Property, which is its only store in New York City, in December of 2014. The NBA Store offers a variety of official merchandise and apparel. Among its many products, the store sells current NBA & WNBA jerseys, replica jerseys of retired players, footwear, collectibles, photography, and other gifts. The store represents all 30 NBA teams along with exclusive products for star players including LeBron James and Kevin Durant. Fanatics operates The NBA Store and Hat World Inc. (Official Paris St. Germain Store) at the 535 & 545 5th Avenue Property alongside the leagues online stores, establishing synergy at the 535 & 545 5th Avenue Property storefronts.

The NBA Store has the one-time right to terminate its lease effective as of December 18, 2030 upon not less than 12 months' prior written notice to the landlord and payment of a termination fee in the amount of $1,142,945 at the time tenant delivers the termination notice. Given it is also a Sweep Lease (as defined below), in the event of a termination by The NBA Store, a lease sweep would commence on the first monthly payment date under the 535 & 545 5th Avenue Whole Loan documents following the earlier to occur of (a) the receipt of notice that The NBA Store has exercised its termination option and (b) the monthly payment date occurring in November 2029.

“Sweep Lease” means the Best Buy lease, The NBA Store lease and any replacement lease covering a majority of the space currently demised under such lease.

Best Buy Stores, L.P. (“Best Buy”) (36,787 SF; 7.3% of NRA; 19.5% of underwritten base rent): Best Buy (NYSE: BBY) (Moody’s: A3 / S&P: BBB+). Best Buy is a multinational consumer electronics retailer that sells products and services in the United States and internationally. Best Buy offers an assortment of the latest, name-brand technology, and its service teams help with designs, consultations, delivery, installation, tech support and repair. Additionally, Best Buy is an authorized Apple dealer. The Best Buy store moved to the 535 & 545 5th Avenue Property just prior to the COVID-19 pandemic, increasing its footprint from approximately 25,000 SF at the building across the street to nearly 37,000 SF at the 535 5th Avenue Property through 2031. It is one of only four Best Buy locations in Manhattan. Best Buy has no termination options. Best Buy has two five-year extension options upon providing the borrower with a notice prior to April 1, 2030.

Empire Offices 535 Fifth Holdings LLC (“Empire Offices”) (48,758 SF; 9.6% of NRA; 6.8% of underwritten base rent): Empire Offices is a coworking space operated by Helix Workspace. Helix Workspace provides flexible workspace solutions across New York. The offices are furnished with Steelcase desks and Herman Miller Aeron chairs. Empire Offices features a touchdown Space, a strategy room, a large board room, as well as day offices. Communal areas include a lounge area with full kitchen facilities, soft seating and are equipped with an LED TV.

Empire Offices currently occupies approximately 19,100 SF and has signed a lease for approximately 30,000 SF of additional space at the 535 & 545 5th Avenue Property in December 2025, which it is currently in the process of building out. Empire Offices plans to combine the two suites. We cannot assure you that Empire Offices will take possession of this additional space. Empire Offices does not have renewal or termination options.

A-3-90

Mixed Use – Retail/Office	Loan #11	Cut-off Date Balance:	$19,973,118
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

The following table presents a summary regarding the major tenants at the 535 & 545 5th Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant Type	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
The NBA Store	NR/NR/NR	Retail	25,562	5.0%	$8,437,500	20.0%	$330.08	1/18/2036	1 x 5 year	Y(3)
Best Buy	A3/BBB+/NR	Retail	36,787	7.3%	$8,250,000	19.5%	$224.26	3/31/2031	2 x 5 year	N
Empire Offices	NR/NR/NR	Office	48,758	9.6%	$2,862,465	6.8%	$58.71	Various(4)	None	N
Laboratory Institute of Merchandising, Inc.	NR/NR/NR	Office	30,160	5.9%	$1,966,759	4.7%	$65.21	11/30/2031	None	Y(5)
Laderach Fifth Avenue LLC	NR/NR/NR	Retail	7,644	1.5%	$1,753,683	4.1%	$229.42	2/28/2030	1 x 5 year	N
SPSLC, LLC (Shafer Surgical)	NR/NR/NR	Office	24,832	4.9%	$1,660,235	3.9%	$66.86	10/31/2032	None	N
Gardiner & Theobald, Inc.	NR/NR/NR	Office	30,035	5.9%	$1,651,925	3.9%	$55.00	2/23/2031	1 x 5 year	N
L.M. Cohen & Co. LLP Certified Public Accountants	NR/NR/NR	Office	20,159	4.0%	$1,382,872	3.3%	$68.60	12/22/2028	None	N
Manhattan Endo, LLC	NR/NR/NR	Office	17,344	3.4%	$1,244,835	2.9%	$71.77	3/31/2029	None	N
International Gemological Institute Inc.	NR/NR/NR	Office	20,183	4.0%	$1,151,864	2.7%	$57.07	3/31/2039	1 x 5 year	N
Subtotal/Wtd. Avg.			261,464	51.5%	$30,362,138	71.8%	$116.12
Other Tenants			189,061	37.3%	$11,915,572	28.2%	$63.03
Occupied Collateral Total/Wtd. Avg.			450,525	88.8%	$42,277,710	100.0%	$93.84
Vacant Space			56,682	11.2%
Total/Wtd. Avg.			507,207	100.0%

(1)	Information is based on the underwritten rent roll dated November 18, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	The NBA Store may elect to terminate its lease at the 535 & 545 5th Avenue Property on December 18, 2030 upon no less than one year’s notice and payment of a termination fee of $1,142,945 to the borrower.
(4)	Empire Offices has multiple leases which expire on August 31, 2031 and June 30, 2036. Empire Offices is building out approximately 30,000 SF of its space for which it recently signed a lease. We cannot assure you that Empire Offices will take possession of its additional space.
(5)	Laboratory Institute of Merchandising, Inc. has the right to terminate its lease effective May 31, 2029, provided that the borrower receives notice of termination no later than May 31, 2028.

The following table presents certain information relating to the lease rollover schedule at the 535 & 545 5th Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2026	11	38,060	7.5%	7.5%	$2,259,696	5.3%	5.3%	$59.37
2027	4	12,855	2.5%	10.0%	$938,148	2.2%	7.6%	$72.98
2028	5	31,830	6.3%	16.3%	$2,099,586	5.0%	12.5%	$65.96
2029	7	49,836	9.8%	26.1%	$3,519,332	8.3%	20.9%	$70.62
2030	3	14,753	2.9%	29.0%	$2,242,087	5.3%	26.2%	$151.97
2031	4	116,078	22.9%	51.9%	$12,929,889	30.6%	56.7%	$111.39
2032	6	48,940	9.6%	61.6%	$2,820,077	6.7%	63.4%	$57.62
2033	1	3,269	0.6%	62.2%	$196,140	0.5%	63.9%	$60.00
2034	5	45,905	9.1%	71.3%	$3,127,272	7.4%	71.3%	$68.12
2035	0	0	0.0%	71.3%	$0	0.0%	71.3%	$0.00
2036	3	60,080	11.8%	83.1%	$10,530,120	24.9%	96.2%	$175.27
2037 & Thereafter	2	28,919	5.7%	88.8%	$1,615,364	3.8%	100.0%	$55.86
Vacant	0	56,682	11.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	51	507,207	100.0%		$42,277,710	100.0%		$93.84

(1)	Information is based on the underwritten rent roll as of November 18, 2025. Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(2)	Lease Rollover Schedule is based on the expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 535 & 545 5th Avenue Property is located in New York, New York within the Grand Central Office submarket of Midtown Manhattan and the 5th Avenue retail submarket. The Grand Central Office submarket is the largest and oldest submarket in Manhattan. According to the appraisal, the Grand Central Office submarket has an existing inventory of 47.2 million SF with asking rents of $71.20 PSF which is a $3.53 PSF increase over the prior year. Additionally, availability ended the third quarter of 2025 at 12.9% which is the lowest availability in five years. The Grand Central Office submarket’s proximity to major forms of public transportation (Grand Central Terminal, Port Authority Bus Terminal and Penn Station) as well as accessibility to multiple subway lines has allowed the submarket to remain one of the strongest with relatively limited spikes in availability and vacancy rates in comparison to the remainder of Manhattan.

A-3-91

Mixed Use – Retail/Office	Loan #11	Cut-off Date Balance:	$19,973,118
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

According to the appraisal, the 535 & 545 5th Avenue Property is also located in the 5th Avenue Retail submarket. Over the last 12 months, there has been investment activity from luxury brands decreasing availability particularly along the upper 5th Avenue corridor. Retailers such as Uniqlo, Prada, Kering, Tiffany, Louis Vuitton, Apple, Harry Winston and Gucci have reestablished long-term flagship locations along the upper 5th Avenue corridor. The average asking rent on lower 5th Avenue where the 535 & 545 5th Avenue Property is located is $650 PSF. According to the appraisal, there are 111 storefronts as of the third quarter of 2025 with an availability rate of 13.0% which is down 2.3% from the prior year.

The following table presents recent leasing data for retail tenants at comparable properties with respect to the 535 & 545 5th Avenue Property:

Comparable Retail Lease Summary
Property/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF(1)	Lease Term (Months)
535 & 545 5th Avenue New York, NY	The NBA Store	25,562(2)	Q4 2014(2)	$330.08(2)	253(2)
785 5th Avenue New York, NY	Audemars Piguet	12,215	Q2 2025	$498.66	144
640 5th Avenue New York, NY	This Bowl	1,624	Q1 2025	$221.67	120
500 5th Avenue New York, NY	Calzedonia	1,580	Q1 2025	$560.90	122
511 5th Avenue New York, NY	The North Face	27,459	Q3 2024	$454.67	120
597 5th Avenue New York, NY	Club Monaco	12,865	Q2 2024	$415.52	120
510 5th Avenue New York, NY	GU	19,323	Q2 2024	$636.34	120

Source: Appraisal unless otherwise specified.

(1)	Showing ground floor rent PSF.
(2)	Based on the underwritten rent roll dated November 18, 2025.

The following table presents recent leasing data for office tenants at comparable properties with respect to the 535 & 545 5th Avenue Property:

Comparable Office Lease Summary
Property Address/Location	Tenant Name	Lease Size (SF)	Commencement	Lease Term (Months)	Rent PSF
535 & 545 5th Avenue New York, NY	Empire Offices	29,662(1)(2)	Dec. 2025(1)	127(1)(2)	$60.73(1)
666 Third Avenue New York, NY	Graintree Lending	9,907	Nov. 2025	60	$72.00
60 East 42nd Street New York, NY	Haver Analytics, Inc.	16,402	Sep. 2025	136.7	$80.00
360 Lexington Avenue New York, NY	Citymeals-on-Wheels	15,214	Aug. 2025	192	$60.00
360 Madison Avenue New York, NY	EOS Products	35,142	July 2025	133	$65.00

Source: Appraisal unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll dated November 18, 2025.
(2)	Empire Offices has occupied 19,096 SF at the 535 & 545 5th Avenue Property since September 1, 2011.

Appraisal. According to the appraisal, the 535 & 545 5th Avenue Property had an “as-is” appraised value of $490,000,000 as of November 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated April 24 2025, there was no evidence of any recognized environmental conditions at the 535 & 545 5th Avenue Property.

A-3-92

Mixed Use – Retail/Office	Loan #11	Cut-off Date Balance:	$19,973,118
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 535 & 545 5th Avenue Property:

Cash Flow Analysis
	2021	2022	2023	2024	TTM 10/31/2025	UW	UW PSF
Gross Potential Rent(1)	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$42,277,710	$83.35
Rent Steps	$0	$0	$0	$0	$0	$2,243,923	$4.42
Vacancy Lease Up	$0	$0	$0	$0	$0	$3,632,914	$7.16
Total Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$48,154,547	$94.94
Reimbursements	$1,873,752	$1,743,738	$2,817,823	$2,437,444	$1,358,522	$1,358,522	$2.68
Other Income(2)	$769,413	$778,233	$1,533,729	$2,599,339	$690,573	$690,573	$1.36
Gross Potential Rent	$38,053,639	$39,005,554	$43,507,306	$45,867,955	$45,186,806	$50,203,641	$98.98
(Vacancy/Credit Loss/Abatements)	$0	($1,582,153)	($3,141,786)	($1,760,384)	$0	($3,632,914)	($7.16)
Effective Gross Income	$38,053,639	$37,423,401	$40,365,521	$44,107,572	$45,186,806	$46,570,727	$91.82

Real Estate Taxes	$8,620,758	$8,243,193	$8,990,780	$9,326,667	$9,519,352	$9,458,303	$18.65
Insurance	$402,748	$476,971	$523,110	$544,319	$550,037	$587,695	$1.16
Other Expenses(3)	$4,965,014	$6,193,304	$7,257,080	$7,279,274	$6,726,244	$6,327,930	$12.48
Total Expenses	$13,988,520	$14,913,468	$16,770,970	$17,150,259	$16,795,633	$16,373,927	$32.28

Net Operating Income	$24,065,119	$22,509,933	$23,594,550	$26,957,312	$28,391,172	$30,196,800	$59.54
Capital Expenditures	$0	$9,178	$0	$0	$0	$101,441	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$24,065,119	$22,500,755	$23,594,550	$26,957,312	$28,391,172	$30,095,359	$59.34

Occupancy %(4)	NAV	65.0%	96.0%	95.0%	88.8%(5)	91.4%
NOI DSCR(6)	1.04x	0.97x	1.02x	1.17x	1.23x	1.31x
NCF DSCR(6)	1.04x	0.97x	1.02x	1.17x	1.23x	1.30x
NOI Debt Yield(6)	7.8%	7.3%	7.6%	8.7%	9.2%	9.8%
NCF Debt Yield(6)	7.8%	7.3%	7.6%	8.7%	9.2%	9.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated November 18, 2025, with contractual rent steps through December 2026.
(2)	Other Income is based on the borrower’s 2024 budget and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt, and miscellaneous income.
(3)	Other Expenses includes management fees, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses.
(4)	UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancies.
(5)	TTM 10/31/2025 Occupancy % represents occupancy as of November 18, 2025.
(6)	DSCRs and Debt Yields are based on the 535 & 545 5th Avenue Whole Loan.

A-3-93

Mortgage Loan No. 12 – Aloft Chesapeake and Fairfield Inn & Suites Williamsburg

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BSPRT			Single Asset/Portfolio:	Portfolio
				Location:	Various, VA Various
Original Balance:	$18,750,000			General Property Type:	Hospitality
Cut-off Date Balance:	$18,750,000			Detailed Property Type:	Various
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Neel Dilip Desai			Size:	284 Rooms
Guarantor:	Neel Dilip Desai			Cut-off Date Balance Per Room:	$66,021
Mortgage Rate:	7.3500%			Maturity Date Balance Per Room:	$66,021
Note Date:	5/6/2026			Property Manager:	LTD Management Company, LLC (dba L.T.D Hospitality Group)
Maturity Date:	5/6/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,890,996
IO Period:	60 months			UW NCF:	$2,512,033
Seasoning:	1 month			UW NOI Debt Yield:	15.4%
Prepayment Provisions:	L(25),D(30),O(5)			UW NCF Debt Yield:	13.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	15.4%
Additional Debt Type:	NAP			UW NCF DSCR:	1.80x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,921,465 (3/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,836,514 (12/31/2025)
				3rd Most Recent NOI:	$2,939,568 (12/31/2024)
				Most Recent Occupancy:	72.9% (3/31/2026)
Reserves				2nd Most Recent Occupancy:	72.3% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	72.6% (12/31/2024)
RE Taxes:	$23,888	$23,888	NAP	Appraised Value (as of)(5):	$36,000,000 (2/1/2027)
Insurance(1):	$0	Springing	NAP	Appraised Value Per Room(5):	$126,761
Replacement Reserve(2):	$0	$31,580	NAP	Cut-off Date LTV Ratio(5):	52.1%
PIP Reserve(3):	$6,433,928	Springing	NAP	Maturity Date LTV Ratio(5):	52.1%
Seasonality Reserve(4):	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$18,750,000	100.0%	Loan Payoff(6):	$8,676,336	46.3%
			Return of Equity:	$1,997,099	10.7%
			Upfront Reserves:	$6,457,816	34.4%
			Closing Costs:	$1,618,749	8.6%
Total Sources:	$18,750,000	100.0%	Total Uses:	$18,750,000	100.0%

(1)	The borrowers are not required to make monthly deposits into the insurance reserve because the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Properties (as defined below) are covered by a blanket policy acceptable to the lender. Upon failure to maintain an adequate blanket insurance policy, the borrowers are required to deposit on each monthly payment date, an amount equal to 1/12th of the amount required to pay insurance premiums due for the renewal of coverage.
(2)	The borrowers are required to deposit on each monthly payment date, an amount equal to 1/12th of 4% of the greater of (i) gross revenues for the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Properties in the preceding calendar year or (ii) the projected gross revenues for the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Properties according to the most recently submitted annual budget.
(3)	On the date that any new property improvement plan (“PIP”) is imposed by the franchisor pursuant to the related franchise agreement, the borrowers are required to deposit an amount equal to 110% of the sum required to pay for such new PIP into the PIP Reserve.
(4)	On each monthly payment date occurring in June, July, and August, the borrowers are required to deposit $115,000 into the seasonality reserve.
(5)	Appraised Value represents the “Prospective Market Value Upon Completion of Renovation”, which assumes that the scheduled PIP has been completed. At origination of the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan (as defined below), the borrower reserved $6,433,928, which is equal to 110% of the estimated cost to complete the Scheduled PIPs (as defined below). The appraisal concluded to an “as-is” appraised value of $28,000,000 as of February 2, 2026, which results in a Cut-off Date LTV of 67.0% and a Maturity Date LTV of 67.0% for the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan. The borrowers’ failure to complete the Scheduled PIPs by September 6, 2027 triggers full recourse for the full outstanding principal balance of the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan.
(6)	The loan payoff amount shown nets out tax, insurance, and reserve balances from the prior loan. The actual loan payoff amount was $12,932,706.

The Mortgage Loan. The Aloft Chesapeake and Fairfield Inn & Suites Williamsburg mortgage loan (the “Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $18,750,000 and is secured by the borrowers’ fee interests in a hospitality property located in Chesapeake, Virginia (the “Aloft Chesapeake Property”) and a hospitality property located in Williamsburg, Virginia (the “Fairfield Inn & Suites Williamsburg Property”, and together with the Aloft Chesapeake Property, the "Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Properties”). The Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan has a five-year term that is interest-only for its entire term and accrues interest at a fixed rate of 7.35000% per annum on an Actual/360 basis. The scheduled maturity date of the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan is May 6, 2031.

A-3-94

Hospitality – Various	Loan #12	Cut-off Date Balance:	$18,750,000
Various	Aloft Chesapeake and Fairfield Inn & Suites	Cut-off Date LTV:	52.1%
Various, VA Various	Williamsburg	UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

The Borrowers and the Borrower Sponsor. The borrowers are GHP One, LLC and Devi HC, LLC, each a Delaware limited liability company and special purpose entity with one independent director.

The borrower sponsor and non-recourse carveout guarantor is Neel Dilip Desai. Neel Desai is a managing principal at L.T.D. Hospitality Group (“LTD”), a hotel developer and operator founded in 1983. LTD’s current hotel portfolio consists of 12 hospitality properties, primarily in Virginia, and LTD has previously managed 32 hotels.

The Properties. The Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Properties are comprised of one select service hotel located in Chesapeake, Virginia, and one limited service hotel located in Williamsburg, Virginia, totaling 284 rooms. A release of either the Aloft Chesapeake Property or the Fairfield Inn & Suites Williamsburg Property is permitted under the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Mortgage Loan documents pursuant to a partial defeasance. For additional information, see “Description of the Mortgage Pool—Releases; Partial Releases; Property Additions” in the preliminary prospectus.

The following table presents certain information relating to the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	# of Rooms	Loan Amount	% of Portfolio	Appraised Value(1)	UW NOI %
Aloft Chesapeake	Chesapeake, VA	2008 / 2015-2016	136	$10,446,000	55.7%	$20,500,000	56.9%
Fairfield Inn & Suites Williamsburg	Williamsburg, VA	1986 / 2014	148	$8,304,000	44.3%	$15,500,000	43.1%
Total			284	$18,750,000	100.0%	$36,000,000	100.0%
(1)	The Appraised Value represents the “Prospective Market Value Upon Completion of Renovation”, which assumes that the Scheduled PIPs have been completed.

Aloft Chesapeake Property

The Aloft Chesapeake Property is a 136 key, five-story, select service hotel built in 2008 and renovated between 2015-2016, located along Crossways Boulevard, proximate to Interstate 64. The Aloft Chesapeake Property is situated on a 3.10-acre site with 172 parking spaces (approximately 1.26 spaces per room). Amenities include an indoor pool, fitness center, business center, game room, outdoor patio area, 504 square feet of meeting space, and the WXYZ Bar. The Aloft Chesapeake Property has 87 king rooms and 49 double queen rooms. The Aloft Chesapeake Property recently renewed its franchise agreement with Marriott, which is now scheduled to expire on May 6, 2041.

After developing the Aloft Chesapeake Property in 2008 for approximately $19.1 million ($140,582 per key), the borrower sponsor invested approximately $989,000 in renovations between 2014-2015 ($7,272 per key), with an additional approximately $964,000 ($7,089 per key) for, among other things, furniture, HVAC equipment, and software between 2020-2025. Pursuant to the franchise agreement, the borrower sponsor is also required to complete a PIP by September 6, 2027 (the “Aloft PIP”). The borrower sponsor budgeted $2,250,000 ($16,544 per key) for completion of the Aloft PIP which was reserved for at origination. The Aloft PIP is expected to consist of upgrades to the exterior, lobby areas, guest rooms, hotel amenities, corridors/stairwells, and signage.

The following table presents certain information relating to the Aloft Chesapeake Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Aloft Chesapeake(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2024	72.9%	$118.24	$86.22	79.7%	$117.32	$93.50	109.3%	99.3%	108.5%
2025	75.3%	$116.89	$88.03	80.5%	$113.62	$91.46	106.9%	97.3%	104.0%
TTM(4)	77.3%	$117.73	$90.98	81.6%	$113.81	$92.87	105.6%	96.7%	102.1%
(1)	Data provided by a third-party market research report.
(2)	The competitive set includes Courtyard Chesapeake Greenbrier, Comfort Suites Chesapeake-Norfolk, Fairfield Inn & Suites Chesapeake, Hampton by Hilton Inn Norfolk/Chesapeake (Greenbrier Area), Hyatt Place Chesapeake Greenbrier, and Hilton Garden Inn Chesapeake/Greenbrier.
(3)	The variances between underwriting, the appraisal and third-party market research report data with respect to Occupancy, ADR and RevPAR at the Aloft Chesapeake Property are attributable to differing reporting methodologies and/or timing differences.
(4)	TTM represents the trailing 12-month period ending March 2026.

Fairfield Inn & Suites Williamsburg Property

The Fairfield Inn & Suites Williamsburg Property is a 148 key, limited service hotel, consisting of two four-story buildings built in 1986 and renovated in 2014 located along Richmond Road. The Fairfield Inn & Suites Williamsburg Property is situated on a 2.83-acre site with 160 parking spaces (approximately 1.08 spaces per room). Amenities include an indoor pool, fitness center, complimentary breakfast area, laundry facilities business center, and 1,100 square feet of meeting space. The Fairfield Inn & Suites Williamsburg Property has 41 king rooms, 76 double double rooms, and 31 suites. The Fairfield Inn & Suites Williamsburg Property recently renewed its franchise agreement with Marriott, which is now scheduled to expire on May 6, 2041.

After acquiring the Fairfield Inn & Suites Williamsburg Property in 2004, the borrower sponsor invested approximately $1.06 million in renovations between 2014-2015 ($7,129 per key), with an additional $1.06 million ($7,129 per key) going towards, among other things, furniture, HVAC equipment, signage, and software between 2020-2025. Pursuant to the franchise agreement, the borrower sponsor is also required to complete a PIP by September 6, 2027 (the “Fairfield PIP” and together with the Aloft PIP, the “Scheduled PIPs”). The borrower sponsor budgeted $3,599,025 ($24,318 per key) for the Fairfield PIP which was reserved for at origination. The Fairfield PIP is expected to consist of upgrades to the exterior, lobby areas, guest rooms, hotel amenities, corridors/stairwells, and signage.

A-3-95

Hospitality – Various	Loan #12	Cut-off Date Balance:	$18,750,000
Various	Aloft Chesapeake and Fairfield Inn & Suites	Cut-off Date LTV:	52.1%
Various, VA Various	Williamsburg	UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Fairfield Inn & Suites Williamsburg3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2024	56.4%	$102.18	$57.60	66.1%	$118.64	$78.42	117.3%	116.1%	136.1%
2025	56.1%	$106.31	$59.68	64.9%	$119.90	$77.76	115.6%	112.7%	130.3%
TTM(4)	56.5%	$105.61	$59.68	65.0%	$120.69	$78.40	115.0%	114.3%	131.4%
(1)	Data provided by a third-party market research report.
(2)	The competitive set includes Best Western Williamsburg Historic District, Holiday Inn Express & Suites Williamsburg, Comfort Inn Williiamsburg Gateway, Spark by Hilton Williamsburg Historic Area, and Hampton by Hilton Inn & Suites Williamsburg.
(3)	The variances between underwriting, the appraisal and third-party market research report data with respect to Occupancy, ADR and RevPAR at the Aloft Inn Chesapeake Property are attributable to differing reporting methodologies and/or timing differences.
(4)	TTM represents the trailing 12-month period ending March 2026.

The Market. The Aloft Chesapeake & Fairfield Inn & Suites Williamsburg Properties are located within the Virginia Beach-Norfolk-Newport News, VA-NC metropolitan statistical area. The Aloft Chesapeake Property is located in Chesapeake, Virginia, and the Fairfield Inn & Suites Williamsburg Property is located in Williamsburg, Virginia.

Chesapeake, Virginia

Chesapeake is home to the Naval Air Station Oceana, one of the world’s largest and most advanced air stations, and Naval Amphibious Base, the world’s largest amphibious forces operating base. The city’s main business sectors include the military, shipyards, agribusiness, real estate, and tourism. As of December 2025, the Chesapeake/Suffolk, Virginia submarket comprises approximately 5,800 hotel rooms spread across 63 properties.

Williamsburg, Virginia

Williamsburg is home to attractions such as Colonial Williamsburg, the largest living history museum in the United States, and Busch Gardens, a major regional theme park. The city is also home to the College of William & Mary, a public university with approximately 10,000 students. The city is in a leisure-heavy market, benefiting from the various tourist attractions. As of December 2025, the Williamsburg, Virginia submarket comprises approximately 7,600 hotel rooms spread across 68 properties.

The following table presents certain information relating to the competition for the Aloft Chesapeake Property:

Competitive Property Summary(1)
Property Name	Year Built	# of Rooms	Comm	Meeting & Group	Leisure	2025 Occupancy	2025 ADR	2025 RevPAR
Aloft Chesapeake(2)	2008	136	70%	10%	20%	80.5%	$113.62	$91.46
Hampton Inn Norfolk/Chesapeake (Greenbrier Area)	1990	118	70%	5%	25%	80% - 85%	$105 - $115	$85 - $95
Comfort Suites Chesapeake – Norfolk	1990	124	70%	5%	25%	70% - 75%	$95 - $100	$65 - $75
Fairfield Inn & Suites Chesapeake	1995	105	70%	5%	25%	80% - 85%	$110 - $120	$90 - $100
Courtyard Chesapeake Greenbrier	1997	90	65%	15%	20%	60% - 65%	$115 - $125	$70 - $80
Hilton Garden Inn Chesapeake/Greenbrier	2003	93	60%	20%	20%	75% - 80%	$130 - $140	$95 - $105
Hyatt Place Chesapeake/Greenbrier	2008	119	60%	20%	20%	70% - 75%	$125 - $135	$95 - $105
Total/Wtd. Avg.		785				76.0%	$116.32	$88.64
(1)	Source: Appraisal.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Aloft Chesapeake Property are attributable to differing reporting methodologies and/or timing differences.

A-3-96

Hospitality – Various	Loan #12	Cut-off Date Balance:	$18,750,000
Various	Aloft Chesapeake and Fairfield Inn & Suites	Cut-off Date LTV:	52.1%
Various, VA Various	Williamsburg	UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

The following table presents certain information relating to the competition for the Fairfield Inn & Suites Williamsburg Property:

Competitive Property Summary(1)
Property Name	Year Built	# of Rooms	Comm	Meeting & Group	Leisure	2025 Occupancy	2025 ADR	2025 RevPAR
Fairfield Inn & Suites Williamsburg (2)	1986	148	5%	20%	75%	64.9%	$119.90	$77.76
Best Western Williamsburg Historic District	1975	140	10%	25%	65%	50% - 55%	$100 - $110	$50 - $65
Holiday Inn Express & Suites Williamsburg	2003	93	10%	15%	75%	65% - 70%	$120 - $130	$80 - $90
Comfort Inn Williamsburg Gateway	1989	116	5%	10%	85%	50% - 55%	$80 - $85	$35 - $45
Spark by Hilton Williamsburg Historic Area	1988	118	5%	10%	85%	50% - 55%	$90 - $95	$40 - $50
Hampton Inn & Suites Williamsburg – Central	2009	105	10%	20%	70%	60% - 65%	$125 - $135	$75 - $80
Total/Wtd. Avg.		720				58.0%	$109.43	$63.39
(1)	Source: Appraisal.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Fairfield Inn & Suites Williamsburg Property are attributable to differing reporting methodologies and/or timing differences.

 Appraisals. According to the appraisals, (i) the Aloft Chesapeake Property had an “as-is” appraised value of $17,000,000 as of February 2, 2026, and a “prospective market value upon completion of renovation” appraised value of $20,500,000 as of February 1, 2027, and (ii) the Fairfield Inn & Suites Williamsburg Property had an “as-is” appraised value of $11,000,000 as of February 2, 2026, and a “prospective market value upon completion of renovation” appraised value of $15,500,000 as of February 1, 2027.

Property Name	As-Is Value	Prospective Market Value Upon Completion	Cap Rate
Aloft Chesapeake	$17,000,000	$20,500,000	8.50%
Fairfield Inn & Suites Williamsburg	$11,000,000	$15,500,000	9.00%
Total	$28,000,000	$36,000,000	Various

Environmental Matters. According to the Phase I environmental assessments dated February 4, 2026, there was no evidence of any recognized environmental conditions at the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Properties.

A-3-97

Hospitality – Various	Loan #12	Cut-off Date Balance:	$18,750,000
Various	Aloft Chesapeake and Fairfield Inn & Suites	Cut-off Date LTV:	52.1%
Various, VA Various	Williamsburg	UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Aloft Chesapeake and Fairfield Inn & Suites Williamsburg Properties:

Cash Flow Analysis(1)(2)
	2021	2022	2023	2024	2025	TTM Mar 2026	UW	UW per Room(1)
Occupancy	62.6%	72.0%	73.9%	72.6%	72.3%	72.9%	72.9%
ADR	$110.86	$113.71	$118.72	$117.94	$116.56	$117.00	$117.00
RevPAR	$69.37	$81.85	$87.75	$85.64	$84.32	$85.33	$85.33

Rooms Revenue	$7,191,375	$8,484,247	$9,096,195	$8,901,519	$8,740,545	$8,845,156	$8,845,156	$31,145
Food & Beverage Revenue	$327,013	$496,244	$561,963	$561,132	$556,454	$545,373	$545,373	$1,920
Other Income (2)	$76,055	$98,283	$88,402	$107,408	$89,778	$83,563	$83,563	$294
Total Revenue	$7,594,443	$9,078,775	$9,746,560	$9,570,059	$9,386,778	$9,474,091	$9,474,091	$33,359

Room Expense	$1,630,781	$1,943,942	$2,094,986	$1,958,274	$1,854,465	$1,832,796	$1,832,796	$6,454
Food & Beverage Expense	$240,028	400,238	452,958	468,456	448,319	443,787	$443,787	$1,563
Other Department Expense	$27,619	134,934	28,006	29,599	28,861	26,894	$26,894	$95
Total Department Expenses	$1,898,428	$2,479,114	$2,575,950	$2,456,329	$2,331,644	$2,303,477	$2,303,477	$8,111
Gross Operating Income	$5,696,015	$6,599,661	$7,170,610	$7,113,730	$7,055,133	$7,170,614	$7,170,614	$25,249

Total Undistributed Expenses	$2,747,428	$3,373,294	$3,544,638	$3,762,848	$3,739,493	$3,739,709	$3,779,508	$13,308
Gross Operating Profit	$2,948,588	$3,226,367	$3,625,971	$3,350,882	$3,315,641	$3,430,906	$3,391,106	$11,941

Property Taxes	$185,928	$160,873	$199,063	$227,339	$253,640	$381,574	$278,308	$980
Insurance	$69,287	77,758	119,884	183,976	225,486	127,867	$221,802	$781
Total Expenses	$255,216	$238,631	$318,947	$411,315	$479,126	$509,441	$500,110	$1,761

Net Operating Income	$2,693,372	$2,987,735	$3,307,024	$2,939,568	$2,836,514	$2,921,465	$2,890,996	$10,180
FF&E	$303,778	363,151	389,864	382,802	375,471	378,964	378,964	1,334
Net Cash Flow	$2,389,594	$2,624,584	$2,917,160	$2,556,765	$2,461,043	$2,542,501	$2,512,033	$8,845

NOI DSCR	1.93x	2.14x	2.37x	2.10x	2.03x	2.09x	2.07x
NCF DSCR	1.71x	1.88x	2.09x	1.83x	1.76x	1.82x	1.80x
NOI Debt Yield	14.4%	15.9%	17.6%	15.7%	15.1%	15.6%	15.4%
NCF Debt Yield	12.7%	14.0%	15.6%	13.6%	13.1%	13.6%	13.4%
(1)	Per Room values are based on 284 rooms.
(2)	Other Income includes laundry, cancellation income, and miscellaneous income.

A-3-98

Mortgage Loan No. 13 – 150 Erasmus and 1520 Prospect

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
				Location:	Brooklyn, NY Various
Original Balance:	$17,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$17,500,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(1):	Various/NAP
Borrower Sponsors:	Jacob Isaac Hirsch and Sam Wieder			Size:	42 Units
Guarantors:	Jacob Isaac Hirsch and Sam Wieder			Cut-off Date Balance per Unit:	$416,667
Mortgage Rate:	6.2600%			Maturity Date Balance per Unit:	$416,667
Note Date:	5/29/2026			Property Manager:	JIH Property Group LLC (borrower-related)
Maturity Date:	6/6/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$1,565,031
Amortization Term:	0 months			UW NCF:	$1,554,531
IO Period:	60 months			UW NOI Debt Yield:	8.9%
Seasoning:	0 months			UW NCF Debt Yield:	8.9%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	8.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.40x
Additional Debt Type:	NAP			Most Recent NOI:	$1,601,319 (2/28/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$1,600,606 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,569,268 (12/31/2024)
				Most Recent Occupancy:	100.0% (5/25/2026)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$3,952	$565	NAP	Appraised Value (as of):	$26,100,000 (3/10/2026)
Insurance:	$25,651	$4,275	NAP	Appraised Value per Unit:	$621,429
Replacement Reserve:	$0	$875	NAP	Cut-off Date LTV Ratio:	67.0%
Deferred Maintenance:	$10,088	$0	NAP	Maturity Date LTV Ratio:	67.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,500,000	100.0%	Loan Payoff:	$16,341,747	93.4%
			Closing Costs:	$597,441	3.4%
			Sponsor Equity:	$521,121	3.0%
			Upfront Reserves:	$39,691	0.2%
Total Sources:	$17,500,000	100.0%	Total Uses:	$17,500,000	100.0%

(1)	See “The Properties” below.

The Mortgage Loan. The thirteenth largest mortgage loan (the “150 Erasmus and 1520 Prospect Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $17,500,000 and secured by the borrowers’ fee simple interests in a portfolio of two mid rise multifamily properties, totaling 42 units, located in Brooklyn, New York (the “150 Erasmus and 1520 Prospect Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are TOV Erasmus LLC and 1524 Prospect Place LLC, each a New York limited liability company and each a single purpose entity with no independent directors.

The borrower sponsors and non-recourse carveout guarantors are Jacob Isaac Hirsch and Sam Wieder. Jacob Isaac Hirsch is the founder and principal of JIH Builders Group and JIH Management Group. JIH Builders Group operates as a general contractor and real estate developer, executing ground up construction, full scale renovations, and repositionings across residential and commercial property types. JIH Management Group provides property management services, including leasing, maintenance, tenant relations, capital improvements, and long-term asset planning. The borrower sponsors’ combined real estate portfolio includes 25 multifamily properties totaling 448 units located in Brooklyn, New York.

The Properties. The 150 Erasmus and 1520 Prospect Properties are comprised of two mid rise, multifamily properties, totaling 42 units, located approximately 2.8 miles apart in the East Flatbush and Crown Heights neighborhoods of Brooklyn, New York.

Both the 150 Erasmus and 1520 Prospect Properties benefit from a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption. In order to qualify for the tax exemption, at least 30% of the units at the 150 Erasmus and 1520 Prospect Properties (13 units) must be leased as “affordable units,” which are defined as affordable to a household whose income does not exceed 130% of the area median income. For years one through 25 of such exemption, 100% of the projected assessed value of the 150 Erasmus and 1520 Prospect Properties’ improvements on the tax lot would be exempt from real estate taxes. The exemption falls to approximately 30% in years 26 through 35 of such exemption. The 150 Erasmus Street Property (as defined below) is in the third year of its exemption, and the 1520 Prospect Place Property (as defined below) is in the eighth year of its exemption. Taxes were underwritten to the year-one abated 2025/2026 taxes of $6,246. The appraisals’ estimated full tax liability for the 2025/2026 tax year is $270,025. In

A-3-99

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$17,500,000
Various	150 Erasmus and 1520 Prospect	Cut-off Date LTV:	67.0%
Brooklyn, NY Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	8.9%

addition, all of the affordable units at the 150 Erasmus Street Property and five of the units at the 1520 Prospect Place Property are rent stabilized. Further, all of the affordable units at the 150 Erasmus and 1520 Prospect Properties are leased to tenants under the CityFHEPs (City Fighting Homelessness and Eviction Prevention Supplement) program. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

The following table presents certain information relating to the 150 Erasmus and 1520 Prospect Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
150 Erasmus Street	Brooklyn, NY	2023 / NAP	32	100.0%	$14,500,000	82.9%	$1,302,969	83.3%	$21,700,000
1520 Prospect Place	Brooklyn, NY	2018 / NAP	10	100.0%	$3,000,000	17.1%	$262,062	16.7%	$4,400,000
Total/ Wtd. Avg			42	100.0%	$17,500,000	100.0%	$1,565,031	100.0%	$26,100,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated May 25, 2026.

150 Erasmus Street

The 150 Erasmus Street property is a five-story, 32-unit mid rise multifamily property located at 150 Erasmus Street in the East Flatbush neighborhood of Brooklyn, New York (the “150 Erasmus Street Property”). The 150 Erasmus Street Property was originally constructed in 2023 and is situated on an approximately 0.23-acre site. Community amenities at the 150 Erasmus Street Property include a 16-space parking garage, a virtual doorman, a package room, a conference room, a reading room, a fitness center, a common courtyard, a common laundry room, storage units, a pet wash station, and a common rooftop terrace.

The 150 Erasmus Street Property unit mix is comprised of five one-bedroom units, 21 two-bedroom units, five three-bedroom units, and one four-bedroom unit. Of the 32 units at the 150 Erasmus Street Property, 10 are designated as affordable units and are rent stabilized. Unit amenities include hardwood floors, quartz countertops, and appliance packages including a stainless steel refrigerator, microwave, electric stove/oven, and dishwashers in select units. As of May 25, 2026, the 150 Erasmus Street Property was 100.0% leased.

The following table presents certain information relating to the unit mix at the 150 Erasmus Street Property:

150 Erasmus Street Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1BR - Affordable	5	5	100.0%	443	$3,444	$2,800
2BR	16	16	100.0%	711	$3,244	$3,400
2BR - Affordable	5	5	100.0%	519	$4,078	$3,400
3BR	5	5	100.0%	756	$4,075	$4,150
4BR	1	1	100.0%	875	$5,700	$5,700
Total/Wtd. Avg.	32	32	100.0%	652	$3,612	$3,495
(1)	Based on the underwritten rent roll dated May 25, 2026.
(2)	Monthly Average Rent per Unit is based on Occupied Units.
(3)	Source: Appraisal.

1520 Prospect Place

The 1520 Prospect Place property is a five-story, 10-unit, mid rise multifamily property located at 1520 Prospect Place in the Crown Heights neighborhood of Brooklyn, New York (the “1520 Prospect Place Property”). The 1520 Prospect Place Property was originally constructed in 2018 and is situated on an approximately 0.07-acre site. Community amenities at the 1520 Prospect Place Property include laundry rooms on the second and third floors and a virtual doorman.

The 1520 Prospect Place Property unit mix is comprised of four studio units and six three-bedroom units. Of the 10 units at the 1520 Prospect Place Property, three are designated as affordable units and are rent stabilized, and an additional two units are rent stabilized. Unit amenities include quartz countertops and an integrated appliance package that includes a stainless-steel refrigerator, gas-fired stove/oven, microwave, and dishwasher. As of May 25, 2026, the 1520 Prospect Place Property was 100.0% leased.

A-3-100

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$17,500,000
Various	150 Erasmus and 1520 Prospect	Cut-off Date LTV:	67.0%
Brooklyn, NY Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to the unit mix at the 1520 Prospect Place Property:

1520 Prospect Place Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio - Affordable	2	2	100.0%	383	$2,191	$2,200
Studio - Rent Stabilized	2	2	100.0%	321	$2,010	$2,200
3BR	5	5	100.0%	609	$3,076	$3,200
3 BR - Affordable	1	1	100.0%	609	$2,367	$3,200
Total/Wtd. Avg.	10	10	100.0%	506	$2,615	$2,800
(1)	Based on the underwritten rent roll dated May 25, 2026.
(2)	Monthly Average Rent per Unit is based on Occupied Units.
(3)	Source: Appraisal.

The Market. The 150 Erasmus and 1520 Prospect Properties are located in the East Flatbush and Crown Heights neighborhoods of Brooklyn, New York. The East Flatbush neighborhood offers access to nearby amenities including Prospect Park, the Brooklyn Botanic Garden, the Brooklyn Museum, and Kings Theatre. Primary access to the East Flatbush neighborhood is provided by the 2 and 5 subway lines along Church Avenue, as well as multiple bus routes serving the surrounding area. The Crown Heights neighborhood offers access to a range of cultural and recreational amenities, including Prospect Park, the Brooklyn Botanic Garden, and the Brooklyn Museum. Primary access to the Crown Heights neighborhood is provided by the A, C, 2, 3, 4, and 5 trains, all of which provide direct access to Manhattan.

According to a third-party market research report, the 150 Erasmus Street Property is located within the Flatbush multifamily submarket of the New York Metro multifamily market. As of June 1, 2026, the Flatbush multifamily submarket had inventory of 62,177 units, a vacancy rate of 1.1%, and average asking rent of $2,141 per month.

According to a third-party market research report, the 1520 Prospect Place Property is located within the Bushwick multifamily submarket of the New York Metro multifamily market. As of June 1, 2026, the Bushwick multifamily submarket had inventory of 55,192 units, a vacancy rate of 3.4%, and average asking rent of $2,926 per month.

The following table presents information regarding certain competitive properties to the 150 Erasmus Street Property:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Unit Type	Average Unit Size (SF)	Average Rent Per Unit
150 Erasmus Street Brooklyn, NY	-	1BR - Affordable	443(2)	$3,444(2)
		2BR	711(2)	$3,244(2)
		2BR - Affordable	519(2)	$4,078(2)
		3BR	756(2)	$4,075(2)
		4BR	875(2)	$5,700(2)
2718 Church Avenue Brooklyn, NY	0.1 mi	1BR / 1BA	700	$3,300
		2BR / 2BA	NAV	$4,200
		3BR / 2BA	1,200	$4,950
88 Linden Boulevard Brooklyn, NY	0.4 mi	1BR / 1BA	500	$2,795
		2BR / 2BA	775	$3,500
		3BR / 1BA	NAV	$4,200
1020 Rogers Avenue Brooklyn, NY	0.4 mi	1BR / 1BA	475	$3,000
		2BR / 2BA	500	$3,600
158 Lott Street Brooklyn, NY	0.6 mi	1BR / 1BA	559	$2,800
		2BR / 2BA	650	$3,700
255 Eastern Parkway Brooklyn, NY	2.2 mi	4 BR / 2BA	1,656	$7,500
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated May 25, 2026.

A-3-101

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$17,500,000
Various	150 Erasmus and 1520 Prospect	Cut-off Date LTV:	67.0%
Brooklyn, NY Various		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	8.9%

The following table presents information regarding certain competitive properties to the 1520 Prospect Street Property:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Rent Per Unit
1520 Prospect Place Brooklyn, NY	-	2018 / NAP	100.0%(2)	10(2)	Studio - Affordable	$2,101(2)
					3BR	$3,076(2)
					3 BR - Affordable	$2,367(2)
1620 Prospect Place Brooklyn, NY	0.2 mi	1910 / 2022	100.0%	10	Studio	$3,500
					1BR	$3,150
					3BR	$4,000
1764 Union Street Brooklyn, NY	0.5 mi	2017 / NAP	100.0%	17	Studio	$2,057
					1BR	$2,550
2338 Dean Street Brooklyn, NY	1.2 mi	2009 / NAP	100.0%	3	3BR	$2,825
262-264 Sullivan Place Brooklyn, NY	2.0 mi	2017 / NAP	100.0%	25	Studio	$2,650
					1BR	$2,933
					3BR	$3,795
1010 Pacific Street Brooklyn, NY	2.0 mi	2022 / NAP	100.0%	175	Studio	$2,683
					1BR	$3,755
					3BR	$4,800
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated May 25, 2026.

Appraisal. The appraisals concluded to an aggregate “as-is” value for the 150 Erasmus and 1520 Prospect Properties of $26,100,000 as of March 10, 2026.

Environmental Matters. According to the Phase I environmental site assessments dated March 20, 2026, there were no recognized environmental conditions at the 150 Erasmus and 1520 Prospect Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 150 Erasmus and 1520 Prospect Properties:

Cash Flow Analysis
	2023	2024	2025	TTM 2/28/2026	U/W	UW Per Unit
Base Rent	$659,319	$1,761,112	$1,657,291	$1,655,103	$1,700,883	$40,497
Potential Income from Vacant Units	0	0	0	0	0	0
Gross Potential Rent	$659,319	$1,761,112	$1,657,291	$1,655,103	$1,700,883	$40,497
Vacancy/Credit Loss	0	0	0	0	(51,026)	(1,215)
Other Income(1)	0	0	125,029	125,956	125,956	2,999
Effective Gross Income	$659,319	$1,761,112	$1,782,320	$1,781,059	$1,775,813	$42,281

Real Estate Taxes(2)	$5,028	$9,526	$4,269	$1,311	$6,246	$149
Insurance	20,718	32,998	33,433	28,965	48,859	1,163
Management Fee	19,780	52,833	53,470	53,432	53,274	1,268
Payroll & Benefits	14,074	20,916	21,085	20,837	20,672	492
Other Operating Expenses(3)	24,770	75,571	69,457	75,196	81,731	1,946
Total Operating Expenses	$84,369	$191,844	$181,714	$179,741	$210,782	$5,019

Net Operating Income	$574,950	$1,569,268	$1,600,606	$1,601,319	$1,565,031	$37,263
Replacement Reserves	$0	$0	$0	$0	$10,500	$250
Net Cash Flow	$574,950	$1,569,268	$1,600,606	$1,601,319	$1,554,531	$37,013

Occupancy	47.4%	100.0%	100.0%	100.0%(4)	97.0%(5)
NOI DSCR	0.52x	1.41x	1.44x	1.44x	1.41x
NCF DSCR	0.52x	1.41x	1.44x	1.44x	1.40x
NOI Debt Yield	3.3%	9.0%	9.1%	9.2%	8.9%
NCF Debt Yield	3.3%	9.0%	9.1%	9.2%	8.9%
(1)	Other Income includes laundry, storage, parking, and miscellaneous.
(2)	Based on abated taxes giving effect to the 421-a tax exemptions. See “The Properties” above
(3)	Other Operating Expenses include repairs and maintenance, utilities, and general and administrative expenses.
(4)	Based on the underwritten rent rolls dated May 25, 2026.
(5)	Represents economic occupancy.

A-3-102

Mortgage Loan No. 14 – Palms to Pines Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Palm Desert, CA 92260
Original Balance:	$16,900,000			General Property Type:	Retail
Cut-off Date Balance:	$16,900,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1982/2024
Borrower Sponsor:	Wood Investments Companies, Inc.			Size:	80,072 SF
Guarantor:	Patrick Wood			Cut-off Date Balance PSF:	$211
Mortgage Rate:	6.5540%			Maturity Date Balance PSF:	$211
Note Date:	5/5/2026			Property Manager:	Atoll Property Group, Inc.
Maturity Date:	5/11/2031
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,498,251
Seasoning:	1 month			UW NCF:	$1,465,542
Prepayment Provisions:	L(25),D(31),O(4)			UW NOI Debt Yield:	8.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF Debt Yield:	8.7%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.31x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$1,509,986 (12/31/2025)
				2nd Most Recent NOI:	$1,028,607 (12/31/2024)
				3rd Most Recent NOI(2):	NAV
Reserves				Most Recent Occupancy:	89.8% (4/28/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	NAV
RE Taxes:	$0	$22,173	NAP	3rd Most Recent Occupancy(3):	NAV
Insurance:	$0	Springing(1)	NAP	Appraised Value (as of):	$25,100,000 (11/14/2025)
Deferred Maintenance:	$71,157	$0	NAP	Appraised Value PSF:	$313
Replacement Reserve:	$0	$1,667	NAP	Cut-off Date LTV Ratio:	67.3%
TI/LC Reserve:	$0	$1,668	$60,054	Maturity Date LTV Ratio:	67.3%
Rent Concession Reserve:	$61,600	$0	NAP
Existing TI/LC Reserve:	$40,209	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$16,900,000	98.8%	Loan Payoff:	$16,279,197	95.1%
Borrower Sponsor Equity:	$210,560	1.2%	Closing Costs:	$658,397	3.8%
			Upfront Reserves:	$172,966	1.0%
Total Sources:	$17,110,560	100.0%	Total Uses:	$17,110,560	100.0%

(1)	The borrower is required to deposit 1/12th of insurance premiums upon the occurrence of an event of default, failure of the borrower to maintain a blanket policy acceptable to the lender, or failure of the borrower to provide evidence of policy renewals and paid receipts of the premiums no later than 10 days prior to expiration of the policies.
(2)	Historical financial information prior to 2024 is not included because the two largest tenants at the Palms to Pines Shopping Center Property (as defined below), Ross Dress for Less (as defined below) (27.6% of UW Rent) and Grocery Outlet (as defined below) (20.3% of UW Rent), are under leases that commenced in late 2023. Their respective spaces were vacant prior to lease commencement, and thus those financials are not reflective of typical operations.
(3)	The borrower did not maintain historical occupancy records.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Palms to Pines Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,900,000 and secured by the borrower’s fee interest in an 80,072 SF neighborhood shopping center located in Palm Desert, California (the “Palms to Pines Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Palms to Pines Shopping Center Mortgage Loan is PTP Palm Desert, LLC, a Delaware limited liability company and single purpose entity. The borrower sponsor is Wood Investments Companies, Inc. (“Wood Investments”), and the non-recourse carveout guarantor is Patrick Wood, president and chief executive officer of Wood Investments.

Founded in 1985 by Patrick Wood’s father, Jim Wood, Wood Investments is a real estate investment and management firm specializing in acquiring, owning, operating and developing commercial retail shopping centers, with a strategic focus on value-add redevelopment and investments in the western United States. Wood Investments benefits from over 60 years of combined experience.

The Property. The Palms to Pines Shopping Center Property is a class C, anchored shopping center totaling 80,072 SF located in Palm Desert, California. Built in 1982 and renovated in 2024, the Palms to Pines Shopping Center Property comprises three buildings situated on an approximately 8.17-acre site and provides approximately 272 parking spaces (3.4 spaces per 1,000 SF). The Palms to Pines Shopping Center Property is anchored by Ross Dress for Less and Grocery Outlet, which together occupy approximately 41,507 SF respectively, accounting for 51.8% of the total rentable area, with other notable tenants including Angel View, Cosmo Prof, Mediterranean Delight, Chef Tanya’s Kitchen, Batteries Plus Bulbs, and Trattoria Tiramisu. As of April 28, 2026, the Palms to Pines Shopping Center Property was approximately 89.8% leased to 12 tenants and had a weighted average lease term of approximately 5.6 years.

A-3-103

Retail – Anchored	Loan #14	Cut-off Date Balance:	$16,900,000
72655, 72675 and 72705 Highway 111	Palms to Pines Shopping Center	Cut-off Date LTV:	67.3%
Palm Desert, CA 92260		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

Major Tenants.

Ross Dress for Less #2510 (“Ross Dress for Less”) (21,507 SF; 26.9% of NRA; 27.6% of UW Rent). Ross Dress for Less is nation’s largest off-price retail chain established in 1982, their focus has been on bringing their customers a constant stream of high-quality department and specialty store brands at extraordinary savings (aka bargains) while providing an easy, fun and organized shopping experience. Ross Dress for Less has been a tenant at the Palms to Pines Shopping Center Property since 2023 and has a lease expiring in January 2034. Ross Dress for Less has four five-year renewal options and no termination options remaining.

Grocery Outlet #531 (“Grocery Outlet”) (20,000 SF; 25.0% of NRA; 20.3% of UW Rent). Grocery Outlet Holding Corp. is a grocery retailer in the United States that offers quality, name-brand consumables and fresh products at deeply discounted prices. The company operates through a network of over 480 independently owned and operated stores, allowing each location to maintain a local and community-focused approach. Grocery Outlet has been a tenant at the Palms to Pines Shopping Center Property since 2023 and has a lease expiring in September 2033. Grocery Outlet has four five-year renewal options and no termination options remaining. Grocery Outlet announced in March 2026 that it will be closing 36 stores, including nine in California, that it has determined are underperforming. The location at the Mortgaged Property was not on the closure list. See “Description of the Mortgage Pool–Property Types–Retail” in the prospectus.

Angel View (10,738 SF; 13.4% of NRA; 20.2% of UW Rent). Founded in 1954, Angel View is a nonprofit organization dedicated to supporting children and adults with disabilities and improving their independence and quality of life. Angel View operates through three primary service lines, Residential Care, Adult Day Program, and Children’s Outreach Program. Its Residential Care program provides 24-hour support in small, licensed group homes designed to create a family-like environment for individuals with long-term care needs and mobility limitations. The Adult Day Program offers therapeutic daytime services focused on developing life skills, enhancing social interaction, and promoting functional independence. In addition, the Children’s Outreach Program delivers free support to families raising children with disabilities, including case management, resource coordination, and direct assistance to address unmet needs. Angel View has been a tenant at the Palms to Pines Shopping Center Property since 2022 and has a lease expiring in January 2032. Angel View has two five-year renewal options and no termination options remaining.

The following table presents certain information relating to the tenancy at the Palms to Pines Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's /S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Ross Dress for Less	NR/A2/A-	21,507	26.9%	$408,633	27.6%	$19.00	1/31/2034	4 x 5 years	N
Grocery Outlet	NR/NR/NR	20,000	25.0%	$300,000	20.3%	$15.00	9/30/2033	4 x 5 years	N
Angel View	NR/NR/NR	10,738	13.4%	$298,759	20.2%	$27.82	1/31/2032	2 x 5 years	N
Chef Tanya's Kitchen(4)	NR/NR/NR	4,725	5.9%	$85,856	5.8%	$18.17	Various	Various	N
Trattoria Tiramisu	NR/NR/NR	2,797	3.5%	$88,590	6.0%	$31.67	6/30/2029	1 x 5 years	N
Major Tenant Subtotal/Wtd. Avg.		59,767	74.6%	$1,181,837	79.9%	$19.77
Non-Major Tenants		12,115	15.1%	$296,740	20.1%	$24.49
Occupied Collateral Subtotal/Wtd. Avg.		71,882	89.8%	$1,478,577	100.0%	$20.57
Vacant Space		8,190	10.2%
Total/Wtd. Avg.		80,072	100.0%
(1)	Based on the underwritten rent roll dated April 28, 2026.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through February 2027 totaling $15,114.
(4)	Chef Tanya's Kitchen is shown as having four leases expiring in MTM/2026 (2,700 SF), 2027 (900 SF) and 2028 (1,125 SF), totaling approximately $85,856 of UW Rent. Chef Tanya's Kitchen has consolidated these four leases into one lease with a commencement date of May 1, 2026, a termination date of April 30, 2031, and an initial rent of $86,184 per annum.

A-3-104

Retail – Anchored	Loan #14	Cut-off Date Balance:	$16,900,000
72655, 72675 and 72705 Highway 111	Palms to Pines Shopping Center	Cut-off Date LTV:	67.3%
Palm Desert, CA 92260		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to the lease rollover schedule at Palms to Pines Shopping Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(2)(3)
MTM/2026(4)	4	5,400	6.7%	6.7%	$113,522	7.7%	7.7%	$21.02
2027(4)	3	5,515	6.9%	13.6%	$123,037	8.3%	16.0%	$22.31
2028(4)	3	3,250	4.1%	17.7%	$70,923	4.8%	20.8%	$21.82
2029	1	2,797	3.5%	21.2%	$88,590	6.0%	26.8%	$31.67
2030	0	0	0.0%	21.2%	$0	0.0%	26.8%	$0.00
2031	0	0	0.0%	21.2%	$0	0.0%	26.8%	$0.00
2032	1	10,738	13.4%	34.6%	$298,759	20.2%	47.0%	$27.82
2033	1	20,000	25.0%	59.6%	$300,000	20.3%	67.3%	$15.00
2034	1	21,507	26.9%	86.4%	$408,633	27.6%	94.9%	$19.00
2035	1	2,675	3.3%	89.8%	$75,114	5.1%	100.0%	$28.08
2036	0	0	0.0%	89.8%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	89.8%	$0	0.0%	100.0%	$0.00
Vacant	0	8,190	10.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	80,072	100.0%		$1,478,577	100.0%		$20.57

(1)	Based on the underwritten rent roll dated April 28, 2026.
(2)	Total UW Rent Rolling and UW Rent PSF Rolling include contractual rent steps through February 2027 totaling $15,114.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
(4)	Chef Tanya's Kitchen is shown as having four leases expiring in MTM/2026 (2,700 SF), 2027 (900 SF) and 2028 (1,125 SF), totaling approximately $85,856 of UW Rent. Chef Tanya's Kitchen has consolidated these four leases into one lease with a commencement date of May 1, 2026, a termination date of April 30, 2031, and an initial rent of $86,184 per annum.

The Market. The Palms to Pines Shopping Center Property is located in Palm Desert, California within the Coachella Valley, part of the Riverside–San Bernardino–Ontario metropolitan statistical area, which is one of the largest metropolitan areas in the United States. The Palms to Pines Shopping Center Property is situated along Highway 111, the primary retail and commercial corridor in the region, with direct vehicular access via both Highway 111 and Fred Waring Drive, and benefits from strong visibility. The Palms to Pines Shopping Center Property is approximately 10 miles southeast of Palm Springs International Airport and has convenient connectivity to Interstate 10, providing regional access across Southern California. Public transportation is available via SunLine Transit bus routes and is available along major arterials including Highway 111, Monterey Avenue, and Cook Street, providing local connections throughout the Coachella Valley. The surrounding area is a suburban, resort-oriented market driven by tourism, retail, and healthcare with key demand anchors including Eisenhower Health, the College of the Desert, and prominent resorts and golf destinations such as the JW Marriott Desert Springs Resort & Spa and Omni Rancho Las Palmas Resort. Major employers include Government of The United States, Walmart, County of Riverside, State of California, Starbucks and Beaumont Unified School District Public Facilities Corporation.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 6,130, 36,269 and 62,587, respectively, with median household incomes of approximately $71,887, $84,095 and $94,216 within the same radii.

According to the appraisal, the Palms to Pines Shopping Center Property is located within the Coachella Valley submarket of the Inland Empire retail market. As of the second quarter of 2025, the Coachella Valley submarket reported total inventory of approximately 26.9 million SF with a vacancy rate of approximately 7.5% and average asking rents of approximately $26.93 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Palms to Pines Shopping Center Property:

Market Rent Summary
	In Line	Anchor
Market Rent (PSF)	$26.50	$17.00
Lease Term (Years)	5	10
Lease Type (Reimbursements)	NNN	NNN
Tenant Improvements New (PSF)	$20.00	$10.00
Rent Increase Projection	3.00% Per Year	5.00% Every 5 Years
Source:Appraisal.

Appraisal. The appraisal concluded to an “as-is” value of $25,100,000 as of November 14, 2025, for Palms to Pines Shopping Center Property.

Environmental Matters. According to the Phase I environmental site assessment dated November 21, 2025, there was no evidence of any recognized environmental conditions at the Palms to Pines Shopping Center Property. However, there was evidence of a historical recognized environmental condition at the Palms to Pines Shopping Center Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

A-3-105

Retail – Anchored	Loan #14	Cut-off Date Balance:	$16,900,000
72655, 72675 and 72705 Highway 111	Palms to Pines Shopping Center	Cut-off Date LTV:	67.3%
Palm Desert, CA 92260		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Palms to Pines Shopping Center Property:

Cash Flow Analysis
	2024	2025	UW	UW PSF
Gross Potential Rent(1)	$1,215,503	$1,466,409	$1,695,612	$21.18
Total Recoveries	$562,692	$789,412	$652,061	$8.14
Net Rental Income	$1,778,195	$2,255,820	$2,347,673	$29.32
(Vacancy & Credit Loss)	$0	$0	($217,035)	($2.71)
Parking/Garage/Other	$157	$235	$105,600	$1.32
Effective Gross Income	$1,778,352	$2,256,055	$2,236,238	$27.93
Real Estate Taxes	$242,908	$254,451	$253,400	$3.16
Insurance	$42,787	$43,500	$43,500	$0.54
Management Fee	$55,821	$74,117	$67,087	$0.84
Other Operating Expenses	$408,229	$374,001	$374,001	$4.67
Total Operating Expenses	$749,745	$746,069	$737,988	$9.22
Net Operating Income(2)	$1,028,607	$1,509,986	$1,498,250	$18.71
Replacement Reserves	$0	$0	$12,691	$0.16
TI/LC	$0	$0	$20,018	$0.25
Net Cash Flow	$1,028,607	$1,509,986	$1,465,541	$18.30

Occupancy %	NAV(3)	NAV(3)	87.2%(4)
NOI DSCR	0.92x	1.34x	1.33x
NCF DSCR	0.92x	1.34x	1.31x
NOI Debt Yield	6.1%	8.9%	8.9%
NCF Debt Yield	6.1%	8.9%	8.7%

(1)	UW Gross Potential Rent and UW PSF Gross Potential Rent include contractual rent steps through February 2027 totaling $15,114.

(2)	The increase in Net Operating Income from 2024 to 2025 is primarily attributable to Ross Dress for Less and Grocery Outlet, as 2025 represents the first full year of lease payments following rent commencement in 2024.
(3)	The borrower did not maintain historical occupancy records.
(4)	The underwritten economic occupancy is 12.8%. The Palms to Pines Shopping Center Property was 89.8% physically occupied as of April 28, 2026.

A-3-106

Mortgage Loan No. 15 – Rock River Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LMF			Single Asset/Portfolio:	Single Asset
				Location:	Moline, IL 61265
Original Balance:	$12,000,000			General Property Type:	Retail
Cut-off Date Balance:	$12,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1996/NAP
Borrower Sponsor:	E. Stanley Kroenke			Size:	389,330 SF
Guarantor:	E. Stanley Kroenke			Cut-off Date Balance PSF:	$31
Mortgage Rate:	5.1600%			Maturity Date Balance PSF:	$31
Note Date:	4/14/2026			Property Manager:	TKG Management, Inc. (borrower-related)
Maturity Date:	5/6/2031
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,231,877
Seasoning:	1 month			UW NCF:	$3,056,679
Prepayment Provisions:	L(23),YM1(33),O(4)			UW NOI Debt Yield:	26.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	25.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	26.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	4.87x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,287,224 (1/31/2026 TTM)
				2nd Most Recent NOI:	$3,290,990 (12/31/2025)
				3rd Most Recent NOI:	$3,245,409 (12/31/2024)
Reserves				Most Recent Occupancy:	98.7% (3/2/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2025)
RE Taxes:	$0	Springing(1)	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of):	$36,000,000 (3/6/2026)
Replacement Reserve:	$0	Springing(3)	NAP	Appraised Value PSF:	$92
TI/LC Reserve:	$0	Springing(4)	$583,995	Cut-off Date LTV Ratio:	33.3%
				Maturity Date LTV Ratio:	33.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$12,000,000	100.0%	Loan Payoff:	$11,581,810	96.5%
			Closing Costs:	$174,201	1.5%
			Return of Equity:	$243,989	2.0%
Total Sources:	$12,000,000	100.0%	Total Uses:	$12,000,000	100.0%
(1)	Springing monthly deposits in an amount equal to 1/12th of the annual real estate taxes are required during (i) the occurrence of an event of default, (ii) the borrower’s second failure in any consecutive 12 month period to pay a monthly debt service payment amount on a payment date, (iii) a bankruptcy action of the borrower, the guarantor or the property manager, (iv) the debt service coverage ratio (“DSCR”) falling below 1.15x (provided that the borrower may cure such trigger if, within five days, the borrower delivers to the lender one or more master leases resulting in a DSCR greater than 1.25x (such cure, a “Master Lease DSCR Cure”)) or (v) a critical tenant trigger event (each of (i) – (v), a “Cash Management Trigger Event”) or (a) the occurrence of an event of default, (b) a bankruptcy action of the borrower, the guarantor, or the property manager, (c) the DSCR falling below 1.10x (provided that the borrower has five days to cure such trigger upon a Master Lease DSCR Cure) or (d) a critical tenant trigger event (each of (a) – (d), a “Cash Sweep Event”).
(2)	Springing monthly deposits in an amount equal to 1/12th of the annual insurance premiums are required upon the borrower’s failure to maintain a blanket policy acceptable to the lender during a Cash Management Trigger Event or a Cash Sweep Event.
(3)	Springing monthly deposits of approximately $4,867 are required during a Cash Management Trigger Event or a Cash Sweep Event.
(4)	Springing monthly deposits of approximately $9,733 are required during a Cash Management Trigger Event or a Cash Sweep Event, capped at $583,995.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Rock River Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $12,000,000 and secured by the borrower’s fee interest in a 389,330 SF anchored retail property located in Moline, Illinois (the “Rock River Plaza Property”).

The Borrower and the Borrower Sponsor. The borrower is THF-L Moline Development, L.L.C., a Missouri limited liability company and special purpose entity.

The borrower sponsor and non-recourse carveout guarantor for the Rock River Plaza Mortgage Loan is E. Stanley Kroenke. E. Stanley Kroenke co-founded THF Realty in 1991. THF Realty develops, owns and manages retail and commercial real estate primarily consisting of shopping centers anchored by big box stores, with a portfolio of approximately 100 properties and 25 million SF of leasable space across more than a dozen states. TKG Management, Inc., the Columbia, Missouri based property management company, which is an affiliate of the borrower sponsor, serves as the manager of the Rock River Plaza Property and operates as a national developer and manager of large retail power centers. Beyond real estate, E. Stanley Kroenke established Kroenke Sports and Entertainment, through which he owns the National Football League’s Los Angeles Rams, the National Basketball Association’s

A-3-107

Retail – Anchored	Loan #15	Cut-off Date Balance:	$12,000,000
3820-3930 44th Avenue and	Rock River Plaza	Cut-off Date LTV:	33.3%
3811-3937 41st Avenue		UW NCF DSCR:	4.87x
Moline, IL 61265		UW NOI Debt Yield:	26.9%

Denver Nuggets, the National Hockey League’s Colorado Avalanche, Major League Soccer's Colorado Rapids, and a controlling stake in the Arsenal Football Club of the English Premier League.

The Property. The Rock River Plaza Property is a 389,330 SF retail shopping center anchored by the tenants Walmart and Lowe’s, located in Moline, Illinois. Situated on a 50.64-acre site, the Rock River Plaza Property was constructed in 1996. The Rock River Plaza Property is located on the south side of John Deere Road, one block east of the I-74 interchange in Moline, Illinois. The Rock River Plaza Property is improved with nine single-story buildings. Parking is provided by 1,325 open parking spaces. As of March 2, 2026, the Rock River Plaza Property was 98.7% occupied. 83.8% of net rentable area (“NRA”) is leased to the anchor tenants: Walmart through August 2031 and Lowe’s through May 2031.

Major Tenants.

Walmart (194,747 SF; 50.0% of NRA; 35.7% of UW Rent; 8/31/2031 lease expiration). Walmart operates more than 10,900 stores and numerous e-commerce websites across 19 countries, serving approximately 280 million customers and members each week. Walmart operates across three primary segments: Walmart U.S., Walmart International, and Sam's Club. Walmart U.S. stores offer a broad assortment of grocery, general merchandise, health and wellness, and other consumer goods, while Sam's Club operates as a members-only warehouse club offering a curated selection of fresh food, branded and private label items, and e-commerce and delivery services. Walmart International brings the Walmart brand to the world and serves as a global growth engine by operating in 18 countries outside of the United States. Walmart generated fiscal year 2025 revenue of $681 billion and employs approximately 2.1 million associates world-wide. Walmart has been in occupancy at the Rock River Plaza Property since April 1996, pursuant to a lease with an initial 35-year term on a NNN-basis, which has nine five-year renewal options and no termination options.

Lowe's (131,644 SF; 33.8% of NRA; 23.7% of UW Rent; 5/31/2031 lease expiration). Lowe’s operates over 1,700 home improvement stores across the United States, serving approximately 16 million customer transactions per week and employing approximately 300,000 associates. Lowe’s stores average 112,000 SF of retail space and are generally open seven days per week, offering an extensive selection of products spanning home maintenance, repair, remodeling, and decorating across national brands and Lowe's private label brands. In addition to in-store retail, Lowe's serves customers through its online platform and mobile app, contact centers, and directly at the jobsite for professional contractor customers. Lowes occupies 33.8% of NRA under a 35-year lease term that commenced on May 22, 1996, and expires in May 2031, with seven five-year renewal options and no termination options.

Marshalls (24,564 SF; 6.3% of NRA; 7.5% of UW Rent; 4/30/2029 lease expiration). Marshalls was acquired by TJX in 1995, joining TJ Maxx to form Marmaxx, the largest off-price retailer of apparel and home decor in the United States. Marshalls stores carry fashion, home goods, shoes, beauty, and accessories, and separately from TJ Maxx, feature an expanded men's department as well as a larger shoe department carrying styles for women, men, and kids. Marshalls operates stores across the United States including Puerto Rico, and runs an e-commerce site, marshalls.com, which launched in 2019. Marshalls occupies 6.3% of NRA under a 10-year lease term that commenced on April 25, 2019, and expires in April 2029, with four five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the Rock River Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)(3)	Renewal Options
Walmart	AA/AA2/AA	194,747	50.0%	$1,263,333	35.7%	$6.49	08/31/2031	N	9 x 5 yr
Lowe's	NR/Baa1/BBB+	131,644	33.8%	$839,889	23.7%	$6.38	05/31/2031	N	7 x 5 yr
Marshalls	NR/A2/A	24,564	6.3%	$264,063	7.5%	$10.75	04/30/2029	N	4 x 5 yr
Dollar Tree	NR/Baa2/BBB	11,640	3.0%	$139,680	3.9%	$12.00	04/30/2029	N	1 x 5 yr
Mcalister's Deli	NR/NR/NR	3,755	1.0%	$71,045	2.0%	$18.92	12/31/2029	N	2 x 5 yr
Greenleaf Tobacco	NR/NR/NR	3,442	0.9%	$61,956	1.8%	$18.00	02/28/2028	N	1 x 5 yr
Five Guys	NR/NR/NR	2,550	0.7%	$89,250	2.5%	$35.00	10/31/2033	N	2 x 5 yr
Nothing Bundt Cakes	NR/NR/NR	2,550	0.7%	$56,100	1.6%	$22.00	03/31/2033	N	2 x 5 yr
Chipotle	NR/NR/NR	2,400	0.6%	$67,080	1.9%	$27.95	08/31/2031	N	1 x 5 yr
AT&T	BBB+/Baa2/BBB	2,100	0.5%	$72,534	2.0%	$34.54	11/30/2030	N	1 x 5 yr
Occupied Collateral Total		379,392	97.4%	$2,924,930	82.7%	$7.71
Other Tenants		4,788	1.2%	$613,741	17.3%	$128.18
Vacant Space		5,150	1.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		389,330	100.0%	$3,538,671	100.0%	$9.21(4)
(1)	Based on the underwritten rent roll dated March 2, 2026.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Certain tenants’ leases are subject to exclusive rights and co-tenancy provisions.
(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-108

Retail – Anchored	Loan #15	Cut-off Date Balance:	$12,000,000
3820-3930 44th Avenue and	Rock River Plaza	Cut-off Date LTV:	33.3%
3811-3937 41st Avenue		UW NCF DSCR:	4.87x
Moline, IL 61265		UW NOI Debt Yield:	26.9%

The following table presents certain information relating to the lease rollover schedule at the Rock River Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	1,275	0.3%	0.3%	$22,236	0.6%	0.6%	$17.44
2027	0	0	0.0%	0.3%	$0	0.0%	0.6%	$0.00
2028	1	3,442	0.9%	1.2%	$61,956	1.8%	2.4%	$18.00
2029	4	39,960	10.3%	11.5%	$511,859	14.5%	16.8%	$12.81
2030	2	2,101	0.5%	12.0%	$172,284	4.9%	21.7%	$82.00
2031	6	330,551	84.9%	96.9%	$2,430,736	68.7%	90.4%	$7.35
2032	0	0	0.0%	96.9%	$0	0.0%	90.4%	$0.00
2033	2	5,100	1.3%	98.2%	$145,350	4.1%	94.5%	$28.50
2034	0	0	0.0%	98.2%	$0	0.0%	94.5%	$0.00
2035	1	1,750	0.4%	98.7%	$54,250	1.5%	96.0%	$31.00
2036 & Thereafter	1	1	0.0%	98.7%	$140,000	4.0%	100.0%	$140,000.04
Vacant	0	5,150	1.3%	100.0%	$0	0.0%	0.0%	$0.00
Total/Wtd. Avg.	18	389,330	100.0%		$3,538,671	100.0%		$9.21(3)
(1)	Based on the underwritten rent roll dated March 2, 2026.
(2)	Certain tenants may have lease termination options that are exercised prior to the originally stated expiration date of the related lease and are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Rock River Plaza Property is located in Moline, Illinois within the Davenport-Moline-Rock Island metro area (the “Davenport MSA”). Major economic drivers in the Davenport MSA include public administration, retail trade, transportation/utilities and manufacturing sectors. As of November 2025, the Davenport MSA reported 4.5% unemployment rate. Major employers in the Davenport MSA include John Deere & Co., Rock Island Arsenal, UnityPoint Health, Genesis Health Systems and Hy-Vee Inc. Primary access to the Rock River Plaza Property is provided via State Route 5 (John Deere Road), a major east-west highway in the immediate area. Additionally, the Rock River Plaza Property has immediate access to I-74. 41st Street is the major north-south roadway in the area. John Deere Road is the major east-west roadway in the area. The neighborhood surrounding the Rock River Plaza Property primarily consists of retail, industrial and office developments. According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Rock River Plaza Property was 4,988, 50,161 and 109,148, respectively. Additionally, the 2025 average household income within the same radii was $90,559, $88,964 and $86,703, respectively.

According to the appraisal, the Rock River Plaza Property is located within the Davenport/Moline/Rock Island retail market and the Greater Moline retail submarket. As of the fourth quarter of 2025, the Davenport/Moline/Rock Island market reported inventory of approximately 26.2 million SF, with a vacancy rate of 1.8% and an asking rent of $13.80 per square foot. The Davenport/Moline/Rock Island market reported completions of 8,131 SF. As of the fourth quarter of 2025, the Greater Moline submarket reported inventory of approximately 6.0 million SF, with a vacancy rate of 0.8% and an asking rent of $18.20 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Rock River Plaza Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Escalations	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)	Free Rent (Months) (New/Renewal)
Lowe's Anchor Space	$6.50	10	10% Midterm	$5.00 / $1.00	4.00% / 2.00%	0
Walmart Anchor Space	$6.50	10	10% Midterm	$5.00 / $1.00	4.00% / 2.00%	0
Junior Anchor Space	$11.00	10	10% Midterm	$10.00 / $2.00	6.00% / 3.00%	0
Large Inline Space	$14.00	10	10% Midterm	$15.00 / $5.00	6.00% / 3.00%	0
Small Inline Space	$25.00	5	3.00% / YR	$20.00 / $10.00	6.00% / 3.00%	0
Chick Fil-A Outlot Space	$50.00	10	10% Midterm	$30.00 / $15.00	6.00% / 3.00%	0
Steak 'n Shake Outlot Space	$50.00	10	10% Midterm	$30.00 / $15.00	6.00% / 3.00%	0
Wendy's Outlot Space	$50.00	10	10% Midterm	$30.00 / $15.00	6.00% / 3.00%	0
Car Wash Outlot Space	$70.00	10	10% Midterm	$30.00 / $15.00	6.00% / 3.00%	0
Quick Lube Outlot Space	$50.00	10	10% Midterm	$30.00 / $15.00	6.00% / 3.00%	0

Source: Appraisal

A-3-109

Retail – Anchored	Loan #15	Cut-off Date Balance:	$12,000,000
3820-3930 44th Avenue and	Rock River Plaza	Cut-off Date LTV:	33.3%
3811-3937 41st Avenue		UW NCF DSCR:	4.87x
Moline, IL 61265		UW NOI Debt Yield:	26.9%

The following table presents certain information relating to the appraisal’s comparable anchor leases for the Rock River Plaza Property:

Comparable Anchor Leases(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Rock River Plaza	1996 / NAP	389,330(2)	Walmart(2)	194,747(2)	Apr-96(2)	35(2)	$6.49(2)	Triple Net(2)
3820-3930 44th Avenue and 3811-3937 41st Avenue
Moline, IL
Eagle Run Shopping Center	1993 / 2024	392,065	Kohl's	86,841	Feb-25	5	$8.82	Absolute Net
13250-13370 West Maple Road
Omaha, NE
Wentzville Crossroads Marketplace	2006 / NAP	161,325	Kohl's	88,925	Feb-26	NAV	$7.54	Net
1239 West Pearce Boulevard
Wentzville, MO
Tri-State Crossing	1994 / NAP	159,283	Lowe‘s	125,357	Mar-25	5	$6.09	Triple Net
294 County Road 120 South
South Point, OH

Source: Appraisal

(1)	Only anchor comparables are considered for presentation, as the Rock River Plaza Property is 83.8% occupied by the anchor tenants, Walmart and Lowe’s.
(2)	Information obtained from the underwritten rent roll dated March 2, 2026.

Appraisal. The appraisal concluded to an “as-is” value of $36,000,000 as of March 6, 2026 for the Rock River Plaza Property.

Environmental Matters. According to the Phase I environmental site assessment dated March 17, 2026 for the Rock River Plaza Property, there was no evidence of any recognized environmental conditions.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Rock River Plaza Property:

Cash Flow Analysis
	2024	2025	1/31/2026 TTM	UW	UW PSF
Base Rent(1)	$3,537,415	$3,481,668	$3,476,716	$3,538,671	$9.09
Grossed Up Vacant Space	0	0	0	128,750	$0.33
Gross Potential Rent	$3,537,415	$3,481,668	$3,476,716	$3,667,421	$9.42
Total Recoveries	453,076	452,376	456,566	531,720	$1.37
Other Income	201	3,106	3,000	0	$0.00
Net Rental Income	$3,990,692	$3,937,151	$3,936,282	$4,199,141	$10.79
(Vacancy & Credit Loss)	0	0	0	(209,957)	($0.54)
Effective Gross Income	$3,990,692	$3,937,151	$3,936,282	$3,989,184	$10.25

Real Estate Taxes	$232,697	$182,732	$182,732	$261,319	$0.67
Insurance	75,163	88,048	89,192	90,337	$0.23
Management Fee	94,617	91,159	91,159	119,676	$0.31
Other Operating Expenses	342,807	284,222	285,976	285,976	$0.73
Total Expenses	$745,283	$646,160	$649,058	$757,307	$1.95

Net Operating Income	$3,245,409	$3,290,990	$3,287,224	$3,231,877	$8.30
Replacement Reserves	0	0	0	58,400	$0.15
TI/LC	0	0	0	116,799	$0.30
Net Cash Flow	$3,245,409	$3,290,990	$3,287,224	$3,056,678	$7.85

Occupancy (%)(2)	100.0%	100.0%	98.7%	95.0%
NOI DSCR	5.17x	5.24x	5.24x	5.15x
NCF DSCR	5.17x	5.24x	5.24x	4.87x
NOI Debt Yield	27.0%	27.4%	27.4%	26.9%
NCF Debt Yield	27.0%	27.4%	27.4%	25.5%
(1)	UW Base Rent is based on the underwritten rent roll dated March 2, 2026, with rent steps totaling $74,874 through March 2027.
(2)	Historical occupancies represent the physical occupancy as of December 31 in each respective year. 1/31/2026 TTM Occupancy (%) is based on the underwritten rent roll dated March 2, 2026. UW Occupancy (%) represents underwritten economic occupancy.

A-3-110

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: A.J. Sfarra	cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor | New York, NY 10001 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Trimont LLC
	Attention: CMBS Servicing	commercial.servicing@trimont.com
One South, 101 South Tryon Street, Suite 1400 | Charlotte, NC 28280 | United States
Special Servicer	Argentic Services Company LP
	Attention: Andrew Hundertmark	ahundertmark@argenticservices.com; jmayfield@argenticservices.com
740 East Campbell Road, Suite 600 | Richardson, TX 75081 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Attention: WFCM 2026-5C10 – Surveillance Manager	cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Deutsche Bank National Trust Company
	Attention: Trust Administration	cmbsadmin@list.db.com
1761 East St. Andrew Place | Santa Ana, CA 92705 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jul-26	0	0	0	0	0	0
Jun-26	0	0	0	0	0	0
May-26	0	0	0	0	0	0
Apr-26	0	0	0	0	0	0
Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	07/17/26	Wells Fargo Commercial Mortgage Trust 2026-5C10
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C10

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2026-5C10, Commercial Mortgage Pass-Through Certificates, Series 2026-5C10

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Argentic Services Company LP

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]
III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.
4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

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IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
6.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with
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any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller, and the terms “hereof” and “herein” will refer to the related MLPA. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject

D-1

to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal,

D-2

valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been

D-3

paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

D-4

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the

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case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

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If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days,

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as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of

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any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan

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documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal

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obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may

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be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning

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and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

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(a)    The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)    The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)    The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)    Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)    The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)    A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the

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Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or

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clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of an operations or maintenance plan that can reasonably be expected to mitigate the identified risk, and such a plan has been required to be instituted by the related Mortgagor; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such

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condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

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For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	LMF Commercial, LLC Mortgage Loans	Societe Generale Financial Corporation Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	Goldman Sachs Mortgage Company Mortgage Loans	BSPRT CMBS Finance, LLC Mortgage Loans	JPMorgan Chase Bank, National Association Mortgage Loans	UBS AG New York Branch Mortgage Loan
2	None.	Westroads Mall	None.	None.	None.	None.	None.	None.	None.

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

None.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(8) Permitted Liens; Title Insurance	2020 Main Street (Loan No. 4)	The mortgaged property is part of a corporate campus-type development where eleven properties (including the subject property) have shared parking rights and expenses that are administered through a parking association. The Covenants, Conditions and Restrictions establishing and governing the shared parking regime (the “Declaration”) provide that association liens arising from (i) regular assessments or (ii) certain special or emergency assessments related to hazardous materials remediation either specific to the mortgaged property or not specifically attributable to any of the individual constituent properties are superior to any mortgage lien. Underwritten yearly parking association expenses (exclusive of property taxes) for the mortgaged property are approximately $395,000. The parking association also collects and administers property tax payments attributable to Parcel B (the parking garage portion of the mortgaged property), which were $102,452 for the 2025-2026 tax year. The parking association provided an estoppel at loan origination confirming that there were no unpaid assessments. The loan documents require that the borrower comply with the Declaration and other similar documents of record, deliver bills and invoices related to the Declaration and provide that the borrower and guarantor have personal liability for losses related to non-payment of any related assessments. The Phase I environmental site assessment obtained in connection with loan origination did not identify any recognized environmental conditions or controlled recognized environmental conditions associated with the mortgaged property.
(8) Permitted Liens; Title Insurance	Hayes House Apartments (Loan No. 21)	Verizon (cell tower tenant) has a Right of First Refusal (ROFR) to purchase the subject property if the borrower receives an offer to purchase it is otherwise willing to accept. A Subordination, Non-Disturbance and Attornment Agreement (SNDA) in form previously accepted by Verizon on unrelated transactions has been submitted to Verizon for review and signature. The ROFR would not be extinguished by foreclosure; however, if the SNDA were executed, the ROFR would expressly not apply to foreclosure or deed in lieu thereof. The loan documents provide that the borrower and guarantor have personal liability for related losses if Verizon exercises its ROFR unless lender receives an SNDA from Verizon in form and substance otherwise acceptable to lender confirming, among other things, that the ROFR would expressly not apply to a foreclosure or deed in lieu thereof. (ii) Rent-Controlled Units. The mortgaged property includes 66 units, of which 65 are subject to rent controls determined annually by the Nassau County Rent Guidelines Board.
(8) Permitted Liens; Title Insurance	Grizzly Villas (Loan No. 26)	The Phase I environmental site assessment obtained in connection with origination identified a controlled recognized environmental condition (CREC) on the mortgaged property associated with its adjacency to an oil field and several oil wells. The former golf course that included the mortgaged property was impacted by petroleum-related contamination from an up-gradient
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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
source during rain events and was investigated as a Brownfields site beginning in 2009. The petroleum-impacted areas were not located on the mortgaged property, and an Environmental Use Control Agreement that was concluded with Kansas Department of Health and Environment (KDHE) as an incident of regulatory closure did not include the mortgaged property. However, the Phase I ESA consultant characterized the mortgaged property as having a CREC, noting that KDHE is required to be contacted prior to future development or other activities involving significant ground disturbance.
(18) Insurance	The Towers at Cupertino City Center (Loan No. 9)	The mortgaged property is security for 6 pari passu notes aggregating $145,000,000. The mortgaged property is security for 3 pari passu notes aggregating $145,000,000. The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $50,000 deductible.
(18) Insurance	Hayes House Apartments (Loan No. 21)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible.
(18) Insurance	Grizzly Villas (Loan No. 26)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $100,000 deductible. The loan documents provide that in the event of a casualty the borrower and guarantor have springing personal liability in an amount equal to $50,000 until the lender is provided satisfactory evidence that the property insurance deductible has been paid in full. In addition, the borrower and guarantor have recourse liability for the debt equal to $1,080,000 (or the amount of the remaining principal balance if less) on a “last-dollar” basis.
(28) Recourse Obligations	All Wells Fargo Loans	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(31) Acts of Terrorism Exclusion	All Wells Fargo Loans	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(45) Appraisal	Grizzly Villas (Loan No. 26)	The appraisal’s valuation date is October 16, 2025, more than 6 months prior to the April 24, 2026 loan origination date.
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Argentic Real Estate Finance 2 LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(7) Liens; Valid Assignment	Northwest Atlanta Industrial Portfolio (Loan No. 3)

Impact Partnerships, the sole tenant at the 1688 White Circle Mortgaged Property, has a right of first offer to purchase the 1688 White Circle Mortgaged Property pursuant to the terms of its lease. Prior to marketing the 1688 White Circle Mortgaged Property for sale, the applicable Mortgagor is required to offer the 1688 White Circle Mortgaged Property to the tenant on terms established in the applicable Mortgagor’s sole discretion. The tenant will have 30 days to accept the offer or make a counteroffer. If the tenant does not accept the offer or negotiate an acceptable purchase price within 30 calendar days, the applicable Mortgagor will be free to market the 1688 White Circle Mortgaged Property to third parties and to enter into an agreement with any third party at the applicable Mortgagor’s sole discretion. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, Impact Partnerships waived its right of first offer in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the Mortgagee.

In addition, HEM Leasing LLC, the sole tenant at both the 206 Univeter Court Mortgaged Property and the 202 Univeter Court Mortgaged Property, has an option to purchase both the 206 Univeter Court Mortgaged Property and the 202 Univeter Court Mortgaged Property pursuant to the terms of its lease at any time during the term of its lease upon providing written notice to the applicable Mortgagor (the “206 & 202 Univeter Court Purchase Option Notice”), which notice must specify the date on which the tenant intends to close on the purchase (the “206 & 202 Univeter Court Purchase Option Closing Date”), which must be no later than 90 days from the date of the 206 & 202 Univeter Court Purchase Option Notice. The purchase price will be (i) $4,235,000, if the 206 & 202 Univeter Court Purchase Option Closing Date occurs on or after July 1, 2025 and on or before June 30, 2026, (iii) $4,270,000, if the 206 & 202 Univeter Court Purchase Option Closing Date occurs on or after July 1, 2026 and on or before June 30, 2027, and (iii) $4,300,000, if the 206 & 202 Univeter Court Purchase Option Closing Date occurs on or after July 1, 2027 and on or before June 30, 2034. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, HEM Leasing LLC waived its purchase option in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the Mortgagee.

In addition, Elite Radon, the sole tenant at the 45 Hickory Springs Industrial Drive Mortgaged Property, has a right of first offer to purchase the 45 Hickory Springs Industrial Drive Mortgaged Property pursuant to the terms of its lease. Prior to marketing the 45 Hickory Springs Industrial Drive Mortgaged Property for sale, the applicable Mortgagor is required to provide the tenant with written notice of the availability of the 45 Hickory Springs Industrial Drive Mortgaged Property for sale and offer the 45 Hickory Springs Industrial Drive Mortgaged Property to the tenant on such terms and conditions as the applicable Mortgagor would offer to third parties, as determined by the applicable Mortgagor in its sole and absolute discretion. The tenant will have 30 days from the applicable

D-2-3

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

Mortgagor’s written notice to respond in writing to the same and if the parties agree on a purchase price, the tenant is required to close on the sale within 45 days after the expiration of the 30-day notice period. If the applicable Mortgagor has not received a written response by the 30-day notice period or if the tenant declines to accept the applicable Mortgagor’s offer or makes a counteroffer which the applicable Mortgagor rejects, in writing, as unacceptable in the applicable Mortgagor’s sole and absolute discretion, the applicable Mortgagor will thereafter be free to market and sell the 45 Hickory Springs Industrial Drive Mortgaged Property; if the tenant makes a counteroffer that the applicable Mortgagor has rejected, the applicable Mortgagor may sell the 45 Hickory Springs Industrial Drive Mortgaged Property for not less than the counteroffer submitted by the tenant. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, Elite Radon waived its right of first offer in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the Mortgagee.

In addition, Enrichment Plus LLC, the sole tenant at the 182 Hickory Springs Industrial Drive Mortgaged Property, has a right of first offer to purchase the 182 Hickory Springs Industrial Drive Mortgaged Property pursuant to the terms of its lease. Prior to marketing the 182 Hickory Springs Industrial Drive Mortgaged Property for sale, the applicable Mortgagor is required to provide the tenant with written notice of the availability of the 182 Hickory Springs Industrial Drive Mortgaged Property for sale and offer the 182 Hickory Springs Industrial Drive Mortgaged Property in its entirety to the tenant on such terms and conditions as the applicable Mortgagor would offer to third parties, as determined by the applicable Mortgagor in its sole and absolute discretion. The tenant will have 30 days from the applicable Mortgagor’s written notice to respond in writing to the same and if the parties agree on a purchase price, the tenant is required to close on the sale within 45 days after the expiration of the 30-day notice period. If the applicable Mortgagor has not received a written response by the 30-day notice period or if the tenant declines to accept the applicable Mortgagor’s offer or makes a counteroffer which the applicable Mortgagor rejects, in writing, as unacceptable in the applicable Mortgagor’s sole and absolute discretion, the applicable Mortgagor will thereafter be free to market and sell the 182 Hickory Springs Industrial Drive Mortgaged Property; if the tenant makes a counteroffer that the applicable Mortgagor has rejected, the applicable Mortgagor may sell the 182 Hickory Springs Industrial Drive Mortgaged Property for not less than the counteroffer submitted by the tenant. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, Enrichment Plus LLC waived its right of first offer in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the Mortgagee.

(8) Permitted Liens; Title Insurance	Northwest Atlanta Industrial Portfolio (Loan No. 3)	See exception to Representation and Warranty No. 7.
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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(15) Actions Concerning Mortgage Loan	Northwest Atlanta Industrial Portfolio (Loan No. 3)	The borrower sponsor reported pending litigation in connection with a tenant dispute at the 88 Hickory Springs Industrial Drive Mortgaged Property, in which a prior tenant is alleging that it had a right of first refusal (“88 Hickory Springs Industrial Drive ROFR”) that it was not offered and the borrower sponsor claims that the applicable Mortgagor purchased the 88 Hickory Springs Industrial Drive Mortgaged Property under the assumption that the 88 Hickory Springs Industrial Drive ROFR was unenforceable. The borrower sponsor further reported that it evicted the prior tenant and was awarded summary judgment with respect to the prior tenant’s claims and thereafter, the prior tenant appealed the summary judgment decision and filed a lis pendens against the 88 Hickory Springs Industrial Drive Mortgaged Property. Pursuant to the Mortgage Loan documents, in the event the prior tenant is granted the 88 Hickory Springs Industrial Drive ROFR and purchases the Mortgaged Property, the 88 Hickory Springs Industrial Drive Mortgaged Property will be released and the applicable Mortgagor will be required to pay 100% of the allocated loan amount for the 88 Hickory Springs Industrial Drive Mortgaged Property, among other conditions pursuant to the Mortgage Loan documents. In addition, the Mortgage Loan is recourse to the guarantors for any losses to the Mortgagee arising from such litigation and/or the related Mortgagor’s ownership of the 88 Hickory Springs Industrial Drive Mortgaged Property and it is an event of default under the Mortgage Loan documents if a judgment is enforced against the related Mortgagor or the 88 Hickory Springs Industrial Drive Mortgaged Property and the related Mortgagor is unable to fulfill its obligations pursuant to the Mortgage Loan documents, including the release of the 88 Hickory Springs Industrial Drive Mortgaged Property and payment of 100% of the allocated loan amount.
(18) Insurance	Northwest Atlanta Industrial Portfolio (Loan No. 3)	The insurance policies for the 2085 Redmond Circle Mortgaged Property, the 1705 White Circle Mortgaged Property and the 100 Saber Parkway Mortgaged Property are maintained by Sunbelt Rentals Inc. (“Sunbelt”), which is the sole tenant at each such Mortgaged Property. The lease agreements for each such Mortgaged Property require Sunbelt to fully insure 100% of the building improvements but do not require Sunbelt to name the Mortgagee as a loss payee. The Mortgage Loan documents provide recourse to the related Mortgagor and the guarantors for any deficiency of insurance proceeds not paid to the Mortgagee and necessary to rebuild any Sunbelt occupied and damaged structure up to a maximum amount of $2,012,659 per occurrence.
(26) Local Law Compliance	Northwest Atlanta Industrial Portfolio (Loan No. 3)	Certain building code, fire code and/or zoning code violations are open at the 120/130 Hickory Springs Industrial Drive Mortgaged Property, the 115 Hickory Springs Industrial Drive Mortgaged Property, the 101 East 18th Street Mortgaged Property, the 105 Hickory Springs Industrial Drive Mortgaged Property 108 Dixie Drive Mortgaged Property and the 180 Hickory Springs Industrial Drive Mortgaged Property. Pursuant to the Mortgage Loan documents, the applicable Mortgagor is required to deliver to the Mortgagee an updated zoning report reflecting that there are no open building code, fire code or zoning code violations noted against such Mortgaged Properties by September 11, 2026, except with respect to 108 Dixie Drive Mortgaged Property, for which the updated zoning
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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
report is due within 18 months of the origination date; provided that, in each case, such time period may be extended so long as the applicable Mortgagor is diligently pursuing delivery. The Mortgage Loan documents provide recourse to the Mortgagors and the guarantors for any losses to the Mortgagee resulting from any noncompliance with or nonconformity of the Mortgaged Property and/or the use thereof with any applicable zoning, building and/or land use laws, rules or regulations.
(26) Local Law Compliance	Revi Columbus East (Loan No. 22)	Certain building code, fire code and/or zoning code violations are open at the Mortgaged Property. Pursuant to the Mortgage Loan documents, the Mortgagor is required to deliver an updated zoning report to the Mortgagee by June 29, 2026, including that there are no open building code, fire code or zoning code violations noted against the Mortgaged Property. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantors for any losses to the Mortgagee resulting from any noncompliance with or nonconformity of the Mortgaged Property and/or the use thereof with any applicable zoning, building and/or land use laws, rules or regulations.
(27) Licenses and Permits	Northwest Atlanta Industrial Portfolio (Loan No. 3)	Certificates of occupancy have not been obtained for the 1686 White Circle Mortgaged Property, the 980 Kenmill Drive Mortgaged Property, the 206 Univeter Court Mortgaged Property, the 202 Univeter Court Mortgaged Property and the 108 Dixie Drive Mortgaged Property. Pursuant to the Mortgage Loan documents, the applicable Mortgagors are required to deliver to the Mortgagee certificates of occupancy for each such Mortgaged Property by September 11, 2026, provided, however, such deadline may be extended so long as the applicable Mortgagors are diligently pursuing obtaining such certificates of occupancy. The Mortgage Loan documents provide recourse to the Mortgagors and the guarantors for any losses to the Mortgagee resulting from the lack of any certificate of occupancy required to be obtained and/or maintained for any space at any Mortgaged Property.
(29) Mortgage Releases	St. Louis Portfolio (Loan No. 1)

The Mortgage Loan documents permit the release of a Mortgaged Property with a bona fide third-party sale of such Mortgaged Property (provided that the Kenmore Court Mortgaged Property and the Sherwood Court Mortgaged Property may only be released together and not individually) and upon the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, among other conditions, (i) prepayment of an amount of principal equal to 105% of the allocated loan amount for such Mortgaged Property, together with payment of the applicable yield maintenance premium calculated in accordance with the loan documents, if such release is prior to the earlier of April 2, 2029 and the date that is two years after the closing date of this securitization (the “St. Louis Portfolio Release Date”) or (ii) defeasance of an amount of principal equal to 105% of the allocated loan amount for such Mortgaged Property, if such release is after the St. Louis Portfolio Release Date.

In addition, with respect to the Fountain Row Mortgaged Property, the Mortgage Loan documents permit the applicable Mortgagor to subdivide the Fountain Row Mortgaged Property into four or fewer separate parcels and obtain the release of an individual parcel (each, an “Individual Fountain Row Parcel”) in connection with a bona fide third-party sale of such Individual Fountain Row Parcel(s) and upon the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, among

D-2-6

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

other conditions, (i) prepayment of an amount of principal equal to 105% of the allocated loan amount for such Individual Fountain Row Parcel determined by the lender in its sole discretion in accordance with what would be acceptable to a prudent lender of securitized commercial mortgage loans (the “Individual Fountain Row Parcel Allocated Loan Amount”), together with payment of the applicable yield maintenance premium calculated in accordance with the loan documents, if such release is prior to the St. Louis Portfolio Release Date or (ii) defeasance of an amount of principal for such Individual Fountain Row Parcel equal to 105% of the Individual Fountain Row Parcel Allocated Loan Amount, if such release is after the St. Louis Portfolio Release Date.

(29) Mortgage Releases	Northwest Atlanta Industrial Portfolio (Loan No. 3)	Pursuant to the Mortgage Loan documents, in the event the prior tenant at the 88 Hickory Springs Industrial Drive Mortgaged Property is granted the 88 Hickory Springs Industrial Drive ROFR and purchases the 88 Hickory Springs Industrial Drive Mortgaged Property, the 88 Hickory Springs Industrial Drive Mortgaged Property will be released and the applicable Mortgagor will be required to pay 100% of the allocated loan amount for the 88 Hickory Springs Industrial Drive Mortgaged Property, among other conditions pursuant to the Mortgage Loan documents.
(36) Ground Leases	Northwest Atlanta Industrial Portfolio (Loan No. 3)	Each of the 115 Hickory Springs Industrial Drive Mortgaged Property and the 120/130 Hickory Springs Industrial Drive Mortgaged Property is subject to a ground lease related to a payment-in-lieu-of-taxes structure, and each such Mortgaged Property is secured by the related Mortgagor's leasehold interest under the applicable ground lease. The ground lease with respect to the 115 Hickory Springs Industrial Drive Mortgaged Property expires on December 1, 2031, and the ground lease with respect to the 120/130 Hickory Springs Industrial Drive Mortgaged Property expires on December 1, 2027. Each ground lease grants the related Mortgagor a purchase option to purchase the applicable Mortgaged Property upon termination of the ground lease for a purchase price of $100 and, pursuant to the related Mortgage Loan documents, the related Mortgagor is required to exercise such purchase right and acquire the fee interest in the applicable Mortgaged Property.

D-2-7

JPMorgan Chase Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(18) Insurance	West Memorial Place (Loan No. 16)

The related Mortgage Loan documents permit a deductible up to $100,000 for property insurance coverage, except with respect to wind/named storm and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $2,000,000 aggregate deductible, subject to a $250,000 maximum per occurrence with a $100,000 per occurrence maintenance deductible applying thereafter) in addition to the Required Deductible, with the exception of loss or damage arising out of an earthquake or named storm, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such pre-funded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit named windstorm coverage to be subject to a sublimit, provided (1) such sublimit is acceptable to the Mortgagee and rating agencies based on the applicable PML Report risk threshold, (2) Mortgagor furnishes, on an annual basis at a minimum, or if material changes occurs, and at its own expense, a PML Report (or portfolio PML Report, as the case may be) prepared by a third party firm qualified to perform such risk analysis and utilizing the most current RMS software or its equivalent, and (3) the named windstorm coverage afforded by such named windstorm sublimit meets or exceeds the applicable PML Report risk threshold acceptable to the Mortgagee and subject to rating agency confirmation.

At origination of the Mortgage Loan, the Mortgagor’s existing blanket insurance coverage provided for a named windstorm sublimit of $100,000,000 which is less than the lessor of (1) the original principal balance of the loan and (2) the total insurable value of the Mortgaged Property. The related Mortgage Loan documents require the Mortgagor to, upon the earlier of (x) the policy renewal date (and each policy renewal date thereafter) or (y) sixty (60) days following closing of the Mortgage Loan, (a) deliver or cause to be delivered to Mortgagee and its insurance consultant, a blanket portfolio named wind-storm modeling report (a “Portfolio Report”) together with a single-asset collateral named wind-storm modeling report (a “Standalone Report”) prepared by a third party firm qualified to perform such risk analysis and utilizing the most current RMS software or its equivalent, in each case, in form and substance acceptable to Mortgagee and the rating agencies, each in its sole discretion (any such report, the “PML Report”) and (b) obtain and maintain named windstorm coverage with a limit that is equal to at least the PML for the 10,000 year return period based on the Portfolio Report or the Standalone Report, provided that if the Mortgagor obtains coverage based on the Portfolio Report and the coverage available under the Mortgagor’s blanket property insurance policy upon renewal is less than the PML for the 10,000-year return period, the Mortgagor

D-2-8

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

must maintain a supplemental insurance policy that, together with the existing blanket coverage, provides per-occurrence limits for the Mortgaged Property at least equal to the Mortgaged Property specific PML for the 10,000-year return period.

The Mortgage Loan documents permit the related Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles, and/or other related provisions other than those specified in the Mortgage Loan agreement and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan agreement (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Mortgagor is required to have (1) received Mortgagee’s prior written consent thereto and (2) confirmed that Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

(28) Recourse	West Memorial Place (Loan No. 16)

With respect to clause (a)(i), to the extent Mortgagor acquiesces in any involuntary petition filed against it, the Mortgage Loan will only become fully recourse if the net cash flow of the Mortgaged Property available to Mortgagor is insufficient to contest any such involuntary petition.

The obligations of the Mortgagor and the related non-recourse carveout guarantors, each as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect two years after the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

D-2-9

Citi Real Estate Funding Inc.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(7) Lien; Valid Assignment; (8) Permitted Liens; Title Insurance	97 Fort Washington (Loan No. 18)	If the Mortgagor elects, during the lease term, to grant to a third party by easement or other legal instrument an interest in and to that portion of the Mortgaged Property occupied by Verizon (which has an antenna lease at the Mortgaged Property), or a larger portion thereof, for the purpose of operating and maintaining communications facilities or the management thereof, with or without an assignment of the lease to such third party, Verizon has the right of first refusal to meet any bona fide offer of transfer on the same terms and conditions of such offer.
(18) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(28) Recourse Obligation	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(31) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 18 are also exceptions to this Representation and Warranty No. 31.

D-2-10

UBS AG New York Branch

None

D-2-11

LMF Commercial, LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(7) Lien; Valid Assignment	Astor Place Retail (Loan No. 5)	Prior to the occurrence of an event of default pursuant to the Mortgage Loan documents, the Mortgagee is prohibited from transferring the Mortgage Loan to a Prohibited Transferee. “Prohibited Transferee” means (i) Extell Development Company, (ii) Moinian Development Corp., (iii) Tishman Speyer, (iv) Silverstein Properties, (v) Brookfield, (vi) HFZ Capital, (vii) H/2 Capital Partners, (viii) Lone Star Funds, (ix) Square Mile Capital LLC, (x) Ares Commercial Real Estate Corp./AREA Property Partners, (xi) CIM Group, (xii) Hines Interests Limited Partnership, (xiii) SL Green Realty Corp. and (xiv) Vornado Realty Trust.
(7) Lien; Valid Assignment	Rock River Plaza (Loan No. 15)	Lowe’s, the second largest tenant at the Mortgaged Property, has a right of first offer (“ROFO”) to purchase its premises if the Mortgagor desires to sell the leased premises separate from the adjacent shopping center or assign its rights in only the Lowe’s lease to a third party. Lowe’s has 30 days after the date of receipt of the Mortgagor’s offer to accept the same. If Lowe’s rejects the Mortgagor’s offer, the Mortgagor can proceed with a third party sale at a price no less than the price contained in the Mortgagor’s offer and on the terms and conditions stated in the Mortgagor’s offer within 120 days after the date of Mortgagor’s offer. At the end of such 120 day period, the Lowe’s ROFO will be restored.
(7) Lien; Valid Assignment	French Quarter Apartments (Loan No. 17)	The Mortgaged Property is assessed as part of a single tax parcel that also includes an adjacent approximately 0.5-acre wetland area (the “Wetland Parcel”) that is not part of the collateral, and the apartment complex parcel (the Mortgaged Property) . There is a break in the chain of title to the Wetland Parcel that appears to stem from a foreclosure in the mid-1980s, at which time the apartment complex parcel (which is the Mortgaged Property) transferred through the foreclosure while the Wetland Parcel did not. As a result, the apartment complex and the Wetland Parcel remain assessed as a single tax parcel. At origination, the Mortgagor acquired title to the apartment complex parcel by warranty deed and acquired whatever interest the seller of the apartment complex parcel held in the Wetland Parcel by quitclaim deed, and the lender recorded its Mortgage against both the apartment complex parcel and the Wetland Parcel (to the extent of the Mortgagor’s interest therein). The Mortgage Loan documents require the Mortgagor to pursue a quiet title action to obtain fee ownership of the Wetland Parcel or, if unsuccessful, to complete a tax parcel subdivision separating the Other Parcel from the apartment parcel.
(8) Permitted Liens; Title Insurance	Astor Place Retail (Loan No. 5)	See exception to Representation and Warranty No. 7, above.
(8) Permitted Liens; Title Insurance	Rock River Plaza (Loan No. 15)	See exception to Representation and Warranty No. 7, above.
(8) Permitted Liens; Title Insurance	French Quarter Apartments (Loan No. 17)	See exception to Representation and Warranty No. 7, above.
(18) Insurance	Rock River Plaza (Loan No. 15)

Walmart and Lowe's have the right to self-insure their respective leased premises pursuant to the terms of their respective leases (although only Lowe’s is currently self-insuring), and are permitted to self-insure pursuant to the

D-2-12

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

terms of the Mortgage Loan documents subject to the satisfaction of certain conditions in the Mortgage Loan agreement, including (i) the lease with each tenant is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under such lease, (iii) such tenant or the guarantor under such lease remains fully liable for the obligations and liabilities under such lease and maintains a credit rating from S&P of at least “BBB-“, (iv) such lease will either (x) remain in full force and effect following a casualty or (y) upon a termination requires the tenant thereunder to provide all insurance proceeds to the landlord (or an equivalent amount of funds while such tenant is self-insuring), (v) such tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under such lease, and (vi) the Mortgage has provided the Mortgagee, evidence satisfactory to the Mortgagee that such tenant maintains in full force and effect the insurance described in clause (v) above (subsections (i) through (vi) collectively, the “Self-Insurance Requirements”).

The Mortgagor is not required to maintain business income or rental loss insurance with respect to the Steak N Shake premises. Steak N Shake insures the building, and is responsible for restoring after a casualty. Rent does not abate in the event of a casualty.

The Mortgage Loan documents permit the Mortgagor to rely on tenant insurance (or self-insurance as described above) as to the Walmart, Lowe’s and Steak N Shake leases if such insurance complies with the requirements in the respective leases even though the policies may have coverage, deductibles, or other provisions that are different from those required under the Mortgage Loan documents (or the representation), or are provided by insurance companies not meeting the ratings requirements in the Mortgage Loan documents (or in the representation). At origination, such tenants provided evidence that the related insurance coverage complies with the terms of the related lease but such tenants did not provide evidence that such insurance complies with the Mortgage Loan documents (which may have different or greater requirements than the related leases). The lender accepted such insurance coverage at origination and did not require any changes upon renewal. Accordingly, certain portions of the insurance maintained by such tenants does not comply in all respects with this Representation and Warranty.

(26) Local Law Compliance	Rock River Plaza (Loan No. 15)	Various open fire code violations were reported. Only one violation (inspect and repair (as applicable) fire systems and include key in knox box at the Dollar Tree premises) is the responsibility of the Mortgagor pursuant to the lease and the Mortgagor is required to remedy such violation within 180 days of origination of the Mortgage Loan. The remainder of the fire code violations are required to be remedied by tenants pursuant to their respective leases and the Mortgagor is required to use commercially reasonable efforts to cause the tenants to remedy the violations.
(26) Local Law Compliance	Eco Midway MHC (Loan No. 29)	The Mortgaged Property currently consists of 34 manufactured home sites and four one-bedroom apartment units, and is considered legally conforming as to the mobile home use, but is considered a pre-existing legally non-conforming use with respect to the apartment use. In the
D-2-13

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
event a nonconforming use is discontinued for three continuous years, the nonconforming use rights are lost. A nonconforming use that has been discontinued for more than three continuous years may request reestablishment through a nonconforming situation review. Reestablishment of a nonconforming use that has been discontinued for five years or more is prohibited. Additionally, when a structure containing a nonconforming use is damaged by fire or other causes beyond the control of the owner, the reestablishment of the nonconforming use is prohibited if the repair cost of the is greater than 75% of the Mortgaged Property’s assessed value. In the event a structure containing a nonconforming use is intentionally damaged by fire or other causes within the control of the owner, the reestablishment of such nonconforming use is prohibited.
(31) Acts of Terrorism Exclusion	Astor Place Retail (Loan No. 5)	The Mortgagor is not required to spend on terrorism insurance coverage more than one times the amount of the premium that is payable at such time in respect of the property and business income/rental loss insurance required under the Mortgage Loan documents on a stand-alone basis.
(31) Acts of Terrorism Exclusion	Rock River Plaza (Loan No. 15)	The Walmart, Lowe’s and Steak N Shake tenants are permitted to provide insurance as required under their respective leases and such insurance does not satisfy this representation. The Walmart, Lowe’s and Steak N Shake leases were executed in 1995, prior to the Terrorism Risk Insurance Act of 2002.
(33) Single-Purpose Entity	Rock River Plaza (Loan No. 15)	The Mortgagor previously owned an additional parcel (the Applebee’s Outparcel) located at 3805 41st Avenue Drive, Moline, Illinois (Tax Parcel I.D. Number of 1715103006) that is not part of the collateral for the Mortgage Loan.
(36) Ground Leases	Astor Place Retail (Loan No. 5)	36(b) - The lessor under the Ground Lease (the “Ground Lessor”) has not agreed that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee. However, the Ground Lease does provide that in the event the Mortgagee becomes owner of the leasehold estate created by the Ground Lease, such Mortgagee will not be bound by any modification or amendment of the Ground Lease made subsequent to the date of the Mortgage and prior to the Mortgagee’s acquisition of such leasehold interest unless the Mortgagee has consented in writing to such modification or amendment at the time it was made or at the time of such acquisition. In addition, the Ground Lease and related documents provide that in the event the Ground Lease is terminated for any reason, then, upon the Mortgagee’s request, the Ground Lessor will enter into a new ground lease with the Mortgagee or its designee.

D-2-14

Societe Generale Financial Corporation

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(12) Condition of Property	535 & 545 5th Avenue (Loan No. 11)	The related property condition assessment is dated April 29, 2025, which is not within six months of the origination of the Mortgage Loan.
(26) Local Law Compliance	535 & 545 5th Avenue (Loan No. 11)	Certain building and fire code violations are open at the related Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cause to be remedied such open violations.
(26) Local Law Compliance	Northern NJ Multifamily Portfolio (Loan No. 20)

Certain fire code and/or other municipal violations are open at the related Mortgaged Properties. The Mortgage Loan documents require the Mortgagors to cure and use commercially reasonable efforts to remove of record (or cause to be cured and removed of record) such existing violations.

Each of the related Mortgaged Properties is legal non-conforming as to use as multifamily apartment uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming uses is partially destroyed by any means to the extent of less than 50% of the floor area existing at the time of destruction, such structure may be restored to its legal non-conforming use provided that appropriate permits and site plan approvals are obtained. Otherwise, such structure may only be restored in accordance with the current zoning code.

(29) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

D-2-15

Goldman Sachs Mortgage Company

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(18) Insurance	Hamilton Place (Loan No. 10)	The Mortgagor may maintain (or causes to be maintained) policies which (i) have coverages, deductibles and/or other related provisions other than those specified herein and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth herein (any such Policy, a "Non-Conforming Policy"), provided, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor shall have (1) received Mortgagee’s prior written consent thereto and (2) obtained a rating agency confirmation with respect to any such Non-Conforming Policy.
(29) Mortgage Releases	Hamilton Place (Loan No. 10)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(33) Single-Purpose Entity	Hamilton Place (Loan No. 10)	The Mortgagor previously owned the following real property and any related improvements located in the immediate vicinity of the Mortgaged Property: (i) the portion of real property that was subject to a condemnation action with the Tennessee Department of Transportation as evidenced by State of Tennessee, on relation of The Commissioner, Department of Transportation, for and on behalf of the City of Chattanooga, Tennessee v. Hamilton Place CMBS, LLC, Case # 23C546, filed May 17, 2023, Hamilton County Circuit Court (Tennessee), (ii) Lot 4, Hamilton Place Mall, pursuant to Plat Book 48, Page 12 as recorded in the Register’s Office of Hamilton County, Tennessee and which was conveyed to an affiliate as of the origination date of the Mortgage Loan and (iii) Lot 2B, according to the revised Plat of Lots 2 & 2B, Hamilton Place Commercial Complex, recorded in Plat Book 104, Page 106 in the Register's Office of Hamilton County, Tennessee.

D-2-16

BSPRT CMBS Finance, LLC

None

D-2-17

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	65
Risk Factors	68
Description of the Mortgage Pool	173
Transaction Parties	245
Credit Risk Retention	355
Description of the Certificates	372
Description of the Mortgage Loan Purchase Agreements	411
Pooling and Servicing Agreement	422
Certain Legal Aspects of Mortgage Loans	547
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	568
Pending Legal Proceedings Involving Transaction Parties	570
Use of Proceeds	571
Yield and Maturity Considerations	571
Material Federal Income Tax Considerations	582
Certain State and Local Tax Considerations	596
Plan of Distribution (Conflicts of Interest)	596
Incorporation of Certain Information by Reference	600
Where You Can Find More Information	600
Financial Information	601
Certain ERISA Considerations	601
Legal Investment	605
Legal Matters	606
Ratings	607
Index of Defined Terms	610

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$475,241,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

Wells Fargo Commercial
Mortgage Trust 2026-5C10
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2026-5C10

Class A-1	$3,945,000	Class X-B	$92,863,000
Class A-2	$0 - $175,000,000	Class A-S	$39,603,000
Class A-3	$203,433,000 - $378,433,000	Class B Class C	$30,045,000 $23,215,000
Class X-A	$382,378,000

PROSPECTUS

Wells Fargo Securities

Société Générale

Citigroup

Goldman Sachs & Co. LLC

J.P. Morgan

UBS Securities LLC

Co-Lead Managers and Joint Bookrunners

Academy Securities

Drexel Hamilton

Siebert Williams Shank

Co-Managers

June [_], 2026